PROSPECTUS SUPPLEMENT
(to Prospectus dated October 26, 2006)

                                  $187,059,513
                                  (APPROXIMATE)

                                IndyMac MBS, INC.
                                    DEPOSITOR

                        MORGAN STANLEY & CO. INCORPORATED
                               SPONSOR AND SELLER

                 RESIDENTIAL ASSET SECURITIZATION TRUST 2006-R2
                                 ISSUING ENTITY

           DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING NOVEMBER 27, 2006

                                   ----------

The issuing entity will issue the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:

                 INITIAL CLASS           PASS-THROUGH                       INITIAL CLASS       PASS-THROUGH
  CLASS     CERTIFICATE BALANCE (1)   FLOATING RATE (2)     CLASS     CERTIFICATE BALANCE (1)    RATE (2)
------------------------------------------------------------------------------------------------------------
Class A-1         $125,600,000               6.00%        Class A-R             $100                6.00%
------------------------------------------------------------------------------------------------------------
Class A-2         $ 61,459,413               6.00%
------------------------------------------------------------------------------------------------------------

(1) The initial class certificate balances were calculated after distributions on October 25, 2006.

(2) The classes of certificates offered by this prospectus supplement are listed, together with their initial ratings, in the tables under "Summary--Description of the Certificates" beginning on page S-8 of this prospectus supplement.

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-13 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 5 IN THE PROSPECTUS.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., Morgan Stanley & Co. Incorporated, or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The assets of the issuing entity will consist primarily of ownership interests in two classes of previously issued mortgage pass-through certificates representing a senior ownership interests in an aggregate group of mortgage loans.

The servicer of the mortgage loans held in the underlying trust may terminate the underlying trust on any underlying distribution date on which the aggregate outstanding stated principal balance of the underlying mortgage loans in an aggregate loan group and any related real estate owned by the underlying trust and related to that aggregate loan group is less than 10% of the aggregate cut-off date principal balance of those underlying mortgage loans. Any termination of the aggregate loan group related to the deposited underlying certificates will terminate the issuing entity and result in early prepayment of the offered certificates.

The only credit enhancement for the offered certificates consists of the credit enhancement available to the deposited underlying certificates.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Morgan Stanley & Co. Incorporated will offer the classes of certificates listed above to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the certificates to Morgan Stanley & Co. Incorporated, as underwriter, will consist of the underlying mortgage pass-through certificates, which the depositor will receive from Morgan Stanley & Co. Incorporated, as underlying certificate seller. See "Method of Distribution" in this prospectus supplement. The offered certificates (other than the Class A-R Certificates) will be available for delivery on or about October 31, 2006 to investors in book-entry form through the facilities of The Depository Trust Company and, upon request, through Clearstream, Luxembourg or the Euroclear System. The offered certificates are not bank accounts and are not insured by the FDIC or any other governmental entity.

                                 MORGAN STANLEY

                                October 30, 2006

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                                                       PAGE
---------------------                                                       ----
Summary .................................................................    S-5
Summary of Transaction Parties ..........................................   S-12
Risk Factors ............................................................   S-13
Description of the Deposited Underlying Certificates ....................   S-17
The Sponsor .............................................................   S-20
The Significant Obligor .................................................   S-20
Static Pool Data ........................................................   S-20
The Depositor ...........................................................   S-21
The Issuing Entity ......................................................   S-21
The Trustee .............................................................   S-21
Description of the Certificates .........................................   S-23
Yield, Prepayment and Maturity Considerations ...........................   S-31
Credit Enhancement ......................................................   S-35
Use of Proceeds .........................................................   S-35
Legal Proceedings .......................................................   S-35
Material Federal Income Tax Consequences ................................   S-36
ERISA Considerations ....................................................   S-37
Method of Distribution ..................................................   S-39
Legal Matters ...........................................................   S-39
Ratings .................................................................   S-39
Index of Principal Terms ................................................   S-41
Appendix I ..............................................................   S-42
Exhibit A: Supplement, Prospectus Supplement and Prospectus for the
   Deposited Underlying Certificates.....................................    A-1
Exhibit B: Underlying Distribution Date Statement for the Deposited
   Underlying Certificates...............................................    B-1

PROSPECTUS                                                                  PAGE
----------                                                                  ----
Important Notice About Information in This Prospectus and Each
   Accompanying Prospectus Supplement....................................      4
Risk Factors.............................................................      5
   Limited Source of Payments -- No Recourse to Sellers, Depositor or
      Servicer...........................................................      5
   Credit Enhancement May Not Be Sufficient to Protect You from Losses...      6
   Losses on Balloon Payment Mortgages Are Borne by You..................      6
   Multifamily Lending...................................................      6
   Junior Liens..........................................................      7
   Partially Unsecured Loans.............................................      8
   Home Equity Lines of Credit...........................................      8
   Nature of Mortgages...................................................      9
   Your Risk of Loss May Be Higher Than You Expect If Your Securities Are
      Backed by Partially Unsecured Home Equity Loans....................     13
   Impact of World Events................................................     13
   You Could Be Adversely Affected by Violations of Environmental Laws...     13
   Ratings of the Securities Do Not Assure Their Payment.................     14
   Book-Entry Registration...............................................     15
   The Pre-Funding Accounts Will Not Be Used to Cover Losses on The
      Loans..............................................................     15
   Unused Amounts on Deposit in Any Pre-Funding Account Will Be Paid As
      Principal to Securityholders.......................................     16
   Secondary Market for the Securities May Not Exist.....................     16
   Bankruptcy or Insolvency May Affect the Timing and Amount of
      Distributions on the Securities ...................................     16
   Holders of Original Issue Discount Securities Are Required to Include
      Original Issue Discount in Ordinary Gross Income as It Accrues.....     18
   The Principal Amount of Securities May Exceed the Market Value of the
      Issuing Entity Assets..............................................     18
The Issuing Entity.......................................................     19
   The Mortgage Loans--General...........................................     20
   Agency Securities.....................................................     26
   Private Mortgage-Backed Securities....................................     30
   Substitution of Issuing Entity Assets.................................     32
   Available Information.................................................     32
   Incorporation of Certain Documents by Reference; Reports Filed with
      the SEC............................................................     32
   Reports to Securityholders............................................     33
Use of Proceeds..........................................................     34
The Depositor............................................................     34
Mortgage Loan Program....................................................     35
   Underwriting Standards................................................     35
   Underwriting Process..................................................     35
   Qualifications of Sellers.............................................     36
   Representations by Sellers; Repurchases...............................     36
Static Pool Data.........................................................     37
Description of the Securities............................................     38
   General...............................................................     39
   Distributions on Securities...........................................     41
   Advances..............................................................     42
   Mandatory Auction.....................................................     43
   Categories of Classes of Securities...................................     43
   Indices Applicable to Floating Rate and Inverse Floating Rate
      Classes............................................................     45
   Book-Entry Securities.................................................     49
   Global Clearance, Settlement and Tax Documentation Procedures.........     52
Credit Enhancement.......................................................     55
   General...............................................................     55
   Subordination.........................................................     56
   Letter of Credit......................................................     57
   Mortgage Pool Insurance Policies......................................     57
   Special Hazard Insurance Policies.....................................     58
   Bankruptcy Bonds......................................................     59
   Reserve Fund..........................................................     59
   Cross Support.........................................................     60
   Insurance Policies, Surety Bonds and Guaranties.......................     60
   Over-Collateralization................................................     60
   Financial Instruments.................................................     61
   Deposit Agreements....................................................     61
Yield and Prepayment Considerations......................................     61
   Prepayment Standards or Models........................................     64
   Yield ................................................................     64
The Agreements...........................................................     64
   Assignment of Issuing Entity Assets...................................     64
   Payments on Issuing Entity Assets; Deposits to Security Account.......     67
   Pre-Funding Account...................................................     69
   Collection Procedures.................................................     69
   The Surety Provider...................................................     70
   Hazard Insurance......................................................     71
   Realization upon Defaulted Mortgage Loans.............................     72
   Servicing and Other Compensation and Payment of Expenses..............     75
   Evidence as to Compliance.............................................     75
   List of Securityholders...............................................     76
   Certain Matters Regarding the Servicer and the Depositor..............     76
   Events of Default.....................................................     77
   Amendment.............................................................     79
   Termination; Optional Termination.....................................     81
   The Trustee...........................................................     82
Certain Legal Aspects of the Mortgage Loans..............................     82
   General...............................................................     82

   Foreclosure and Repossession..........................................     83
   Rights of Redemption..................................................     85
   Anti-Deficiency Legislation and Other Limitations on Lenders..........     85
   Environmental Risks...................................................     86
   Due-on-sale Clauses...................................................     87
   Prepayment Charges....................................................     87
   Applicability of Usury Laws...........................................     88
   Servicemembers Civil Relief Act.......................................     88
Material Federal Income Tax Consequences.................................     88
   General...............................................................     88
   Taxation of Debt Securities...........................................     89
   REMIC Securities......................................................     95
   Tax Status as a Grantor Trust.........................................    103
   Final Trust Reporting Regulations.....................................    110
   Tax Characterization of the Issuing Entity as a Partnership...........    111
   Tax Consequences to Holders of the Notes..............................    111
   Tax Consequences to Holders of the Certificates.......................    113
State Tax Considerations.................................................    117
ERISA Considerations.....................................................    117
   Exemptions Available to Debt Instruments..............................    117
   Underwriter Exemption.................................................    118
Legal Investment.........................................................    121
Method of Distribution...................................................    121
Legal Matters............................................................    123
Financial Information....................................................    123
Rating ..................................................................    123
Index of Principal Terms.................................................    124

--------------------------------------------------------------------------------

                                     SUMMARY

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

o IN ORDER TO MAKE AN INVESTMENT DECISION REGARDING THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT, YOU MUST READ CAREFULLY EACH OF THE FOLLOWING DOCUMENTS WHICH ARE ATTACHED AS EXHIBITS TO THIS PROSPECTUS
     SUPPLEMENT: (A) THE PROSPECTUS SUPPLEMENT FOR THE DEPOSITED UNDERLYING CERTIFICATES, DATED FEBRUARY 27, 2006, FOR INDYMAC MBS, INC., RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1, TO THE BASE PROSPECTUS DATED FEBRUARY 27, 2006, AS SUPPLEMENTED BY THE SUPPLEMENT DATED MARCH 3, 2006, WHICH DESCRIBES THE SPECIFIC TERMS OF THE DEPOSITED UNDERLYING CERTIFICATES, (B) THE BASE PROSPECTUS FOR THE OFFERED CERTIFICATES, DATED OCTOBER 26, 2006 AND (C) THE SEPTEMBER 25, 2006 UNDERLYING DISTRIBUTION DATE MONTHLY STATEMENT FOR THE UNDERLYING TRUST.

o UNLESS OTHERWISE NOTED, ALL OF THE STATISTICAL CALCULATIONS IN THIS PROSPECTUS SUPPLEMENT ARE BASED ON THE INFORMATION IN THE SEPTEMBER 25, 2006 UNDERLYING DISTRIBUTION DATE STATEMENT.

o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

ISSUING ENTITY

Residential Asset Securitization Trust 2006-R2, a common law trust formed under the laws of the State of New York.

See "The Issuing Entity" in this prospectus supplement.

DEPOSITOR

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

See "The Depositor" in this prospectus supplement and the prospectus.

SPONSOR, UNDERLYING CERTIFICATE SELLER AND UNDERWRITER

Morgan Stanley & Co. Incorporated is a Delaware corporation. Its address is 1585 Broadway, New York, New York 10036 and its telephone number is (212) 761-4000.

See "The Sponsor" in this prospectus supplement.

SIGNIFICANT OBLIGOR

Residential Asset Securitization Trust 2006-A1, a common law trust formed under the laws of the State of New York, which is responsible for 100% of the assets of the issuing entity

See "The Significant Obligor" in this prospectus supplement.

TRUSTEE AND RESECURITIZATION SERVICER

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration MS06R2, and its telephone number is (714) 247-6000.

See "The Trustee" in this prospectus supplement.

TRUST AGREEMENT

The trust agreement dated as of the closing date among the underlying certificate seller, the depositor

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

and the trustee, under which the issuing entity will be formed.

CLOSING DATE

On or about October 31, 2006.

REFERENCE DATE

September 1, 2006.

OFFERED CERTIFICATES

Residential Asset Securitization Trust 2006-R2 will issue three classes of certificates, all of which are being offered by this prospectus supplement and the accompanying prospectus.

ISSUING ENTITY ASSETS

The assets of Residential Asset Securitization Trust 2006-R2 will consist of a 74.9000000000% percentage interest and a 74.6389063330% percentage interest in the IndyMac MBS, Inc., Residential Asset Securitization Trust 2006-A1, Mortgage Pass-Through Certificates, Series 2006-A, Class 1-A-1 and Class 1-A-3 Certificates, respectively (referred to in this prospectus supplement as the deposited underlying certificates), having a class certificate balance as of the close of business on September 25, 2006 of approximately $94,953,641 and $157,250,827, respectively.

The deposited underlying certificates represent senior ownership interests in the underlying trust. The assets of the underlying trust consist primarily of two aggregate loan groups of 30-year conventional fixed-rate mortgage loans secured by first liens on one-to four-family residential properties.

For purposes of distributions to the senior certificates in the underlying trust, the mortgage loans in the underlying trust have been divided into two loan groups: aggregate loan group I and aggregate loan group II. Principal payments relating to the mortgage loans in aggregate loan group I will be used for distribution on the deposited underlying certificates, together with the other certificates in the underlying trust related to aggregate loan group I. For a detailed description of the method of allocating distributions of principal among the various classes of certificates in the underlying trust, including the deposited underlying certificates, see "Description of the Certificates--Principal" in the underlying prospectus supplement.

The underlying trust issued eighteen classes of senior certificates, twelve classes of subordinated certificates, and one class of certificates entitled to prepayment charges paid on the underlying mortgage loans. Of these certificates, eight classes of senior certificates and six classes of subordinated certificates are supported by the mortgage loans in aggregate group I. The classes of these senior certificates other than the deposited underlying certificates are the Class 1-A-2, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8 and Class A-R Certificates and Class PO-1 and Class A-X Components. The subordinated certificates that are related to aggregate loan group I are the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, and they provide credit enhancement to the senior certificates related to aggregate loan group I in the underlying trust, including the deposited underlying certificates. As of September 25, 2006, the aggregate class certificate balance of all of the certificates in the underlying trust related to aggregate loan group I was approximately $529,697,858.

There is no cross-collateralization permitted between aggregate loan group I and aggregate loan group II.

See "Description of the Deposited Underlying Certificates" in this prospectus supplement.

THE UNDERLYING MORTGAGE LOANS

The mortgage rate on each underlying mortgage loan is fixed. The aggregate stated principal balance of the underlying mortgage loans related to aggregate loan group I as of the reference date is approximately $529,697,858.

See "The Mortgage Pool" in this prospectus supplement.

As of the reference date, the underlying mortgage loans in aggregate loan group I had the following characteristics:

Aggregate Current Principal Balance                       $529,697,858
Weighted Average Mortgage Rate                            6.602%
Range of Mortgage Rates                                   5.500% to 9.375%
Average Current Principal Balance                         $582,086
Range of Outstanding Principal Balances                   $253,816 to $2,739,531
Weighted Average Original Loan-to-Value Ratio             70.93%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Weighted Average Original Term to Maturity                360 months
Weighted Average Remaining Term to Stated Maturity        351 months
Weighted Average FICO Credit Score                        708
Geographic Concentrations in excess of 10%:
   California                                             47.11%
   New York                                               14.32%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates, all of which are offered by this prospectus supplement and the accompanying prospectus:

                  INITIAL
                CERTIFICATE                                     FINAL SCHEDULED    EXPECTED FINAL    INITIAL RATING
                 PRINCIPAL                                        DISTRIBUTION      DISTRIBUTION      (MOODY'S/S&P)
   CLASS          BALANCE                   TYPE                    DATE (1)            DATE              (2)
------------   ------------   -------------------------------   ---------------   ----------------   --------------
A-1.........   $125,600,000   Senior/ Fixed Pass-Through Rate      April 2036     November 2011(3)       Aaa/AAA
A-2.........   $ 61,459,413   Senior/ Fixed Pass-Through Rate      April 2036       June 2016 (3)        Aaa/AAA
A-R.........   $        100        Senior/REMIC Residual           April 2036       November 2006        Aaa/AAA

----------
(1) The final scheduled distribution date is the final scheduled distribution date for the deposited underlying certificates.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"). A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this prospectus supplement. The ratings are derived from the ratings on the deposited underlying certificates.

(3) The expected final distribution date is based upon (a) an assumed rate of prepayments equal to 100% Prepayment Assumption, (b) the modeled assumptions described under "Yield, Prepayment and Maturity
     Considerations--Weighted Average Lives of the Offered Certificates" in this prospectus supplement and (c) the assumption that the optional termination is not exercised by the servicer.

The certificates will also have the following characteristics:

                                                      INTEREST ACCRUAL
CLASS   PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD      CONVENTION
-----   -----------------   -----------------------   ----------------
 A-1          6.00%            calendar month(1)          30/360(2)
 A-2          6.00%            calendar month(1)          30/360(2)
 A-R          6.00%            calendar month(1)          30/360(2)

(1) The interest accrual period for any distribution date will be the immediately preceding calendar month.

(2) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

RECORD DATE

The record date for any class of certificates is the last business day of the month immediately preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and integral multiples of $1,000 in excess thereof.

Class A-R Certificates:

$100.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the trust agreement.

See "Description of the Certificates -- Book-Entry Certificates" and "-- Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

DISTRIBUTION DATES

Distributions on the deposited underlying certificates are made on the 25th day of each month, or if the 25th day of a month is not a business day, then on the next business day. We will make distributions on the offered certificates on the same day. The first distribution on the offered certificates is scheduled for November 27, 2006.

INTEREST DISTRIBUTIONS

The related interest accrual period, interest accrual convention and pass-through rate for each class of certificates is shown in the table on page S-8. On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, immediately prior to that distribution date; plus

o    any interest remaining unpaid from prior distribution dates

See "Description of the Certificates--Interest" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available from the deposited underlying certificates on that date for the distribution of principal according to the principal distribution rules described in this prospectus supplement.

See "Description of the Certificates--Principal" in this prospectus supplement.

OPTIONAL TERMINATION OF THE UNDERLYING TRUST

Although there is no optional termination provision in Residential Asset Securitization Trust 2006-R2, the servicer of the mortgage loans held in the underlying trust may purchase all of the remaining assets in the underlying trust related to an aggregate loan group on any underlying distribution date on which the aggregate stated principal balance of the underlying mortgage loans in that aggregate loan group and any related real estate owned by the underlying trust related to that aggregate loan group is less than 10% of the aggregate stated principal balance of the underlying mortgage loans in that aggregate loan group as of the cut-off date for the underlying trust. Any termination of aggregate loan group I will result in early prepayment of the offered certificates.

See "Description of the Certificates--Optional Termination of the Underlying Trust" in this prospectus supplement.

COLLECTION ACCOUNT; PRIORITY OF DISTRIBUTIONS

General

The amount available for distributions on the certificates on any distribution date generally consists of the following:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o available interest funds, which, with respect to any distribution date, will equal the aggregate of all previously undistributed amounts received by the trustee on or prior to that distribution date as distributions of interest on the deposited underlying certificates, and

o available principal funds, which, with respect to any distribution date, will equal the aggregate of all previously undistributed amounts received by the trustee on or prior to that distribution date as distributions of principal on the deposited underlying certificates.

Fees and Expenses

The amounts available for distributions on any distribution date will generally not include amounts reimbursed to the trustee and depositor for taxes and expenses related to each REMIC created as part of the issuing entity. These amounts will be paid by the underlying certificate seller, and will not be an obligation of the issuing entity.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

On each distribution date, available funds will be distributed in the following order:

o from available interest funds, to interest on each interest-bearing class of offered certificates, and

o from available principal funds, as principal, sequentially, to the Class A-R, Class A-1 and Class A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero.

CREDIT ENHANCEMENT

The issuing entity does not include any credit enhancement mechanism. The only credit enhancement available to the offered certificates consists of the credit enhancement provided to the deposited underlying certificates.

CREDIT ENHANCEMENT OF UNDERLYING TRUST

Subordination

In addition to issuing the deposited underlying certificates, the underlying trust issued various other classes of certificates, including six classes of certificates that are subordinated to the deposited underlying certificates. These classes of underlying subordinated certificates provide credit enhancement for the deposited underlying certificates as described in the underlying prospectus supplement under the heading "Credit Enhancement--Subordination." Credit enhancement is generally provided to the deposited underlying certificates by allocation of realized losses to the related classes of subordinated certificates issued by the underlying trust until the class certificate balances of such subordinated certificates are reduced to zero. However, these subordinated certificates will provide limited protection against certain categories of realized losses such as special hazard losses, bankruptcy losses and fraud losses that are in excess of coverage amounts for aggregate loan group I specified in the underlying prospectus supplement (referred to as excess losses) and described in this prospectus supplement. Any such losses in excess of such amounts will be allocated pro rata to all classes of certificates related to aggregate loan group I issued by the underlying trust (including the deposited underlying certificates), even if the aggregate class certificate balance of the related classes of subordinated certificates issued by the underlying trust has not been reduced to zero.

If any realized losses, including excess losses, on the underlying mortgage loans related to aggregate loan group I are allocated to the deposited underlying certificates, they will be allocated to the Class A-1 and Class A-2 Certificates, pro rata, until their class certificate balances are reduced to zero.

REQUIRED REPURCHASE OF DEPOSITED UNDERLYING CERTIFICATES AND REQUIRED PURCHASE, REPURCHASE OR SUBSTITUTIONS OF UNDERLYING MORTGAGE LOANS

The underlying certificate seller will make certain representations and warranties relating to the deposited underlying certificates pursuant to the trust agreement. If any of the representations and warranties are breached in any material respect as of the date made and notice is received, on or prior to the distribution date in December 2006, the underlying certificate seller will be obligated to cure such breach in all material respects or, if such breach cannot be cured, repurchase such deposited underlying certificates if so directed in writing by holders of at least 51% of the percentage interests of each class of certificates.

The underlying seller made certain representations and warranties relating to the underlying mortgage loans pursuant to the underlying agreement. If, with respect to any underlying mortgage loan in aggregate loan group I, any of the representations and warranties are breached in any material respect as of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the date made, the underlying seller will be obligated to repurchase or substitute that underlying mortgage loan as further described in the underlying prospectus supplement under "The Seller--Representations by Seller; Repurchases, etc."

The underlying servicer is permitted to modify any underlying mortgage loan at the request of the related mortgagor and the modification of the mortgage rate to a previous market rate, provided that the underlying servicer purchases the underlying mortgage loan from the underlying trust immediately preceding the modification. See "Servicing of Mortgage Loans--Certain Modifications and Refinancings" in the underlying prospectus supplement.

TAX STATUS

For federal income tax purposes, the issuing entity will comprise one REMIC, referred to as the master REMIC. The master REMIC will hold the deposited underlying certificates and will issue several classes of offered certificates, which, other than the Class A-R Certificate, will represent the regular interests in the master REMIC. The Class A-R Certificate will represent ownership of the residual interest in the master REMIC.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing in the assets of such a plan, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

Each class of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See "Legal Investment" in the prospectus.

--------------------------------------------------------------------------------

                         SUMMARY OF TRANSACTION PARTIES

                        --------------------------------
                            UNDERLYING ISSUING ENTITY
                        Residential Asset Securitization
                                 Trust 2006-A1

                               UNDERLYING TRUSTEE
                          Deutsche Bank National Trust
                                     Company
                        --------------------------------
                                        |
                                        |
                                        |
                                        |
                                        |     Deposited Underlying Certificates
                                        |
                                        |
                                        |
                                        |
                                       \|/
                       ----------------------------------
                       SPONSOR AND UNDERLYING CERTIFICATE
                                     SELLER

                       Morgan Stanley & Co. Incorporated
                       ----------------------------------
                                        |
                                        |
                                        |
                                        |
                                        |     Deposited Underlying Certificates
                                        |
                                        |
                                        |
                                        |
                                       \|/
                                -----------------
                                    DEPOSITOR
                                IndyMac MBS, Inc.
                                -----------------
                                        |
                                        |
                                        |
                                        |
                                        |     Deposited Underlying Certificates
                                        |
                                        |
                                        |
                                        |
                                       \|/
                        --------------------------------
                                 ISSUING ENTITY
                        Residential Asset Securitization
                                  Trust 2006-R2

                                     TRUSTEE
                          Deutsche Bank National Trust
                                    Company
                        --------------------------------

                                  RISK FACTORS

     The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus. Because amounts payable on the offered certificates are payable solely from amounts received in respect of the deposited underlying certificates, you should carefully consider the information set forth under "Risk Factors" in the prospectus supplement and the prospectus for the deposited underlying certificates that is attached to this prospectus supplement as Exhibit A.

YOUR YIELD WILL BE AFFECTED BY   Borrowers may, at their option, prepay the
HOW BORROWERS PREPAY THEIR       underlying mortgage loans in whole or in part
MORTGAGE LOANS                   at any time. We cannot predict the rate at
                                 which borrowers will repay the underlying mortgage loans. A prepayment of an underlying mortgage loan, however, may result in the receipt of a principal payment on the deposited underlying certificates in accordance with the priority of principal distributions among the classes of mortgage pass-through certificates issued by the underlying trust. This, in turn, may result in a prepayment on the offered certificates.

                                      o    If you purchase your certificates at
                                           a discount and principal is repaid
                                           slower than you anticipate, then your
                                           yield may be lower than you
                                           anticipate.

                                      o    If you purchase your certificates at
                                           a premium and principal is repaid
                                           faster than you anticipate, then your
                                           yield may be lower than you
                                           anticipate.

                                 See the discussions under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and in the underlying prospectus supplement for a description of factors that may influence the rate and timing of payments on the underlying mortgage loans and the deposited underlying certificates.

YOUR YIELD WILL BE AFFECTED BY   The timing of principal distributions on the
HOW DISTRIBUTIONS ARE            offered certificates will be affected by a
ALLOCATED TO THE CERTIFICATES    number of factors, including:

                                      o    the extent of prepayments on the
                                           underlying mortgage loans in
                                           aggregate loan group I and how those
                                           payments are allocated among the
                                           certificates issued by the underlying
                                           trust, including the deposited
                                           underlying certificates,

                                      o    the allocation of distributions of
                                           principal among the deposited
                                           underlying certificates as specified
                                           under "Description of the
                                           Certificates--Principal" in the
                                           underlying prospectus supplement.

                                      o    the allocation of distributions of
                                           principal among the classes of
                                           offered certificates as described
                                           under "Description of the
                                           Certificates--Principal" in this
                                           prospectus supplement.

                                      o    whether the servicer exercises its
                                           right, in its sole discretion, to
                                           terminate the portion of the
                                           underlying trust related to aggregate
                                           loan group I,

                                      o    the rate and timing of payment
                                           defaults and losses on the underlying
                                           mortgage loans in aggregate loan
                                           group I, and

                                      o    repurchases of the underlying
                                           mortgage loans in aggregate loan
                                           group I for material breaches of
                                           representations and warranties or for
                                           modifications of the mortgage rate.

                                 Because distributions on the offered
                                 certificates are dependent upon the
                                 distributions on the deposited underlying certificates, which in turn depend upon the payments on the underlying mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the issuing entity is terminated.

                                 See "Description of the Certificates --
                                 Principal," and "-- Optional Termination of the Underlying Trust" in this prospectus supplement for a description of the manner in which principal will be distributed to the certificates. See "The Mortgage Pool -- Assignment of the Mortgage Loans" in the underlying prospectus supplement for more information regarding the repurchase or substitution of mortgage loans.

CREDIT ENHANCEMENT MAY NOT BE    The offered certificates are not insured by any
SUFFICIENT TO PROTECT            financial guaranty insurance policy, and there
CERTIFICATES FROM LOSSES         is no credit enhancement mechanism of the
                                 issuing entity. The only protection against losses for the offered certificates is the protection afforded to the deposited underlying certificates by the related classes of subordinated certificates issued by the underlying trust. Thus, any shortfalls or losses on the deposited underlying certificates will be borne by the offered certificates.
                                 Credit enhancement is generally provided to the deposited underlying certificates by allocation of realized losses to the related classes of subordinated certificates issued by the underlying trust until the class certificate balances of such subordinated certificates are reduced to zero. However, these classes of subordinated certificates will provide limited protection against certain categories of realized losses such as special hazard losses, bankruptcy losses and fraud losses that are in excess of coverage amounts specified in the underlying prospectus supplement and described in this prospectus supplement. Any such losses in excess of such amounts will be allocated pro rata to all classes of certificates related to that aggregate loan group issued by the underlying trust (including the deposited underlying certificates), even if the aggregate class certificate balance of the related classes of subordinated certificates issued by the underlying trust has not been reduced to zero.

                                 If any realized losses, including excess losses, on the underlying mortgage loans are allocated to the deposited underlying Certificates, they will be allocated to the Class A-1 and Class A-2 Certificates, pro rata, until their class certificate balances are reduced to zero.

                                 See "Description of the Certificates--Interest" and "--Allocation of Losses" in this prospectus supplement for a description of the application of realized losses to the offered certificates, and see

                                 "Risk Factors--Credit Enhancement May Not Be
                                 Sufficient to Protect Senior Certificates from Losses" in the underlying prospectus supplement for a description of the risks associated with the credit enhancement of the deposited underlying certificates.

INTEREST SHORTFALLS WILL         Net interest shortfalls on the underlying
ADVERSELY AFFECT YOUR YIELD      mortgage loans in aggregate loan group I will
                                 be allocated to all related classes of
                                 underlying certificates, including the
                                 deposited underlying certificates, on a pro rata basis. Any such net interest shortfalls allocated to the deposited underlying certificates will be allocated among the classes of offered certificates, pro rata, based on their respective interest entitlements. As described in the underlying prospectus supplement under "Risk
                                 Factors--Certain Interest Shortfalls Will Be
                                 Allocated to the Certificates," the underlying certificates, including the deposited underlying certificates, will be subject to certain shortfalls in interest collections resulting from the application of the Servicemembers Civil Relief Act and similar state and local laws (referred to in this prospectus supplement as the Relief Act). In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in those states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the underlying servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the underlying mortgage loans that would be borne by the holders of the underlying certificates, including the deposited underlying certificates. Such losses allocated to the deposited underlying certificates would be passed on to you. See
                                 "Risk Factors--Impact of World Events" in the prospectus.

THE RATINGS OF THE OFFERED       The ratings of the offered certificates by S&P
CERTIFICATES ARE DEPENDENT       and Moody's are based solely on the ratings of
SOLELY ON THE RATINGS OF THE     the deposited underlying certificates by those
DEPOSITED UNDERLYING             rating agencies. Any negative change in the
CERTIFICATES                     ratings of the deposited underlying
                                 certificates will result in a negative change in the ratings of the offered certificates.

CERTIFICATES MAY NOT BE          The offered certificates may not be an
APPROPRIATE FOR CERTAIN          appropriate investment for investors who do not
INVESTORS                        have sufficient resources or expertise to
                                 evaluate the particular characteristics of the applicable class of offered certificates. This may be the case because, among other things:

                                      o    The yield to maturity of offered
                                           certificates purchased at a price
                                           other than par will be sensitive to
                                           the rate of principal distributions
                                           on, and the weighted average lives
                                           of, the offered certificates.

                                      o    The rate of principal distributions
                                           on and the weighted average lives of
                                           the offered certificates will be
                                           sensitive to the rate and timing of
                                           principal distributions thereon which
                                           will be sensitive to the rate and
                                           timing of principal distributions on
                                           the deposited underlying
                                           certificates. The rate and timing of
                                           principal distributions on the
                                           deposited underlying certificates, in
                                           turn, will be sensitive to the
                                           uncertain rate and timing of
                                           principal prepayments on the
                                           underlying mortgage loans in
                                           aggregate loan group I and the
                                           priority of principal distributions
                                           among the related classes of
                                           underlying certificates issued by the
                                           underlying trust. Accordingly, the
                                           offered certificates may be an
                                           inappropriate investment if you
                                           require a distribution of a
                                           particular amount of principal on a
                                           specific date or an otherwise
                                           predictable stream of distributions.

                                      o    You may not be able to reinvest
                                           amounts distributed in respect of
                                           principal on an offered certificate
                                           (which, in general, are expected to
                                           be greater during periods of
                                           relatively low interest rates) at a
                                           rate at least as high as the
                                           pass-through rate applicable to your
                                           certificate.

                                      o    A secondary market for the offered
                                           certificates may not develop or
                                           provide certificateholders with
                                           liquidity of investment.

                                 You should also carefully consider the further risks discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and in the underlying prospectus supplement, and under the heading "Risk Factors" in the underlying prospectus supplement and in the prospectus.

SOME OF THE STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

              DESCRIPTION OF THE DEPOSITED UNDERLYING CERTIFICATES

THE DEPOSITED UNDERLYING CERTIFICATES

          All of the information contained in this prospectus supplement with respect to the Deposited Underlying Certificates (as defined below) is derived from (i) information contained in the prospectus supplement and prospectus related to the Deposited Underlying Certificates, and the supplement thereto, together attached to this Prospectus Supplement as Exhibit A (the "UNDERLYING PROSPECTUS SUPPLEMENT") and (ii) information obtained from the monthly statement provided by the Underlying Trustee (as defined below) in connection with the September 25, 2006 Underlying Distribution Date (as defined below), attached to this Prospectus Supplement as Exhibit B (the "SEPTEMBER 25, 2006 UNDERLYING TRUST MONTHLY STATEMENT").

          Unless otherwise noted, all of the statistical calculations in this prospectus supplement are based on the information in the September 25, 2006 Underlying Trust Monthly Statement.

          The assets of the IndyMac MBS, Inc. Residential Asset Securitization Trust 2006-R2 (the "ISSUING ENTITY") will consist of a 74.9000000000% percentage interest and a 74.6389063330% percentage interest in the IndyMac MBS, Inc., Residential Asset Securitization Trust 2006-A1, Mortgage Pass-Through Certificates, Series 2006-A (the "UNDERLYING TRUST"), Class 1-A-1 and Class 1-A-3, respectively (the "DEPOSITED UNDERLYING CERTIFICATES"), issued pursuant to a pooling and servicing agreement, dated as of February 1, 2006 (the "UNDERLYING AGREEMENT"), among IndyMac MBS, Inc., as depositor, IndyMac, F.S.B., as seller and as servicer (in such capacity, the "UNDERLYING SERVICER"), and Deutsche Bank National Trust Company, as trustee (in such capacity, the "UNDERLYING TRUSTEE").

          The Deposited Underlying Certificates evidence senior interests in aggregate loan group I ("AGGREGATE LOAN GROUP I") in the Underlying Trust created by the Underlying Agreement and were issued together with certain other classes of senior certificates related to Aggregate Loan Group I (collectively, the "UNDERLYING SENIOR CERTIFICATES"), certain classes of subordinated certificates related to Aggregate Loan Group I (the "UNDERLYING SUBORDINATED CERTIFICATES") and other classes of subordinated certificates related to the other aggregate loan group, and certain residual interests. Aggregate Loan Group I consists primarily of a pool of conventional, fixed-rate mortgage loans (the "UNDERLYING MORTGAGE LOANS") secured by first liens on one- to four-family residential properties. The aggregate outstanding stated principal balance of the Underlying Mortgage Loans (the "UNDERLYING MORTGAGE POOL PRINCIPAL BALANCE") in Aggregate Loan Group I as of the September 25, 2006 underlying distribution date (the "SEPTEMBER 25 UNDERLYING DISTRIBUTION DATE") was approximately $529,697,858.

          Aggregate Loan Group I consists primarily of 30-year mortgage loans with an aggregate Stated Principal Balance as of the Reference Date of $529,697,858 (the "UNDERLYING GROUP 1 MORTGAGE LOANS").

          The Underlying Trust is also composed of aggregate loan group II which is not cross-collateralized with Aggregate Loan Group I.

          After giving effect to the distributions made on the Distribution Date for the Deposited Underlying Certificates on September 25, 2006, the Deposited Underlying Certificates had an aggregate class certificate balance of approximately $252,204,468.

          In addition, after giving effect to the distributions on the Distribution Date for the Deposited Underlying Certificates on September 25, 2006, the Underlying Subordinated Certificates had an aggregate class certificate balance of approximately $37,844,121, representing approximately 7.14% of the aggregate class certificate balance of all certificates related to Aggregate Loan Group I. The Underlying Subordinated Certificates provide credit enhancement for the Underlying Senior Certificates as described in the Underlying Prospectus Supplement under the heading "Credit Enhancement--Subordination", and are the only credit enhancement for the offered certificates.

          The Issuing Entity will be entitled to receive all distributions on the Deposited Underlying Certificates due after October 25, 2006.

ASSIGNMENT OF THE DEPOSITED UNDERLYING CERTIFICATES TO THE ISSUING ENTITY; REPRESENTATIONS AND WARRANTIES

          On the Closing Date, Morgan Stanley & Co. Incorporated (the "UNDERLYING CERTIFICATE SELLER") pursuant to a bill of sale, will convey the Deposited Underlying Certificates, together with the right to receive all distributions due thereon after October 25, 2006, to IndyMac MBS, Inc. (the "DEPOSITOR"). In turn, the Depositor will, on the closing date, convey the Deposited Underlying Certificates to Deutsche Bank National Trust Company, as trustee (the "TRUSTEE") under the Trust Agreement. The Trustee will hold the Deposited Underlying Certificates through the book-entry facilities of The Depository Trust Company ("DTC").

          The Underlying Certificate Seller will represent and warrant to the Depositor and the Trustee in the Trust Agreement as of the closing date that (i) the Underlying Certificate Seller was the sole owner of the Deposited Underlying Certificates free and clear of any lien, pledge, charge or encumbrance of any kind; (ii) the Underlying Certificate Seller had not assigned any interest in any Deposited Underlying Certificates or any distributions thereon, except as contemplated in the Trust Agreement; and (iii) the endorsements and other documents furnished to the Trustee in connection with the Deposited Underlying Certificates are sufficient to effect their transfer to the Trustee. Upon discovery of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders in the Deposited Underlying Certificates, the Underlying Certificate Seller, the Depositor, or the Trustee shall give prompt written notice to the others and to the Certificateholders. If such discovery and notice is given on or prior to the Distribution Date in December 2006, the Underlying Certificate Seller will be obligated to cure such breach in all material respects or, if such breach cannot be cured, repurchase such Deposited Underlying Certificates if so directed in writing by holders of at least 51% of the Percentage Interests of each class of Offered Certificates. After that date, the Underlying Certificate Seller will have no further obligations under the Trust Agreement. The "PERCENTAGE INTEREST" for any class of Offered Certificates will equal the percentage obtained by dividing the certificate balance of such Certificate by the Class Certificate Balance of such class of certificates.

THE UNDERLYING MORTGAGE LOANS

          All of the information contained in this prospectus supplement with respect to the Underlying Mortgage Loans is based solely on (i) information contained in the Underlying Prospectus Supplement and (ii) information obtained from the September 25, 2006 Underlying Trust Monthly Statement.

          The tables in Appendix I to this prospectus supplement summarize certain characteristics of the Underlying Mortgage Loans as of September 1, 2006 (the "REFERENCE DATE"). The date as of which information regarding the Underlying Mortgage Loans is provided in the September 25, 2006 Underlying Trust Monthly Statement is also the Reference Date.

          The following table sets forth certain delinquency information with respect to the Underlying Mortgage Loans as of the Reference Date, which has been obtained from the September 25, 2006 Underlying Trust Monthly Statement. The information contained in the following table may not be indicative of future delinquent payment rates of the Underlying Mortgage Loans or reductions in the class certificate balance of the Deposited Underlying Certificates.

          For additional information on the Underlying Mortgage Loans, prospective investors should carefully review the Underlying Prospectus Supplement and the September 25, 2006 Underlying Trust Monthly Statement.

  UNDERLYING MORTGAGE LOAN DELINQUENCY INFORMATION FROM THE SEPTEMBER 25, 2006
                       UNDERLYING TRUST MONTHLY STATEMENT

------------------------------------------------------------------------------------------------------------------------------
                                      MORTGAGE LOANS DELINQUENT       MORTGAGE LOANS DELINQUENT     MORTGAGE LOANS DELINQUENT
     UNDERLYING MORTGAGE POOL                31-60 DAYS                      61-90 DAYS                     91 + DAYS
------------------------------------------------------------------------------------------------------------------------------
  PRINCIPAL                          NUMBER OF                     NUMBER OF                       NUMBER OF
 BALANCE AS OF       PRINCIPAL      UNDERLYING                    UNDERLYING                      UNDERLYING
ORIGINAL ISSUE     BALANCE AS OF     MORTGAGE    PRINCIPAL         MORTGAGE     PRINCIPAL          MORTGAGE    PRINCIPAL
     DATE       SEPTEMBER 25, 2006    LOANS     BALANCE(1)  %(2)     LOANS     BALANCE(1)   %(2)     LOANS    BALANCE(1)  %(2)
------------------------------------------------------------------------------------------------------------------------------
 $571,940,310      $529,697,858         11       6,488,431  1.22       2      1,213,992.13  0.23      3        1,631,500  0.31
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
         MORTGAGE LOANS
         IN FORECLOSURE              REO MORTGAGE LOANS          CUMULATIVE LOSSES
------------------------------------------------------------------------------------
   NUMBER OF                     NUMBER OF
  UNDERLYING                    UNDERLYING                                CUMULATIVE
   MORTGAGE    PRINCIPAL         MORTGAGE    PRINCIPAL        CUMULATIVE    LOSSES
     LOANS    BALANCE(1)  %(2)     LOANS    BALANCE(1)  %(2)   LOSSES(1)       %
------------------------------------------------------------------------------------
       5       2,759,294  0.52       0           0        0        0           0
------------------------------------------------------------------------------------

------------
(1) Reflects the application of payments on the Underlying Mortgage Loans due on or before September 1, 2006.

(2) Delinquency, Foreclosure and REO Property percentages are represented as percentages of the aggregate stated principal balance of the Underlying Mortgage Loans as of September 1, 2006.

ADVANCES ON THE UNDERLYING MORTGAGE LOANS

          As described further in the Underlying Prospectus Supplement under "Servicing of Mortgage Loans--Advances," the Underlying Servicer will be required to advance certain amounts prior to each underlying Distribution Date. An advance will be reimbursed from the payments on the Mortgage Loan with respect to which the advance was made. If, however, an advance is determined to be nonrecoverable and the Underlying Servicer delivers an officer's certificate to the Underlying Trustee indicating that the advance is nonrecoverable, the Underlying Servicer will be entitled to withdraw from the underlying Certificate Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be paid prior to distributions on the underlying certificates.

                                   THE SPONSOR

          The sponsor is Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), a Delaware corporation. Morgan Stanley, together with its wholly owned subsidiaries (the "COMPANY") provides a wide range of financial and securities services. Its businesses include securities underwriting and distribution, financial advisory services, including advice on mergers and acquisitions, restructuring, real estate and project finance; sales, trading, financing and market-making activities in equity securities and related products and fixed income securities and related products including foreign exchange. The Company provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. [Although Morgan Stanley has extensive experience in structuring securitizations for affiliates and third parties, it has not acted as sponsor for a securitization and has no securitization program itself.]

          Morgan Stanley is acting as underwriter with respect to the offering of the Offered Certificates, and was the underwriter for the Underlying Trust.

                             THE SIGNIFICANT OBLIGOR

          In connection with the issuance of the Deposited Underlying Certificates, the Residential Asset Securitization Trust 2006-A1 (the "UNDERLYING TRUST"), a common law trust created under the laws of the State of New York, was formed pursuant to the Underlying Agreement. The fiscal year end of the Underlying Trust is December 31.

          The Underlying Trust's activities are limited to the transactions and activities entered into in connection with the securitization described in the Underlying Prospectus Supplement, and except for those activities, the Underlying Trust is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the Underlying Trust is not permitted to hold any assets, or incur any liabilities, other than those described in the Underlying Prospectus Supplement. Because the Underlying Trust is created pursuant to the Underlying Agreement, the Underlying Trust and its permissible activities can only be amended or modified by amending the Underlying Agreement.

          Because the Underlying Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether the Underlying Trust would be characterized as a "business trust."

                                STATIC POOL DATA

          Certain static pool data and delinquency, cumulative loss and prepayment data for IndyMac Bank, F.S.B., the seller of the Underlying Mortgage Loans, is available on the internet at http://regab.indymacbank.com/. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the Mortgage Loans to be included in the issuing entity that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is unlikely to be indicative of the future performance of the Mortgage Loans.

          This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

     o prior securitized pools of IndyMac Bank, F.S.B. that do not include the Underlying Mortgage Loans and that were established before January 1, 2006; or

     o in the case of information regarding the Underlying Mortgage Loans, information about the Underlying Mortgage Loans for periods before January 1, 2006.

                                  THE DEPOSITOR

          The Depositor is IndyMac MBS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B., the servicer of the Underlying Mortgage Loans. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300. The Depositor is also the depositor for the Underlying trust. The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               THE ISSUING ENTITY

          In connection with the issuance of the certificates, the Depositor has formed the Residential Asset Securitization Trust 2006-R2, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. The Trustee serves as trustee of the Issuing Entity and acts on behalf of the issuing entity as the Issuing Entity does not have any directors, officers or employees. The fiscal year end of the Issuing Entity is December 31.

          The Issuing Entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the Issuing Entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the Issuing Entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the Issuing Entity is created pursuant to the Trust Agreement, the Issuing Entity and its permissible activities can only be amended or modified by amending the Trust Agreement.

          Because the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a "business trust."

                                   THE TRUSTEE

          Deutsche Bank National Trust Company ("DBNTC") will act as trustee and calculation agent for the issuing entity (in such capacity, the "TRUSTEE"). DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions since 1991. DBNTC has no legal proceeding that would materially affect its ability to perform its duties as trustee and calculation agent. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the Trust Agreement. The Depositor may maintain other banking relationships in the ordinary course of business with DBNTC. DBNTC is also the trustee of the Underlying Trust.

          Offered certificates may be surrendered at the offices designated by the Trustee from time to time for such purposes, which as of the closing date is located at DB Services Tennessee, 648 Grassmere Park Rd., Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the Trustee designates from time to time. Correspondence may be directed to the Trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration MS06R2. Certificateholders may access monthly statements from the Trustee's website (https://www.tss.db.com/invr). Certificateholders may obtain assistance in operating the Trustee's website by calling the Trustee's investor relations desk at (800) 735-7777.

          In addition to the duties described elsewhere in this prospectus supplement and the prospectus, the Trustee will perform many services on behalf of the Issuing Entity pursuant to the Trust Agreement. The trustee will be responsible for

(x) calculating and paying principal and interest distributions to each certificateholder, (y) preparing and filing all income tax returns and (z) the preparation of monthly statements to certificateholders.

          The Trustee will be liable for its own negligent action, its own negligent failure to act or its own willful misconduct. However, trustee will not be liable, individually or as trustee,

     o for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts,

     o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the Trustee under the Trust Agreement, or

     o for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement.

          The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

          The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any class of certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately.

          The Trustee may at any time resign by giving written notice of resignation to the Depositor and each Rating Agency not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          The Depositor may remove the Trustee and appoint a successor trustee if:

     o the Trustee is removed or otherwise ceases to act as trustee for the Underlying Trust.

     o the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the Depositor,

     o the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,

     o a tax is imposed with respect to the Issuing Entity by any state in which the Trustee or the Issuing Entity is located and the imposition of the tax would be avoided by the appointment of a different trustee, or

     o during the period in which the Depositor is required to file reports under the Securities Exchange Act of 1934, as amended, the Trustee fails to comply with its related obligations, as described in the Trust Agreement.

          In addition, the holders of certificates evidencing at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee. The party initiating the removal of a trustee will bear any expense associated with the removal of the appointment of a new trustee.

          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

          A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then-current ratings of the certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The Certificates will be issued pursuant to a Trust Agreement dated as of October 31, 2006 (the "TRUST AGREEMENT") among the Depositor, the Underlying Certificate Seller and the Trustee. The following sections of this prospectus supplement are summaries of the material terms of the certificates and the Trust Agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Trust Agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., the Underlying Certificate Seller or any of their affiliates.

          The Residential Asset Securitization Trust 2006-R2 will issue the Class A-1, Class A-2 and Class A-R Certificates (collectively, the "OFFERED CERTIFICATES"). All of the Offered Certificates are offered by this prospectus supplement. The classes of Offered Certificates will have the respective initial Class Certificate Balances and the pass-through rates set forth on the cover page.

          When describing the certificates in this prospectus supplement, we use the following terms:

     DESIGNATION                    CLASSES OF CERTIFICATES
--------------------   -----------------------------------------------
Offered Certificates   Class A-1, Class A-2 and Class A-R Certificates

          The certificates are generally referred to as the following types:

        CLASS                       TYPE
-----------------------   -----------------------
Class A-1 Certificates:   Fixed Pass-Through Rate
Class A-2 Certificates:   Fixed Pass-Through Rate
Class A-R Certificates:    Senior/REMIC Residual

          The "CLASS CERTIFICATE BALANCE" of each Class of Offered Certificates as of any Distribution Date is the initial Class Certificate Balance thereof reduced by the sum of (i) all amounts previously distributed to holders of certificates of such class as payments of principal and (ii) the amount of Underlying Realized Losses allocated to such class, as described below under "--Allocation of Losses," and in the case of Underlying Realized Losses have been allocated to that class, increased by the amount of increase in the principal balance of the Deposited Underlying Certificates due to the receipt of Subsequent Recoveries on the Underlying Mortgage Loans (see "The Agreements--Realization upon Defaulted Mortgage Loans" in the prospectus). The Class A-R Certificates will be issued in fully registered certificated form. All of the remaining classes of Offered Certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

          The Decrement and Yield Tables and the original Class Certificate Balances of the Offered Certificates in this prospectus supplement are based on the information in the September 25, 2006 Underlying Trust Monthly Statement.

BOOK-ENTRY CERTIFICATES

          The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") will hold their Book-Entry Certificates through The Depository Trust Company ("DTC") or, upon request, through Clearstream, Luxembourg (as defined in this prospectus supplement) or the Euroclear System ("EUROCLEAR"), if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

          The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

          Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

          Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

          Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the offered certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Description of the Securities -- Global, Clearance, Settlement And Tax Documentation Procedures."

          Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

          Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

          On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

          Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

          Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

          Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Status as a Grantor Trust" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

          DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

          Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights underlying evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DISTRIBUTIONS ON THE DEPOSITED UNDERLYING CERTIFICATES; ACCOUNTS

          On or prior to the closing date, the Trustee will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Trustee will deposit or cause to be deposited in the Distribution Account all amounts it receives in respect of the Deposited Underlying Certificates. It is expected that distributions on the Deposited Underlying Certificates will be received by the Trustee on each Distribution Date and will then be used to make distributions on that day to certificateholders as described below.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

          Funds on deposit in the Distribution Account will not be invested.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

          The Trustee is permitted from time to time to withdraw funds from the Distribution Account for the following purposes:

     o to make distributions to the certificateholders as described in this prospectus supplement,

     o    to pay any taxes imposed on the Issuing Entity,

     o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein and

     o to clear and terminate the Distribution Account upon termination of the Trust Agreement.

DISTRIBUTIONS

          Distributions on the Deposited Underlying Certificates are made on the 25th day of each month, or if the 25th day of a month is not a business day, then on the next business day (each, an "UNDERLYING DISTRIBUTION DATE"). We will make distributions on the Offered Certificates on the same day (each, a "DISTRIBUTION DATE"). The first Distribution Date for the Offered Certificates is scheduled for November 27, 2006. We will make distributions on each Distribution Date to the persons in whose names the Offered Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (each, a "RECORD DATE").

          Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who has so notified the Trustee in writing in accordance with the Trust Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Offered Certificates will be made only upon presentment and surrender of the Offered Certificates at the office of the Trustee's agent.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

          As more fully described in this prospectus supplement, distributions of interest on each interest-bearing class of Offered Certificates will be made on each Distribution Date from Available Interest Funds. Similarly, Available Principal Funds will be distributed on each Distribution Date as principal on the class of Offered Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates--Principal" in this prospectus supplement.

          "AVAILABLE INTEREST FUNDS" with respect to any Distribution Date will be equal to the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of interest on the Deposited Underlying Certificates.

          "AVAILABLE PRINCIPAL FUNDS" with respect to any Distribution Date will be equal to the aggregate of all previously undistributed amounts received by the Trustee on or prior to such Distribution Date as distributions of principal on the Deposited Underlying Certificates.

          "AVAILABLE FUNDS" with respect to any Distribution Date will be equal to the sum of (i) Available Interest Funds and (ii) Available Principal Funds for such Distribution Date.

INTEREST

          The classes of Offered Certificates will have the respective pass-through rates set forth on the cover page of this prospectus supplement.

          On each Distribution Date, each class of certificates will be entitled to receive from Available Interest Funds an amount allocable to interest (as to each such class, the "INTEREST DISTRIBUTION AMOUNT") with respect to the related interest accrual period. The Interest Distribution Amount for any interest-bearing class of Offered Certificates will be equal to the sum of (i) interest at the applicable pass-through rate on the related Class Certificate Balance, immediately prior to that Distribution Date, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("UNPAID INTEREST AMOUNTS").

          The interest accrual period for the certificates will be the calendar month preceding the month of the Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

          If the interest entitlement of the Deposited Underlying Certificates is reduced as provided in the Underlying Agreement, the interest entitlement of each interest-bearing class of certificates for the corresponding interest accrual period will be reduced proportionately. A reduction in such interest entitlement may result from Relief Act Reductions, or Net Interest Shortfalls (as defined in the Underlying Prospectus Supplement). See "Description of the Certificates--Interest" in the Underlying Prospectus Supplement.

          In the event that, on a particular Distribution Date, Available Interest Funds in the Distribution Account applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the Offered Certificates, interest will be distributed on each class of Offered Certificates based on the amount of interest each such class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such class of certificates will be entitled to receive on the next Distribution Date. Any Unpaid Interest Amount so carried forward will not bear interest.

PRINCIPAL

          On each Distribution Date, Available Principal Funds will be distributed sequentially, to the Class A-R, Class A-1 and Class A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

          Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Issuing Entity shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest on and principal of the classes of Offered Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

          On each Distribution Date, all Realized Losses (including Excess Losses) (each as defined in the Underlying Prospectus Supplement) that are allocated to the Deposited Underlying Certificates (collectively, "UNDERLYING REALIZED LOSSES") will be allocated to the Class A-1 and Class A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

STATEMENTS TO CERTIFICATEHOLDERS

          Concurrently with each distribution on a Distribution Date, the Trustee will make available to certificateholders on the Trustee's website (https://www.tss.db.com/invr), among other things, the information set forth below:

     o Available Interest Funds and Available Principal Funds for such Distribution Date;

     o with respect to such Distribution Date, the aggregate amount of principal and interest, stated separately, distributed to holders of each class of Offered Certificates;

     o with respect to such Distribution Date, the amount of any interest shortfall for each class of Offered Certificates, together with the amount of any unpaid interest shortfall for such class immediately following such Distribution Date;

     o with respect to each class of Offered Certificates, the losses allocated to such class with respect to such Distribution Date;

     o the Class Certificate Balance of each class of Offered Certificates, after giving effect to distributions of principal of such certificates on such Distribution Date; and

     o any additional amount distributed to the holder of the Class A-R Certificate on such Distribution Date.

          The monthly statement is prepared by the Trustee based on information it calculates related to the deposited underlying certificates. The trustee is responsible for calculating and verifying the information in the monthly statement. The report to certificateholders may include additional or other information of a similar nature to that specified above.

STRUCTURING ASSUMPTIONS

          Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Underlying Mortgage Loans as of September 25, 2006, and the following additional assumptions (collectively, the "STRUCTURING ASSUMPTIONS"):

     o the scheduled monthly payment for each Underlying Mortgage Loan has been calculated such that each Underlying Mortgage Loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity;

     o all scheduled payments on the Underlying Mortgage Loans are timely received on the first day of each month, commencing in October 2006;

     o the Underlying Mortgage Loans will prepay monthly at the specified percentages of the Prepayment Assumption;

     o all principal prepayments constitute prepayments in full of the Underlying Mortgage Loans are received on the last day of each month, commencing in September 2006 and include 30 days' interest thereon;

     o there are no defaults, losses or interest shortfalls on the Underlying Mortgage Loans prior to or after the closing date;

     o    no optional termination of Aggregate Loan Group I occurs;

     o the classes of Offered Certificates have the initial Class Certificate Balance for the Class A-1 and Class A-2 of $124,694,000 and $63,796,474, respectively;

     o distributions in respect of the Offered Certificates are received in cash on the 25th day of each month commencing October 2006;

     o    the closing date for the Offered Certificates is September 29, 2006;

     o distributions of principal on the certificates related to Aggregate Loan Group I in the Underlying Trust are made in accordance with the methodologies and priorities set forth in the Underlying Prospectus Supplement; and

     o the Deposited Underlying Certificates, the Underlying Senior Certificates and the Underlying Subordinated Certificates have the Class Certificate Balances set forth on the September 25, 2006 Underlying Trust Monthly Statement.

          Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "PREPAYMENT ASSUMPTION"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of any prepayment of any pool of mortgage loans, including the mortgage loans. A 100% Prepayment Assumption assumes a constant prepayment rate of 8% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional approximately 1.09090909% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a constant prepayment rate of 20% per annum each month. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

          Although it is assumed that each of the Underlying Mortgage Loans prepays at the specified constant percentages of PPC, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Underlying Mortgage Loans and characteristics of the mortgage loans used in preparing the tables.

VOTING RIGHTS OF THE CERTIFICATES

          As of any date of determination:

               o the Class A-R Certificates will be allocated 1% of all voting rights in respect of the certificates (collectively, the "VOTING RIGHTS"), and

               o the Class A-1 and Class A-2 Certificates will be allocated the remaining Voting Rights based on their respective class certificate balances.

          Voting Rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.

OPTIONAL TERMINATION OF THE UNDERLYING TRUST

          Although there is no optional termination provision in the Issuing Entity, the Underlying Servicer has the right to repurchase all remaining Underlying Mortgage Loans and any REO properties in the Underlying Trust and thereby effect early retirement of the Deposited Underlying Certificates, subject to the aggregate stated principal balance of such Underlying Mortgage Loans and REO properties at the time of repurchase being less than 10% of the aggregate stated principal balance of the Underlying Mortgage Loans as of the cut-off date.

          Upon the Underlying Servicer effecting such repurchase with respect to the Underlying Trust, the Issuing Entity will terminate and the Trustee will distribute amounts received in respect of the Deposited Underlying Certificates in connection with such repurchase to the certificateholders as described in this prospectus supplement on the related Distribution Date.

          The proceeds from any such distribution may not be sufficient to distribute the full amount to which each class of Offered Certificates is entitled if the amount received on the Deposited Underlying Certificates is less than the outstanding Class Certificate Balance thereof plus all accrued and unpaid interest thereon. See "Description of the Certificates-- Termination of the Issuing Entity; Optional Termination" in the Underlying Prospectus Supplement.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

          The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- REMIC Certificates -- Tax-Related Restrictions on Transfers of Residual Certificates -- Disqualified Organizations," "-- Noneconomic Residual Certificates" and "-- Foreign Investors" in the prospectus. The Class A-R Certificates (in addition to other ERISA restricted classes of certificates, as provided in the Trust Agreement) may not be acquired by an ERISA Plan. See "ERISA Considerations" in the prospectus. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PREPAYMENT CONSIDERATIONS AND RISKS

          If the purchaser of an Offered Certificate offered at a discount calculates the anticipated yield to maturity of such certificate based on an assumed rate of payment of principal that is faster than that actually received, the actual yield to maturity will be lower than that so calculated. If the purchaser of an Offered Certificate offered at a premium calculates the anticipated yield to maturity of such certificate based on an assumed rate of payment of principal that is slower than that actually received, the actual yield to maturity will be lower than that so calculated.

          The yield to maturity of the Offered Certificates and the aggregate amount of distributions on the Offered Certificates will be related to the timing and amount of principal payments on the Deposited Underlying Certificates, which will be related to the rate of payment of principal (including prepayments) on the Underlying Mortgage Loans and the allocation of such principal payments to the Deposited Underlying Certificates in accordance with the priorities discussed in the Underlying Prospectus Supplement. See "Description of the Certificates--Interest" and "--Principal" in the Underlying Prospectus Supplement and "Description of the Deposited Underlying Certificates" in this prospectus supplement. The rate of principal payments on the Underlying Mortgage Loans will be affected by the amortization schedules of the Underlying Mortgage Loans and by the timing and amount of principal prepayments thereon. Since the rate of payment of principal of the Underlying Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Underlying Mortgage Loans included in the underlying mortgage pool as described under "The Mortgage Pool--General" and "--Underwriting Process" in the Underlying Prospectus Supplement. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Underlying Mortgage Loans, the Underlying Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Underlying Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Underlying Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Underlying Mortgage Loans in stable or changing interest rate environments.

          See "Yield, Prepayment and Maturity Considerations" in the Underlying Prospectus Supplement for a description of additional prepayment considerations and risks related to the Underlying Mortgage Loans and the Deposited Underlying Certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

          The weighted average life of a certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of such certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and
(c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of such certificate referred to in clause (a).

          The weighted average life of each class of Offered Certificates will be influenced by the priority sequence of distributions of principal of the class of Offered Certificates, and the rate of the prepayment of principal (including prepayments) on the Underlying Mortgage Loans and the allocation of such principal payments to the Deposited Underlying Certificates in accordance with the priorities discussed in the Underlying Prospectus Supplement.

          For a discussion of additional factors which may influence the rate of payments (including prepayments) of the Underlying Mortgage Loans and the Deposited Underlying Certificates, see "--Prepayment Considerations and Risks" in this prospectus supplement, "Yield and Prepayment Considerations" in the prospectus and "Yield, Prepayment and Maturity Considerations" in the Underlying Prospectus Supplement.

          The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of such class of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the class of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables below.

DECREMENT TABLES

          The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates (other than the Class A-R Certificates) that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is unlikely that all of the Underlying Mortgage

Loans will prepay at the constant percentages of the Prepayment Assumption specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Underlying Mortgage Loans is consistent with the remaining terms to maturity of the Underlying Mortgage Loans specified in the structuring assumptions.

            PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING

                                                CLASS A-1                         CLASS A-2
                                    PERCENTAGE OF THE PREPAYMENT        PERCENTAGE OF THE PREPAYMENT
                                               ASSUMPTION                          ASSUMPTION
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                  0%     50%   100%   150%   200%     0%    50%   100%    150%   200%
------------------------------   -----   ----   ----   ----   ----   -----   ---   ----   -----   ----
Initial Percentage............     100%   100%   100%   100%   100%    100%  100%   100%    100%  100%
September 25, 2007............      98     86     86     86     86     100   100    100     100   100
September 25, 2008............      96     72     72     55     15     100   100    100     100   100
September 25, 2009............      93     59     59      9      0     100   100    100     100    43
September 25, 2010............      91     45     28      0      0     100   100    100      56     0
September 25, 2011............      88     31      3      0      0     100   100    100      15     0
September 25, 2012............      85     17      0      0      0     100   100     70       0     0
September 25, 2013............      82      4      0      0      0     100   100     43       0     0
September 25, 2014............      79      0      0      0      0     100    82     23       0     0
September 25, 2015............      75      0      0      0      0     100    59      9       0     0
September 25, 2016............      70      0      0      0      0     100    39      0       0     0
September 25, 2017............      64      0      0      0      0     100    20      0       0     0
September 25, 2018............      57      0      0      0      0     100     3      0       0     0
September 25, 2019............      50      0      0      0      0     100     0      0       0     0
September 25, 2020............      42      0      0      0      0     100     0      0       0     0
September 25, 2021............      34      0      0      0      0     100     0      0       0     0
September 25, 2022............      25      0      0      0      0     100     0      0       0     0
September 25, 2023............      15      0      0      0      0     100     0      0       0     0
September 25, 2024............       5      0      0      0      0     100     0      0       0     0
September 25, 2025............       0      0      0      0      0      89     0      0       0     0
September 25, 2026............       0      0      0      0      0      66     0      0       0     0
September 25, 2027............       0      0      0      0      0      42     0      0       0     0
September 25, 2028............       0      0      0      0      0      16     0      0       0     0
September 25, 2029............       0      0      0      0      0       0     0      0       0     0
Weighted Average Life
   (in years) to
    Maturity**                   12.01   3.66   2.99   2.03   1.48   20.66   9.57  6.97    4.23   2.97

----------
*    Indicates an amount greater than zero but less than 0.5%.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

          The "FINAL SCHEDULED DISTRIBUTION DATE" for each class of Offered Certificates is the Distribution Date in April 2036. Because the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the Underlying Mortgage Loans and resultant payments of principal on the Deposited Underlying Certificates, the Class Certificate Balance or Notional Amount of any such class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Underlying Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Underlying Mortgage Loans. See "Yield, Prepayment and Maturity Considerations -- Prepayment Considerations and Risks" and "-- Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

                               CREDIT ENHANCEMENT

          The Issuing Entity does not include any credit enhancement mechanism. The only credit enhancement available to the certificates consists of the credit enhancement provided to the Deposited Underlying Certificates.

THE UNDERLYING SUBORDINATED CERTIFICATES

          In addition to issuing the Deposited Underlying Certificates, the Underlying Trust issued various other classes of certificates, including the Underlying Subordinated Certificates. These Underlying Subordinated Certificates provide credit enhancement for the Deposited Underlying Certificates and the other classes of Underlying Senior Certificates as described in the Underlying Prospectus Supplement under the heading "Credit Enhancement--Subordination." Credit enhancement is generally provided to the Underlying Senior Certificates by allocation of realized losses to the Underlying Subordinated Certificates until the class certificate balances of such Underlying Subordinated Certificates are reduced to zero. However, the Underlying Subordinated Certificates will provide limited protection against certain categories of realized losses (referred to as excess losses) such as special hazard losses, bankruptcy losses and fraud losses that are in excess of coverage amounts for Aggregate Loan Group I specified in the Underlying Prospectus Supplement and described in this prospectus supplement. Any such losses in excess of such amounts will be allocated pro rata to all classes of certificates issued by the Underlying Trust (including the Deposited Underlying Certificates), even if the aggregate class certificate balance of the Underlying Subordinated Certificates has not been reduced to zero.

          If any Underlying Realized Losses, including excess losses, on the Underlying Mortgage Loans are allocated to the Deposited Underlying Certificates, they will be allocated to the Class A-1 and Class A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

          See "Description of the Certificates--Allocation of Losses" and "Credit Enhancement--Subordinated of Certain Classes" in the Underlying Prospectus Supplement for a description of the allocation of Realized Losses (including Excess Losses). As reported in the September 25, 2006 Underlying Trust Monthly Statement, as of the applicable record date, the Special Hazard Loss Coverage Amount, the Bankruptcy Loss Coverage Amount and the Fraud Loss Coverage Amount for the Underlying Subordinated Certificates each equaled $5,719,403, $163,556 and $17,158,209, respectively.

                                 USE OF PROCEEDS

          The Depositor's transfer of the Certificates to the Underwriter will serve as consideration for the Underlying Certificate Seller's transfer of the Deposited Underlying Certificates, and for the Underlying Certificate Seller's fulfillment, on behalf of the Depositor, of the Depositor's obligation to pay compensation to the Trustee.

                                LEGAL PROCEEDINGS

          There are no legal proceedings against IndyMac Bank, F.S.B., the depositor, the Trustee, the Issuing Entity or Morgan Stanley, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the depositor aware of any proceedings of this type contemplated by governmental authorities. [TO BE CONFIRMED]

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion and the discussion in the prospectus under the caption "Material Federal Income Tax Consequences" is the opinion of Sidley Austin LLP ("TAX COUNSEL") on the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the certificates. It is based on the current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively.

          For federal income tax purposes, the Issuing Entity will comprise one REMIC the master REMIC ("MASTER REMIC"). The assets of the Master REMIC, will consist of the Deposited Underlying Certificates and all other property in the Issuing Entity. All classes of certificates other than the Class A-R Certificates (the "REGULAR CERTIFICATES," and the Class A-R Certificates, the "RESIDUAL CERTIFICATES") will be designated as the regular interests in the Master REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in the Master REMIC.

          All classes of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for all federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

          Certain classes of the Offered Certificates may, be treated for federal income tax purposes as having been issued with an amount of Original Issue Discount ("OID"). For purposes of determining the amount and rate of accrual of OID and market discount, the Issuing Entity intends to assume that there will be prepayments on the Underlying Mortgage Loans at a rate equal to 100% of the Prepayment Assumption. No representation is made that the Underlying Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Offered Certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

          If the holders of any Regular Certificates are treated as holding their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- REMIC Certificates --
a. Regular Certificates" in the prospectus.

          As described more fully under "Material Federal Income Tax Consequences" in the prospectus, the Offered Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code of 1986, as amended (the "CODE") and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the assets of the Issuing Entity will be so treated, and income on the Offered Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same (or greater) proportion that the income on the assets of the Issuing Entity will be so treated. The Regular Certificates will represent qualifying assets under
Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

TAXATION OF THE RESIDUAL CERTIFICATES

          The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases is subject to U.S. federal income tax.

          In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

          Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the "Temporary regulations") have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and imposing withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular REMIC residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

          Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

          Similarly, in the case of a REMIC residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

          Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

          Purchasers of the Class A-R Certificates are encouraged to consider carefully the tax consequences of an investment in such Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Certificates -- b. Residual Certificates" in the prospectus. In particular, prospective holders of Class A-R Certificates should consult their tax advisors regarding whether a Class A-R Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of Class A-R Certificates that are treated as "noneconomic residual interests" under the Code should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer their Class A-R Certificates. See "Material Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates," and "Material Federal Income Tax Consequences -- b. Residual Certificate," "-- Excess Inclusions" in the prospectus.

OTHER TAXES

          No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Offered Certificates under any state, local or foreign tax law.

          ALL INVESTORS SHOULD CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF THE OFFERED CERTIFICATES.

                              ERISA CONSIDERATIONS

          Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section

4975 of the Code (a "PLAN"), that proposes to cause the Plan to acquire any of the Offered Certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the Offered Certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

          Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans. It is anticipated that the Offered Certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

          The U.S. Department of Labor has granted to the underwriter an administrative exemption (the "EXEMPTION") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to assets such as the Underlying Mortgage Loans. Assuming that the general conditions of the Exemption are met, the Exemption may apply to offered certificates that qualify for the Exemption and that represent fractional undivided interests in a trust comprised of mortgage loans like the Underlying Mortgage Loans. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

          For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

          It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (other than the Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Trust.

          The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- from S&P or Fitch, or Baa3 from Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it).

          BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION, OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A PLAN MAY HAVE ENGAGED IN A PROHIBITED TRANSACTION GIVING RISE TO EXCISE TAXES OR CIVIL PENALTIES IF IT PURCHASES AND HOLDS CLASS A-R CERTIFICATES. CONSEQUENTLY, TRANSFERS OF THE CLASS A-R CERTIFICATES (AND OF CERTIFICATES OF ANY CLASS THAT, BECAUSE OF A CHANGE OF RATING, NO LONGER SATISFY THE RATING REQUIREMENT OF THE EXEMPTION) WILL NOT BE REGISTERED BY THE TRUSTEE, IN ACCORDANCE WITH THE TRUST AGREEMENT, UNLESS THE TRUSTEE RECEIVES:

     o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

     o a representation that the transferee is an insurance company which is purchasing the certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of the certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

     o an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in a non-exempt prohibited transaction under ERISA or the Code and will not subject the trustee to any obligation in addition to those undertaken in the pooling and servicing agreement.

          Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the Offered Certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

          The sale of certificates to a Plan is in no respect a representation by the issuing entity or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Morgan Stanley & Co. Incorporated (the "UNDERWRITER"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates (the "UNDERWRITTEN CERTIFICATES"). Distribution of the Underwritten Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

          The Underwriter intends to make a secondary market in the Underwritten Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

          The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act.

          This distribution also constitutes the distribution of the Deposited Underlying Certificates, the underwriters of which are Residential Asset Securitization Trust 2006-R2, the Depositor and the Underwriter.

                                  LEGAL MATTERS

          The validity of the Offered Certificates, including their material federal income tax consequences, will be passed upon for the Depositor by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the Underlying Certificate Seller and the Underwriter by McKee Nelson LLP.

                                     RATINGS

          It is a condition to the issuance of the senior certificates that they be rated AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Aaa by Moody's Investors Service, Inc. ("MOODY'S").

          The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

          The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

          The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

          The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

          The depositor has not requested a rating of the Offered Certificates by any rating agency other than the rating agencies listed above; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies

                            INDEX OF PRINCIPAL TERMS

accredited investor................................................         S-38
Aggregate Loan Group I.............................................         S-17
Available Funds....................................................         S-28
Available Interest Funds...........................................         S-28
Available Principal Funds..........................................         S-28
Book-Entry Certificates............................................         S-24
Certificate Owners.................................................         S-24
CI................................................................          S-25
Class Certificate Balance..........................................         S-23
Clearstream, Luxembourg............................................         S-25
Code..............................................................          S-36
Company............................................................         S-20
Cooperative........................................................         S-26
DBC...............................................................          S-25
DBNTC..............................................................         S-21
Definitive Certificate.............................................         S-24
Deposited Underlying Certificates..................................         S-17
Depositor..........................................................         S-18
Distribution Account...............................................         S-27
Distribution Date..................................................         S-28
DTC...............................................................    S-18, S-24
DTC Rules..........................................................         S-24
equity interests...................................................         S-38
ERISA..............................................................         S-37
Euroclear..........................................................         S-24
Euroclear Operator.................................................         S-26
Euroclear Participants.............................................         S-26
European Depositaries..............................................         S-24
excess inclusion...................................................         S-36
Exemption..........................................................         S-38
Final Scheduled Distribution Date..................................         S-35
Financial Intermediary.............................................         S-24
Indirect Participants..............................................         S-24
Interest Distribution Amount.......................................         S-28
Issuing Entity.....................................................         S-17
Master REMIC.......................................................         S-36
Moody's............................................................    S-8, S-39
Morgan Stanley.....................................................         S-20
New CI.............................................................         S-25
Offered Certificates...............................................         S-23
OID...............................................................          S-36
Participants.......................................................         S-24
Percentage Interest................................................         S-18
Plan..............................................................          S-38
Prepayment Assumption..............................................         S-30
PTCE 95-60.........................................................         S-39
Record Date........................................................         S-28
Reference Date.....................................................         S-18
Regular Certificates...............................................         S-36
Relevant Depositary................................................         S-24
Residual Certificates..............................................         S-36
S&P................................................................    S-8, S-39
Senior Certificates................................................         S-23
September 25 Underlying Distribution Date..........................         S-17
September 25, 2006 Underlying Trust Monthly Statement..............         S-17
Structuring Assumptions............................................         S-30
Tax Counsel........................................................         S-36
Terms and Conditions...............................................         S-26
Trust Agreement....................................................         S-23
Trustee............................................................   S-18, S-21
Underlying Agreement...............................................         S-17
Underlying Certificate Seller......................................         S-18
Underlying Distribution Date.......................................         S-28
Underlying Group 1 Mortgage Loans..................................         S-17
Underlying Mortgage Loans..........................................         S-17
Underlying Mortgage Pool Principal Balance.........................         S-17
Underlying Prospectus Supplement...................................         S-17
Underlying Realized Losses.........................................         S-29
Underlying Senior Certificates.....................................         S-17
Underlying Servicer................................................         S-17
Underlying Subordinated Certificates...............................         S-17
Underlying Trust...................................................   S-17, S-20
Underlying Trustee.................................................         S-17
Underwriter........................................................         S-39
Underwritten Certificates..........................................         S-39
Unpaid Interest Amounts............................................         S-28
Voting Rights......................................................         S-31

                                   APPENDIX I

    MORTGAGE LOAN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AS OF THE
                                 REFERENCE DATE

          The following information sets forth in tabular format information as to the Underlying Mortgage Loans as of the Reference Date. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Underlying Mortgage Loans as of the Reference Date and due to rounding may not total 100%.

                            UNDERLYING MORTGAGE LOANS

               MORTGAGE RATES FOR THE UNDERLYING MORTGAGE LOANS(1)

                                 NUMBER OF                      PERCENT OF              WEIGHTED                 WEIGHTED
                                   UNDER-       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                   LYING        PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
                                  MORTGAGE       BALANCE          BALANCE    MORTGAGE    CREDIT     PRINCIPAL      VALUE
RANGE OF MORTGAGE RATES (%)        LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   --------
5.001 - 5.500.................        1      $    562,787.76       0.11%      5.500%       764     $562,787.76    57.43%
5.501 - 6.000.................       65        38,000,269.77       7.17       5.884        732      584,619.53    71.88
6.001 - 6.500.................      426       254,915,223.25      48.12       6.375        717      598,392.54    68.82
6.501 - 7.000.................      320       181,160,680.82      34.20       6.777        701      566,127.13    72.08
7.001 - 7.500.................       54        29,822,641.81       5.63       7.303        676      552,271.14    75.62
7.501 - 8.000.................       32        18,892,253.03       3.57       7.744        677      590,382.91    77.27
8.001 - 8.500.................        9         4,657,836.44       0.88       8.261        674      517,537.38    76.87
8.501 - 9.000.................        2         1,176,616.30       0.22       8.745        689      588,308.15    80.00
9.001 - 9.500.................        1           509,549.17       0.10       9.375        666      509,549.17    80.00
                                    ---      ---------------     ------
   Total......................      910      $529,697,858.35     100.00%
                                    ===      ===============     ======

----------
(1) As of the Reference Date, the weighted average Mortgage Rate of the Underlying Mortgage Loans was approximately 6.602% per annum.

         CURRENT PRINCIPAL BALANCES FOR THE UNDERLYING MORTGAGE LOANS(1)

                                 NUMBER OF                      PERCENT OF              WEIGHTED                   WEIGHTED
                                   UNDER-       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE       AVERAGE
                                   LYING        PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT      LOAN-TO-
RANGE OF CURRENT MORTGAGE LOAN    MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL       VALUE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE        RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -------------   --------
250,000.01 - 300,000.00.......        1      $    253,815.59       0.05%      6.750%       703     $  253,815.59    80.00%
300,000.01 - 350,000.00.......        1           338,279.28       0.06       6.250        678        338,279.28    37.50
350,000.01 - 400,000.00.......        3         1,180,884.43       0.22       6.792        733        393,628.14    80.00
400,000.01 - 450,000.00.......      138        59,585,391.21      11.25       6.617        704        431,778.20    74.17
450,000.01 - 500,000.00.......      207        98,532,216.17      18.60       6.620        702        476,001.04    71.69
500,000.01 - 550,000.00.......      156        82,065,009.59      15.49       6.647        703        526,057.75    72.06
550,000.01 - 550,000.00.......      105        60,188,898.47      11.36       6.623        711        573,227.60    73.25
600,000.01 - 650,000.00.......      122        76,935,690.79      14.52       6.647        707        630,620.42    72.37
650,000.01 - 700,000.00.......       41        27,965,647.03       5.28       6.584        707        682,088.95    70.76
700,000.01 - 750,000.00.......       28        20,520,774.29       3.87       6.603        699        732,884.80    68.04
750,000.01 - 800,000.00.......       30        23,317,491.29       4.40       6.520        722        777,249.71    68.20
800,000.01 - 850,000.00.......       11         9,080,082.50       1.71       6.829        705        825,462.05    62.56
850,000.01 - 900,000.00.......       17        14,945,701.03       2.82       6.484        728        879,158.88    64.97
900,000.01 - 950,000.00.......        8         7,363,864.52       1.39       6.328        732        920,483.07    68.07
950,000.01 - 1,000,000.00.....       31        30,295,396.37       5.72       6.483        714        977,270.85    66.76
1,050,000.01 - 1,100,000.00...        1         1,092,084.28       0.21       6.625        750      1,092,084.28    57.89
1,100,000.01 - 1,150,000.00...        1         1,135,545.22       0.21       5.875        755      1,135,545.22    67.65
1,350,000.01 - 1,400,000.00...        1         1,379,315.86       0.26       6.625        743      1,379,315.86    60.70
1,400,000.01 - 1,500,000.00...        1         1,435,590.13       0.27       6.500        716      1,435,590.13    65.00
1,450,000.01 - 1,500,000.00...        4         5,971,231.22       1.13       6.375        747      1,492,807.81    50.84
1,550,000.01 - 1,600,000.00...        1         1,574,923.62       0.30       6.375        759      1,574,923.62    75.00
1,800,000.01 - 1,850,000.00...        1         1,800,494.69       0.34       6.375        725      1,800,494.69    70.00
2,700,000.01 - 2,750,000.00...        1         2,739,530.77       0.52       6.500        705      2,739,530.77    65.00
                                    ---      ---------------     ------
   Total......................      910      $529,697,858.35     100.00%
                                    ===      ===============     ======

----------
(1) As of the Reference Date, the average principal balance of the Underlying Mortgage Loans was approximately $582,086.

       ORIGINAL LOAN-TO-VALUE RATIOS FOR THE UNDERLYING MORTGAGE LOANS(1)

                                 NUMBER OF                      PERCENT OF              WEIGHTED                 WEIGHTED
                                   UNDER-       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                   LYING        PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
RANGE OF ORIGINAL LOAN-TO-        MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
VALUE RATIOS (%)                   LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE       RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   --------
20.01 - 30.00.................        5      $  3,690,049.97       0.70%      6.474%       744     $738,009.99    25.41%
30.01 - 40.00.................       14         9,525,811.25       1.80       6.502        719      680,415.09    35.29
40.01 - 50.00.................       35        21,132,577.09       3.99       6.453        710      603,787.92    46.23
50.01 - 60.00.................       90        55,406,098.81      10.46       6.446        707      615,623.32    56.17
60.01 - 70.00.................      182       115,831,804.16      21.87       6.526        711      636,438.48    65.70
70.01 - 80.00.................      568       315,908,450.60      59.64       6.670        707      556,176.85    78.25
80.01 - 90.00.................       15         7,775,119.06       1.47       6.665        685      518,341.27    87.62
90.01 - 100.00................        1           427,947.41       0.08       7.250        628      427,947.41    95.00
                                    ---      ---------------     ------
   Total......................      910      $529,697,858.35     100.00%
                                    ===      ===============     ======

----------
(1) As of the Reference Date, the weighted average original Loan-to-Value Ratio of the Underlying Mortgage Loans was approximately 70.93%.

       ORIGINAL TERM TO STATED MATURITY FOR THE UNDERLYING MORTGAGE LOANS

                                 NUMBER OF                      PERCENT OF              WEIGHTED                 WEIGHTED
                                   UNDER-       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                   LYING        PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
ORIGINAL TERM TO STATED           MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
MATURITY (MONTHS)                  LOANS       OUTSTANDING     OUTSTANDING     RATE      SCORE       BALANCE       RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   --------
300...........................        1      $    415,766.57       0.08%      7.000%       731     $415,766.57    75.00%
360...........................      909       529,282,091.78      99.92       6.602        708      582,268.53    70.93
                                    ---      ---------------     ------
   Total......................      910      $529,697,858.35     100.00%
                                    ===      ===============     ======

     REMAINING TERMS TO STATED MATURITY FOR THE UNDERLYING MORTGAGE LOANS(1)

                                 NUMBER OF                      PERCENT OF              WEIGHTED                 WEIGHTED
                                   UNDER-       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                   LYING        PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
RANGE OF REMAINING TERMS TO       MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
STATED MATURITY (MONTHS)           LOANS       OUTSTANDING     OUTSTANDING     RATE      SCORE       BALANCE       RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   --------
241 - 300.....................        1      $    415,766.57       0.08%      7.000%       731     $415,766.57    75.00%
301 - 360.....................      909       529,282,091.78      99.92       6.602        708      582,268.53    70.93
                                    ---      ---------------     ------
   Total......................      910      $529,697,858.35     100.00%
                                    ===      ===============     ======

----------
(1) As of the Reference Date, the weighted average remaining term to stated maturity of the Underlying Mortgage Loans was approximately 351 months.

GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE UNDERLYING MORTGAGE
                                      LOANS

                                 NUMBER OF                      PERCENT OF              WEIGHTED                   WEIGHTED
                                   UNDER-       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE       AVERAGE
                                   LYING        PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT      LOAN-TO-
                                 MORTGAGE        BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL       VALUE
GEOGRAPHIC DISTRIBUTION            LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE        RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -------------   --------
Alabama.......................        1      $    870,605.21        0.16%      6.625%      792     $  870,605.21     68.15%
Arizona.......................       14         9,217,663.95        1.74       6.615       700        658,404.57     70.87
Arkansas......................        1           644,649.54        0.12       7.000       714        644,649.54     89.01
California....................      422       249,525,322.52       47.11       6.522       716        591,292.23     69.60
Colorado......................        8         4,599,933.16        0.87       6.457       712        574,991.65     70.89
Connecticut...................       14         7,555,287.67        1.43       6.460       666        539,663.41     66.89
Delaware......................        1         1,574,923.62        0.30       6.375       759      1,574,923.62     75.00
District of Columbia..........        3         1,737,708.11        0.33       6.786       664        579,236.04     69.17
Florida.......................       49        27,820,561.49        5.25       6.729       701        567,766.56     69.37
Georgia.......................       14         8,425,950.92        1.59       6.501       703        601,853.64     72.24
Hawaii........................        3         2,562,863.30        0.48       6.293       707        854,287.77     69.68
Idaho.........................        1           476,547.34        0.09       7.250       642        476,547.34     80.00
Illinois......................        9         5,453,342.19        1.03       6.604       719        605,926.91     73.24
Indiana.......................        2         1,057,126.17        0.20       6.454       745        528,563.09     70.82
Kentucky......................        1           492,000.00        0.09       7.250       656        492,000.00     80.00
Maine.........................        1           515,699.66        0.10       7.875       678        515,699.66     68.74
Maryland......................       35        18,144,896.29        3.43       6.624       699        518,425.61     74.55
Massachusetts.................       18        11,417,065.15        2.16       6.602       715        634,281.40     65.42
Michigan......................       13         8,085,424.55        1.53       6.753       715        621,955.73     78.22
Minnesota.....................        7         3,765,396.63        0.71       6.706       720        537,913.80     73.77
Mississippi...................        1           576,566.11        0.11       7.625       759        576,566.11     80.00
Nevada........................       22        12,089,846.26        2.28       6.736       719        549,538.47     75.50
New Hampshire.................        3         1,671,675.22        0.32       6.355       713        557,225.07     79.08
New Jersey....................       39        22,482,841.02        4.24       6.636       684        576,483.10     66.69
New Mexico....................        2         1,431,466.52        0.27       6.869       666        715,733.26     42.87
New York......................      130        75,841,418.64       14.32       6.665       699        583,395.53     72.37
North Carolina................        9         5,213,490.06        0.98       6.919       696        579,276.67     74.47
Ohio..........................        1           534,864.19        0.10       6.875       658        534,864.19     74.48
Oregon........................        5         2,696,030.53        0.51       6.373       748        539,206.11     74.12
Pennsylvania..................        9         5,468,365.36        1.03       6.800       673        607,596.15     74.51
Rhode Island..................        2         1,053,610.23        0.20       7.524       717        526,805.12     80.00
South Carolina................        3         1,347,166.15        0.25       6.796       665        449,055.38     65.96
South Dakota..................        1           428,185.03        0.08       6.750       737        428,185.03     80.00
Tennessee.....................        1           428,143.01        0.08       6.125       739        428,143.01     80.00
Texas.........................       10         5,760,124.50        1.09       6.589       713        576,012.45     74.91
Utah..........................        1           410,900.32        0.08       6.500       768        410,900.32     77.41
Vermont.......................        2           985,320.56        0.19       7.939       711        492,660.28     74.97
Virginia......................       37        18,882,077.87        3.56       6.760       702        510,326.43     77.06
Washington....................       10         5,701,979.04        1.08       6.887       702        570,197.90     76.89
West Virginia.................        1           460,497.15        0.09       7.000       752        460,497.15     79.99
Wisconsin.....................        3         1,872,917.53        0.35       6.376       730        624,305.84     71.73
Wyoming.......................        1           417,405.58        0.08       6.250       796        417,405.58     79.53
                                    ---      ---------------      ------
   Total......................      910      $529,697,858.35      100.00%
                                    ===      ===============      ======

          MORTGAGORS' FICO SCORES FOR THE UNDERLYING MORTGAGE LOANS(1)

                                 NUMBER OF                      PERCENT OF              WEIGHTED                 WEIGHTED
                                   UNDER-       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                   LYING        PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
RANGE OF FICO                     MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
CREDIT SCORES                      LOANS       OUTSTANDING     OUTSTANDING     RATE      SCORE       BALANCE       RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   --------
801 - 820.....................       18      $ 11,333,258.87        2.14%      6.359%      804     $629,625.49    71.78%
781 - 800.....................       55        33,310,975.61        6.29       6.425       789      605,654.10    64.39
761 - 780.....................       70        42,671,024.46        8.06       6.430       769      609,586.06    69.43
741 - 760.....................      110        64,982,568.74       12.27       6.505       749      590,750.62    70.81
721 - 740.....................      109        65,732,895.10       12.41       6.509       730      603,054.08    72.71
701 - 720.....................      114        69,420,271.72       13.11       6.553       711      608,949.75    72.14
681 - 700.....................      132        71,779,741.10       13.55       6.635       691      543,785.92    72.67
661 - 680.....................      126        71,501,742.99       13.50       6.723       671      567,474.15    70.88
641 - 660.....................       99        56,157,518.35       10.60       6.771       650      567,247.66    70.73
621 - 640.....................       73        40,247,168.72        7.60       6.873       630      551,331.08    69.97
620 ..........................        4         2,560,692.69        0.48       6.810       620      640,173.17    74.52
                                    ---      ---------------      ------
   Total......................      910      $529,697,858.35      100.00%
                                    ===      ===============      ======

(1) As of the Reference Date, the weighted average FICO Credit Score of the Underlying Mortgage Loans was approximately 708.

         TYPES OF MORTGAGED PROPERTIES FOR THE UNDERLYING MORTGAGE LOANS

                                 NUMBER OF                      PERCENT OF              WEIGHTED                 WEIGHTED
                                   UNDER-       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                   LYING        PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
PROPERTY TYPE                      LOANS       OUTSTANDING     OUTSTANDING     RATE      SCORE       BALANCE       RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   --------
Single Family Residence ......      680      $392,467,193.48       74.09%      6.596%      708     $577,157.64    70.38%
Townhouse.....................        6         3,774,555.06        0.71       6.520       717      629,092.51    58.91
Low-Rise Condominium..........       23        12,546,071.78        2.37       6.588       717      545,481.38    75.69
High-Rise Condominium.........        3         1,998,671.22        0.38       6.923       704      666,223.74    76.85
Two-Family Residence..........       42        27,759,122.73        5.24       6.601       708      660,931.49    70.66
Three-Family Residence........        9         6,800,968.09        1.28       6.741       730      755,663.12    70.17
Four-Family Residence.........        4         3,659,682.15        0.69       6.598       702      914,920.54    73.44
Planned Unit
Development (PUD).............      143        80,691,593.84       15.23       6.621       709      564,276.88    73.32
                                    ---      ---------------      ------
   Total......................      910      $529,697,858.35      100.00%
                                    ===      ===============      ======

                    PURPOSES OF THE UNDERLYING MORTGAGE LOANS

                                 NUMBER OF                      PERCENT OF              WEIGHTED                 WEIGHTED
                                   UNDER-       AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE      AVERAGE
                                   LYING        PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
LOAN PURPOSE                       LOANS       OUTSTANDING     OUTSTANDING     RATE      SCORE       BALANCE       RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   --------
Purchase......................      298      $172,863,312.89       32.63%      6.666%      718     $580,078.23    76.00%
Refinance (Cash Out)..........      451       260,902,861.46       49.26       6.599       700      578,498.58    68.83
Refinance (Rate/Term).........      161        95,931,684.00       18.11       6.497       714      595,848.97    67.52
                                    ---      ---------------      ------
   Total......................      910      $529,697,858.35      100.00%
                                    ===      ===============      ======

              OCCUPANCY TYPES FOR THE UNDERLYING MORTGAGE LOANS(1)

                                 NUMBER OF                     PERCENT OF               WEIGHTED                 WEIGHTED
                                  UNDER-        AGGREGATE       AGGREGATE    WEIGHTED   AVERAGE      AVERAGE      AVERAGE
                                   LYING        PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
                                 MORTGAGE        BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
OCCUPANCY TYPE                     LOANS       OUTSTANDING     OUTSTANDING     RATE      SCORE       BALANCE       RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   --------
Owner Occupied................      813      $471,586,042.80      89.03%      6.575%       708     $580,056.63    71.03%
Investment....................       57        34,523,956.43       6.52       6.885        721      605,683.45    68.19
Secondary Home................       40        23,587,859.12       4.45       6.733        696      589,696.48    72.96
                                    ---      ---------------     ------
   Total......................      910      $529,697,858.35     100.00%
                                    ===      ===============     ======

----------
(1) Based upon representations of the related mortgagors at the time of origination.

            LOAN DOCUMENTATION TYPE FOR THE UNDERLYING MORTGAGE LOANS

                                 NUMBER OF                     PERCENT OF               WEIGHTED                 WEIGHTED
                                  UNDER-        AGGREGATE       AGGREGATE    WEIGHTED   AVERAGE      AVERAGE     AVERAGE
                                   LYING        PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
                                 MORTGAGE        BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL     VALUE
TYPE OF PROGRAM                    LOANS       OUTSTANDING     OUTSTANDING     RATE      SCORE       BALANCE      RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   --------
Full/Alternative..............      201      $116,052,147.98      21.91%      6.401%       715     $577,373.87    72.90%
Fast Forward..................        7         3,971,615.02       0.75       6.666        747      567,373.57    73.55
Stated Income.................      425       251,959,609.24      47.57       6.616        706      592,846.14    71.54
No Ratio......................       76        46,294,678.12       8.74       6.805        712      609,140.50    71.58
No Income/No Asset............      115        63,864,439.38      12.06       6.614        703      555,342.95    71.26
No Documentation..............       86        47,555,368.61       8.98       6.801        704      552,969.40    61.59
                                    ---      ---------------     ------
   Total......................      910      $529,697,858.35     100.00%
                                    ===      ===============     ======

                 LOAN AGES FOR THE UNDERLYING MORTGAGE LOANS(1)

                                   NUMBER                      PERCENT OF               WEIGHTED                 WEIGHTED
                                 OF UNDER-      AGGREGATE       AGGREGATE    WEIGHTED   AVERAGE      AVERAGE      AVERAGE
                                   LYING        PRINCIPAL       PRINCIPAL    AVERAGE      FICO       CURRENT     LOAN-TO-
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL      VALUE
RANGE OF LOAN AGES (MONTHS)        LOANS       OUTSTANDING     OUTSTANDING     RATE      SCORE       BALANCE       RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   --------
6 - 10........................      795      $464,905,180.67      87.77%      6.634%       708     $584,786.39    70.59%
11 - 15.......................       98        56,225,491.75      10.61       6.358        713      573,729.51    73.82
16 - 20.......................        7         3,583,215.83       0.68       6.498        726      511,887.98    75.78
21 - 25.......................        4         2,164,184.77       0.41       6.379        702      541,046.19    63.89
26 - 30.......................        2         1,018,126.12       0.19       6.612        677      509,063.06    69.29
31 - 35.......................        1           482,677.73       0.09       6.500        716      482,677.73    69.74
36 - 40.......................        1           483,101.18       0.09       6.625        685      483,101.18    74.07
41 - 45.......................        1           437,395.87       0.08       6.375        679      437,395.87    45.60
51 - 55.......................        1           398,484.43       0.08       6.500        792      398,484.43    80.00
                                    ---      ---------------     ------
   Total......................      910      $529,697,858.35     100.00%
                                    ===      ===============     ======

----------
(1) As of the Reference Date, the weighted average loan age of the Underlying Mortgage Loans was approximately 9 months.

                 LOAN PROGRAMS FOR THE UNDERLYING MORTGAGE LOANS

                                   NUMBER                      PERCENT OF               WEIGHTED                 WEIGHTED
                                 OF UNDER-      AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE     AVERAGE
                                   LYING        PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL     VALUE
LOAN PROGRAM                       LOANS       OUTSTANDING     OUTSTANDING     RATE      SCORE       BALANCE      RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   --------
25-Year Fixed.................        1      $    415,766.57       0.08%      7.000%       731     $415,766.57    75.00%
30-Year Fixed.................      588       343,841,496.11      64.91       6.595        707      584,764.45    69.66
30-Year Fixed 60-Month
   Interest Only..............       15         8,132,489.88       1.54       6.649        693      542,165.99    77.07
30-Year Fixed 120-Month
   Interest Only..............      285       165,655,309.13      31.27       6.621        712      581,246.70    72.72
30-Year Fixed 180-Month
   Interest Only..............       21        11,652,796.66       2.20       6.514        703      554,895.08    78.57
                                    ---      ---------------     ------
   Total......................      910      $529,697,858.35     100.00%
                                    ===      ===============     ======

            PREPAYMENT CHARGE TERMS OF THE UNDERLYING MORTGAGE LOANS

                                 NUMBER OF                     PERCENT OF               WEIGHTED                 WEIGHTED
                                  UNDER-        AGGREGATE       AGGREGATE    WEIGHTED   AVERAGE      AVERAGE     AVERAGE
                                   LYING        PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT     LOAN-TO-
PREPAYMENT CHARGE                MORTGAGE        BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL     VALUE
TERM (MONTHS)                      LOANS       OUTSTANDING     OUTSTANDING     RATE      SCORE       BALANCE      RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   --------
None..........................      600      $346,966,254.57      65.50%      6.586%       712     $578,277.09    70.21%
12............................       90        52,964,712.04      10.00       6.695        701      588,496.80    75.87
24............................       12         6,818,746.31       1.29       6.666        682      568,228.86    73.72
36............................      189       111,669,260.44      21.08       6.599        702      590,842.65    70.38
60............................       19        11,278,884.99       2.13       6.668        709      593,625.53    73.83
                                    ---      ---------------     ------
   Total......................      910      $529,697,858.35     100.00%
                                    ===      ===============     ======

                     [This page intentionally left blank.]

                                    EXHIBIT A

      IndyMac RAST 2006-A1 SUPPLEMENT, PROSPECTUS SUPPLEMENT AND PROSPECTUS

SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED FEBRUARY 27, 2006
(TO PROSPECTUS DATED FEBRUARY 27, 2006)

                                  $806,528,039
                                  (APPROXIMATE)

                                INDYMAC MBS, INC.
                                    DEPOSITOR

                           [INDYMAC BANK, F.S.B. LOGO]
                          SPONSOR, SELLER AND SERVICER

                 RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1
                                 ISSUING ENTITY

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-A
                                 --------------

            This Supplement amends the prospectus supplement dated February 27, 2006 that has been issued with respect to the Residential Asset Securitization Trust 2006-A1, Mortgage Pass-Through Certificates, Series 2006-A (the "CERTIFICATES"), as described below.

         o The third sentence of the final paragraph on the cover page of the prospectus supplement is amended to read as follows:

            "The proceeds to the depositor from the sale of these certificates are expected to be approximately 99.805282% of the aggregate class certificate balance of those certificates, plus accrued interest, before deducting expenses."

         o The tables appearing on page S-73 of the prospectus supplement are amended to read as follows:

            "o loan group 1 consists of eight Mortgage Loans with the following characteristics:


                                                                   ORIGINAL      REMAINING       REMAINING
                                   ADJUSTED NET                     TERM TO       TERM TO      INTEREST-ONLY
PRINCIPAL BALANCE  MORTGAGE RATE   MORTGAGE RATE   EXPENSE FEE      MATURITY      MATURITY       TERM (IN
      ($)              (%)              (%)          RATE (%)     (IN MONTHS)   (IN MONTHS)       MONTHS)
-----------------  -------------   -------------   ------------   -----------   -----------    -------------
 63,584,948.52     6.1003671428    5.8468671428    0.2535000000        360          358             N/A
  2,571,600.00     6.1064172111    5.8529172111    0.2535000000        360          358             58
 39,847,375.16     6.0458444230    5.7923444230    0.2535000000        360          357             117
  3,084,999.98     6.1404173421    5.8869173421    0.2535000000        360          359             179
308,288,113.83     6.7329095459    6.4091954267    0.3237141192        360          358             N/A
  7,312,479.09     6.7692792936    6.4457792936    0.3235000000        360          357             57
138,676,731.08     6.8063221526    6.4833218759    0.3230002767        360          358             118
  8,574,062.48     6.6477801877    6.3242801877    0.3235000000        360          359             179


            o loan group 2 consists of four Mortgage Loans with the following characteristics:


                                                                   ORIGINAL      REMAINING       REMAINING
                                   ADJUSTED NET                     TERM TO       TERM TO      INTEREST-ONLY
PRINCIPAL BALANCE  MORTGAGE RATE   MORTGAGE RATE   EXPENSE FEE      MATURITY      MATURITY       TERM (IN
      ($)              (%)              (%)          RATE (%)     (IN MONTHS)   (IN MONTHS)       MONTHS)
-----------------  -------------   -------------   ------------   -----------   -----------    -------------
 36,563,537.44     5.8484057227    5.5949057227    0.2535000000        359          356             N/A
 13,883,644.77     5.8575101513    5.6040101513    0.2535000000        360          357             117
 10,690,222.54     6.3485497293    5.8432081623    0.5053415670        357          353             N/A
  1,754,989.41     6.1395298999    5.8160298999    0.3235000000        360          359             119


            o loan group 3 consists of four Mortgage Loans with the following characteristics:


                                                                   ORIGINAL      REMAINING       REMAINING
                                   ADJUSTED NET                     TERM TO       TERM TO      INTEREST-ONLY
PRINCIPAL BALANCE  MORTGAGE RATE   MORTGAGE RATE   EXPENSE FEE      MATURITY      MATURITY       TERM (IN
      ($)              (%)              (%)          RATE (%)     (IN MONTHS)   (IN MONTHS)       MONTHS)
-----------------  -------------   -------------   ------------   -----------   -----------    -------------
 31,066,431.95     6.2500000000    5.9965000000    0.2535000000        360          358              N/A
  6,852,500.00     6.2500000000    5.9965000000    0.2535000000        360          359              119
132,590,041.68     6.5760702647    6.2521873622    0.3238829025        360          357              N/A
 11,315,174.39     6.5351970837    6.2116970837    0.3235000000        360          359              119"



MORGAN STANLEY                                             GOLDMAN, SACHS & CO.


                                  March 3, 2006

                     [This page intentionally left blank.]

PROSPECTUS SUPPLEMENT
(to Prospectus dated February 27, 2006)

                                  $806,528,039
                                 (APPROXIMATE)

                               INDYMAC MBS, INC.
                                   DEPOSITOR

                            [INDYMAC BANK F.S.B LOGO]
                          SPONSOR, SELLER AND SERVICER

                 RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1
                                 ISSUING ENTITY

            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MARCH 27, 2006
                              --------------------

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this prospectus supplement and the accompanying prospectus:

----------------------------------------------------------------------------------------------------------------------------
                        Initial Class                                                  Initial Class
                Certificate Balance / Initial   Pass-Through                   Certificate Balance / Initial    Pass-Through
                     Notional Amount (1)          Rate (2)                          Notional Amount (1)           Rate (2)
----------------------------------------------------------------------------------------------------------------------------
 Class 1-A-1            $100,000,000                6.00%       Class 3-A-3             $ 10,850,000               6.00%
----------------------------------------------------------------------------------------------------------------------------
 Class 1-A-2            $  7,125,000                6.00%       Class 3-A-4             $ 11,770,000               6.00%
----------------------------------------------------------------------------------------------------------------------------
 Class 1-A-3            $165,608,000                6.00%       Class 3-A-5             $  8,049,000               6.00%
----------------------------------------------------------------------------------------------------------------------------
 Class 1-A-4            $ 12,000,000              Floating      Class PO                $  4,483,939                (4)
----------------------------------------------------------------------------------------------------------------------------
 Class 1-A-5            $ 12,000,000(3)           Floating      Class A-X               $619,201,814(3)           Variable
----------------------------------------------------------------------------------------------------------------------------
 Class 1-A-6            $208,050,000              Floating      Class A-R               $        100               6.00%
----------------------------------------------------------------------------------------------------------------------------
 Class 1-A-7            $208,050,000(3)           Floating      Class I-B-1             $ 13,154,000               6.00%
----------------------------------------------------------------------------------------------------------------------------
 Class 1-A-8            $ 38,000,000                6.00%       Class I-B-2             $ 14,013,000               6.00%
----------------------------------------------------------------------------------------------------------------------------
 Class 2-A-1            $ 55,784,000                5.75%       Class I-B-3             $  3,431,000               6.00%
----------------------------------------------------------------------------------------------------------------------------
 Class 2-A-2            $  2,782,000                5.75%       Class II-B-1            $  5,262,000              Variable
----------------------------------------------------------------------------------------------------------------------------
 Class 3-A-1            $ 75,000,000                6.00%       Class II-B-2            $  2,202,000              Variable
----------------------------------------------------------------------------------------------------------------------------
 Class 3-A-2            $ 67,496,000                6.00%       Class II-B-3            $  1,468,000              Variable
----------------------------------------------------------------------------------------------------------------------------

---------------------------------    (1)  This amount is subject to a
| CONSIDER CAREFULLY THE RISK    |        permitted variance in the aggregate
| FACTORS BEGINNING ON PAGE S-18 |        of plus or minus 5%.
| IN THIS PROSPECTUS SUPPLEMENT  |
| AND ON PAGE 4 IN THE           |   (2)  The classes of certificates offered
| PROSPECTUS.                    |        by this prospectus supplement are
|                                |        listed, together with their pass-
| The certificates represent     |        through rates and initial ratings,
| obligations of the issuing     |        in the tables under "Summary -
| entity only and do not         |        Description of the Certificates"
| represent an interest in or    |        beginning on page S-5 of this
| obligation of IndyMac MBS,     |        prospectus supplement. The table
| Inc., IndyMac Bank, F.S.B. or  |        also shows the index used to
| any of their affiliates.       |        calculate the pass-through rates
|                                |        for the Class 1-A-4, Class 1-A-5,
| This prospectus supplement may |        Class 1-A-6 and Class 1-A-7
| be used to offer and sell the  |        Certificates.
| offered certificates only if   |
| accompanied by a prospectus.   |   (3)  The Class 1-A-5, Class 1-A-7 and
----------------------------------        Class A-X Certificates are interest
                                          only, notional amount certificates.
                                          The initial notional amounts for
                                          the Class 1-A-5, Class 1-A-7 and
                                          Class A-X Certificates are set
                                          forth in the table above and are
                                          not included in the aggregate class
                                          certificate balance of all of the
                                          certificates offered.

                                     (4)  The Class PO Certificates are
                                          principal only certificates and
                                          will not bear interest.

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed above and not to the other classes of certificates that will be issued by the issuing entity. The certificates represent interests in a pool consisting of three loan groups of 30-year conventional, fixed rate mortgage loans secured by first liens on one- to four-family residential properties.

Credit Enhancement for the offered certificates will consist of:

o    Subordination; and

o With respect to the group II certificates, cross collateralization between loan group 2 and loan group 3.

The credit enhancement for each class of certificates varies. Not all credit enhancement is available for every class. The credit enhancement for the certificates is described in more detail in this prospectus supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Morgan Stanley & Co. Incorporated will offer the senior certificates listed above (other than the Class A-X and Class PO Certificates) to the public at varying prices to be determined at the time of sale. Goldman, Sachs & Co. will offer the Class I-B-1, Class I-B-2 and Class I-B-3 Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these certificates are expected to be approximately 99.805282% of the aggregate class certificate balance of those certificates, plus accrued interest, before deducting expenses. The Class A-X, Class PO, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates will not be purchased by either Morgan Stanley & Co. Incorporated or Goldman, Sachs & Co., but will be transferred to the seller on or about February 27, 2006 as partial consideration for the sale of the mortgage loans to the depositor. See "Method of Distribution" in this prospectus supplement. The offered certificates (other than the Class A-R Certificates) will be available for delivery on or about February 27, 2006 to investors in book-entry form through the facilities of The Depository Trust Company, and, upon request, through Clearstream, Luxembourg or the Euroclear System. The offered certificates are not bank accounts and are not insured by the FDIC or any other governmental entity.

MORGAN STANLEY                                             GOLDMAN, SACHS & CO.

                               February 27, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                              PROSPECTUS SUPPLEMENT

Summary .....................................................................S-3
Summary of Transaction Parties .............................................S-17
Risk Factors ...............................................................S-18
The Mortgage Pool ..........................................................S-27
The Seller .................................................................S-31
Servicing of the Mortgage Loans ............................................S-35
The Sponsor ................................................................S-38
Static Pool Data ...........................................................S-39
The Depositor ..............................................................S-39
The Issuing Entity .........................................................S-39
The Trustee ................................................................S-40
The Cap Counterparty .......................................................S-41
Description of the Certificates ............................................S-42
Yield, Prepayment and Maturity Considerations ..............................S-77
Credit Enhancement .........................................................S-91
Use of Proceeds ............................................................S-93
Legal Proceedings ..........................................................S-93
Material Federal Income Tax Consequences ...................................S-93
ERISA Considerations .......................................................S-96
Method of Distribution .....................................................S-98
Legal Matters ..............................................................S-99
Ratings.....................................................................S-99
Schedule 1:  Mortgage Loan Tables .........................................S-101
Schedule 2:  Yield Maintenance Notional Balance ...........................S-109
Index of Defined Terms ....................................................S-110
Annex I: Global Clearance, Settlement And Tax
         Documentation Procedures .........................................  A-1

                                                                            PAGE
                                                                            ----

                                   PROSPECTUS

   Important Notice About Information in
   This Prospectus and Each
   Accompanying Prospectus Supplement .........................................3
Risk Factors ..................................................................4
The Trust Fund ...............................................................18
Use of Proceeds ..............................................................29
The Depositor ................................................................29
Mortgage Loan Program ........................................................29
Description of the Certificates ..............................................32
Credit Enhancement ...........................................................46
Yield and Prepayment Considerations ..........................................50
The Pooling and Servicing Agreement ..........................................52
Certain Legal Aspects of the Mortgage Loans ..................................66
Material Federal Income Tax Consequences .....................................72
State Tax Considerations .....................................................94
ERISA Considerations .........................................................95
Legal Investment .............................................................97
Method of Distribution .......................................................98
Legal Matters ................................................................99
Financial Information ........................................................99
Rating .......................................................................99
Index of Principal Terms ....................................................101

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISIONS.

ISSUING ENTITY

Residential Asset Securitization Trust 2006-A1, a common law trust formed under the laws of the State of New York.

See "The Issuing Entity" in this prospectus supplement.

DEPOSITOR

IndyMac MBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

See "The Depositor" in the prospectus.

SPONSOR, SELLER AND SERVICER

IndyMac Bank, F.S.B.

TRUSTEE

Deutsche Bank National Trust Company.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement dated as of the cut-off date among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

February 1, 2006.

CLOSING DATE

On or about February 27, 2006.

INTEREST SHORTFALL PAYMENTS:

To the extent needed to make required interest distributions on the offered certificates on or prior to the distribution date in April 2006, IndyMac Bank, F.S.B. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections arising from the inclusion of newly originated loans that do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of three loan groups. Each loan group will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The depositor believes that the information set forth in this prospectus supplement regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this prospectus supplement. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this prospectus supplement.

As of the cut-off date, the aggregate current principal balance of the mortgage loans was approximately $816,656,852, approximately $571,940,310 of which are group 1 mortgage loans, approximately $62,892,394 of which are group 2 mortgage loans and approximately $181,824,148 of which are group 3 mortgage loans. The mortgage loans in loan group 2 and loan group 3 have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac. The mortgage loans in loan group 1 have original principal balances that may or may not conform to the guidelines of Fannie Mae and Freddie Mac. Loan group 1 is sometimes referred to as aggregate loan group I and loan group 2 and loan group 3 are together referred to as aggregate loan group II. Aggregate loan group I and aggregate loan group II are each referred to as an aggregate loan group.

As of the cut-off date, the depositor expects that the group 1 mortgage loans will have the following characteristics:

Aggregate Current Principal Balance                     $571,940,310

Weighted Average Mortgage Rate                          6.626%

Range of Mortgage Rates                                 5.000% to 9.500%

Average Current Principal Balance                       $585,405

Range of Outstanding Principal Balances                 $401,920 to $2,757,492

Weighted Average Original Loan-to-Value Ratio           71.10%

Weighted Average Original Term to Maturity              360 months

Weighted Average Credit Bureau Risk Score               708

Weighted Average Remaining Term to Stated Maturity      358 months

Geographic Concentrations in excess of 10%:

   California                                           47.00%

   New York                                             13.66%

As of the cut-off date, the depositor expects that the group 2 mortgage loans will have the following characteristics:

Aggregate Current Principal Balance                     $62,892,394

Weighted Average Mortgage Rate                          5.944%

Range of Mortgage Rates                                 5.000% to 7.850%

Average Current Principal Balance                       $219,903

Range of Outstanding Principal Balances                 $34,245 to $532,000

Weighted Average Original Loan-to-Value Ratio           64.82%

Weighted Average Original Term to Maturity              359 months

Weighted Average Credit Bureau Risk Score               714

Weighted Average Remaining Term to Stated Maturity      356 months

Geographic Concentrations in excess of 10%:

   California                                           49.54%

As of the cut-off date, the depositor expects that the group 3 mortgage loans will have the following characteristics:

Aggregate Current Principal Balance                     $181,824,148

Weighted Average Mortgage Rate                          6.506%

Range of Mortgage Rates                                 6.250% to 6.875%

Average Current Principal Balance                       $207,089

Range of Outstanding Principal Balances                 $31,418 to $611,900

Weighted Average Original Loan-to-Value Ratio           69.30%

Weighted Average Original Term to Maturity              360 months

Weighted Average Credit Bureau Risk Score               696

Weighted Average Remaining Term to Stated Maturity      358 months

Geographic Concentrations in excess of 10%:

   California                                           34.12%

   Florida                                              12.94%

   New York                                             10.95%

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue thirty-one classes of certificates, twenty-four of which are offered by this prospectus supplement and the accompanying prospectus:

                            INITIAL
                          CERTIFICATE                                                    FINAL
                           PRINCIPAL                                                   SCHEDULED        INITIAL
                        BALANCE / INITIAL                                            DISTRIBUTION       RATING       INITIAL RATING
       CLASS           NOTIONAL AMOUNT (1)                 TYPE                        DATE (2)      (MOODY'S) (3)      (S&P) (3)
--------------------   ------------------    -----------------------------------    --------------   -------------   --------------
OFFERED CERTIFICATES
1-A-1 ..............   $      100,000,000          Senior/Fixed Pass-Through        April 25, 2036         Aaa            AAA
                                                        Rate/Super Senior

1-A-2 ..............   $        7,125,000          Senior/Fixed Pass-Through        April 25, 2036         Aa1            AAA
                                                          Rate/Support

1-A-3 ..............   $      165,608,000        Senior/Fixed Pass-Through Rate     April 25, 2036         Aaa            AAA

1-A-4 ..............   $       12,000,000         Senior/Floating Pass-Through      April 25, 2036         Aaa            AAA
                                                              Rate

1-A-5 ..............   $       12,000,000           Senior/Inverse Floating         April 25, 2036         Aaa            AAA
                                                   Pass-Through Rate/Notional
                                                      Amount/Interest-Only

1-A-6 ..............   $      208,050,000         Senior/Floating Pass-Through      April 25, 2036         Aaa            AAA
                                                              Rate

1-A-7 ..............   $      208,050,000           Senior/Inverse Floating         April 25, 2036         Aaa            AAA
                                                   Pass-Through Rate/Notional
                                                      Amount/Interest-Only

1-A-8 ..............   $       38,000,000        Senior/Fixed Pass-Through Rate     April 25, 2036         Aaa            AAA

2-A-1 ..............   $       55,784,000          Senior/Fixed Pass-Through        April 25, 2036         Aaa            AAA
                                                        Rate/Super Senior

2-A-2 ..............   $        2,782,000          Senior/Fixed Pass-Through        April 25, 2036         Aa1            AAA
                                                          Rate/Support

3-A-1 ..............   $       75,000,000          Senior/Fixed Pass-Through        April 25, 2036         Aaa            AAA
                                                        Rate/Super Senior

3-A-2 ..............   $       67,496,000          Senior/Fixed Pass-Through        April 25, 2036         Aaa            AAA
                                                         Rate/Super Senior

3-A-3 ..............   $       10,850,000          Senior/Fixed Pass-Through        April 25, 2036         Aaa            AAA
                                                        Rate/Super Senior

3-A-4 ..............   $       11,770,000          Senior/Fixed Pass-Through        April 25, 2036         Aaa            AAA
                                                            Rate/NAS

3-A-5 ..............   $        8,049,000          Senior/Fixed Pass-Through        April 25, 2036         Aa1            AAA
                                                         Rate/NAS/Support

A-X ................   $      619,201,814              Senior/Notional              April 25, 2036         Aaa            AAA
                                                Amount/Interest Only/Variable
                                                 Pass-Through Rate/Component

PO .................   $        4,483,939              Senior/Principal             April 25, 2036         Aaa            AAA
                                                        Only/Component

                            INITIAL
                          CERTIFICATE                                                    FINAL
                           PRINCIPAL                                                   SCHEDULED        INITIAL
                        BALANCE / INITIAL                                            DISTRIBUTION       RATING       INITIAL RATING
       CLASS           NOTIONAL AMOUNT (1)                 TYPE                        DATE (2)      (MOODY'S) (3)      (S&P) (3)
--------------------   ------------------    -----------------------------------    --------------   -------------   --------------

A-R ................   $              100            Senior/REMIC Residual          April 25, 2036         Aaa            AAA

I-B-1 ..............   $       13,154,000            Subordinate/Fixed Rate         April 25, 2036         Aa2            AA

I-B-2 ..............   $       14,013,000            Subordinate/Fixed Rate         April 25, 2036         N/R             A

I-B-3 ..............   $        3,431,000            Subordinate/Fixed Rate         April 25, 2036         N/R            BBB

II-B-1 .............   $        5,262,000             Subordinate/Variable          April 25, 2036         N/R            AA
                                                        Pass-Through Rate

II-B-2 .............   $        2,202,000             Subordinate/Variable          April 25, 2036         N/R             A
                                                        Pass-Through Rate

II-B-3 .............   $        1,468,000             Subordinate/Variable          April 25, 2036         N/R            BBB
                                                        Pass-Through Rate

NON-OFFERED
CERTIFICATES (4)

I-B-4 ..............   $        3,146,000            Subordinate/Fixed Rate         April 25, 2036

I-B-5 ..............   $        2,574,000            Subordinate/Fixed Rate         April 25, 2036

I-B-6 ..............   $        1,716,114            Subordinate/Fixed Rate         April 25, 2036

II-B-4 .............   $        1,102,000             Subordinate/Variable          April 25, 2036
                                                        Pass-Through Rate

II-B-5 .............   $          856,000             Subordinate/Variable          April 25, 2036
                                                        Pass-Through Rate

II-B-6 .............   $          734,698             Subordinate/Variable          April 25, 2036
                                                        Pass-Through Rate

P ..................   $              100              Prepayment Charges           N/A

--------------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The final scheduled distribution date was determined as described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

(3) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"). The Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5, Class II-B-6 and Class P Certificates are not offered by this prospectus supplement, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "Ratings" in this prospectus supplement.

(4) The Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5, Class II-B-6 and Class P Certificates are not offered by this prospectus supplement. Any information contained in this prospectus supplement with respect to the Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5, Class II-B-6 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

                       RELATED LOAN    PASS-THROUGH RATE                                  INTEREST
       CLASS               GROUP              (1)          INTEREST ACCRUAL PERIOD   ACCRUAL CONVENTION
--------------------   -------------   -----------------   -----------------------   ------------------
OFFERED CERTIFICATES
1-A-1                        1               6.00%            calendar month (2)          30/360 (3)
1-A-2                        1               6.00%            calendar month (2)          30/360 (3)
1-A-3                        1               6.00%            calendar month (2)          30/360 (3)
1-A-4                        1           LIBOR + 0.70%         25th to 24th (4)           30/360 (3)
1-A-5                        1           5.30% - LIBOR         25th to 24th (4)           30/360 (3)
1-A-6                        1           LIBOR + 0.50%         25th to 24th (4)           30/360 (3)
1-A-7                        1           5.50% - LIBOR         25th to 24th (4)           30/360 (3)
1-A-8                        1               6.00%            calendar month (2)          30/360 (3)
2-A-1                        2               5.75%            calendar month (2)          30/360 (3)
2-A-2                        2               5.75%            calendar month (2)          30/360 (3)
3-A-1                        3               6.00%            calendar month (2)          30/360 (3)
3-A-2                        3               6.00%            calendar month (2)          30/360 (3)
3-A-3                        3               6.00%            calendar month (2)          30/360 (3)
3-A-4                        3               6.00%            calendar month (2)          30/360 (3)
3-A-5                        3               6.00%            calendar month (2)          30/360 (3)
A-X                       1, 2, 3             (5)             calendar month (2)          30/360 (3)
PO                        1, 2, 3             (6)                    N/A                      N/A
A-R                          1               6.00%            calendar month (2)          30/360 (3)
I-B-1                        1               6.00%            calendar month (2)          30/360 (3)
I-B-2                        1               6.00%            calendar month (2)          30/360 (3)
I-B-3                        1               6.00%            calendar month (2)          30/360 (3)
II-B-1                     2, 3               (7)             calendar month (2)          30/360 (3)
II-B-2                     2, 3               (7)             calendar month (2)          30/360 (3)
II-B-3                     2, 3               (7)             calendar month (2)          30/360 (3)
NON-OFFERED
CERTIFICATES
I-B-4                        1               6.00%            calendar month (2)          30/360 (3)
I-B-5                        1               6.00%            calendar month (2)          30/360 (3)
I-B-6                        1               6.00%            calendar month (2)          30/360 (3)
II-B-4                     2, 3               (7)             calendar month (2)          30/360 (3)
II-B-5                     2, 3               (7)             calendar month (2)          30/360 (3)
II-B-6                     2, 3               (7)             calendar month (2)          30/360 (3)
P                         1, 2, 3             N/A                    N/A                      N/A

(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to an interest rate cap, as described in this prospectus supplement under "Description of the Certificates - Interest." LIBOR for the related interest accrual period is calculated as described in this prospectus supplement under "Description of the Certificates - Determination of LIBOR."

(2) The interest accrual period for any distribution date will be the calendar month preceding that distribution date.

(3) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(4) The interest accrual period for any distribution date will be the one-month period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

(5) The pass-through rate for the Class A-X Certificates for the interest accrual period for any distribution date will be equal to the weighted average of the pass-through rates of its components. The pass-through rate for each component of the Class A-X Certificates for the interest accrual period for any distribution date will be equal to the excess of the average of the adjusted net mortgage rate of each non-discount mortgage loan in the related loan group, weighted on the basis of their respective stated principal balance thereof as of the first day of the related due period (after giving effect to prepayments received in the prepayment period ending during that due period), over the related required coupon. The required coupon for loan group 1 and loan group 3 is 6.00% and the required coupon for loan group 2 is 5.75%.

(6) The Class PO Certificates are principal only certificates composed of three principal only components and are not entitled to any distributions of interest. See "Description of the Certificates" in this prospectus supplement.

(7) The pass-through rate for a class of group II subordinated certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the sum of:

        o 5.75% multiplied by the assumed balance of the group 2 mortgage loans for that distribution date; and

        o 6.00% multiplied by the assumed balance of the group 3 mortgage loans for that distribution date;

        divided by the aggregate class certificate balance of the group II subordinated certificates immediately prior to that Distribution Date. See "Description of Certificates -- Interest" in this prospectus supplement.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

      DESIGNATION                          CLASSES OF CERTIFICATES
-----------------------     -----------------------------------------------------
   Group 1 Senior                      Class 1-A-1, Class 1-A-2, Class
   Certificates or           1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class
   Group I Senior             1-A-7, Class 1-A-8 and Class A-R Certificates and
    Certificates                    Class PO-1 and Class A-X-1 Components

   Group 2 Senior             Class 2-A-1 and Class 2-A-2 Certificates and Class
    Certificates                       PO-2 and Class A-X-2 Components

   Group 3 Senior             Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4
    Certificates            and Class 3-A-5 Certificates and Class PO-3 and Class
                                               A-X-3 Components

   Group II Senior              Group 2 Senior Certificates and Group 3 Senior
    Certificates                                 Certificates
 Senior Certificate            Each of the Group 1 Senior Certificates, Group 2
        Group                Senior Certificates and Group 3 Senior Certificates

 Senior Certificates             Group 1 Senior Certificates, Group 2 Senior
                                 Certificates and Group 3 Senior Certificates

Group I Subordinated         Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4,
    Certificates                   Class I-B-5 and Class I-B-6 Certificates

      Group II                 Class II-B-1, Class II-B-2, Class II-B-3, Class
    Subordinated              II-B-4, Class II-B-5 and Class II-B-6 Certificates
    Certificates

Group I Certificates         Group I Senior Certificates and Group I Subordinated
                                                 Certificates

Group II Certificates             Group II Senior Certificates and Group II
                                          Subordinated Certificates

    Subordinated                Group I Subordinated Certificates and Group II
    Certificates                          Subordinated Certificates

    Subordinated              Each of the Group I Subordinated Certificates and
  Certificate Group                   Group II Subordinated Certificates

 LIBOR Certificates         Class 1-A-4, Class 1-A-5, Class 1-A-6 and Class 1-A-7
                                                 Certificates

   Notional Amount           Class 1-A-5, Class 1-A-7 and Class A-X Certificates
    Certificates
Class A-X Components         Class A-X-1, Class A-X-2 and Class A-X-3 Components

 Class PO Components           Class PO-1, Class PO-2 and Class PO-3 Components

Offered Certificates         Senior Certificates, Class I-B-1, Class I-B-2, Class
                              I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3
                                                 Certificates

RECORD DATE

The record date (x) for the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

DENOMINATIONS

Offered Certificates other than the Class 1-A-8, Class 3-A-3 and Class A-R
Certificates:

$25,000 and multiples of $1,000.

Class 1-A-8 and Class 3-A-3 Certificates:

$1,000 and multiples of $1,000.

Class A-R Certificates:

$100.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this prospectus supplement and as more fully provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates" and "-- Restrictions on Transfer of the Class A-R Certificates" in this prospectus supplement.

DISTRIBUTION DATES

Beginning on March 27, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in April 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

See "Yield, Prepayment and Maturity Considerations - Last Scheduled Distribution Date" in this prospectus supplement.

INTEREST DISTRIBUTIONS

The related accrual period, interest accrual convention and pass-through rate for each class and component of interest-bearing certificates is shown in the table on pages S-6 and S-7.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class and component of certificates will be entitled to receive:

        o interest accrued at the applicable pass through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

        o       any interest remaining unpaid from prior distribution dates;
                less

        o any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

See "Description of the Certificates--Interest" in this prospectus supplement.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each interest-bearing class or component of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

        o       prepayments on the mortgage loans; and

        o reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes and components of the related senior certificates and the related classes of subordinated certificates, based on their respective entitlements (or, in the case of the Group II Subordinated Certificates, based on interest accrued on each such subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates -- Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes and components of certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class and component of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class and component of certificates will be entitled to receive on the next distribution date.

See "Description of the Certificates -- Interest" in this prospectus supplement.

YIELD MAINTENANCE AGREEMENTS

The issuing entity will have the benefit of two interest rate corridor contracts for the benefit of the Class 1-A-4 and Class 1-A-6 Certificates. On or prior to the related yield maintenance agreement termination date, amounts paid under the related yield maintenance agreement will be available as described in this prospectus supplement to make payments of the related yield supplement amount to the Class 1-A-4 and Class 1-A-6 Certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) exceeds 5.30% and 5.50%, respectively, with a ceiling of 8.80% and 9.00%, respectively.

See "Description of the Certificates--Yield Supplement Amount" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this prospectus supplement.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component) and the related classes of subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupon for any mortgage loan (i) in loan group 1 and loan group 3 is 6.00% and (ii) in loan group 2 is 5.75%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related classes senior certificates (other than the notional amount certificates and the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the related classes of subordinated certificates:

        o in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to (x) in the case of the Group I Certificates, the aggregate class certificate balance of those certificates (other than the Class PO-1 Component) and (y) in the case of the Group II Certificates, the non-PO percentage of the stated principal balance of the mortgage loans in the related loan group; and

        o in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group in aggregate loan group II will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each such loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates do not have class certificate balances or component principal balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts. See "Description of the Certificates -- Principal" in this prospectus supplement.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following (after the fees and expenses described under the next heading are subtracted):

        o all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

        o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

        o net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

        o subsequent recoveries with respect to mortgage loans in that loan group;

        o partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

        o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

        o the servicing fee and additional servicing compensation (as described in this prospectus supplement under "Servicing of Mortgage Loans-- Servicing Compensation and Payment of Expenses" and "Description of the Certificates --Priority of Distributions Among Certificates") due to the servicer;

        o       the trustee fee due to the trustee;

        o       lender-paid mortgage insurance premiums, if any;

        o the amounts in reimbursement for advances previously made and other amounts as to which the servicer and the trustee are entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement;

        o all prepayment charges (which are distributable only to the Class P Certificates); and

        o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Servicing Fee:

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan. The servicing fee for the mortgage loans in a loan group will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the servicer fee rate. The servicer fee rate for each mortgage loan will range from 0.250% to 0.320% per annum. As of the cut-off date, the weighted average servicing fee rate for the mortgage loans in loan group 1, loan group 2 and loan group 3 was 0.30653%, 0.26354% and 0.30540% per annum, respectively. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under "Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement.

Additional Servicing Compensation:

The servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates."

Source and Priority of Distributions:

The servicing fee and the additional servicing compensation described above will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Servicing of Mortgage Loans -- Servicing Compensation and Payment of Expenses" and "Description of the Certificates --Priority of Distributions Among Certificates" in this prospectus supplement.

PRIORITY OF DISTRIBUTIONS

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

        o to interest on each interest-bearing class and component of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

        o to principal of the classes of senior certificates relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

        o to any deferred amounts payable on the Class PO Component related to such loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the related classes of subordinated certificates;

        o to interest on and then principal of the classes of subordinated certificates relating to such aggregate loan group, in the order of their seniority, beginning with the related class of Class B-1 Certificates, in each case subject to the limitations set forth below; and

        o from any remaining available amounts, to the Class A-R Certificates, as applicable.

REQUIRED REPURCHASES OR SUBSTITUTIONS OF MORTGAGE LOANS

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan as further described in this prospectus supplement under "Description of the Certificates--Representations and Warranties Relating to Mortgage Loans" and "--Delivery of Mortgage Loan Documents."

PRINCIPAL

On each distribution date, the non-PO formula principal amount for each loan group will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class A-X and Class PO Components) as specified below, and second as principal of the related classes of subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

SENIOR CERTIFICATES (OTHER THAN THE NOTIONAL AMOUNT CERTIFICATES AND CLASS PO CERTIFICATES):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

Distributions with Respect to Loan Group 1

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero and

(2) in an amount up to $2,085,000 for each distribution date, concurrently:

        (a) 94.30%, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

        (b) 5.70%, concurrently, to the Class 1-A-4 and Class 1-A-6 Certificates, pro rata;

(3) concurrently, to the Class 1-A-4 and Class 1-A-6 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(4) concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

(5) to the Class 1-A-8 Certificates until its class certificate balance is reduced to zero.

Distributions with Respect to Loan Group 2

concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Distributions with Respect to Loan Group 3

(1) the lesser of (x) 95.00% of the related non-PO formula principal amount (up to the amount of the related senior principal distribution amount for that distribution date) and (y) the priority amount, concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(2) in an amount up to $489,000 for each distribution date, concurrently:

        (a) 99.50%, to the Class 3-A-2 Certificates until its class certificate balance is reduced to zero; and

        (b) 0.50%, to the Class 3-A-1 Certificates;

(3) sequentially, to the Class 3-A-1 and Class 3-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero;

(4) to the Class 3-A-3 Certificates until its class certificate balance is reduced to zero; and

(5) concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, pro rata, without regard to the priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

        o available funds for the related loan group remaining after distribution of interest on the senior certificates in the same senior certificate group; and

        o a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

SUBORDINATED CERTIFICATES; APPLICABLE CREDIT SUPPORT PERCENTAGE TRIGGER:

On each distribution date and with respect to the loan group or groups in each aggregate loan group, to the extent of available funds available therefor, the non-PO formula principal amount for a loan group in an aggregate loan group, up to the subordinated principal distribution amount for that loan group, will be distributed as principal of the classes in the related group of subordinated certificates in order of seniority, beginning with the related class of Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups in the related aggregate loan group (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates in the related subordinated certificate group then outstanding with the highest priority of distribution) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group in an aggregate loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates in the related subordinated certificate group that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

        o the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related component of Class PO Certificates; provided, however, that on or before the related senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on that component of Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount for the related subordinated certificate group) before distributions of principal on the related group of subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates in the related subordinated certificate group then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

        o the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group in an aggregate loan group will be allocated in the following order of priority:

                o first, to the subordinated certificates related to that aggregate loan group in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

                o second, concurrently to the senior certificates (other than the related Class A-X and Class PO Components) related to that loan group, pro rata, based upon their respective class certificate balances,

        o except that (i) the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates, respectively, until its Class Certificate Balance is reduced to zero, (ii) the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates, until its Class Certificate Balance is reduced to zero and (iii) the non-PO percentage of any realized losses on the mortgage loans in loan group 3 that would otherwise be allocated to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates will instead be allocated to the Class 3-A-5 Certificates, until its Class Certificate Balance is reduced to zero.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the related classes of subordinated certificates. Among the subordinated certificates offered by this prospectus supplement, within each group of subordinated certificates, each class of subordinated certificates will have a distribution priority over the class or classes of certificates in that subordinated certificate group with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group in an aggregate loan group first, to the related group of subordinated certificates, beginning with the class of subordinated certificates in that subordinated certificate group then outstanding with the lowest priority of distribution, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group in an aggregate loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the related subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the aggregate loan group evidenced by the related group of subordinated certificates. Increasing the respective interest of the related subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the related subordinated certificates.

See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement and "Credit Enhancement -- Subordination" in this prospectus supplement and in the prospectus.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group related to aggregate loan group II, other than the related Class PO Component, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for the related loan group in aggregate loan group II (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the group II subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the group II senior certificates of that undercollateralized group, other than the related Class PO Component, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component, of the undercollateralized group equals the non-PO pool balance for that loan group in aggregate loan group II (such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Component, of a senior certificate group related to aggregate loan group II constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group in aggregate loan group II remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component, of that senior certificate group.

Accordingly, the group II subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "--Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

There is no cross-collateralization permitted between the Group I Certificates and the Group II Certificates.

ADVANCES

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans -- Advances" in this prospectus supplement.

OPTIONAL TERMINATION

The servicer may purchase all of the remaining assets of the trust fund relating to an aggregate loan group and retire all related outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans in that aggregate loan group and related real estate owned by the trust fund declines below 10% of the aggregate stated principal balance of the mortgage loans in that aggregate loan group as of the cut-off date.

See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the yield maintenance agreements and the yield maintenance reserve funds) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class 1-A-4 and Class 1-A-6 Certificates will also represent the right to receive yield supplement amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class II-B-1, Class II-B-2, Class II-B-3, Class A-X, Class PO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

A fiduciary of such plans or arrangements must determine that the purchase of a certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class I-B-1 and Class II-B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment" in the prospectus.

                         SUMMARY OF TRANSACTION PARTIES



----------------------------                -----------------------          ----------------------------------
|                           |    Mortgage   |                     |          |                                 |
|   Sponsor, Seller and     |     Loans     |                     |          |            Cap                  |
|       Servicer            |               |    Depositor        |          |        Counterparty             |
|   --------------------    |-------------> |    ---------        |          |        -------------            |
|  IndyMac Bank, F.S.B.     |               | IndyMac MBS, Inc.   |          |        Morgan Stanley           |
|                           |               |                     |          |       Capital Services, Inc.    |
----------------------------                -----------------------          ----------------------------------
                   |              Mortgage             |                                      |
                   |              Loan                 |        Mortgage Loans                |   Corridor
                   |              Servicing            |                                      |   Contract
                   |                                   \/                                     |   Payments
                   |                  -----------------------------------                     |
                   -------------->   |         Issuing Entity            | <-------------------
                                     |         ---------------           |
                                     | Residential Asset Securitization  |
                                     |         Trust 2006-A1             |
                                     |                                   |
                                     |             Trustee               |
                                     |             -------               |
                                     |     Deutsche Bank National        |
                                     |         Trust Company             |
                                     |                                   |
                                     -------------------------------------
                                                       |
                                                       |
                                                       |  Distributions
                                                       |
                                                       |
                                                       \/
                                          ---------------------------
                                          |    Certificateholders    |
                                          ---------------------------


                                  RISK FACTORS

        The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 4 in the prospectus.

YOUR YIELD WILL BE AFFECTED BY HOW
 BORROWERS REPAY THEIR MORTGAGE LOANS    Borrowers may, at their option, prepay
                                         their mortgage loans in whole or in
                                         part at any time. We cannot predict the
                                         rate at which borrowers will repay
                                         their mortgage loans. A prepayment of a
                                         mortgage loan will result in a
                                         prepayment on the certificates. The
                                         issuing entity's prepayment experience
                                         may be affected by many factors,
                                         including:

                                         o   general economic conditions,

                                         o   the level of prevailing interest
                                             rates,

                                         o   the availability of alternative
                                             financing,

                                         o   applicability of prepayment
                                             charges, and

                                         o   homeowner mobility.

                                         The rate and timing of prepayments of
                                         the mortgage loans will affect the
                                         yields to maturity and weighted average
                                         lives of the certificates.

                                         Any reinvestment risks from faster or
                                         slower prepayments of the mortgage
                                         loans will be borne entirely by the
                                         holders of the certificates.

                                         o   If you purchase principal only
                                             certificates or you purchase your
                                             certificates at a discount and
                                             principal is repaid slower than you
                                             anticipate, then your yield may be
                                             lower than you anticipate.

                                         o   If you purchase notional amount
                                             certificates or you purchase your
                                             certificates at a premium and
                                             principal is repaid faster than you
                                             anticipate, then your yield may be
                                             lower than you anticipate.

                                         o   If you purchase notional amount
                                             certificates, and principal is
                                             repaid faster than you anticipate,
                                             you may not fully recover your
                                             initial investment.

                                         o   Approximately 33.46%, 93.74% and
                                             93.92% of the group 1 mortgage
                                             loans, group 2 mortgage loans and
                                             group 3 mortgage loans,
                                             respectively, in each case by
                                             cut-off date principal balance,
                                             require the mortgagor to pay a
                                             charge if the mortgagor prepays
                                             (generally, other than as a result
                                             of selling the mortgaged property)
                                             the mortgage loan during periods
                                             ranging from one year to five years
                                             after the
                                             mortgage loan was originated. A
                                             prepayment charge may discourage a
                                             mortgagor from prepaying the
                                             mortgage loan during the applicable
                                             period. Prepayment charges will be
                                             distributed to the Class P
                                             Certificates and will not be
                                             available to the holders of other
                                             classes of certificates.

                                         See "Yield, Prepayment and Maturity
                                         Considerations" for a description of
                                         factors that may influence the rate and
                                         timing of prepayments on the mortgage
                                         loans.

YOUR YIELD WILL BE AFFECTED BY THE
 INTEREST ONLY FEATURE OF SOME OF
 THE MORTGAGE LOANS                      Approximately 34.98%, 24.87% and 9.99%
                                         of the group 1 mortgage loans, group 2
                                         mortgage loans and group 3 mortgage
                                         loans, respectively, in each case by
                                         the cut-off date principal balance of
                                         the mortgage loans in the related loan
                                         group, require monthly payments of only
                                         accrued interest for a substantial
                                         period of time after origination.
                                         During the interest-only period, less
                                         principal will be available for
                                         distribution to certificateholders than
                                         otherwise would be the case. In
                                         addition, these loans may have a higher
                                         risk of default after the interest-only
                                         period due to the larger outstanding
                                         balance and the increased monthly
                                         payment necessary to amortize fully the
                                         mortgage loan.

                                         During the interest-only period, these
                                         mortgage loans may be less likely to
                                         prepay since the perceived benefits
                                         from refinancing may be less than if
                                         the mortgage loans were fully
                                         amortizing. As the interest-only period
                                         approaches its end, however, these
                                         mortgage loans may be more likely to be
                                         refinanced in order to avoid higher
                                         monthly payments necessary to fully
                                         amortize the mortgage loans.

                                         Investors should consider the fact that
                                         interest-only loans reduce the monthly
                                         payment required by borrowers during
                                         the interest-only period and
                                         consequently the monthly housing
                                         expense used to qualify borrowers. As a
                                         result, interest-only loans may allow
                                         some borrowers to qualify for a
                                         mortgage loan who would not otherwise
                                         qualify for a fully-amortizing loan or
                                         may allow them to qualify for a larger
                                         mortgage loan than otherwise would be
                                         the case.

YOUR YIELD WILL BE AFFECTED BY HOW
 DISTRIBUTIONS ARE ALLOCATED TO THE
 CERTIFICATES                            The timing of principal distributions
                                         on the certificates will be affected by
                                         a number of factors, including:

                                         o   the extent of prepayments on the
                                             mortgage loans in the related loan
                                             group, in the case of the
                                             interest-bearing senior
                                             certificates and principal-only
                                             components, and in the related
                                             aggregate loan group, in the case
                                             of the subordinated certificates,

                                         o   how the classes of certificates
                                             receive distributions of principal,

                                         o   whether the servicer exercises its
                                             right, in its sole discretion, to
                                             terminate the issuing entity,

                                         o   the rate and timing of payment
                                             defaults and losses on the mortgage
                                             loans in the related loan group, in
                                             the case of the interest-bearing
                                             senior certificates and
                                             principal-only components, and in
                                             the related aggregate loan group,
                                             in the case of the subordinated
                                             certificates, and

                                         o   repurchases of mortgage loans in
                                             the related loan group, in the case
                                             of the interest-bearing senior
                                             certificates and principal-only
                                             components, and in the related
                                             aggregate loan group, in the case
                                             of the subordinated certificates,
                                             for material breaches of
                                             representations and warranties or
                                             due to modifications of the
                                             mortgage rate.

                                         Because distributions on the
                                         certificates are dependent upon the
                                         payments on the related mortgage loans,
                                         we cannot guarantee the amount of any
                                         particular distribution or the amount
                                         of time that will elapse before the
                                         issuing entity is terminated.

                                         See "Description of the
                                         Certificates--Distributions," and
                                         "--Optional Termination" in this
                                         prospectus supplement for a description
                                         of the manner in which principal will
                                         be distributed to the certificates. See
                                         "The Mortgage Pool--Representations by
                                         Seller; Repurchases, etc." and
                                         "Servicing of the Mortgage
                                         Loans--Certain Modifications and
                                         Refinancings" in this prospectus
                                         supplement for more information
                                         regarding the repurchase of mortgage
                                         loans.

THE YIELDS ON THE CLASS 1-A-4, CLASS
 1-A-5, CLASS 1-A-6 AND CLASS 1-A-7
 CERTIFICATES WILL BE AFFECTED BY THE
 LEVEL OF LIBOR                          The pass-through rates for the Class
                                         1-A-4 and Class 1-A-6 Certificates will
                                         be based on LIBOR plus a margin,
                                         subject to a cap. The pass-through
                                         rates for the Class 1-A-5 and Class
                                         1-A-7 Certificates will be based on a
                                         fixed rate minus LIBOR. The yields on
                                         the LIBOR Certificates will be affected
                                         by the level of LIBOR. If the level of
                                         LIBOR differs from the level you
                                         expect, then your yield on the LIBOR
                                         Certificates may be lower than you
                                         expect. The pass-through rates for the
                                         Class 1-A-5 and Class 1-A-7
                                         Certificates will be 0% if LIBOR were
                                         to equal or exceed 5.30% and 5.50%,
                                         respectively, per annum.

                                         See "Description of the Certificates --
                                         Interest" and "Yield, Prepayment and
                                         Maturity Considerations" in this
                                         prospectus supplement for more
                                         information.

THE RELATED YIELD SUPPLEMENT AMOUNT
 MAY NOT BE SUFFICIENT TO COVER
 AMOUNTS DUE ON THE CLASS 1-A-4 AND
 CLASS 1-A-6 CERTIFICATES                The Class 1-A-4 and Class 1-A-6
                                         Certificates will each accrue interest
                                         at a per annum rate equal to the sum of
                                         LIBOR plus a margin. If LIBOR exceeds a
                                         per annum rate of 5.30%, subject to a
                                         maximum rate of 8.80%, the Class 1-A-4
                                         Certificates will
                                         be entitled to receive a yield
                                         supplement amount, and if LIBOR exceeds
                                         a per annum rate of 5.50%, subject to a
                                         maximum rate of 9.00%, the Class 1-A-6
                                         Certificates will be entitled to
                                         receive a yield supplement amount.
                                         Payment of a yield supplement amount
                                         will be made on each distribution date
                                         commencing on the distribution date in
                                         April 2006 to and including the related
                                         yield maintenance agreement termination
                                         date, from payments made under the
                                         related yield maintenance agreement.

                                         The only source of funds for deposits
                                         into a yield maintenance reserve fund
                                         will be amounts payable under the
                                         related yield maintenance agreement. We
                                         cannot, however, assure you that funds
                                         from the related yield maintenance
                                         agreement will be adequate to cover the
                                         amounts described above for the Class
                                         1-A-4 and Class 1-A-6 Certificates.

                                         See "Description of the Certificates --
                                         Yield Supplement Amount" in this
                                         prospectus supplement.

THE CLASS 1-A-4 AND CLASS 1-A-6
 CERTIFICATES INVOLVE COUNTERPARTY
 RISK Although the Class 1-A-4 and Class 1-A-6 Certificates may receive the related yield supplemental amount, the group 1 mortgage loans can not support these payments. Payments of these amounts are solely dependent upon the performance of the cap counterparty under the related yield maintenance agreement. Thus, the payment of these amounts involve counterparty risk. The likelihood of receipt of these amounts is not covered by the ratings of the Class 1-A-4 or Class 1-A-6
                                         Certificates.

                                         Investors in the Class 1-A-4 and Class
                                         1-A-6 Certificates should note that the
                                         credit rating of the cap counterparty
                                         is lower than the ratings assigned to
                                         the Class 1-A-4 and Class 1-A-6
                                         Certificates.

                                         See "Description of the
                                         Certificates--Yield Supplement
                                         Amounts--The Cap Counterparty" in this
                                         prospectus supplement.

CREDIT ENHANCEMENT MAY NOT BE
 SUFFICIENT TO PROTECT SENIOR
 CERTIFICATES FROM LOSSES                The subordination features of the
                                         issuing entity are intended to enhance
                                         the likelihood that senior
                                         certificateholders will receive regular
                                         distributions of interest and
                                         principal, as applicable.

                                         SUBORDINATION. Credit enhancement will
                                         be provided for the certificates,
                                         first, by the right of the holders of
                                         certificates with a higher payment
                                         priority to receive distributions of
                                         principal before the classes
                                         subordinated to them and, second, by
                                         the allocation of realized losses,
                                         other than excess losses, on the
                                         mortgage loans in an aggregate loan
                                         group to the related classes of
                                         subordinated certificates in the
                                         reverse order of their priority of
                                         distribution. This form of credit
                                         enhancement uses collections on the
                                         mortgage loans in an aggregate loan
                                         group
                                         otherwise payable to holders of the
                                         related classes of subordinated
                                         certificates to pay amounts due on the
                                         more senior classes of certificates
                                         related to that aggregate loan group.
                                         Collections on the mortgage loans in
                                         the related aggregate loan group
                                         otherwise payable to the related
                                         classes of subordinated certificates
                                         comprise the sole source of funds from
                                         which this type of credit enhancement
                                         is provided.

                                         ALLOCATION OF LOSSES. Except as
                                         described below, realized losses on the
                                         mortgage loans in an aggregate loan
                                         group are allocated to the subordinated
                                         certificates in the reverse order of
                                         their priority of distribution,
                                         beginning with the class of
                                         subordinated certificates then
                                         outstanding with the lowest priority of
                                         distribution, until the class
                                         certificate balance of that class has
                                         been reduced to zero. Subsequent
                                         realized losses will be allocated to
                                         the next most junior class of
                                         subordinated certificates,
                                         sequentially, until the class
                                         certificate balance of each succeeding
                                         class has been reduced to zero.
                                         Accordingly, if the class certificate
                                         balance of each class of subordinated
                                         certificates related to an aggregate
                                         loan group were to be reduced to zero,
                                         delinquencies and defaults on the
                                         mortgage loans in a loan group in that
                                         aggregate loan group would reduce the
                                         amount of funds available for monthly
                                         distributions to holders of the related
                                         classes of senior certificates. The
                                         non-PO percentage of any realized
                                         losses on the group 1 mortgage loans
                                         that would otherwise be allocated to
                                         the Class 1-A-1 Certificates will
                                         instead be allocated to the Class 1-A-2
                                         Certificates until its Class
                                         Certificate Balance is reduced to zero;
                                         the non-PO percentage of any realized
                                         losses on the group 2 mortgage loans
                                         that would otherwise be allocated to
                                         the Class 2-A-1 Certificates will
                                         instead be allocated to the Class 2-A-2
                                         Certificates until its Class
                                         Certificate Balance is reduced to zero;
                                         and the non-PO percentage of any
                                         realized losses on the group 3 mortgage
                                         loans that would otherwise be allocated
                                         to the Class 3-A-1, Class 3-A-2 and
                                         Class 3-A-3 Certificates will instead
                                         be allocated to the Class 3-A-5
                                         Certificates until its Class
                                         Certificate Balance is reduced to zero.
                                         Investors in the Class 1-A-1
                                         Certificates should note that the
                                         original class certificate balance of
                                         the Class 1-A-1 Certificates is
                                         $100,000,000, while the original Class
                                         Certificate Balance of the Class 1-A-2
                                         Certificates is only $7,125,000.
                                         Investors in the Class 2-A-1
                                         Certificates should note that the
                                         original class certificate balance of
                                         the Class 2-A-1 Certificates is
                                         $55,784,000, while the original Class
                                         Certificate Balance of the Class 2-A-2
                                         Certificates is only $2,782,000.
                                         Investors in the Class 3-A-1, Class
                                         3-A-2 and Class 3-A-3 Certificates
                                         should note that the original class
                                         certificate balance of the Class 3-A-1,
                                         Class 3-A-2 and Class 3-A-3
                                         Certificates are $75,000,000,
                                         $67,496,000 and $10,850,000, while the
                                         original Class Certificate Balance of
                                         the Class 3-A-5 Certificates is only
                                         $8,049,000. Furthermore, the classes of
                                         subordinated certificates in a
                                         subordinated certificate group will
                                         provide only limited protection against
                                         some categories of losses on the
                                         related mortgage loans such as special
                                         hazard losses, bankruptcy losses and
                                         fraud losses in excess of the amounts
                                         specified in this prospectus
                                         supplement. Any losses on the mortgage
                                         loans in a loan group in an aggregate
                                         loan group in excess of those amounts
                                         will be allocated proportionately to
                                         each related class of certificates
                                         (other than the notional amount
                                         certificates and the Class P
                                         Certificates) related to that loan
                                         group and aggregate loan group, even if
                                         the principal balance of each class of
                                         subordinated certificates related to
                                         that aggregate loan group has not been
                                         reduced to zero. Unlike realized
                                         losses, any excess losses on the
                                         mortgage loans in a loan group in an
                                         aggregate loan group will be allocated
                                         pro rata among all related classes of
                                         certificates (other than the Class P
                                         Certificates), including the Class
                                         1-A-1, Class 2-A-1, Class 3-A-1, Class
                                         3-A-2 and Class 3-A-3 Certificates,
                                         without any reallocation of such excess
                                         losses to the Class 1-A-2, Class 2-A-2
                                         and Class 3-A-5 Certificates. You
                                         should note that it is possible that a
                                         disproportionate amount of coverage for
                                         these types of losses may be used by
                                         one loan group in aggregate loan group
                                         II, which could make it more likely
                                         that the certificates that relate to
                                         the other loan group in aggregate loan
                                         group II will be allocated this type of
                                         loss.

                                         See "Credit Enhancement
                                         --Subordination" and "Description of
                                         the Certificates--Allocation of Losses"
                                         in this prospectus supplement.

SECOND LIENS ON SOME OF THE MORTGAGED
 PROPERTIES MAY ADVERSELY AFFECT YOU     With respect to approximately 28.73% of
                                         the group 1 mortgage loans, 21.39% of
                                         the group 2 mortgage loans and 26.37%
                                         of the group 3 mortgage loans, in each
                                         case by the cut-off date principal
                                         balance of the mortgage loans in the
                                         related loan group, at the time of
                                         origination of the first lien mortgage
                                         loan, the originator of the mortgage
                                         loan also originated a second lien
                                         mortgage loan that will not be included
                                         in the issuing entity and is not
                                         reflected in the loan-to-value ratio
                                         tables included in this prospectus
                                         supplement. The weighted average
                                         loan-to-value ratio of such group 1
                                         mortgage loans, group 2 mortgage loans
                                         and group 3 mortgage loans are
                                         approximately 74.81%, 73.29% and
                                         77.88%, respectively, and the weighted
                                         average combined loan-to-value ratio
                                         (including the second lien) are
                                         approximately 88.86%, 91.07% and
                                         94.98%, respectively. With respect to
                                         such mortgage loans, foreclosure
                                         frequency may be increased relative to
                                         mortgage loans that were originated
                                         without a simultaneous second lien
                                         because mortgagors have less equity in
                                         the mortgaged property. You should also
                                         note that any mortgagor may obtain
                                         secondary financing at any time
                                         subsequent to the date of origination
                                         of its mortgage loan from the
                                         originator of its mortgage loan or from
                                         any other lender.

HIGH-BALANCE MORTGAGE LOANS MAY
 PRESENT GREATER RISK                    As of the cut off date, 12 group 1
                                         mortgage loans constituting
                                         approximately 3.22% of the group 1
                                         mortgage loans by cut-off date
                                         principal balance had principal
                                         balances greater than $1,000,000, and
                                         four group 1 mortgage loans
                                         constituting
                                         approximately 1.35% of the group 1
                                         mortgage loans by cut-off date
                                         principal balance had principal
                                         balances greater than $1,500,000. You
                                         should consider the risk that the loss
                                         and delinquency experience on these
                                         high balance mortgage loans may have a
                                         disproportionate effect on the pool of
                                         mortgage loans.

CERTAIN INTEREST SHORTFALLS WILL BE
 ALLOCATED TO THE CERTIFICATES           Your certificates may be subject to
                                         certain shortfalls in interest
                                         collections arising from the
                                         application of the Servicemembers Civil
                                         Relief Act and similar state and local
                                         laws (referred to in this prospectus
                                         supplement as the Relief Act). The
                                         Relief Act provides relief to borrowers
                                         who enter active military service and
                                         to borrowers in reserve status who are
                                         called to active duty after the
                                         origination of their mortgage loan. The
                                         Relief Act provides generally that
                                         these borrowers may not be charged
                                         interest on a mortgage loan in excess
                                         of 6% per annum during the period of
                                         the borrower's active duty. These
                                         shortfalls are not required to be paid
                                         by the borrower at any future time,
                                         will not be advanced by the servicer,
                                         and will reduce accrued interest on
                                         each class of certificates on a pro
                                         rata basis. In addition, the Relief Act
                                         imposes certain limitations that would
                                         impair the servicer's ability to
                                         foreclose on an affected mortgage loan
                                         during the borrower's period of active
                                         service and, under some circumstances,
                                         during an additional period thereafter.
                                         In addition, pursuant to the laws of
                                         various states, under certain
                                         circumstances, payments on mortgage
                                         loans by residents in such states who
                                         are called into active duty with the
                                         National Guard or the reserves will be
                                         deferred. These state laws may also
                                         limit the ability of the servicer to
                                         foreclose on the related mortgaged
                                         property. This could result in delays
                                         or reductions in payment and increased
                                         losses on the mortgage loans that would
                                         be borne by you. See "Risk Factors -
                                         Impact of World Events" in the
                                         prospectus.

                                         Your certificates also may be subject
                                         to other shortfalls in collections of
                                         interest as described in this
                                         prospectus supplement under
                                         "Description of the Certificates
                                         -Interest."

CERTIFICATES MAY NOT BE APPROPRIATE
 FOR SOME INVESTORS                      The offered certificates may not be an
                                         appropriate investment for investors
                                         who do not have sufficient resources or
                                         expertise to evaluate the particular
                                         characteristics of each applicable
                                         class of offered certificates. This may
                                         be the case because, among other
                                         things:

                                         o   The yield to maturity of offered
                                             certificates purchased at a price
                                             other than par will be sensitive to
                                             the uncertain rate and timing of
                                             principal prepayments on the
                                             mortgage loans in the related loan
                                             group, in the case of the
                                             interest-bearing senior
                                             certificates and principal-only
                                             components, and in the related
                                             aggregate loan group, in the case
                                             of the subordinated certificates;

                                         o   The rate of principal distributions
                                             on and the weighted average lives
                                             of the offered certificates will be
                                             sensitive to
                                             the uncertain rate and timing of
                                             principal prepayments on the
                                             mortgage loans in the related loan
                                             group, in the case of the
                                             interest-bearing senior
                                             certificates and principal-only
                                             components, and the related
                                             aggregate loan group, in the case
                                             of the subordinated certificates,
                                             and the priority of principal
                                             distributions among the classes of
                                             certificates. Accordingly, the
                                             offered certificates may be an
                                             inappropriate investment if you
                                             require a distribution of a
                                             particular amount of principal on a
                                             specific date or an otherwise
                                             predictable stream of
                                             distributions;

                                         o   You may not be able to reinvest
                                             distributions on an offered
                                             certificate (which, in general, are
                                             expected to be greater during
                                             periods of relatively low interest
                                             rates) at a rate at least as high
                                             as the pass-through rate applicable
                                             to your certificate; or

                                         o   A secondary market for the offered
                                             certificates may not develop or
                                             provide certificateholders with
                                             liquidity of investment.

INDIVIDUALS AND CERTAIN ENTITIES
 SHOULD NOT IN THE RESIDUAL
 CERTIFICATES                            The fees and non-interest expenses of
                                         each REMIC in a tiered structure will
                                         be allocated pro rata to the Class A-R
                                         Certificates. Individuals, however,
                                         will only be able to deduct these
                                         expenses as miscellaneous itemized
                                         deductions, which are subject to
                                         numerous restrictions and limitations
                                         under the Internal Revenue Code of
                                         1986, as amended. Therefore, the Class
                                         A-R Certificates generally are not
                                         appropriate investments for
                                         individuals, estates, trusts
                                         beneficially owned by any individual or
                                         estates and pass-through entities
                                         having any individual, estate or trust
                                         as a shareholder, member or partner.

GEOGRAPHIC CONCENTRATION INCREASES
 RISK THAT CERTIFICATE YIELDS COULD
 BE IMPAIRED                             The tables in Schedule 1 of this
                                         prospectus supplement set forth the
                                         geographic concentration of the
                                         mortgaged properties for the various
                                         loan groups, including the percentage
                                         by aggregate stated principal balance
                                         of the mortgage loans in that loan
                                         group as of the cut-off date that are
                                         secured by property located in
                                         California. Property in California may
                                         be more susceptible than homes located
                                         in other parts of the country to some
                                         types of uninsured hazards, such as
                                         earthquakes, floods, mudslides and
                                         other natural disasters. In addition,

                                         o   Economic conditions in states with
                                             significant concentrations (which
                                             may or may not affect real property
                                             values) may affect the ability of
                                             borrowers to repay their loans on
                                             time;

                                         o   Declines in the residential real
                                             estate market in states with
                                             significant concentrations may
                                             reduce the values of properties
                                             located in those states, which
                                             would result in an
                                             increase in the loan-to-value
                                             ratios and which may present a
                                             greater risk of default and, in the
                                             case of default, an increase in the
                                             severity of loss on the related
                                             mortgage loans; and

                                         o   Any increase in the market value of
                                             properties located in states with
                                             significant concentrations would
                                             reduce the loan-to-value ratios and
                                             could, therefore, make alternative
                                             sources of financing available to
                                             the borrowers at lower interest
                                             rates, which could result in an
                                             increased rate of prepayment of the
                                             mortgage loans.

INABILITY TO REPLACE SERVICER COULD
 AFFECT COLLECTIONS AND RECOVERIES
 ON THE MORTGAGE LOANS                   The structure of the servicing fee
                                         might affect the ability to find a
                                         replacement servicer. Although the
                                         trustee is required to replace the
                                         servicer if the servicer is terminated
                                         or resigns, if the trustee is unwilling
                                         (including for example because the
                                         servicing fee is insufficient) or
                                         unable (including for example, because
                                         the trustee does not have the systems
                                         to service mortgage loans), it may be
                                         necessary to appoint a replacement
                                         servicer. Because the servicing fee is
                                         structured as a percentage of the
                                         stated principal balance of each
                                         mortgage loan, it may be difficult to
                                         replace the servicer at a time when the
                                         balance of the mortgage loans has been
                                         significantly reduced because the fee
                                         may be insufficient to cover the costs
                                         associated with servicing the mortgage
                                         loans and related REO Properties
                                         remaining in the pool. The performance
                                         of the mortgage loans may be negatively
                                         impacted, beyond the expected
                                         transition period during a servicing
                                         transfer, if a replacement servicer is
                                         not retained within a reasonable amount
                                         of time.

SOME OF THE STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

                                THE MORTGAGE POOL

GENERAL

        The depositor, IndyMac MBS, Inc., will purchase the mortgage loans in the mortgage pool from the sponsor, IndyMac Bank, F.S.B. ("INDYMAC BANK") pursuant to a pooling and servicing agreement dated as of February 1, 2006 among IndyMac Bank, as seller and servicer, the depositor, and Deutsche Bank National Trust Company, as trustee, and will cause the mortgage loans to be assigned to the trustee for the benefit of holders of the certificates (such mortgage loans, the "MORTGAGE LOANS"). In this prospectus supplement, the Mortgage Loans in the respective loan group are referred to as the "GROUP 1 MORTGAGE LOANS," the "GROUP 2 MORTGAGE LOANS" and the "GROUP 3 MORTGAGE LOANS." Loan group 1 is also referred to in this prospectus supplement as "AGGREGATE LOAN GROUP I." Loan group 2 and loan group 3 are together referred to in this prospectus supplement as "AGGREGATE LOAN GROUP II." Each of Aggregate Loan Group I and Aggregate Loan Group II are sometimes individually referred to in this prospectus supplement as an "AGGREGATE LOAN GROUP."

        All of the Mortgage Loans to be included in the issuing entity will be evidenced by promissory notes (the "MORTGAGE NOTES"). The Mortgage Notes will be secured by first lien deeds of trust, security deeds or mortgages on one- to four-family residential properties (the "MORTGAGED PROPERTIES"). The Mortgaged Properties in the mortgage pool are located in 49 states and the District of Columbia.

        Scheduled monthly payments made by the mortgagors on the Mortgage Loans ("SCHEDULED PAYMENTS") either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of the payments to principal and interest. All of the Mortgage Notes will provide for a fifteen (15) day grace period for monthly payments. A Scheduled Payment with respect to a Mortgage Loan is generally considered "delinquent" if the mortgagor fails to make the Scheduled Payment prior to the due date occurring immediately after the due date on which the Scheduled Payment was originally due. None of the Mortgage Loans will be more than one payment delinquent on a contractual basis as of the related Cut-off Date.

        Under the pooling and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below in this prospectus supplement under "--Assignment of the Mortgage Loans" and "--Representations by Seller, Repurchases, etc.," the seller will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation that materially and adversely affects the interests of the certificateholders in the Mortgage Loan or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the Mortgage Loans that materially and adversely affects the interests of the certificateholders in that Mortgage Loan. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the Mortgage Loans were selected from among the outstanding one- to four- family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to affect the interests of the certificateholders adversely. See "Mortgage Loan Program--Representations by the Seller; Repurchases, etc." in the prospectus. Under the pooling and servicing agreement, the depositor will assign all of its right, title and interest in and to those representations, warranties and covenants (including the seller's repurchase obligation) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. IndyMac Bank is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of IndyMac Bank as servicer with respect to the certificates are limited to the servicer's contractual servicing obligations under the pooling and servicing agreement.

        The depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans to be delivered on the closing date. Certain Mortgage Loans, however, may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of Mortgage Loans may be substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the pool of Mortgage Loans. As a result, the cut-off date information regarding the Mortgage Loans actually delivered on the closing date may vary from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

        As of the Cut-off Date, the aggregate Stated Principal Balance of the Mortgage Loans is expected to be approximately $816,656,852, which is referred to as the "CUT-OFF DATE POOL PRINCIPAL BALANCE." These Mortgage Loans have been divided into three groups of Mortgage Loans (each is referred to as a "LOAN GROUP"): loan group 1, which is expected to have an aggregate Stated Principal Balance as of the Cut off Date of approximately $571,940,310 (the Mortgage Loans in loan group 1 are also referred to as the group 1 mortgage loans or Aggregate Loan Group I), loan group 2, which is expected to have an aggregate Stated Principal Balance as of the Cut off Date of approximately $62,892,394 (the Mortgage Loans in loan group 2 are referred to as the group 2 mortgage loans) and loan group 3, which is expected to have an aggregate Stated Principal Balance as of the Cut off Date of approximately $181,824,148 (the Mortgage Loans in loan group 3 are referred to as the group 3 mortgage loans). Aggregate Loan Group II, which consists of the group 2 mortgage loans and group 3 mortgage loans is expected to have an aggregate Stated Principal Balance as of the Cut off Date of approximately $244,716,542.

        Approximately 65.02%, 75.13% and 90.01% of the group 1 mortgage loans, group 2 mortgage loans and group 3 mortgage loans, respectively, in each case by the Stated Principal Balance of the Mortgage Loans in the related loan group as of the Cut-off Date, will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The remaining approximately 34.98%, 24.87% and 9.99% of the group 1 mortgage loans, group 2 mortgage loans and group 3 mortgage loans, respectively, in each case by the Stated Principal Balance of the Mortgage Loans in the related loan group as of the Cut-off Date, will provide that the related mortgagors pay only interest on the principal balances of these Mortgage Loans for up to fifteen years after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the "INTEREST ONLY LOANS"). All of the Mortgage Loans provide for payments due on the first day of each month (the "DUE DATE"). At origination, substantially all of the Mortgage Loans had stated terms to maturity of 30 years. Scheduled monthly payments made by the mortgagors on the Mortgage Loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest.

        Except for approximately 33.46%, 93.74% and 93.92% of the group 1 mortgage loans, group 2 mortgage loans and group 3 mortgage loans, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the Cut-off Date, the mortgagors may prepay their Mortgage Loans at any time without paying a prepayment charge. For substantially all of the Mortgage Loans that impose a prepayment charge, the prepayment charge applies to principal prepayments of more than 20% of the original principal balance in any twelve-month period during a period that can be as short as the first one year or as long as the first five years after origination of the applicable Mortgage Loan. The charge is equal to six month's interest on the amount prepaid in excess of the 20% threshold. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

        The group 2 mortgage loans and group 3 mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac. The group 1 mortgage loans have original principal balances that may or may not conform to the guidelines of Fannie Mae and Freddie Mac.

        The mortgage rate ("MORTGAGE RATE") of each of the Mortgage Loans will be fixed for the life of the Mortgage Loan.

        The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each loan group is set forth in the following table:

                         EARLIEST FIRST     EARLIEST STATED     LATEST STATED
                          PAYMENT DATE       MATURITY DATE      MATURITY DATE
                        ----------------    ----------------    -------------
loan group 1 .........      July 1, 2002     January 1, 2031    March 1, 2036
loan group 2 .........  December 1, 2004    November 1, 2025    March 1, 2036
loan group 3 .........  November 1, 2002    November 1, 2025    March 1, 2036

        As of the Cut-off Date, no Mortgage Loan in any loan group was delinquent 30 days or more and no Mortgage Loan has been delinquent 30 days or more in the past 12 months.

        No Mortgage Loan was subject to a buydown agreement. No Mortgage Loan provides for deferred interest or negative amortization.

        At origination, all of the Mortgage Loans had a Loan-to-Value Ratio of 100% or less. Each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. With respect to approximately 0.08%, 2.98% and 0.05% of the group 1 mortgage loans, group 2 mortgage loans and group 3 mortgage loans, respectively, in each case by aggregate Stated Principal Balance of the Mortgage Loans in the related loan group, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium. Except for these lender acquired mortgage insurance Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan after the date on which the Loan-to-Value Ratio of a Mortgage Loan is 80% or less (either because of principal payments on the Mortgage Loan or because of a new appraisal of the mortgaged property). The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance Mortgage Loans, unless otherwise prohibited by law. See "--Underwriting Standards" in this prospectus supplement.

        The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of that Mortgage Loan at the date of determination and the denominator of which is

        o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

        o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

        No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

        "FICO CREDIT SCORES" are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers in order to establish patterns that are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. A FICO Credit Score, however, purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a FICO Credit Score will be an accurate predictor of the likely risk or quality of a mortgage loan.

        Schedule 1 to this prospectus supplement contains information, in tabular format, about the group 1 mortgage loans, group 2 mortgage loans and group 3 mortgage loans as of the Cut-off Date. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in the applicable loan group as of the Cut-off Date and have been rounded in order to total 100%.

ASSIGNMENT OF THE MORTGAGE LOANS

        Pursuant to the pooling and servicing agreement, on the closing date the depositor will assign without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each Mortgage Loan and all interest in all other assets included in Residential Asset Securitization Trust 2006-A1. This assignment will include all scheduled payments received on or with respect to the Mortgage Loans that were due after the Cut-off Date, but not any principal and interest due on or before the Cut-off Date.

        In connection with the assignment of the Mortgage Loans, the depositor will deliver or cause to be delivered to the trustee the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor). With respect to up to 30% of the Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Assignments of the Mortgage Loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller. Under certain circumstances specified in the pooling and servicing agreement, the assignments will be recorded (at the servicer's request).

        The trustee will review each mortgage file relating to the Mortgage Loans within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date) and if any document in a mortgage file is found to be missing or defective in a material respect adverse to the interests of the certificateholders in the related Mortgage Loan and the seller does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related Mortgage Loan from the issuing entity. The trustee will hold the Mortgage Loan documents in trust for the benefit of the certificateholders in accordance with its customary procedures, including storing the documents in fire-resistant facilities. Rather than repurchase the Mortgage Loan as provided above, the seller may remove the Mortgage Loan (referred to as a deleted Mortgage Loan) from the issuing entity and substitute in its place another Mortgage Loan (referred to as a replacement Mortgage Loan); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code. Any replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

        o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted Mortgage Loan (the amount of any shortfall to be deposited by the seller in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (a "SUBSTITUTION ADJUSTMENT AMOUNT")),

        o have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted Mortgage Loan,

        o have a Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan,

        o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted Mortgage Loan, and

        o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

        This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for a material omission of, or a material defect in, a Mortgage Loan document.

        Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the issuing entity that are not already held through the MERS(R) System may, at the discretion of the servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the servicer, registered electronically through the MERS(R) System. For each of the Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the Mortgage Loan.

                                   THE SELLER

        IndyMac Bank, F.S.B. ("INDYMAC BANK") will be the seller of the Mortgage Loans. The principal executive offices of the seller are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac Bank began in 1993. On July 1, 2000, this business was transferred by a predecessor company to IndyMac Bank and began operation as a federal savings bank

ORIGINATION PROCESS

        IndyMac Bank acquires mortgage loans principally through four channels: mortgage professionals, consumer direct, correspondent and conduit. IndyMac Bank also acquires a relatively small number of mortgage loans through other channels.

        Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

        Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac Bank website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

        Correspondent: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who sell previously funded mortgage loans to IndyMac Bank.

        Conduit: IndyMac Bank acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

        IndyMac Bank approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac Bank will cease doing business with them.

UNDERWRITING PROCESS

        Mortgage loans that are acquired by IndyMac Bank are underwritten by IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

        IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System) underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

        IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

        In determining a borrower's FICO Credit Score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances, IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO Credit Score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO Credit Score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

        For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

        All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

        IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Limited, Stated Income, No Ratio, No Income/No Asset and No Doc. In general, documentation types that provide for less than full documentation of employment, income and liquid assets require higher credit quality and have lower loan-to-value ratios and loan amount limits.

        Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written documentation such as tax returns, pay stubs or W-2 forms. Generally, a two-year history of employment or continuous source of income is required to demonstrate adequacy and continuance of income. Borrowers applying under the Full/Alternate Documentation Program may, based on certain loan characteristics and higher credit quality, qualify for IndyMac Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

        The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers generally must document income and employment for one year (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Limited Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

        The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding a borrower's assets, if applicable, is verified through written communications. Information regarding income is not verified and employment verification may not be written.

        The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income, but employment may not be written.

        Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

        IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

        Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO Credit Score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

        To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or AVM, must support the loan amount.

        Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

        IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

        1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program.

        2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting Program.

        Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

        Mortgage loans originated through the conduit channel were generally initially underwritten by the seller to the seller's underwriting guidelines. IndyMac Bank reviews each seller's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a seller are subjected to a full re-underwriting.

        Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

REPRESENTATIONS BY SELLER; REPURCHASES, ETC.

        The seller represents that immediately before the assignment of the Mortgage Loans to the depositor, it will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and will have full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loans pursuant to the pooling and servicing agreement.

        In the event of a breach of any representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the certificateholders, the seller will be obligated, in accordance with the pooling and servicing agreement, to cure that breach, to repurchase the Mortgage Loan at the purchase price or to substitute a qualified mortgage loan for the Mortgage Loan. See "Mortgage Loan Program--Representations by Sellers; Repurchases" in the prospectus.

                         SERVICING OF THE MORTGAGE LOANS

THE SERVICER

        IndyMac Bank will act as servicer under the pooling and servicing agreement (in such capacity, the "SERVICER"). The principal executive offices of the servicer are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. It is expected that on the closing date the servicer will be the only entity servicing the Mortgage Loans. As of the date of this prospectus supplement, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and subprime mortgage loans, (y) by Moody's, "SQ2" as a primary servicer of prime and subprime first lien mortgage loans and "SQ3" as a special servicer and (z) by S&P, "above average/stable" as a primary servicer and "average/stable" as a master servicer and special servicer.

        The servicer will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the Mortgage Loans serviced by the servicer for itself or others. The servicer has agreed to represent and protect the interest of the trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan.

        If the servicing of any Mortgage Loan were to be transferred, there may be an increase in delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable Mortgage Loans as a result of any servicing transfer. See also "Risk Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Certificates" in the prospectus.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

        The delinquency, foreclosure and loss percentages set forth in the tables below may be affected by the size and relative lack of seasoning of the master servicing and servicing portfolio. Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by the servicer have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels that may be experienced over the lives of such mortgage loans. If the volume of IndyMac Bank's new loan originations and acquisitions declines, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

        The foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac Bank's foreclosure, delinquency and loss experience for future periods. Accordingly, the information presented in the tables below (which includes mortgage loans with underwriting, payment and other characteristics that differ from those of the Mortgage Loans) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in these tables will be indicative of such experience on the Mortgage Loans in the future.

        The following tables summarize (a) the delinquency and foreclosure experience and (b) cumulative net losses, respectively, as of December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005 on approximately $8.90 billion, $8.99 billion, $7.26 billion, $16.15 billion and $37.99 billion, respectively, in outstanding principal balance of mortgage loans master serviced or serviced by IndyMac Bank and securitized by the depositor or CWMBS, Inc.

                                                                                  AS OF DECEMBER 31,
                                                     ----------------------------------------------------------------------------
                                                         2001            2002            2003            2004            2005
                                                     ------------    ------------    ------------    ------------    ------------
Total Number of Conventional Mortgage Loans
 in Portfolio ....................................         58,949          46,004          24,291          52,922         128,887
Delinquent Mortgage Loans and Pending
 Foreclosures at Period End(1):
   30-59 days ....................................           3.46%           2.54%           1.99%           1.37%           2.32%
   60-89 days ....................................           0.88%           0.72%           0.48%           0.24%           0.38%
   90 days or more (excluding pending
    foreclosures) ................................           0.67%           0.52%           0.38%           0.19%           0.30%
                                                     ------------    ------------    ------------    ------------    ------------
Total Delinquencies ..............................           5.01%           3.78%           2.85%           1.80%           3.00%
Foreclosures pending .............................           1.84%           1.50%           1.21%           0.15%           0.06%
REOs .............................................           0.56%           0.59%           0.41%           0.03%           0.02%
                                                     ------------    ------------    ------------    ------------    ------------
Total delinquencies, foreclosures pending and
 REOs ............................................           7.41%           5.87%           4.47%           1.98%           3.08%

----------
(1)  As a percentage of the principal balance.

        IndyMac Bank does not write off mortgage loans of the type covered by the registration statement of which this prospectus supplement forms a part until the loans are liquidated in a foreclosure sale or are otherwise disposed of (such as by a deed in lieu of foreclosure) in accordance with its guidelines for servicing delinquent mortgage loans and it has received all expected proceeds.

                                                          CUMULATIVE
                                                       STATED AMOUNT OF
                                   CUMULATIVE NET     SECURITIES ISSUED
                                  LOSSES (MILLIONS)       (MILLIONS)         LOSS (RATIO)(1)
                                 ------------------   ------------------   ------------------
As of December 31, 2001 ......   $            77.01   $        28,152.72                 0.27%
As of December 31, 2002 ......   $           100.03   $        33,498.95                 0.30%
As of December 31, 2003 ......   $           119.69   $        38,992.40                 0.31%
As of December 31, 2004 ......   $           128.92   $        52,479.30                 0.25%
As of December 31, 2005 ......   $           131.99   $        81,814.35                 0.16%

----------
(1) Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.

        Historically, a variety of factors, including the appreciation of real estate values, has limited the servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

        The expense fees are payable out of the interest payments on each Mortgage Loan. As of the Cut-off Date, the weighted average rate at which the expense fees accrue (referred to as the "EXPENSE FEE RATE") is equal to approximately 0.309% per annum. The "EXPENSE FEES" consist of (a) the servicing fee, (b) fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement in an amount of 0.0035% per annum of the Stated Principal Balance of each Mortgage Loan and (c) lender paid mortgage insurance premiums. The servicing fee rate will range from 0.250% per annum to 0.320% per annum and will be set forth on the mortgage loan schedule attached as an exhibit to the pooling and servicing agreement. The servicer is obligated to pay certain ongoing expenses associated with the issuing entity and incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the servicer out of its fee. The amount of the servicer's servicing compensation is subject to adjustment with respect to prepaid Mortgage Loans, as described in this prospectus supplement under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The servicer will also be entitled to receive late payment fees, assumption fees and other similar charges. The servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account, the Certificate Account and the Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under "Description of the Certificates - Fees and Expenses.".

        The "ADJUSTED NET MORTGAGE RATE" of a Mortgage Loan is the Mortgage Loan's Mortgage Rate minus the related Expense Fee Rate.

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

        When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, if the servicer purchases a Mortgage Loan as described in this prospectus supplement under "--Certain Modifications and Refinancings," the issuing entity is entitled to the interest paid by the borrower only to the date of purchase. Except with respect to the month of the Cut-off Date, principal prepayments by borrowers received by the servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments on such Mortgage Loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans will result. Conversely, principal prepayments on such Mortgage Loans received by the servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to such prepaid Mortgage Loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the servicer will be required to reduce its servicing compensation, but the reduction for an Aggregate Loan Group for any Distribution Date will be limited to an amount (such amount, "COMPENSATING INTEREST") equal to the product of

        o       0.125% multiplied by

        o       one-twelfth multiplied by

        o the aggregate Stated Principal Balance of the Mortgage Loans in the related Aggregate Loan Group as of the first day of the prior month.

        If shortfalls in interest as a result of prepayments on the Mortgage Loans in any month exceed the Compensating Interest for such month, the amount of interest distributed to certificateholders will be reduced by the amount of the excess and no amounts will be due or paid with respect to such reduction on future Distribution Dates. See "Description of the Certificates -- Interest" in this prospectus supplement.

ADVANCES

        Except as described below, the servicer will be required to advance prior to each Distribution Date, from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for this Distribution Date, an amount (referred to as an "ADVANCE") equal to

        o all of the payments of principal and interest on the Mortgage Loans due but delinquent as of the "DETERMINATION DATE" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th of the month)

        minus

        o the servicing fee for those Mortgage Loans for the period plus

        o an amount equivalent to interest on each Mortgage Loan as to which the mortgaged property has been acquired by the issuing entity (through foreclosure or deed-in-lieu of foreclosure).

        Advances are intended to maintain a regular flow of scheduled interest and principal distributions on the certificates rather than to guarantee or insure against losses. The servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan only to the extent that such advances made on that Mortgage Loan are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the servicer determines on any Determination Date to make an advance, that advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if such failure remains unremedied for five days after written notice of such failure. If the servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make any required advance, in accordance with the terms of the pooling and servicing agreement. An advance will be reimbursed from the payments on the Mortgage Loan with respect to which the advance was made. However, if an advance is determined to be nonrecoverable and the servicer delivers an officer's certificate to the trustee indicating that the advance is nonrecoverable, the servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable advance. Reimbursement for advances and nonrecoverable advances will be made prior to distributions on the certificates.

CERTAIN MODIFICATIONS AND REFINANCINGS

        The servicer may modify any Mortgage Loan at the request of the related mortgagor, provided that the servicer purchases the Mortgage Loan from the issuing entity immediately preceding the modification. Any modification of a Mortgage Loan may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. The servicer attempts to identify mortgagors who are likely to refinance their Mortgage Loans (and therefore cause a prepayment in full) and inform them of the availability of the option of modification in lieu of refinancing. Mortgagors who are informed of this option are more likely to request a modification than mortgagors who are not so informed. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the first day of the month in which the proceeds are to be distributed at the applicable adjusted net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the servicer. The servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. The purchase price will be treated by the servicer as a prepayment in full of the related Mortgage Loan, and will be distributed by the trustee in accordance with the pooling and servicing agreement. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and any interest, additions or penalties imposed on any REMIC as a result of any modification or purchase.

DEFAULT MANAGEMENT SERVICES

        In connection with the servicing of defaulted Mortgage Loans, the servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those Mortgage Loans. The servicer will be entitled to reasonable compensation for providing those services, in addition to the servicing compensation described in this prospectus supplement.

                                   THE SPONSOR

         The sponsor is IndyMac Bank. The sponsor is the same entity as the seller and the servicer of the Mortgage Loans, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993. The following table describes the approximate volume of mortgage loan securitizations sponsored by IndyMac Bank since 2002.

                   YEAR            APPROXIMATE VOLUME
              ---------------     --------------------
              2002                    $6.25 billion
              2003                    $5.78 billion
              2004                    $16.03 billion
              2005                    $31.37 billion

        As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring their securitization transactions.

                                STATIC POOL DATA

        Certain static pool data and delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at http://regab.indymacbank.com/. Each of these securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the Mortgage Loans to be included in the issuing entity that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior securitizations is likely to not be indicative of the future performance of the Mortgage Loans.

        This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

        o prior securitized pools of IndyMac Bank, F.S.B. that do not include the Mortgage Loans and that were established before January 1, 2006; or

        o in the case of information regarding the Mortgage Loans, information about the Mortgage Loans for periods before January 1, 2006.

                                  THE DEPOSITOR

        The depositor is IndyMac MBS, Inc., a Delaware corporation that is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               THE ISSUING ENTITY

        In connection with the issuance of the certificates, the depositor has formed the Residential Asset Securitization Trust 2006-A1, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. Residential Asset Securitization Trust 2006-A1 is sometimes referred to in this prospectus supplement as the "issuing entity" and is referred to in the prospectus as the "trust" or the "trust fund." The Trustee serves as trustee of the issuing entity and acts on behalf of the issuing entity as the issuing entity does not have any directors, officers or employees. The fiscal year end of the issuing entity is December 31.

        The issuing entity's activities are limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the issuing entity is created pursuant to the pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the pooling and servicing agreement.

        Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

                                   THE TRUSTEE

        Deutsche Bank National Trust Company ("DBNTC") will act as trustee, calculation agent and custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will physically segregate the mortgage files in DBNTC's custody and the mortgage files will be kept in shared facilities. However, DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file held by the trustee on behalf of the trust. DBNTC has no legal proceeding that would materially affect its ability to perform its duties as trustee, calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. The depositor and the servicer may maintain other banking relationships in the ordinary course of business with DBNTC.

        Offered certificates may be surrendered at the offices designated by the trustee from time to time for such purchases, which as of the closing date is of the trustee located at DB Services Tennessee, 648 Grassmere Park Rd., Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the trustee designates from time to time. Correspondence may be directed to the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN0601. Certificateholders may access monthly statements from the trustee's website. Certificateholders may obtain assistance in operating the trustee's website by calling the trustee's investor relations desk at (800) 735-7777.

        In addition to the duties described elsewhere in this prospectus supplement and the prospectus, the trustee will perform many services on behalf of the issuing entity pursuant to the pooling and servicing agreement. The trustee will be responsible for (x) calculating and paying principal and interest distributions to each certificateholder, (y) preparing and filing all income tax returns and (z) the preparation of monthly statements to certificateholders.

        The trustee will be liable for its own grossly negligent action, its own gross negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the pooling and servicing agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the trustee will not be liable, individually or as trustee,

        o for an error of judgment made in good faith by a responsible officer of the trustee, unless it is finally proven that the trustee was grossly negligent in ascertaining the pertinent facts,

        o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates evidencing not less than 25% of the Voting Rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the pooling and servicing agreement,

        o for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement, or

        o for any loss on any investment of funds pursuant to the pooling and servicing agreement (other than as issuer of the investment security).

        The trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        The trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any class of certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the trustee no longer meets the foregoing requirements, the trustee has agreed to resign immediately.

        The trustee may at any time resign by giving written notice of resignation to the depositor, the servicer and each Rating Agency not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the trustee gives notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

        The depositor or the servicer may remove the trustee and appoint a successor trustee if:

        o the trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the trustee by the depositor,

        o the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

        o a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different trustee.

        In addition, the holders of certificates evidencing at least 51% of the Voting Rights of each class of certificates may at any time remove the trustee and appoint a successor trustee. Notice of any removal of the trustee shall be given to each Rating Agency by the successor trustee. The party initiating the removal of a trustee will bear any expense associated with the removal of the appointment of a new trustee.

        Any resignation or removal of the trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

        A successor trustee will not be appointed unless the successor trustee meets the eligibility requirements described above and its appointment does not adversely affect the then -current ratings of the certificates.

                              THE CAP COUNTERPARTY

        Morgan Stanley Capital Services Inc. is the cap counterparty (the "CAP COUNTERPARTY"). The Cap Counterparty, is a wholly-owned, unregulated, special purpose subsidiary of Morgan Stanley & Co. Incorporated ("MORGAN STANLEY" ). The Cap Counterparty conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The obligations of the Cap Counterparty are 100% guaranteed by Morgan Stanley.

        As of the date hereof, the Cap Counterparty is rated "AA-" by Fitch Ratings, "A+" by Standard & Poor's Rating Services and "Aa3" by Moody's Investors Service, Inc.

        Upon the occurrence of an event of default or termination event specified in the yield maintenance agreements, each yield maintenance agreement may be replaced with a replacement yield maintenance agreement as described in this prospectus supplement under "Description of the Certificates - Yield Supplement Amounts."

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

        The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this prospectus supplement are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

        The Mortgage Pass-Through Certificates, Series 2006-A will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class PO, Class A-X, Class A-R, Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, Class II-B-6 and Class P Certificates. Only the classes of certificates listed on the cover page (all of which are together referred to as the "OFFERED CERTIFICATES") are offered by this prospectus supplement. The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and pass-through rates set forth on the cover page or as described in this prospectus supplement. The initial Class Certificate Balances and initial Notional Amounts may vary in the aggregate by plus or minus 5%.

        When describing the certificates in this prospectus supplement, we use the following terms:

         DESIGNATION                                    CLASSES OF CERTIFICATES
----------------------------  ---------------------------------------------------------------------------------
      Group 1 Senior               Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class
  Certificates or Group I        1-A-6, Class 1-A-7, Class 1-A-8 and Class A-R Certificates and Class A-X-1
       Certificates                                    and Class PO-1 Components

Group 2 Senior Certificates     Class 2-A-1 and Class 2-A-2 Certificates and Class A-X-2 and Class PO-2
                                                              Components

Group 3 Senior Certificates       Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4 and Class 3-A-5
                                        Certificates and Class PO-3 and Class A-X-3 Components

Group II Senior Certificates          Group 2 Senior Certificates and Group 3 Senior Certificates

 Senior Certificate Group      Each of the Group 1 Senior Certificates, Group 2 Senior Certificates and
                                                      Group 3 Senior Certificates

    Senior Certificates       Group 1 Senior Certificates, Group 2 Senior Certificates and Group 3 Senior
                                                             Certificates

   Group I Subordinated        Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class
       Certificates                                       I-B-6 Certificates

         DESIGNATION                                    CLASSES OF CERTIFICATES
----------------------------  ---------------------------------------------------------------------------------
   Group II Subordinated       Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and
       Certificates                                    Class II-B-6 Certificates

 Subordinated Certificate       Each of the Group I Subordinated Certificates and Group II Subordinated
           Group                                             Certificates

 Subordinated Certificates     Group I Subordinated Certificates and Group II Subordinated Certificates

   Group I Certificates            Group I Senior Certificates and Group I Subordinated Certificates

   Group II Certificates          Group II Senior Certificates and Group II Subordinated Certificates

    LIBOR Certificates            Class 1-A-4, Class 1-A-5, Class 1-A-6 and Class 1-A-7 Certificates

      Notional Amount                     Class 1-A-5, Class 1-A-7 and Class A-X Certificates
       Certificates

  Class B-1 Certificates                       Class I-B-1 and Class II-B-1 Certificates

   Private Certificates        Class I-B-4, Class I-B-5, Class I-B-6, Class II-B-4, Class II-B-5, Class
                                                    II-B-6 and Class P Certificates

        The certificates are generally referred to as the following types:

               CLASS                                            TYPE
-----------------------------------  ----------------------------------------------------------
Class 1-A-1 Certificates:                   Senior/Fixed Pass-Through Rate/Super Senior

Class 1-A-2 Certificates:                      Senior/Fixed Pass-Through Rate/Support

Class 1-A-3 Certificates:                          Senior/Fixed Pass-Through Rate

Class 1-A-4 Certificates:                        Senior/Floating Pass-Through Rate

                                        Senior/ Inverse Floating Pass-Through Rate/Notional
Class 1-A-5 Certificates:                               Amount/Interest Only

Class 1-A-6 Certificates:                        Senior/Floating Pass-Through Rate

                                         Senior/Inverse Floating Pass-Through Rate/Notional
Class 1-A-7 Certificates:                               Amount/Interest Only

Class 1-A-8 Certificates:                          Senior/Fixed Pass-Through Rate

Class 2-A-1 Certificates:                   Senior/Fixed Pass-Through Rate/Super Senior

Class 2-A-2 Certificates:                      Senior/Fixed Pass-Through Rate/Support

Class 3-A-1 Certificates:                   Senior/Fixed Pass-Through Rate/Super Senior

Class 3-A-2 Certificates:                   Senior/Fixed Pass-Through Rate/Super Senior

Class 3-A-3 Certificates:                   Senior/Fixed Pass-Through Rate/Super Senior

Class 3-A-4 Certificates:                        Senior/Fixed Pass-Through Rate/NAS

Class 3-A-5 Certificates:                    Senior/Fixed Pass-Through Rate/NAS/Support

Class A-X Certificates:              Senior/Variable Pass-Through Rate/Notional Amount/Interest
                                                           Only/Component

Class PO Certificates:                            Senior/Principal Only/Component

Class A-R Certificates:                                Senior/REMIC Residual

Group I Subordinated Certificates:              Subordinate/Fixed Pass-Through Rate

Group II Subordinated Certificates:            Subordinate/Variable Pass-Through Rate

               CLASS                                            TYPE
-----------------------------------  ----------------------------------------------------------
Class P Certificates:                                    Prepayment Charges

Class A-R Certificates:                                       Residual

        The private certificates are not being offered by this prospectus supplement. Any information presented in this prospectus supplement with respect to the private certificates is provided only to permit a better understanding of the offered certificates. The initial Class Certificate Balances of the private certificates are set forth in this prospectus supplement under "Summary - Description of the Certificates." The classes of private certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this prospectus supplement or described under "--Interest" in this prospectus supplement. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates.

CALCULATION OF CLASS CERTIFICATE BALANCE

        The "CLASS CERTIFICATE BALANCE" of any class or component of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

o all amounts previously distributed to holders of certificates of that class as distributions of principal,

o the amount of Realized Losses (including Excess Losses) allocated to that class, and

o in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of related Class PO Deferred Amounts, as described in this prospectus supplement under "--Allocation of Losses;"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates. See "Application of Liquidation Proceeds" in the prospectus.

        In addition, the Class Certificate Balance of the class of subordinated certificates related to an Aggregate Loan Group then outstanding with the lowest priority of distribution will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates) related to that Aggregate Loan Group following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the pool principal balance of that Aggregate Loan Group as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

        The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

        The Group I Senior Certificates will have an initial aggregate Class Certificate Balance of approximately $533,906,195 and will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans in Aggregate Loan Group I of approximately 93.35%, and the Group II Senior Certificates will have an initial aggregate Class Certificate Balance of approximately $233,091,844 and will evidence in the aggregate an initial beneficial ownership interest in the Mortgage Loans in Aggregate Loan Group II of approximately 95.25%. The Class Subordination Percentage of each class of Group I Subordinated Certificates and Group II Subordinated Certificates as of the closing date, which represents the initial beneficial ownership of each such class in the related Aggregate Loan Group, is approximately as follows:

                                                INITIAL
                                               BENEFICIAL
                                               OWNERSHIP
GROUP I SUBORDINATED CERTIFICATES             PERCENTAGE
----------------------------------           -------------
Class I-B-1 ......................               2.30%
Class I-B-2 ......................               2.45%
Class I-B-3 ......................               0.60%
Class I-B-4 ......................               0.55%
Class I-B-5 ......................               0.45%
Class I-B-6 ......................               0.30%

                                                INITIAL
                                               BENEFICIAL
                                               OWNERSHIP
GROUP II SUBORDINATED CERTIFICATES             PERCENTAGE
----------------------------------           -------------
Class II-B-1 .....................               2.15%
Class II-B-2 .....................               0.90%
Class II-B-3 .....................               0.60%
Class II-B-4 .....................               0.45%
Class II-B-5 .....................               0.35%
Class II-B-6 .....................               0.30%

        The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

NOTIONAL AMOUNT CERTIFICATES

        The Class 1-A-5, Class 1-A-7 and Class A-X Certificates (collectively, the "NOTIONAL AMOUNT CERTIFICATES") will not have Class Certificate Balances but will bear interest on their respective outstanding Notional Amounts.

        The "NOTIONAL AMOUNT" of the Class 1-A-5 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-4 Certificates immediately prior to that Distribution Date.

        The "NOTIONAL AMOUNT" of the Class 1-A-7 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-6 Certificates immediately prior to that Distribution Date.

        The "NOTIONAL AMOUNT" of the Class A-X Certificates for any Distribution Date will equal the sum of the Class A-X-1, Class A-X-2 and Class A-X-3 Component Notional Amounts.

        The "DUE PERIOD" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

COMPONENT CLASSES

        Solely for purposes of calculating distributions and allocating losses, the Class PO and Class A-X Certificates will be made up of three components having the designations and initial Component Balances or initial Component Notional Amounts set forth below as of the closing date:

                                         INITIAL COMPONENT BALANCE
                DESIGNATION                    (APPROXIMATE)
        ---------------------------     --------------------------
        Class PO-1 ................             $3,123,095
        Class PO-2 ................             $1,338,724
        Class PO-3 ................             $22,119

                                        INITIAL COMPONENT NOTIONAL
                DESIGNATION                 AMOUNT (APPROXIMATE)
        ---------------------------     --------------------------
        Class A-X-1 ...............             $462,851,386
        Class A-X-2 ...............             $12,445,211
        Class A-X-3 ...............             $143,905,216

        The "COMPONENT BALANCE" with respect to any Class PO Component as of any Distribution Date is the initial Component Balance on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates and increased by the allocable portion of Subsequent Recoveries on the Mortgage Loans in the related loan group.

        The Class Certificate Balance of the Class PO Certificates on any Distribution Date will be equal to the aggregate Component Balance of the Class PO Components on that Distribution Date. The Class PO Components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this prospectus supplement, "CLASS PO COMPONENT" will mean the Class PO-1, Class PO-2 or Class PO-3 Component, as applicable. The Class PO-1 Component will relate to loan group 1, the Class PO-2 Component will relate to loan group 2 and the Class PO-3 Component will relate to loan group 3.

        The "COMPONENT NOTIONAL AMOUNT" of the Class A-X-1 Component for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in loan group 1 as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

        The "COMPONENT NOTIONAL AMOUNT" of the Class A-X-2 Component for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in loan group 2 as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

        The "COMPONENT NOTIONAL AMOUNT" of the Class A-X-3 Component for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in loan group 3 as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending in that Due Period).

        The Notional Amount of the Class A-X Certificates on any Distribution Date will equal the aggregate Component Notional Amount of the Class A-X Components on that Distribution Date. The Class A-X Components comprising the Class A-X Certificates will not be separately transferable from the Class A-X Certificates. As used in this prospectus supplement, "CLASS A-X COMPONENT" will mean the Class A-X-1, Class A-X-2 or Class A-X-3 Component, as applicable. The Class A-X-1 Component will relate to loan group 1, the Class A-X-2 Component will relate to loan group 2 and the Class A-X-3 Component will relate to loan group 3.

BOOK-ENTRY CERTIFICATES

        The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States or, upon request, through Clearstream, Luxembourg (as defined in this prospectus supplement) or the Euroclear System ("EUROCLEAR") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance or Notional Amount of the offered certificates, as applicable, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the offered certificates (other than the Class 1-A-8, Class 3-A-3 and Class A-R Certificates) in minimum denominations representing Class Certificate Balances or Notional Amounts of $25,000 and integral multiples of $1,000 in excess thereof. Investors may hold such beneficial interests in the Class 1-A-8 and Class 3-A-3 Certificates in minimum denominations representing Class Certificate Balances of $1,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

        The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

        Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

        Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

        Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the offered certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures -- Material U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

        Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

        DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

        Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

        Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

        On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

        Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

        Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

        Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

        Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

        DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

        Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

        The Class 1-A-4, Class 1-A-5, Class 1-A-6 and Class 1-A-7 Certificates (we sometimes refer to these classes of certificates as the "LIBOR CERTIFICATES") will bear interest during each interest accrual period at the applicable rate determined as described under "--Interest" below.

        LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR DETERMINATION DATE"). On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent (in such capacity, the "CALCULATION AGENT"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "INTEREST SETTLEMENT RATE" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "MONEYLINE TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "LONDON BUSINESS DAY" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

        If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the method described in the prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

        If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial interest accrual period will be 4.53%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

        On or before the closing date, the servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. See "Payments on Mortgage Assets - Deposits to Certificate Account" in the prospectus. On or before the closing date, the trustee will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the servicer will withdraw from the Certificate Account the amount of Available Funds for that Distribution Date and will deposit such Available Funds in the Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

        Prior to each Determination Date, the servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See "--Reports to Certificateholders" in this prospectus supplement. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the servicer in that report and will be permitted to conclusively rely on any information provided to it by the servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

        The Certificate Account and the Distribution Account. At the direction of the servicer, all funds in the Certificate Account and the Distribution Account will be invested in permitted investments so long as they are received from the servicer in a timely manner along with specific instructions as to how they are to be invested. All income and gain net of any losses realized will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein.

        The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

        The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)               AMOUNT              GENERAL PURPOSE               SOURCE (2)                    FREQUENCY
------------------------   --------------------------   -----------------   -------------------------------    ---------------------
FEES

Servicing Fee / Servicer   From 0.250% to 0.320% per    Compensation        Interest collected with respect            Monthly
                           annum of the Stated                              to each Mortgage Loan and any
                           Principal Balance of each                        Liquidation Proceeds or
                           Mortgage Loan (3)                                Subsequent Recoveries that are
                                                                            allocable to accrued and unpaid
                                                                            interest (4)

Additional Servicing       o    All late payment        Compensation        Payments made by obligors with        Time to time
Compensation / Servicer         fees, assumption fees                       respect to the Mortgage Loans
                                and other similar
                                charges (excluding
                                prepayment charges)

                           o    All investment income   Compensation        Investment income related to               Monthly
                                earned on amounts on                        the Certificate Account and the
                                deposit in the                              Distribution Account
                                Certificate Account
                                and Distribution
                                Account.

                           o    Excess Proceeds (5)     Compensation        Liquidation Proceeds and              Time to time
                                                                            Subsequent Recoveries

Trustee Fee / trustee           0.0035% per annum of    Compensation        Interest Remittance Amount                 Monthly
                           the Stated Principal
                           Balance of each Mortgage
                           Loan

EXPENSES

Insurance expenses /       Expenses incurred by the     Reimbursement of    To the extent the expenses are        Time to time
Servicer                   Servicer                     Expenses            covered by an insurance policy
                                                                            with respect to the Mortgage
                                                                            Loan

Servicing Advances /       To the extent of funds       Reimbursement of    With respect to each Mortgage         Time to time
Servicer                   available, the amount of     Expenses            Loan, late recoveries of the
                           any Servicing Advances.                          payments of the costs and
                                                                            expenses, Liquidation Proceeds,
                                                                            Subsequent Recoveries, purchase
                                                                            proceeds or repurchase proceeds
                                                                            for that Mortgage Loan (6)

  TYPE / RECIPIENT (1)               AMOUNT              GENERAL PURPOSE               SOURCE (2)                    FREQUENCY
------------------------   --------------------------   -----------------   -------------------------------    ---------------------
Indemnification            Amounts for which the        Indemnification     Amounts on deposit on the                  Monthly
expenses / the seller,     seller, the Servicer and                         Certificate Account on any
the servicer and the       the depositor are entitled                       Distribution Account Deposit
depositor                  to indemnification (7)                           Date, following the transfer to
                                                                            the Distribution Account

(1) If the trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the pooling and servicing agreement. See "Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the servicer in the case of amounts owed to the servicer) prior to distributions on the certificates.

(3) The Servicing Fee Rate for each Mortgage Loan will equal either 0.250% or 0.320% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this prospectus supplement under "Servicing of the Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) The servicing fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loans and (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the servicer, the trustee and the depositor are entitled to indemnification of certain expenses as described in this prospectus supplement under "-- Certain Matters related to the Servicer, the Depositor and the Seller."

DISTRIBUTIONS

        Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in March 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" for (x) the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

        Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank, or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

        As more fully described in this prospectus supplement, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in the case of Aggregate Loan Group II in certain circumstances, from any Available Funds from the other loan group in Aggregate Loan Group II remaining after distribution to the senior certificates related to such loan group. Distributions on the subordinated certificates related to an Aggregate Loan Group will be based on any remaining Available Funds for all loan groups in the related Aggregate Loan Group for such Distribution Date after giving effect to distributions on all related classes of senior certificates and payment in respect of related Class PO Deferred Amounts, and will be made in the following order of priority:

        1. to interest on each interest-bearing class or component of senior certificates in the related senior certificate group, pro rata, based on their respective Interest Distribution Amounts;

        2. to principal on the classes and components of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

        3. to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates in the related subordinated certificate group; and

        4. with respect to Aggregate Loan Group II, from Available Funds from both related loan groups, to interest on and then principal of each class of Group II Subordinated Certificates, in the order of their numerical class designations, in each case subject to (x) any payments that may be required to be made as described in this prospectus supplement under "--Cross-Collateralization" and (y) the limitations set forth in this prospectus supplement under "Description of the Certificates -- Interest" and "Principal."

        "AVAILABLE FUNDS" for a loan group for any Distribution Date will be equal to the sum of:

        o all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

        o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures and (a) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries on the Mortgage Loans in that loan group;

        o all partial or full prepayments with respect to Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest allocated to the related loan group; and

        o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the seller or the servicer as of the Distribution Date;

        reduced by amounts in reimbursement for advances previously made and other amounts as to which the servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

        The classes and components of offered certificates entitled to receive distributions of interest will have the respective pass-through rates set forth on the cover page of this prospectus supplement or described below.

        The pass-through rate for the Class 1-A-4 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the lesser of (i) LIBOR plus 0.70% and (ii) 6.00%. The pass-through rate for the Class 1-A-4 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.23%. The Class 1-A-4 Certificates will be entitled to Yield Supplement Amounts to the extent that LIBOR exceeds 5.30%, as described below.

        The pass-through rate for the Class 1-A-5 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to 5.30% minus LIBOR, subject to a maximum of 5.30% and a minimum of 0% for that interest accrual period. The pass-through rate for the Class 1-A-5 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 0.77%.

        The pass-through rate for the Class 1-A-6 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the lesser of (i) LIBOR plus 0.50% and (ii) 6.00%. The pass-through rate for the Class 1-A-6 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.03%. The Class 1-A-6 Certificates will be entitled to Yield Supplement Amounts to the extent that LIBOR exceeds 5.50%, as described below.

        The pass-through rate for the Class 1-A-7 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to 5.50% minus LIBOR, subject to a maximum of 5.50% and a minimum of 0% for that interest accrual period. The pass-through rate for the Class 1-A-7 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 0.97%.

        The pass-through rate for the Class A-X-1 Component for the interest accrual period for any Distribution Date will be equal to the excess of the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans in loan group 1, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period), over 6.00% per annum. The pass-through rate for the Class A-X-1 Component for the interest accrual period for the first Distribution Date is expected to be approximately 0.43% per annum.

        The pass-through rate for the Class A-X-2 Component for the interest accrual period for any Distribution Date will be equal to the excess of the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans in loan group 2, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period), over 5.75% per annum. The pass-through rate for the Class A-X-2 Component for the interest accrual period for the first Distribution Date is expected to be approximately 0.09% per annum.

        The pass-through rate for the Class A-X-3 Component for the interest accrual period for any Distribution Date will be equal to the excess of the average of the adjusted net mortgage rates of the Non-Discount Mortgage Loans in loan group 3, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to prepayments received in the Prepayment Period ending during that Due Period), over 6.00% per annum. The pass-through rate for the Class A-X-3 Component for the interest accrual period for the first Distribution Date is expected to be approximately 0.25% per annum.

        The pass-through rate for a class of Group II Subordinated Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the sum of:

        o 5.75% multiplied by the Assumed Balance of the group 2 mortgage loans for that Distribution Date, and

        o 6.00% multiplied by the Assumed Balance of the group 3 mortgage loans for that Distribution Date;

        divided by the aggregate Class Certificate Balance of the Group II Subordinated Certificates immediately prior to that Distribution Date. The pass-through rate for each class of Group II Subordinated Certificates for the first interest accrual period is expected to be approximately 5.94% per annum.

        On each Distribution Date, to the extent of funds available, each interest-bearing class and component of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST DISTRIBUTION AMOUNT" for any interest-bearing class or component will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Component Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts). The Class PO Certificates are principal only certificates and will not bear interest.

        On each Distribution Date on or prior to the Distribution Date in September 2009 on which LIBOR exceeds 5.30%, in addition to the Interest Distribution Amount described in the preceding paragraph, the Class 1-A-4 Certificates will also be entitled to receive distributions of the related Yield Supplement Amount from payments made under the related Yield Maintenance Agreement.

        On each Distribution Date on or prior to the Distribution Date in November 2010 on which LIBOR exceeds 5.50%, in addition to the Interest Distribution Amount described in the preceding paragraph, the Class 1-A-6 Certificates will also be entitled to receive distributions of the related Yield Supplement Amount from payments made under the related Yield Maintenance Agreement.

        With respect to each Distribution Date for the LIBOR Certificates, the "INTEREST ACCRUAL PERIOD" will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. With respect to each Distribution Date for all other classes of interest-bearing certificates, the "INTEREST ACCRUAL PERIOD" will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

        The interest entitlement described above for each interest-bearing class or component of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and the Group I Subordinated Certificates and (b) both related loan groups, with respect to the Group II Subordinated Certificates. With respect to any Distribution Date and loan group, the "NET INTEREST SHORTFALL" is equal to the sum of:

        o any net prepayment interest shortfalls for that loan group for that Distribution Date and

        o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates in the related subordinated certificate group for those types of losses.

        Net Interest Shortfalls on the group 1 mortgage loans on any Distribution Date will be allocated pro rata among all interest-bearing classes and components of Group I Certificates on such Distribution Date, based on the amount of interest each such class of Group I Certificates would otherwise be entitled to receive on such Distribution Date, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

        Net Interest Shortfalls for a loan group in Aggregate Loan Group II on any Distribution Date will be allocated pro rata among all interest-bearing classes and components in the related senior certificate group and the classes of Group II Subordinated Certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the Group II Subordinated Certificates, be deemed to be entitled to receive based on the subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

        For purposes of allocating Net Interest Shortfalls for a loan group in Aggregate Loan Group II to the Group II Subordinated Certificates on any Distribution Date, the amount of interest each class of Group II Subordinated Certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group in Aggregate Loan Group II on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "ASSUMED BALANCE" for a Distribution Date and loan group in Aggregate Loan Group II is equal to the related Group II Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls for the related loan group in Aggregate Loan Group II will be allocated to the classes of Group II Subordinated Certificates based on the amount of interest each such class of Group II Subordinated Certificates would otherwise be entitled to receive on that Distribution Date.

        A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local law. See "Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

        With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the Compensating Interest for that Distribution Date and loan group and, in the case of Aggregate Loan Group II, the excess, if any, of the Compensating Interest for the other loan group in Aggregate Loan Group II over the prepayment interest shortfalls for that loan group in Aggregate Loan Group II. A "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the related servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

        The significance percentage for each yield maintenance agreement is less than 10%. The "significance percentage" for a yield maintenance agreement is the percentage that the significance estimate of such yield maintenance agreement represents of the Class Principal Balance of the Class 1-A-4 or Class 1-A-6 Certificates. The "significance estimate" of each yield maintenance agreement is determined based on a reasonable good-faith estimate of the maximum probable exposure of such yield maintenance agreement, made in substantially the same manner as that used in IndyMac Bank's internal risk management process in respect of similar instruments.

        If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

YIELD SUPPLEMENT AMOUNT

        The "YIELD SUPPLEMENT AMOUNT" for the Class 1-A-4 Certificates and any Distribution Date will equal the product of:

        (i) the excess of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) 8.80% over (B) 5.30%,

        (ii) the Yield Maintenance Notional Balance for that Distribution Date, and

        (iii) a fraction, the numerator of which is the number of days in the related accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360.

        The "YIELD SUPPLEMENT AMOUNT" for the Class 1-A-6 Certificates and any Distribution Date will equal the product of:

        (i) the excess of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) 9.00% over (B) 5.50%,

        (ii) the Yield Maintenance Notional Balance for that Distribution Date, and

        (iii) a fraction, the numerator of which is the number of days in the related accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360.

        The Yield Maintenance Agreements; Yield maintenance reserve funds. The issuing entity will have the benefit of two interest rate corridor cap agreements (each, a "YIELD MAINTENANCE AGREEMENT") between the issuing entity and the Cap Counterparty, as evidenced by a confirmation.

        Pursuant to each Yield Maintenance Agreement, the terms of an ISDA Master Agreement were incorporated into the confirmation of such Yield Maintenance Agreement as if such ISDA Master Agreement had been executed by the trustee and the Cap Counterparty on the date such Yield Maintenance Agreement was executed. Each Yield Maintenance Agreement is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

        On or prior to the related yield maintenance agreement termination date, on the business day preceding each Distribution Date beginning in April 2006, the Cap Counterparty will make payments of the related Yield Supplement Amount, if any.

        The "YIELD MAINTENANCE AGREEMENT TERMINATION DATE" for the Class 1-A-4 Certificates is the Distribution Date in September 2009 and for the Class 1-A-6 Certificates is the Distribution Date in November 2010. Each Yield

Maintenance Agreement is scheduled to remain in effect up to and including the related yield maintenance agreement termination date.

        The "YIELD MAINTENANCE NOTIONAL BALANCE" on each Distribution Date on or prior to related yield maintenance agreement termination date is as described in
Schedule 2 to this prospectus supplement, subject to a maximum equal to the Class Certificate Balance of the Class 1-A-4 or Class 1-A-6 Certificates, as applicable, immediately prior to such Distribution Date. After a yield maintenance agreement termination date, the related Yield Maintenance Notional Balance will be equal to zero, and the related Yield Maintenance Agreement will be terminated.

        The Yield Maintenance Notional Balances for the Class 1-A-4 and Class 1-A-6 Certificates decline based on the Mortgage Loans having a prepayment rate equal to 100% and 85%, respectively, of the Prepayment Assumption.

        Payments made under a Yield Maintenance Agreement will be based on the related Yield Maintenance Notional Balance on a Distribution Date. If the related Yield Maintenance Notional Balance set forth on Schedule 2 to this prospectus supplement decreases at a faster rate than the Class Certificate Balance of the Class 1-A-4 or Class 1-A-6 Certificates, as applicable, payments under the related Yield Maintenance Agreement may be insufficient to distribute the related Yield Supplement Amount to the Class 1-A-4 or Class 1-A-6 Certificates, as applicable.

        Each Yield Maintenance Agreement will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events relating to the Cap Counterparty or the issuing entity, the failure of the Cap Counterparty (three business days after notice of such failure is received by the Cap Counterparty) to make a payment due under a Yield Maintenance Agreement and such Yield Maintenance Agreement becoming illegal or subject to certain kinds of taxation.

        It will be an additional termination event under a Yield Maintenance Agreement if the Cap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("REGULATION AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the related yield maintenance agreement, and the Cap Counterparty fails to transfer the related yield maintenance agreement, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the related yield maintenance agreement, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

        If a Yield Maintenance Agreement is terminated prior to its scheduled yield maintenance agreement termination date, the Cap Counterparty may owe a termination payment to the trustee, payable in a lump sum to be held by the trustee until the scheduled yield maintenance agreement termination date of the related Yield Maintenance Agreement. However, if such termination occurs, no assurance can be given that any such termination payment will be owing to the trustee.

        Any amounts received from the Cap Counterparty under a Yield Maintenance Agreement will be deposited in the related yield maintenance reserve fund established by the trustee (each, a "YIELD MAINTENANCE RESERVE FUND"). Any amounts on deposit in a yield maintenance reserve fund will be the property of the issuing entity, but will not be part of any REMIC. On each Distribution Date, the trustee will withdraw the amount of the related Yield Supplement Amount from funds available on deposit in the related yield maintenance reserve fund. Any amounts received pursuant to a Yield Maintenance Agreement and not used to cover any related Yield Supplement Amount on a Distribution Date will be distributed to the Cap Counterparty and will not be available on any future Distribution Date to cover any Yield Supplement Amounts. There can be no assurance, however, that funds in a yield maintenance reserve fund will be available to pay the related Yield Supplement Amount on such Distribution Date or subsequent Distribution Dates.

        The Class 1-A-4 and Class 1-A-6 Certificates do not represent an obligation of the Cap Counterparty. Holders of the Class 1-A-4 and Class 1-A-6 Certificates are not parties to or beneficiaries under any Yield Maintenance Agreement and will not have any right to proceed directly against the Cap Counterparty in respect of its obligation under any Yield Maintenance Agreement.

        Each Yield Maintenance Agreement will be filed with the SEC as an Exhibit to a Current Report on Form 8-K after the closing date.

PRINCIPAL

        All payments and other amounts received in respect of principal of the Mortgage Loans in a loan group will be allocated between the related Class PO Component and the related senior certificates (other than the related Notional Amount Certificates and the related Class PO and Class A-X Components) and the related subordinated certificates, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

        The "NON-PO PERCENTAGE" with respect to any Mortgage Loan in a loan group with an adjusted net mortgage rate less than the per annum rate described below (each a "DISCOUNT MORTGAGE LOAN") will be determined as follows:

          DISCOUNT MORTGAGE LOANS IN     ADJUSTED NET MORTGAGE RATE        NON-PO PERCENTAGE OF
                  LOAN GROUP                  FOR MORTGAGE LOAN           DISCOUNT MORTGAGE LOAN
          --------------------------     --------------------------     --------------------------
                       1                  Less than 6.00% per annum     adjusted net mortgage rate
                                                                        divided by 6.00% per annum
                       2                  Less than 5.75% per annum     adjusted net mortgage rate
                                                                        divided by 5.75% per annum
                       3                  Less than 6.00% per annum     adjusted net mortgage rate
                                                                        divided by 6.00% per annum

        The Non-PO Percentage with respect to any Mortgage Loan in a loan group with an adjusted net mortgage rate equal to or greater than the per annum rate described below (each a "NON-DISCOUNT MORTGAGE LOAN"), will be 100%.

                NON-DISCOUNT MORTGAGE LOANS IN       ADJUSTED NET MORTGAGE RATE FOR MORTGAGE
                          LOAN GROUP                                  LOAN
                ------------------------------      ----------------------------------------
                               1                    Greater than or equal to 6.00% per annum
                               2                    Greater than or equal to 5.75% per annum
                               3                    Greater than or equal to 6.00% per annum

        The "PO PERCENTAGE" with respect to any Discount Mortgage Loan in a loan group will be equal to the amount determined as follows:

                DISCOUNT MORTGAGE LOANS IN LOAN
                             GROUP                  PO PERCENTAGE OF DISCOUNT MORTGAGE LOAN
                -------------------------------     ---------------------------------------
                               1                     (6.00% -- adjusted net mortgage rate)
                                                               divided by 6.00%
                               2                     (5.75% -- adjusted net mortgage rate)
                                                               divided by 5.75%

                DISCOUNT MORTGAGE LOANS IN LOAN
                             GROUP                  PO PERCENTAGE OF DISCOUNT MORTGAGE LOAN
                -------------------------------     ---------------------------------------
                               3                     (6.00% -- adjusted net mortgage rate)
                                                               divided by 6.00%

        The PO Percentage with respect to any Non-Discount Mortgage Loan will be 0%.

        Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal to the related classes of senior certificates (other than the related Notional Amount Certificates and related Class PO and Class A-X Component) in an amount up to the related Senior Principal Distribution Amount and as principal of the related classes of subordinated certificates, in an amount up to the related Subordinated Principal Distribution Amount.

        The "NON-PO FORMULA PRINCIPAL AMOUNT" for any Distribution Date and loan group will equal the sum of:

        (i)     the sum of the applicable Non-PO Percentage of:

                (a) all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

                (b) the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in that loan group that was repurchased due to a modification of the Mortgage Rate,

                (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

                (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                (e) with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the Mortgage Loan, and

                (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan in that loan group that was repurchased due to modification of the Mortgage Rate, and

        (ii) (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in that loan group that incurred (1) an Excess Loss or
(2) a Realized Loss after the related Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

        Senior Principal Distribution Amount. On each Distribution Date before the related Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date will be distributed as principal of the following classes of senior certificates, in the following order of priority:

        (a)     with respect to loan group 1, sequentially, as follows:

                first, to the Class A-R Certificates until its Class Certificate Balance is reduced to zero;

                second, in an amount up to $2,085,000 for each Distribution Date, concurrently:

                (x) 94.30%, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                (y) 5.70%, concurrently, to the Class 1-A-4 and Class 1-A-6 Certificates, pro rata;

                third, concurrently, to the Class 1-A-4 and Class 1-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                fourth, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                fifth, to the Class 1-A-8 Certificates until its Class Certificate Balance is reduced to zero;

        (b) with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

        (c)     with respect to loan group 3, sequentially, as follows:

                first, the lesser of (x) 95.00% of such amount and (y) the Priority Amount, concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                second, in an amount up to $489,000 for each Distribution Date, concurrently:

                (x) 99.50%, to the Class 3-A-2 Certificates until its Class Certificate Balance is reduced to zero; and

                (y)     0.50%, to the Class 3-A-1 Certificates;

                third, sequentially, to the Class 3-A-1 and Class 3-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                fourth, to the Class 3-A-3 Certificates until its Class Certificate Balance is reduced to zero; and

                fifth, concurrently, to the Class 3-A-4 and Class 3-A-5 Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

        On each Distribution Date on and after a Senior Credit Support Depletion Date for the Senior Certificates in a Senior Certificate Group, the Non-PO Formula Principal Amount for the related loan group will be distributed, concurrently as principal of the classes of Senior Certificates in such Senior Certificate Group (other than the Notional Amount Certificates and the related Class A-X and Class PO Components), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

        The capitalized terms used in this prospectus supplement shall have the following meanings:

        The "PRIORITY AMOUNT" for any Distribution Date will equal the sum of
(i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage, and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Prepayment Shift Percentage and (C) the Priority Percentage.

        The "PRIORITY PERCENTAGE" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 3-A-4 and Class 3-A-5 Certificates immediately prior to such Distribution Date and the denominator of which is the Non-PO Percentage of the Stated Principal Balance of each Group 3 Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period that ends during such Due Period).

        The "SCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and loan group 3, the Non-PO Percentage of all amounts described in subclauses
(a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for loan group 3 for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Group 3 Mortgage Loan that is not a Liquidated Mortgage Loan, the Scheduled Principal Distribution Amount will be reduced on the related Distribution Date by the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

        The "PREPAYMENT SHIFT PERCENTAGE" for (i) any Distribution Date occurring during the five-year period beginning on the first Distribution Date will equal 0% and (ii) any Distribution Date thereafter, will equal: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

        The "SHIFT PERCENTAGE" for any Distribution Date occurring during the five years beginning on the first Distribution Date, 0%. For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, 100%.

        The "UNSCHEDULED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, the sum of (x) the sum of (A) the Senior Liquidation Amount for loan group 3 and (B) the amount described in the second bullet point of the definition of Subordinated Principal Distribution Amount for loan group 3 and (y) the Non-PO Percentage of the sum of the amounts described in subclause (f) of clause (i) and clause (ii) of the definition of Non-PO Formula Principal Amount for Loan Group 3 for such Distribution Date.

        The "SENIOR CREDIT SUPPORT DEPLETION DATE" for the Group I Senior Certificates and Group II Senior Certificates is the date on which the Class Certificate Balance of each class of Group I Subordinated Certificates and Group II Subordinated Certificates, respectively, has been reduced to zero.

        "SENIOR LIQUIDATION AMOUNT" means for any Distribution Date and for each Mortgage Loan in a loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of (a) the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan in that loan group and (b) either (x) if an Excess Loss was not sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan in that loan group or (y) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan in that loan group.

        "PREPAYMENT PERIOD" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

        The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and loan group will equal the sum of

(i) the related Senior Percentage of the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

(ii)    the Senior Liquidation Amount for that loan group and Distribution Date,

(iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date; and

(iv) the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-PO Percentage of the principal portion of the Bankruptcy Loss.

        Notwithstanding the foregoing definition of Senior Principal Distribution Amount, on any Distribution Date after a Senior Termination Date for the Group II Certificates, the Senior Principal Distribution Amount for the remaining senior certificate group of Group II Senior Certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the Aggregate Loan Group II, as opposed to the Mortgage Loans in the related loan group.

        "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the Prepayment Period in which the Due Date occurs, in each case, with respect to that Mortgage Loan. The "POOL PRINCIPAL BALANCE" equals the aggregate Stated Principal Balance of the Mortgage Loans.

        The "GROUP I SENIOR PERCENTAGE" for the Group I Senior Certificates and any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Group I Senior Certificates (other than the Class PO-1 Component) immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of group I certificates (other than the Class PO-1 Component) immediately prior to such Distribution Date. For any Distribution Date, the "GROUP I SUBORDINATED PERCENTAGE" will represent the entire interest of the Group I Subordinated Certificates in loan group 1 and will be calculated as the difference between 100% and the Group I Senior Percentage for such Distribution Date.

        The "GROUP II SENIOR PERCENTAGE" for any senior certificate group of Group II Senior Certificates and any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each Mortgage Loan in the related loan group in Aggregate Loan Group II as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after a Senior Termination Date for the Group II Certificates, the Group II Senior Percentage of the remaining senior certificate group of Group II Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Group II Senior Certificates (other than the related Class PO Component ) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of group II certificates (other than the related Class PO Component) immediately prior to such Distribution Date. For any Distribution Date on or prior to a Senior Termination Date for the Group II Certificates, the "GROUP II SUBORDINATED PERCENTAGE" for the portion of the Group II Subordinated Certificates relating to a loan group in Aggregate Loan Group II will be calculated as the difference between 100% and the Group II Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date for the Group II Certificates, the related Group II Subordinated Percentage will represent the entire interest of the Group II Subordinated Certificates in Aggregate Loan Group II and will be calculated as the difference between 100% and the Group II Senior Percentage for such Distribution Date.

        The Group I Senior Percentage and Group II Senior Percentage are each referred to in this prospectus supplement as a "SENIOR PERCENTAGE" and the Group I Subordinated Percentage and Group II Subordinated Percentage are each referred to in this prospectus supplement as a "SUBORDINATED PERCENTAGE."

        The "SENIOR PREPAYMENT PERCENTAGE" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component and the related Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the related Aggregate Loan Group evidenced by the subordinated certificates in the related subordinated certificate group. Increasing the respective interest of the subordinated certificates in a subordinated certificate group relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates in that subordinated certificate group. The "SUBORDINATED PREPAYMENT PERCENTAGE" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage on that Distribution Date.

        The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case each Senior Prepayment Percentage for each senior certificate group relating to the same Aggregate Loan Group for the Distribution Date will once again equal 100%).

        Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for loan group 1 will occur unless both of the step down conditions listed below are satisfied with respect to loan group 1:

o the outstanding principal balance of all Mortgage Loans in loan group 1 delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

o cumulative Realized Losses on the Mortgage Loans in loan group 1 do not exceed

                o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the Group I Subordinated Certificates as of the closing date (the "GROUP I ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

                o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the group I original subordinate principal balance,

                o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the group I original subordinate principal balance,

                o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the group I original subordinate principal balance, and

                o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the group I original subordinate principal balance.

        Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for either loan group in Aggregate Loan Group II will occur unless both of the step down conditions listed below are satisfied with respect to both such loan groups:

o the outstanding principal balance of all Mortgage Loans in a loan group in Aggregate Loan Group II delinquent 60 days or more (averaged over the preceding six month period) (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Group II Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the Group II Subordinated Certificates immediately prior to that Distribution Date, does not equal or exceed 50%; and

o cumulative Realized Losses on the Mortgage Loans in each loan group in Aggregate Loan Group II do not exceed

                o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Group II Subordinated Percentage for that loan group in Aggregate Loan Group II of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the Mortgage Loans in that loan group, in each case as of the Cut-off Date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the Group II Subordinated Certificates as of the closing date (in either case, the "GROUP II ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

                o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the group II original subordinate principal balance,

                o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the group II original subordinate principal balance,

                o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the group II original subordinate principal balance, and

                o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the group II original subordinate principal balance.

        The "SENIOR TERMINATION DATE" for a senior certificate group of Group II Senior Certificates is the date on which the aggregate Class Certificate Balance of the Group II Senior Certificates of such senior certificate group is reduced to zero.

        If on any Distribution Date the allocation to the class or classes of senior certificates (other than the Class PO Certificates) then entitled to distributions of principal or full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

        Cross-Collateralization. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group of Group II Senior Certificates after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for the related loan group in Aggregate Loan Group II (either such group, the "UNDERCOLLATERALIZED GROUP"), all amounts otherwise distributable as principal to the Group II Subordinated Certificates (or, following the related Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the Group II Senior Certificates of the Undercollateralized Group, other than the related Class PO Component, until the aggregate Class Certificate Balance of the Group II Senior Certificates, other than the related Class PO Component, of the Undercollateralized Group equals the Non-PO Pool Balance for the related loan group (such distribution, an "UNDERCOLLATERALIZATION DISTRIBUTION"). If the senior certificates of a senior certificate group of Group II Senior Certificates constitute an Undercollateralized Group on any Distribution Date following the related Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the Group II Senior Certificates, other than the related Class PO Component, of that related senior certificate group. Accordingly, the Group II Subordinated Certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

        The "NON-PO POOL BALANCE" for a loan group and any Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all Mortgage Loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount Mortgage Loan in that loan group.

        All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

        Subordinated Principal Distribution Amount. On each Distribution Date and with respect to each loan group, to the extent of Available Funds, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the related subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates in a subordinated certificate group will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups in the same Aggregate Loan Group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups in that Aggregate Loan Group for distribution of principal. Distributions of principal of the subordinated certificates in a subordinated certificate group will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the related class of Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

        With respect to each class of subordinated certificates in a subordinated certificate group (other than the class of subordinated certificates in that subordinated certificate group then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates in the same subordinated certificate group that have lower priorities of distribution than that class (the "APPLICABLE CREDIT SUPPORT PERCENTAGE") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "RESTRICTED CLASSES") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates in that subordinated certificate group, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

        The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date and each class of subordinated certificates in a subordinated certificate group, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates relating to that subordinated certificate group immediately before the Distribution Date.

        The approximate Original Applicable Credit Support Percentages for the Group I Subordinated Certificates on the date of issuance of the certificates are expected to be as follows:

                         Class I-B-1 .................       6.65%
                         Class I-B-2 .................       4.35%
                         Class I-B-3 .................       1.90%
                         Class I-B-4 .................       1.30%
                         Class I-B-5 .................       0.75%
                         Class I-B-6 .................       0.30%

        The approximate Original Applicable Credit Support Percentages for the Group II Subordinated Certificates on the date of issuance of the certificates are expected to be as follows:

                         Class II-B-1 ................       4.75%
                         Class II-B-2 ................       2.60%
                         Class II-B-3 ................       1.70%
                         Class II-B-4 ................       1.10%
                         Class II-B-5 ................       0.65%
                         Class II-B-6 ................       0.30%

        The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and loan group in an Aggregate Loan Group will equal the sum of:

        o the related Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

        o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause
            (ii) of the definition of Senior Principal Distribution Amount, up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the Mortgage Loan,

        o the related Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

        o the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the Distribution Date.

        On any Distribution Date after a Senior Termination Date for the Group II Certificates, the Subordinated Principal Distribution Amount for the Group II Subordinated Certificates will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Group II Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the Group II Subordinated Certificates for such Distribution Date with respect to all of the Mortgage Loans in Aggregate Loan Group II as opposed to the Mortgage Loans in the related loan group.

        Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group in the related Aggregate Loan Group remaining after payment of interest and principal on the related classes of senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest and principal on the subordinated certificates of the related subordinated certificate group, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

        Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of a Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and (y) the product of

        o Available Funds for the related loan group remaining after distribution of interest on the senior certificates, and

        o a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

        If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the related senior certificates (other than the related Notional Amount Certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

        The "PO FORMULA PRINCIPAL AMOUNT" for any Distribution Date and Class PO Component will equal the sum of:

        (i)     the sum of the applicable PO Percentage of:

                (a) all monthly payments of principal due on each Mortgage Loan in the related loan group on the related Due Date,

                (b) the principal portion of the purchase price of each Mortgage Loan in the related loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in the related loan group that was repurchased due to a modification of the Mortgage Rate,

                (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in the related loan group received for the Distribution Date,

                (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in the related loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                (e) for each Mortgage Loan in the related loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the Mortgage Loan, and

                (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in the related loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loan in the related loan group that was repurchased due to modification of the Mortgage Rate, and

        (ii) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in the related loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the related Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

ALLOCATION OF LOSSES

        On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan in a loan group will be allocated to the related Class PO Component until its component balance is reduced to zero. The amount of any Realized Loss, other than an Excess Loss allocated in accordance with the previous sentence on or before the related Senior Credit Support Depletion Date, will be treated as a "CLASS PO DEFERRED AMOUNT." To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of a loan group in an Aggregate Loan Group for the related Subordinated Principal Distribution Amount, related Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal on the subordinated certificates in the related subordinated certificate group. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component. The Class PO Deferred Amounts will not bear interest. The Class Certificates Balance of the class of subordinated certificates in a subordinated certificate group then outstanding with the lower priority of distribution will be reduced by the amount of any payments in respect of related Class PO Deferred Amounts. After the related Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created with respect to the related Class PO Components.

        On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the Mortgage Loans in a loan group in an Aggregate Loan Group, other than any Excess Loss, will be allocated first to the related classes of subordinated certificates, in the reverse order of their numerical class designations (beginning with the related class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of each related class of subordinated certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group (other than the related Notional Amount Certificates) pro rata, based upon their respective Class Certificate Balances, except that the applicable Non-PO Percentage of any Realized Losses on the Group 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates until its Class Certificate Balance is reduced to zero; the applicable Non-PO Percentage of any Realized Losses on the Group 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates until its Class Certificate Balance is reduced to zero; and the applicable Non-PO Percentage of any Realized Losses on the Group 3 Mortgage Loans that would otherwise be allocated to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates will instead be allocated to the Class 3-A-5 Certificates until its Class Certificate Balance is reduced to zero.

        On each Distribution Date, the applicable Non-PO Percentage of Excess Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates of the related senior certificate group and the classes of subordinated certificates of the related subordinated certificate group as follows:

o the applicable Senior Percentage of the Non-PO Percentage of such Excess Loss will be allocated among the classes of senior certificates in that senior certificate group, pro rata, based on their Class Certificate Balances and

o the applicable Subordinated Percentage of the Non-PO Percentage of such Excess Loss will be allocated among the related classes of subordinated certificates, pro rata, based on (i) in the case of the Group I Subordinated Certificates, their Class Certificate Balances and (ii) in the case of the Group II Subordinated Certificates, each class' share of the Assumed Balance for the applicable loan group in Aggregate Loan Group II.

        The share of the Assumed Balance for each class of Group II Subordinated Certificates and a loan group in Aggregate Loan Group II will be based on the Class Certificate Balance of each class of Group II Subordinated Certificates; provided, however, on any Distribution Date after a Senior Termination Date for the Group II Certificates, Excess Losses on the Mortgage Loans in the related loan group in Aggregate Loan Group II will be allocated to the Group II Subordinated Certificates based upon their respective Class Certificate Balances; provided further, however, on any Distribution Date on and after the related Senior Credit Support Depletion Date, the Non-PO Percentage of any Excess Loss on any Mortgage Loan will be allocated pro rata among the classes of senior certificates in the related senior certificate group.

        Unlike Realized Losses, the Non-PO Percentage of any Excess Losses on the Mortgage Loans in a loan group will be allocated proportionately among all related classes of certificates (other than the related Notional Amount Certificates and the related Class PO Component) including the Class 1-A-1, Class 2-A-1, Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, without any reallocation of Excess Losses.

        Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the Notional Amount Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

        In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "EXCESS LOSSES" for an Aggregate Loan Group are Special Hazard Losses in excess of the related Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount. "BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "SPECIAL HAZARD LOSSES" are Realized Losses in respect of Special Hazard Mortgage Loans. "FRAUD LOSSES" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement -- Subordination" in this prospectus supplement.

        A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "SPECIAL HAZARD MORTGAGE LOAN" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement -- Special Hazard Insurance Policies." See "Credit Enhancement -- Subordination" in this prospectus supplement.

        "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

        The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P Certificates.

STRUCTURING ASSUMPTIONS

        Unless otherwise specified, the information in the tables under "Yield, Prepayment and Maturity Considerations--Decrement Tables" in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions, which combined are the structuring assumptions:

o loan group 1 consists of eight Mortgage Loans with the following characteristics:

                                                                                                                ORIGINAL
                                        ADJUSTED NET                     ORIGINAL TERM     REMAINING TERM    INTEREST-ONLY
PRINCIPAL BALANCE     MORTGAGE RATE     MORTGAGE RATE    EXPENSE FEE      TO MATURITY       TO MATURITY           TERM
       ($)                 (%)               (%)           RATE (%)       (IN MONTHS)       (IN MONTHS)        (IN MONTHS)
-----------------    --------------     -------------   -------------   ---------------   ---------------    --------------
 63,584,948.52         6.1003671428      5.8468671428    0.2535000000          360               358               N/A
  2,571,600.00         6.1064172111      5.8529172111    0.2535000000          360               358               58
 39,847,375.16         6.0458444230      5.7923444230    0.2535000000          360               357               117
  3,084,999.98         6.1404173421      5.8869173421    0.2535000000          360               359               179
308,288,113.83         6.7329095459      6.4091954267    0.3237141192          360               358               N/A
  7,312,479.09         6.7692792936      6.4457792936    0.3235000000          360               357               57
138,676,731.08         6.8063221526      6.4833218759    0.3230002767          360               358               118
  8,574,062.48         6.6477801877      6.3242801877    0.3235000000          360               359               179

o loan group 2 consists of four Mortgage Loans with the following characteristics:

                                                                                                                ORIGINAL
                                        ADJUSTED NET                     ORIGINAL TERM     REMAINING TERM    INTEREST-ONLY
PRINCIPAL BALANCE     MORTGAGE RATE     MORTGAGE RATE    EXPENSE FEE      TO MATURITY       TO MATURITY           TERM
       ($)                 (%)               (%)           RATE (%)       (IN MONTHS)       (IN MONTHS)        (IN MONTHS)
-----------------    --------------     -------------   -------------   ---------------   ---------------    --------------
36,563,537.44          5.8484057227      5.5949057227    0.2535000000          359               356               N/A
13,883,644.77          5.8575101513      5.6040101513    0.2535000000          360               357               117
10,690,222.54          6.3485497293      5.8432081623    0.5053415670          357               353               N/A
 1,754,989.41          6.1395298999      5.8160298999    0.3235000000          360               359               119

o loan group 3 consists of four Mortgage Loans with the following characteristics:

                                                                                                                ORIGINAL
                                        ADJUSTED NET                     ORIGINAL TERM     REMAINING TERM    INTEREST-ONLY
PRINCIPAL BALANCE     MORTGAGE RATE     MORTGAGE RATE    EXPENSE FEE      TO MATURITY       TO MATURITY           TERM
       ($)                 (%)               (%)           RATE (%)       (IN MONTHS)       (IN MONTHS)        (IN MONTHS)
-----------------    --------------     -------------   -------------   ---------------   ---------------    --------------
31,066,431.95          6.2500000000      5.9965000000    0.2535000000          360               358               N/A
6,852,500.00           6.2500000000      5.9965000000    0.2535000000          360               359               119
132,590,041.68         6.5760702647      6.2521873622    0.3238829025          360               357               N/A
11,315,174.39          6.5351970837      6.2116970837    0.3235000000          360               359               119

o the Mortgage Loans prepay at the specified percentages of the Prepayment Assumption (as defined below),

o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

o scheduled payments on the Mortgage Loans, except for Interest Only Loans, are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

o any Interest Only Loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such Mortgage Loan will amortize in amounts sufficient to repay the current balance of any Mortgage Loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

o prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the closing date,

o the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of the Mortgage Loan by its respective remaining term to maturity,

o the initial Class Certificate Balance or Notional Amount, as applicable, of each class of certificates is as set forth on the cover page of this prospectus supplement or as described in this prospectus supplement under "Description of the Certificates -- General," and "--Notional Amount Certificates,"

o interest accrues on each interest-bearing class and component of certificates at the applicable interest rate set forth or described on the cover page of this prospectus supplement or as described in this prospectus supplement,

o distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

o    the closing date of the sale of the certificates is February 27, 2006,

o    one-month LIBOR remains constant at 4.53% per annum,

o    the Class P Certificates have an initial Class Certificate Balance of $0,

o    the seller is not required to repurchase or substitute for any Mortgage
     Loan,

o    the servicer is not required to repurchase any modified Mortgage Loan,

o the servicer does not exercise the option to repurchase the Mortgage Loans described in this prospectus supplement under "-- Optional Termination," and

o    no class of certificates becomes a Restricted Class.

        The prepayment model used in this prospectus supplement (the "PREPAYMENT ASSUMPTION") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption ("PPC") does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. A 100% Prepayment Assumption assumes a constant prepayment rate (a "CPR") of 8% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional approximately 1.09090909% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 20% per annum each month. 0% PPC assumes no prepayments. Correspondingly, 200% PPC assumes prepayment rates equal to two times the related PPC, and so forth.

        Although it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans that will be delivered to the trustee and characteristics of the Mortgage Loans used in preparing the tables.

REPORTS TO CERTIFICATEHOLDERS

        The monthly statement is prepared by the trustee based on information provided by the servicer. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the servicer and will be permitted to conclusively rely on any information provided to it by the Servicer. The report to certificateholders may include additional or other information of a similar nature to that specified above.

VOTING RIGHTS

        As of any date of determination:

        o holders of each class of Notional Amount Certificates will be allocated 1% of all voting rights in respect of the certificates (collectively, the "VOTING RIGHTS") (for a total of 3% of the Voting Rights), and

        o holders of the other classes of Certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Class Certificate Balance.

        Voting Rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.

TERMINATION OF THE ISSUING ENTITY; OPTIONAL TERMINATION

        The servicer will have the right to repurchase all remaining Mortgage Loans in an Aggregate Loan Group and foreclosed or otherwise repossessed properties and thereby effect early retirement of the certificates, subject to the aggregate Stated Principal Balance of the Mortgage Loans in that Aggregate Loan Group and any related foreclosed or otherwise repossessed properties at the time of repurchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans in that Aggregate Loan Group as of the cut-off date. In the event the servicer exercises such option, the purchase price distributed with respect to each affected certificate will be 100% of its then outstanding principal balance plus any Class PO Deferred Amounts in the case of the Class PO Certificates and, in the case of an interest-bearing certificate, any unpaid accrued interest on such principal balance at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and the appraised value is less than the Stated Principal Balance of the related Mortgage Loans. Distributions in respect of any such optional termination will first be paid to the related classes of senior certificates and then, except as set forth in the pooling and servicing agreement, to the related classes of subordinated certificates. The proceeds from any optional termination may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties or delinquent Mortgage Loans and such appraised value is less than the Stated Principal Balance of the Mortgage Loans in the related Aggregate Loan Group.

        The issuing entity also will terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last Mortgage Loan, or (ii) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the issuing entity terminate later than twenty one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

        The pooling and servicing agreement requires the servicer to direct the trustee to send a notice of final distribution to each certificateholder in the event that no Mortgage Loans are outstanding and the issuing entity no other than the funds in the Certificate Account. The trustee will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

        In the event a notice of final distribution is given, the servicer will be required to remit all funds in the Certificate Account to the trustee for deposit in the Distribution Account on the business day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the issuing entity and the receipt by the trustee of a request for release of the mortgage loan files, the trustee will be required to promptly release the mortgage loan files to the servicer or its designee.

        Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to each servicer, the depositor and the trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the holder of the Class A-R Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

        In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class A-R Certificateholders will be entitled to all unclaimed funds and other assets of the issuing entity.

CERTAIN MATTERS REGARDING THE SERVICER, THE DEPOSITOR AND THE SELLER

        The prospectus describes the indemnification to which the servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the Servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements--Certain Matters Regarding the Servicer and the Depositor" in the prospectus. The pooling and servicing agreement provides that these same provisions regarding indemnification and exculpation apply to the seller.

OWNERSHIP OF THE RESIDUAL CERTIFICATES

        On the Closing Date, the Class A-R Certificates will be acquired by Morgan Stanley, the parent of the Cap Counterparty.

        The trustee will be initially designated as "tax matters person" under the pooling and servicing agreement. As tax matters person, the trustee will be responsible for various tax administrative matters relating to the issuing entity, including the making of a REMIC election with respect to each REMIC created under the pooling and servicing agreement and the preparation and filing of tax returns with respect to each such REMIC.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

        The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus (as modified by the restrictions imposed by the Treasury Regulations and described in this prospectus supplement under "Material Federal Income Tax Consequences") under "Material Federal Income Tax Consequences--REMIC Certificates--Tax-Related Restrictions on Transfers of Residual Certificates--Disqualified Organizations," "--Noneconomic Residual Certificates" and "--Foreign Investors." The Class A-R Certificates (in addition to other ERISA-restricted classes of certificates, as described in the pooling and servicing agreement) may not be acquired by a Plan. See "ERISA Considerations" in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.

RESTRICTIONS ON INVESTMENT, SUITABILITY REQUIREMENTS

        An investment in the certificates may not be appropriate for all investors due to tax, ERISA or other legal requirements. Investors should review the disclosure included in this prospectus supplement and the prospectus under "Material Federal Income Tax Consequences," "ERISA Considerations" and "Legal Matters" prior to any acquisition and are encouraged to consult with their advisors prior to purchasing the certificates.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

        The effective yield to the holders of each interest-bearing class of certificates (other than the LIBOR Certificates) will be lower than the yield otherwise produced by the applicable pass-through rate and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

        Delinquencies on the Mortgage Loans in an Aggregate Loan Group that are not advanced by or on behalf of the servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies on the Mortgage Loans not so advanced will be borne first by the subordinated certificates in the applicable subordinated certificate group, beginning with the class with the lower priority of distribution, and then by the senior certificates of the senior certificate group to which the shortfall relates pro rata. If, as a result of shortfalls on the Mortgage Loans, the aggregate Class Certificate Balance of all classes of certificates relating to the same Aggregate Loan Group exceeds the aggregate principal balance of the Mortgage Loans in that Aggregate Loan Group, the Class Certificate Balance of the class of subordinated certificates in the related subordinated certificate group then outstanding with the lower priority of distribution will be reduced by the amount of the excess.

        Net Interest Shortfalls on the Mortgage Loans in a loan group will adversely affect the yields on the classes of offered certificates related to that loan group that bear interest. Although all losses on the Mortgage Loans in a loan group in an Aggregate Loan Group initially will be borne by the subordinated certificates in the related subordinated certificate group in the reverse order of their priority of distribution (either directly or through distributions in respect of Class PO Deferred Amounts on the related Class PO Component), Excess Losses on the Mortgage Loans in a loan group in an Aggregate Loan Group will be borne by all classes of certificates (other than the Class P Certificates and the related Notional Amount Certificates) related to that loan group on a pro rata basis. Moreover, because the Subordinated Principal Distribution Amount related to a subordinated certificate group for each Distribution Date will be reduced by the amount of any distributions on the Distribution Date in respect of related Class PO Deferred Amounts, the amount distributable as principal on each Distribution Date to each class of subordinated certificates in that subordinated certificate group then entitled to a distribution of principal will be less than it otherwise would be in the absence of those Class PO Deferred Amounts. As a result, the yields on the offered certificates related to a loan group will depend on the rate and timing of Realized Losses, including Excess Losses, on the Mortgage Loans in that loan group. Excess Losses could occur at a time when one or more classes of the subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

PREPAYMENT CONSIDERATIONS AND RISKS

        The rate of principal distributions on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related loan group and in the related Aggregate Loan Group. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the seller or servicer. Except for certain of the Mortgage Loans that have a prepayment charge if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to five years after origination, the Mortgage

Loans may be prepaid by the mortgagors at any time without a prepayment charge. Because certain of the Mortgage Loans contain prepayment charges, the rate of principal prepayments may be less than the rate of principal payments for Mortgage Loans that did not have prepayment charges. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the pooling and servicing agreement, the servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. In addition, the Interest Only Loans do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest-only periods, these Mortgage Loans may be less likely to prepay as the interest-only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest-only mortgage loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest-only mortgage loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. However, the servicer may choose not to accelerate a Mortgage Loan upon the conveyance of the related mortgaged property if the servicer would make a similar decision with respect to a comparable Mortgage Loan held for its own account. See "The Mortgage Pool" in this prospectus supplement.

        Prepayments, liquidations and purchases of the Mortgage Loans in a loan group and in an Aggregate Loan Group will result in distributions on the offered certificates related to that loan group or Aggregate Loan Group of principal amounts that would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase of the remaining Mortgage Loans in connection with the termination of the issuing entity as described in this prospectus supplement. Because the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related loan group or loan groups. Further, an investor should consider the risk that, in the case of the Class PO Certificates and any other offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in that loan group could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of the Notional Amount Certificates and any other offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans in the related loan group or loan groups could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the Notional Amount Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of the investors to recover their initial investments.

        The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool as described in this prospectus supplement under "The Mortgage Pool--General" and "--Underwriting Process." In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. Furthermore, with respect to up to 30% of the Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Should the seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee, within that period, the seller will be required to use its best efforts to deliver a substitute Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage

Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

        As described in this prospectus supplement under "Description of the Certificates -- Principal," the related Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments on the Mortgage Loans in a loan group in an Aggregate Loan Group will be initially distributed to the classes of related senior certificates (other than the related Notional Amount Certificates and the related Class PO and Class A-X Component) then entitled to receive principal prepayment distributions. In that event, this will result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the related classes of senior certificates and none (or less than their pro rata share) of the principal prepayments being distributed to the related classes of subordinated certificates during the periods of time described in the definition of Senior Prepayment Percentage. The Class 3-A-4 and Class 3-A-5 Certificates generally will not receive distributions of principal on the Mortgage Loans for the first five years after the closing date.

        The timing of changes in the rate of prepayments on the Mortgage Loans in a loan group may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments on the Mortgage Loans in that loan group is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

        The yields on the Group II Subordinated Certificates will reflect a combination of prepayment experience on the mortgage loans in the related loan groups. Since the mortgage loans in each loan group in Aggregate Loan Group II may exhibit different prepayment behavior either simultaneously or over time, it will be more difficult to estimate the possible prepayment experience on and the resulting effects on the yields to maturity of those certificates.

        The tables in this section indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the illustrated classes of certificates to various constant percentages of the Prepayment Assumption and in the case of the Class 1-A-5 and Class 1-A-7 Certificates, to various levels of LIBOR. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable classes of certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase prices of the applicable classes and converting the monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the certificates and consequently do not purport to reflect the return on any investment in the applicable classes of certificates when the reinvestment rates are considered.

SENSITIVITY OF THE CLASS 1-A-5 AND CLASS 1-A-7 CERTIFICATES

        AS INDICATED IN THE FOLLOWING TABLES, THE YIELDS TO INVESTORS IN THE CLASS 1-A-5 OR CLASS 1-A-7 CERTIFICATES WILL BE VERY SENSITIVE TO THE LEVEL OF LIBOR AND THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE GROUP 1 MORTGAGE LOANS, WHICH GENERALLY CAN BE PREPAID AT ANY TIME. AS INDICATED IN THE TABLES BELOW, AN INCREASING LEVEL OF PREPAYMENTS ON THE GROUP 1 MORTGAGE LOANS AND/OR LIBOR WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS 1-A-5 OR CLASS 1-A-7 CERTIFICATES.

        Changes in the level of LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR.

        The information set forth in the following tables was prepared on the basis of the Structuring Assumptions and the assumptions that (i) the interest rate applicable to the Class 1-A-5 or Class 1-A-7 Certificates, as applicable, for each interest accrual period subsequent to their initial interest accrual period will be based on the indicated level of LIBOR and (ii) the purchase price of the Class 1-A-5 and Class 1-A-7 Certificates (expressed as percentages of their respective initial Notional Amounts) are as follows:

            CLASS                                 PRICE*
            ----------------------------------    ------
            Class 1-A-5 ......................    0.8125%
            Class 1-A-7 ......................    0.8125%

*The prices do not include accrued interest. Accrued interest has been added to each such price in calculating the yields in the following tables.

      SENSITIVITY OF THE CLASS 1-A-5 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                  PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                             -------------------------------------------------
LIBOR                           0%       50%       100%       150%       200%
-------------------------    -------   -------   -------    -------    -------
4.30%                         155.16    135.10     88.48      32.59     (19.26)
4.53%                         115.39     96.36     49.06      (6.12)    (54.41)
4.75%                          79.65     61.78     11.64     (43.10)    (87.46)
5.00%                          41.70     26.11    (33.31)    (87.42)         *
5.30% and above .........          *         *         *          *          *

    ---------
    * Less than (99.99)%.

      SENSITIVITY OF THE CLASS 1-A-7 CERTIFICATES TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                  PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                             -------------------------------------------------
LIBOR                           0%       50%       100%       150%       200%
-------------------------    -------   -------   -------    -------    -------
4.30%                         195.97    174.98    127.92      71.14      16.23
4.53%                         153.10    133.13     86.60      30.88     (20.67)
4.90%                          89.47     71.26     22.31     (32.43)    (77.87)
5.20%                          42.60     26.93    (32.04)    (86.09)         *
5.50% and above .........          *         *         *          *          *

    ---------
    * Less than (99.99)%.

        It is highly unlikely that the group 1 mortgage loans will have the characteristics assumed or that the group 1 mortgage loans will prepay at the same rate until maturity or that all of the group 1 mortgage loans will prepay at the same rate or time. In addition, there can be no assurance that LIBOR will correspond to any of the levels shown and it is highly unlikely that the level of LIBOR will remain constant. As a result of these factors, the pre-tax yields on the Class 1-A-5 or Class 1-A-7 Certificates, as applicable, are likely to differ from those shown in the tables above, even if the group 1 mortgage loans prepay at the indicated percentages of the Prepayment Assumption and LIBOR is at the indicated level. No representation is made as to the actual rate of principal payments on the group 1 mortgage loans or the level of LIBOR for any period or over the lives of the Class 1-A-5 or Class 1-A-7 Certificates, as applicable, or as to the yields on the Class 1-A-5 or Class 1-A-7 Certificates. Investors must make their own decisions as to the appropriate combinations of the Prepayment Assumption and assumptions regarding the level of LIBOR to be used in deciding whether to purchase the Class 1-A-5 or Class 1-A-7 Certificates.

SENSITIVITY OF THE CLASS A-X CERTIFICATES

        AS INDICATED IN THE FOLLOWING TABLE, THE YIELD TO INVESTORS IN THE CLASS A-X CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE NON-DISCOUNT MORTGAGE LOANS IN THE RELATED LOAN GROUP (PARTICULARLY THOSE WITH HIGH ADJUSTED NET MORTGAGE RATES). THE MORTGAGE LOANS GENERALLY CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE STRUCTURING ASSUMPTIONS DESCRIBED UNDER THIS HEADING, THE YIELD TO MATURITY ON THE CLASS A-X CERTIFICATES WOULD BE APPROXIMATELY 0% IF PREPAYMENTS WERE TO OCCUR AT A RATE OF APPROXIMATELY 192%, RESPECTIVELY, OF THE PREPAYMENT ASSUMPTION. IF THE ACTUAL PREPAYMENT RATE OF THE NON-DISCOUNT MORTGAGE LOANS, WERE TO EXCEED THE FOREGOING LEVELS FOR AS LITTLE AS ONE MONTH WHILE EQUALING THE LEVELS FOR THE REMAINING MONTHS, THE INVESTORS IN THE CLASS A-X CERTIFICATES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

        As described in this prospectus supplement under "Description of the Certificates --General," the Component Notional Amount of each Class A-X Component of the Class A-X Certificates in effect from time to time are calculated by reference to the adjusted net mortgage rates of the Non-Discount Mortgage Loans in the related loan group. The Non-Discount Mortgage Loans will have higher adjusted net mortgage rates (and higher Mortgage Rates) than the other Mortgage Loans. In general, Mortgage Loans with higher Mortgage Rates tend to prepay at higher rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. As a result, the Non-Discount Mortgage Loans may prepay at higher rates, thereby reducing the respective Notional Amounts of the Class A-X Certificates.

        The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the Class A-X Certificates (expressed as a percentage of its initial Notional Amount) are as follows:

                             CLASS               PRICE*
                ------------------------------   -------
                Class A-X ....................   0.83908%

                --------------------
                * The price does not include accrued interest. Accrued interest has been added to the price in calculating the yields in the following table

            SENSITIVITY OF THE CLASS A-X CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                  PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                             -------------------------------------------------
CLASS                           0%       50%       100%       150%       200%
-------------------------    -------   -------   -------    -------    -------
Class A-X ...............      47.31%    36.01%    24.11%     11.48%     (2.01)%

        It is unlikely that the Non-Discount Mortgage Loans, will have the precise characteristics described in this prospectus supplement or that the Non-Discount Mortgage Loans will prepay at the same rate until maturity or prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class A-X Certificates are likely to differ from those shown in the table above, even if the Non-Discount Mortgage Loans in each loan group prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Non-Discount Mortgage Loans, for any period or over the respective life of the Class A-X Certificates or as to the yield on the Class A-X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class A-X Certificates.

SENSITIVITY OF THE CLASS PO CERTIFICATES

        The Class PO Certificates will be principal only certificates and will not bear interest. As indicated in the following table, a lower than anticipated rate of principal payments (including prepayments) on the Discount Mortgage Loans will have a negative effect on the yield to investors in the Class PO Certificates.

        As described in this prospectus supplement above under "Description of the Certificates -- Principal," the principal distribution amount for the Class PO Certificates is calculated by reference to the principal payments (including prepayments) on the Discount Mortgage Loans in each loan group. The Discount Mortgage Loans in each loan group will have lower adjusted net mortgage rates (and lower Mortgage Rates) than the other Mortgage Loans in that loan group. In general, Mortgage Loans with higher Mortgage Rates tend to prepay at higher rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. As a result, the Discount Mortgage Loans in each loan group may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class PO Certificates.

        The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of its initial Class Certificate Balance) is as follows:

                             CLASS                PRICE
                ------------------------------   --------
                Class PO .....................   66.00000%

             SENSITIVITY OF THE CLASS PO CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                  PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                             -------------------------------------------------
CLASS                           0%       50%       100%       150%       200%
-------------------------    -------   -------   -------    -------    -------
Class PO ................       2.13%     6.07%    11.47%     17.52%     24.14%

        It is unlikely that the Discount Mortgage Loans will have the precise characteristics described in this prospectus supplement or that the Discount Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

        The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance or Notional Amount of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance or Notional Amount of the Certificate referred to in clause (a).

        For a discussion of the factors that may influence the rate of payments (including prepayments) of the Mortgage Loans, see "-- Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

        In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the applicable Mortgage Loans increases. The weighted average lives of the offered certificates, however, will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificate--Principal" in this prospectus supplement.

        The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances or Notional Amounts, as the case may be, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables under the next heading.

DECREMENT TABLES

        The following tables indicate the percentages of the initial Class Certificate Balances or Notional Amounts of the classes of offered certificates (other than the Class A-X and Class A-R Certificates) that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the percentages of the Prepayment Assumption specified in the tables or at any other rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                     CLASS 1-A-1, CLASS 1-A-2 AND
                                              CLASS 1-A-3                    CLASS 1-A-4 AND CLASS 1-A-5++
                                     PERCENTAGE OF THE PREPAYMENT            PERCENTAGE OF THE PREPAYMENT
                                              ASSUMPTION                              ASSUMPTION
                                 -------------------------------------   -------------------------------------
DISTRIBUTION DATE                  0%     50%     100%    150%    200%     0%     50%     100%    150%    200%
------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage ...........     100     100     100     100     100     100     100     100     100     100
February 25, 2007 ............      99      91      91      91      91     100      88      68      47      26
February 25, 2008 ............      97      83      83      81      56     100      74      34       0       0
February 25, 2009 ............      96      74      74      48      22     100      62      10       0       0
February 25, 2010 ............      94      65      59      25       2     100      53       0       0       0
February 25, 2011 ............      92      57      41       9       0      99      45       0       0       0
February 25, 2012 ............      91      48      28       0       0      99      40       0       0       0
February 25, 2013 ............      89      39      18       0       0      99      37       0       0       0
February 25, 2014 ............      86      31      10       0       0      99      36       0       0       0
February 25, 2015 ............      84      23       5       0       0      99      35       0       0       0
February 25, 2016 ............      81      16       1       0       0      99      35       0       0       0
February 25, 2017 ............      77       9       0       0       0      98      34       0       0       0
February 25, 2018 ............      73       3       0       0       0      98      34       0       0       0
February 25, 2019 ............      68       0       0       0       0      98      31       0       0       0
February 25, 2020 ............      63       0       0       0       0      97      25       0       0       0
February 25, 2021 ............      58       0       0       0       0      97      19       0       0       0
February 25, 2022 ............      52       0       0       0       0      96      14       0       0       0
February 25, 2023 ............      46       0       0       0       0      96      10       0       0       0
February 25, 2024 ............      39       0       0       0       0      95       6       0       0       0
February 25, 2025 ............      32       0       0       0       0      95       2       0       0       0
February 25, 2026 ............      25       0       0       0       0      94       0       0       0       0
February 25, 2027 ............      17       0       0       0       0      94       0       0       0       0
February 25, 2028 ............       8       0       0       0       0      93       0       0       0       0
February 25, 2029 ............       0       0       0       0       0      91       0       0       0       0
February 25, 2030 ............       0       0       0       0       0      78       0       0       0       0
February 25, 2031 ............       0       0       0       0       0      64       0       0       0       0
February 25, 2032 ............       0       0       0       0       0      49       0       0       0       0
February 25, 2033 ............       0       0       0       0       0      34       0       0       0       0
February 25, 2034 ............       0       0       0       0       0      17       0       0       0       0
February 25, 2035 ............       0       0       0       0       0       0       0       0       0       0
February 25, 2036 ............       0       0       0       0       0       0       0       0       0       0
Weighted Average Life
 (in years) to Maturity** ....   15.22    5.92    4.65    3.07    2.26   25.31    7.34    1.64    1.01    0.75

----------
+ Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).
++   The table indicates the percentage of initial Notional Amount outstanding.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                     CLASS 1-A-6 AND CLASS 1-A-7++                   CLASS 1-A-8
                                     PERCENTAGE OF THE PREPAYMENT            PERCENTAGE OF THE PREPAYMENT
                                              ASSUMPTION                              ASSUMPTION
                                 -------------------------------------   -------------------------------------
DISTRIBUTION DATE                  0%     50%     100%    150%    200%     0%     50%     100%    150%    200%
------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage ...........     100     100     100     100     100     100     100     100     100     100
February 25, 2007 ............     100      88      68      47      26     100     100     100     100     100
February 25, 2008 ............     100      74      34       0       0     100     100     100     100     100
February 25, 2009 ............     100      62      10       0       0     100     100     100     100     100
February 25, 2010 ............     100      53       0       0       0     100     100     100     100     100
February 25, 2011 ............      99      45       0       0       0     100     100     100     100      30
February 25, 2012 ............      99      40       0       0       0     100     100     100      96       0
February 25, 2013 ............      99      37       0       0       0     100     100     100      52       0
February 25, 2014 ............      99      36       0       0       0     100     100     100      28       0
February 25, 2015 ............      99      35       0       0       0     100     100     100      16       0
February 25, 2016 ............      99      35       0       0       0     100     100     100      11       0
February 25, 2017 ............      98      34       0       0       0     100     100      83       8       0
February 25, 2018 ............      98      34       0       0       0     100     100      65       5       0
February 25, 2019 ............      98      31       0       0       0     100     100      50       4       0
February 25, 2020 ............      97      25       0       0       0     100     100      39       2       0
February 25, 2021 ............      97      19       0       0       0     100     100      30       2       0
February 25, 2022 ............      96      14       0       0       0     100     100      23       1       0
February 25, 2023 ............      96      10       0       0       0     100     100      18       1       0
February 25, 2024 ............      95       6       0       0       0     100     100      13       *       0
February 25, 2025 ............      95       2       0       0       0     100     100      10       *       0
February 25, 2026 ............      94       0       0       0       0     100      95       8       *       0
February 25, 2027 ............      94       0       0       0       0     100      79       6       *       0
February 25, 2028 ............      93       0       0       0       0     100      65       4       *       0
February 25, 2029 ............      91       0       0       0       0     100      53       3       *       0
February 25, 2030 ............      78       0       0       0       0     100      42       2       *       0
February 25, 2031 ............      64       0       0       0       0     100      32       1       *       0
February 25, 2032 ............      49       0       0       0       0     100      24       1       *       0
February 25, 2033 ............      34       0       0       0       0     100      16       1       *       0
February 25, 2034 ............      17       0       0       0       0     100      10       *       *       0
February 25, 2035 ............       0       0       0       0       0      92       4       *       *       0
February 25, 2036 ............       0       0       0       0       0       0       0       0       0       0
Weighted Average Life
 (in years) to Maturity** ....   25.31    7.34    1.64    1.01    0.75   29.42   23.73   14.10    7.79    4.82

----------
+ Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).
++   The table indicates the percentage of initial Notional Amount outstanding.
*    Indicates an amount greater than zero but less than 0.5%.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                     CLASS 2-A-1 AND CLASS 2-A-2                     CLASS 3-A-1
                                     PERCENTAGE OF THE PREPAYMENT            PERCENTAGE OF THE PREPAYMENT
                                              ASSUMPTION                              ASSUMPTION
                                 -------------------------------------   -------------------------------------
DISTRIBUTION DATE                  0%     50%     100%    150%    200%     0%     50%     100%    150%    200%
------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage ...........     100     100     100     100     100     100     100     100     100     100
February 25, 2007 ............      99      90      81      73      64     100      86      66      46      26
February 25, 2008 ............      98      80      64      49      36     100      69      32       0       0
February 25, 2009 ............      97      71      49      32      19     100      56       7       0       0
February 25, 2010 ............      96      62      38      21       9     100      44       0       0       0
February 25, 2011 ............      95      55      29      13       4     100      35       0       0       0
February 25, 2012 ............      93      48      22       8       1     100      29       0       0       0
February 25, 2013 ............      92      43      17       5       0     100      24       0       0       0
February 25, 2014 ............      90      38      13       3       0     100      22       0       0       0
February 25, 2015 ............      89      33      10       2       0     100      22       0       0       0
February 25, 2016 ............      87      29       8       1       0     100      22       0       0       0
February 25, 2017 ............      85      26       6       1       0     100      22       0       0       0
February 25, 2018 ............      82      22       5       1       0     100      22       0       0       0
February 25, 2019 ............      79      19       4       *       0     100      19       0       0       0
February 25, 2020 ............      77      17       3       *       0     100      14       0       0       0
February 25, 2021 ............      74      15       2       *       0     100      11       0       0       0
February 25, 2022 ............      70      13       2       *       0     100       7       0       0       0
February 25, 2023 ............      67      11       1       *       0     100       4       0       0       0
February 25, 2024 ............      63       9       1       *       0     100       1       0       0       0
February 25, 2025 ............      59       8       1       *       0     100       0       0       0       0
February 25, 2026 ............      55       6       1       *       0      99       0       0       0       0
February 25, 2027 ............      51       5       *       *       0      90       0       0       0       0
February 25, 2028 ............      46       4       *       *       0      81       0       0       0       0
February 25, 2029 ............      41       4       *       *       0      71       0       0       0       0
February 25, 2030 ............      36       3       *       *       0      61       0       0       0       0
February 25, 2031 ............      31       2       *       *       0      50       0       0       0       0
February 25, 2032 ............      25       2       *       *       0      38       0       0       0       0
February 25, 2033 ............      18       1       *       *       0      25       0       0       0       0
February 25, 2034 ............      12       1       *       *       0      12       0       0       0       0
February 25, 2035 ............       5       *       *       *       0       0       0       0       0       0
February 25, 2036 ............       0       0       0       0       0       0       0       0       0       0
Weighted Average Life
 (in years) to Maturity** ....   19.66    7.70    4.11    2.62    1.85   24.78    5.61    1.56    0.99    0.74

----------
+ Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).
*    Indicates an amount greater than zero but less than 0.5%.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                             CLASS 3-A-2                             CLASS 3-A-3
                                     PERCENTAGE OF THE PREPAYMENT            PERCENTAGE OF THE PREPAYMENT
                                              ASSUMPTION                              ASSUMPTION
                                 -------------------------------------   -------------------------------------
DISTRIBUTION DATE                  0%     50%     100%    150%    200%     0%     50%     100%    150%    200%
------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage ...........     100     100     100     100     100     100     100     100     100     100
February 25, 2007 ............      97      91      91      91      91     100     100     100     100     100
February 25, 2008 ............      95      83      83      81      48     100     100     100     100     100
February 25, 2009 ............      92      74      74      38       5     100     100     100     100     100
February 25, 2010 ............      88      65      52       9       0     100     100     100     100       0
February 25, 2011 ............      85      57      29       0       0     100     100     100      27       0
February 25, 2012 ............      82      48      14       0       0     100     100     100       0       0
February 25, 2013 ............      79      39       3       0       0     100     100     100       0       0
February 25, 2014 ............      75      31       0       0       0     100     100      79       0       0
February 25, 2015 ............      71      22       0       0       0     100     100      56       0       0
February 25, 2016 ............      67      15       0       0       0     100     100      44       0       0
February 25, 2017 ............      62       8       0       0       0     100     100      34       0       0
February 25, 2018 ............      57       2       0       0       0     100     100      26       0       0
February 25, 2019 ............      51       0       0       0       0     100     100      20       0       0
February 25, 2020 ............      45       0       0       0       0     100     100      16       0       0
February 25, 2021 ............      39       0       0       0       0     100     100      12       0       0
February 25, 2022 ............      32       0       0       0       0     100     100       9       0       0
February 25, 2023 ............      24       0       0       0       0     100     100       7       0       0
February 25, 2024 ............      17       0       0       0       0     100     100       5       0       0
February 25, 2025 ............       8       0       0       0       0     100      92       4       0       0
February 25, 2026 ............       0       0       0       0       0     100      78       3       0       0
February 25, 2027 ............       0       0       0       0       0     100      65       2       0       0
February 25, 2028 ............       0       0       0       0       0     100      53       2       0       0
February 25, 2029 ............       0       0       0       0       0     100      43       1       0       0
February 25, 2030 ............       0       0       0       0       0     100      34       1       0       0
February 25, 2031 ............       0       0       0       0       0     100      26       1       0       0
February 25, 2032 ............       0       0       0       0       0     100      19       *       0       0
February 25, 2033 ............       0       0       0       0       0     100      13       *       0       0
February 25, 2034 ............       0       0       0       0       0     100       8       *       0       0
February 25, 2035 ............       0       0       0       0       0      83       3       *       0       0
February 25, 2036 ............       0       0       0       0       0       0       0       0       0       0
Weighted Average Life
 (in years) to Maturity** ....   12.19    5.88    4.01    2.69    2.00   29.35   22.88   10.80    4.86    3.49

----------
+ Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).
*    Indicates an amount greater than zero but less than 0.5%.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                     CLASS 3-A-4 AND CLASS 3-A-5                       CLASS PO
                                     PERCENTAGE OF THE PREPAYMENT            PERCENTAGE OF THE PREPAYMENT
                                              ASSUMPTION                              ASSUMPTION
                                 -------------------------------------   -------------------------------------
DISTRIBUTION DATE                  0%     50%     100%    150%    200%     0%     50%     100%    150%    200%
------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage ...........     100     100     100     100     100     100     100     100     100     100
February 25, 2007 ............     100     100     100     100     100      99      91      83      75      66
February 25, 2008 ............     100     100     100     100     100      98      81      66      52      40
February 25, 2009 ............     100     100     100     100     100      98      73      52      36      24
February 25, 2010 ............     100     100     100     100      85      97      65      41      25      14
February 25, 2011 ............     100     100     100     100      34      96      58      33      17       8
February 25, 2012 ............      98      95      92      71       9      95      51      26      12       5
February 25, 2013 ............      97      90      83      43       0      94      46      21       8       3
February 25, 2014 ............      95      83      71      26       0      93      41      16       6       2
February 25, 2015 ............      93      75      59      17       0      91      36      13       4       1
February 25, 2016 ............      91      66      46      12       0      90      32      10       3       1
February 25, 2017 ............      89      58      36       8       0      87      28       8       2       *
February 25, 2018 ............      87      51      28       5       0      85      24       6       1       *
February 25, 2019 ............      84      44      22       4       0      82      21       5       1       *
February 25, 2020 ............      81      38      17       2       0      79      19       4       1       *
February 25, 2021 ............      78      33      13       2       0      76      16       3       *       *
February 25, 2022 ............      75      29      10       1       0      73      14       2       *       *
February 25, 2023 ............      71      25       7       1       0      69      12       2       *       *
February 25, 2024 ............      68      21       6       *       0      66      10       1       *       *
February 25, 2025 ............      64      18       4       *       0      62       9       1       *       *
February 25, 2026 ............      59      15       3       *       0      58       7       1       *       *
February 25, 2027 ............      55      12       2       *       0      53       6       1       *       *
February 25, 2028 ............      50      10       2       *       0      48       5       *       *       *
February 25, 2029 ............      45       8       1       *       0      43       4       *       *       *
February 25, 2030 ............      40       7       1       *       0      38       3       *       *       *
February 25, 2031 ............      34       5       1       *       0      32       2       *       *       *
February 25, 2032 ............      28       4       *       *       0      26       2       *       *       *
February 25, 2033 ............      21       3       *       *       0      20       1       *       *       *
February 25, 2034 ............      14       1       *       *       0      13       1       *       *       *
February 25, 2035 ............       6       1       *       *       0       6       *       *       *       *
February 25, 2036 ............       0       0       0       0       0       0       0       0       0       0
Weighted Average Life
 (in years) to Maturity** ....   20.76   13.44   10.55    7.47    4.83   20.21    8.10    4.47    2.96    2.16

----------
+ Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).
*    Indicates an amount greater than zero but less than 0.5%.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING+

                                     CLASS I-B-1, CLASS I-B-2 AND           CLASS II-B-1, CLASS II-B-2 AND
                                             CLASS I-B-3                             CLASS II-B-3
                                     PERCENTAGE OF THE PREPAYMENT            PERCENTAGE OF THE PREPAYMENT
                                              ASSUMPTION                              ASSUMPTION
                                 -------------------------------------   -------------------------------------
DISTRIBUTION DATE                  0%     50%     100%    150%    200%     0%     50%     100%    150%    200%
------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage ...........     100     100     100     100     100     100     100     100     100     100
February 25, 2007 ............      99      99      99      99      99      99      99      99      99      99
February 25, 2008 ............      99      99      99      99      99      98      98      98      98      98
February 25, 2009 ............      98      98      98      98      98      97      97      97      97      97
February 25, 2010 ............      97      97      97      97      97      96      96      96      96      96
February 25, 2011 ............      96      96      96      96      96      94      94      94      94      94
February 25, 2012 ............      95      92      89      85      75      93      90      87      84      80
February 25, 2013 ............      94      87      80      73      44      91      85      78      71      60
February 25, 2014 ............      93      81      69      58      26      90      78      67      57      35
February 25, 2015 ............      91      73      57      43      16      88      71      55      42      21
February 25, 2016 ............      90      65      45      30       9      86      62      43      29      12
February 25, 2017 ............      88      57      35      20       5      84      55      34      20       7
February 25, 2018 ............      85      50      27      14       3      82      48      26      13       4
February 25, 2019 ............      83      44      21       9       2      79      42      20       9       2
February 25, 2020 ............      80      38      16       6       1      76      36      16       6       1
February 25, 2021 ............      77      33      13       4       1      73      31      12       4       1
February 25, 2022 ............      74      28      10       3       *      70      27       9       3       *
February 25, 2023 ............      71      24       7       2       *      67      23       7       2       *
February 25, 2024 ............      67      21       6       1       *      64      20       5       1       *
February 25, 2025 ............      63      18       4       1       *      60      17       4       1       *
February 25, 2026 ............      59      15       3       1       *      56      14       3       1       *
February 25, 2027 ............      55      12       2       *       *      51      12       2       *       *
February 25, 2028 ............      50      10       2       *       *      47      10       2       *       *
February 25, 2029 ............      45       8       1       *       *      42       8       1       *       *
February 25, 2030 ............      39       7       1       *       *      37       6       1       *       *
February 25, 2031 ............      34       5       1       *       *      31       5       1       *       *
February 25, 2032 ............      28       4       *       *       *      26       3       *       *       *
February 25, 2033 ............      21       3       *       *       *      19       2       *       *       *
February 25, 2034 ............      14       2       *       *       *      13       1       *       *       *
February 25, 2035 ............       7       1       *       *       *       6       1       *       *       *
February 25, 2036 ............       0       0       0       0       0       0       0       0       0       0
Weighted Average Life
 (in years) to Maturity** ....   20.42   13.16   10.32    8.93    7.24   19.69   12.82   10.11    8.77    7.60

----------
+ Rounded to the nearest whole percentage (other than those percentages designated with an asterisk).
*    Indicates an amount greater than zero but less than 0.5%.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

LAST SCHEDULED DISTRIBUTION DATE

        The Last Scheduled Distribution Date for the offered certificates is the Distribution Date in April 2036. Because the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance or Notional Amount of any class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield, Prepayment and Maturity Considerations -- Prepayment Considerations and Risks" and "-- Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

THE SUBORDINATED CERTIFICATES

        General. The weighted average life of, and the yield to maturity on, the subordinated certificates in a subordinated certificate group, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in the related Aggregate Loan Group. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in the related Aggregate Loan Group may be affected by the characteristics of those Mortgage Loans as described under "The Mortgage Pool -- General" and "-- Underwriting Process." If the actual rate and severity of losses on the Mortgage Loans in an Aggregate Loan Group is higher than those assumed by a holder of a related subordinated certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on the Mortgage Loans in an Aggregate Loan Group will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans in an Aggregate Loan Group will reduce the Class Certificate Balance of the applicable class of subordinated certificates to the extent of any losses allocated to it (as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses"), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the Class Certificate Balance of the class of subordinated certificates in a subordinated certificate group then outstanding with the highest numerical class designation if and to the extent that the aggregate of the Class Certificate Balances of the certificates relating to that subordinated certificate group (other than the Class P Certificates), following all distributions and the allocation of Realized Losses on the related Mortgage Loans on a Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans in the related Aggregate Loan Group as of the Due Date occurring in the month of the Distribution Date. As a result of the reductions, less interest will accrue on the affected class of subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates in a subordinated certificate group will also be affected by the disproportionate allocation of principal prepayments to the related certificates, Net Interest Shortfalls, other cash shortfalls in Available Funds and distribution of funds to Class PO Certificateholders otherwise available for distribution on the related subordinated certificates to the extent of reimbursement for related Class PO Deferred Amounts on the Class PO Certificates. See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement.

        If on any Distribution Date, the Applicable Credit Support Percentage for any class of subordinated certificates in a subordinated certificate group (other than the class of such subordinated certificates then outstanding with the highest priority of distribution) is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on those subordinated certificates will be allocated solely to that class and all other classes of subordinated certificates in that subordinated certificate group with lower priorities of distribution, thereby accelerating their amortization relative to that of the Restricted Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates in a subordinated certificate group with lower numerical class designations relative to the other related classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.

                               CREDIT ENHANCEMENT

SUBORDINATION

        The applicable Non-PO Percentage of any Realized Losses, including than Excess Losses, will be allocated as described under "Description of the Certificates - Allocation of Losses" in this prospectus supplement.

        The rights of the holders of the subordinated certificates in a subordinated certificate group to receive distributions with respect to the Mortgage Loans in the related Aggregate Loan Group will be subordinated to the rights of the holders of the related senior certificates and the rights of the holders of each class of subordinated certificates in that subordinated certificate group (other than the related class of Class B-1 Certificates) to receive the distributions that are allocated to those classes of subordinated certificates will be further subordinated to the rights of the related class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates in a subordinated certificate group to the related senior certificates and the subordination of the classes of subordinated certificates in a subordinated certificate group with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the applicable senior certificateholders and the holders of the related subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates in a subordinated certificate group will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the applicable Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs. The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, on the Mortgage Loans in an Aggregate Loan Group will be allocated to the class of subordinated certificates in the related subordinated certificate group then outstanding with the highest numerical class designation. In addition, the Class Certificate Balance of the subordinated certificates in a subordinated certificate group having the highest numerical designation will be reduced by the amount of distributions on the related Class PO Component in reimbursement for related Class PO Deferred Amounts.

        The Group I Subordinated Certificates will provide limited protection to the Group I Senior Certificates against

o Special Hazard Losses in an initial amount expected to be up to approximately $5,719,403 (the "GROUP I SPECIAL HAZARD LOSS COVERAGE AMOUNT"),

o Bankruptcy Losses in an initial amount expected to be up to approximately $163,556 (the "GROUP I BANKRUPTCY LOSS COVERAGE AMOUNT"), and

o Fraud Losses in an initial amount expected to be up to approximately $17,158,209 (the "GROUP I FRAUD LOSS COVERAGE AMOUNT").

        The Group II Subordinated Certificates will provide limited protection to the Group II Senior Certificates against

o Special Hazard Losses in an initial amount expected to be up to approximately $2,447,165 (the "GROUP II SPECIAL HAZARD LOSS COVERAGE AMOUNT"),

o Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 (the "GROUP II BANKRUPTCY LOSS COVERAGE AMOUNT"), and

o Fraud Losses in an initial amount expected to be up to approximately $7,341,496 (the "GROUP II FRAUD LOSS COVERAGE AMOUNT").

        Each of the Group I Special Hazard Loss Coverage Amount and Group II Special Hazard Loss Coverage Amount (in either case, a "SPECIAL HAZARD LOSS COVERAGE AMOUNT") will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

o that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans in the related Aggregate Loan Group, incurred since the closing date, or

o    the greatest of

                o 1% of the aggregate of the principal balances of the Mortgage Loans in the related Aggregate Loan Group,

                o twice the principal balance of the largest Mortgage Loan in the related Aggregate Loan Group, and

                o the aggregate principal balances of the Mortgage Loans in the related Aggregate Loan Group, secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any ZIP code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans in the related Aggregate Loan Group then due, whether or not paid.

        Each of the Group I Fraud Loss Coverage Amount and Group II Fraud Loss Coverage Amount (in either case, a "FRAUD LOSS COVERAGE AMOUNT") will be reduced, from time to time, by the amount of Fraud Losses allocated to the classes of certificates relating to the same Aggregate Loan Group. In addition, each Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

o 2.00% of the then current pool principal balance of the Aggregate Loan Group, in the case of the first such anniversary and 1.00% as of the second, third and fourth such anniversaries,

and

o    the excess of:

        o the related Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

        o the cumulative amount of Fraud Losses allocated to the classes of certificates relating to that Aggregate Loan Group since the preceding anniversary.

        Each Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates in the related subordinated certificate group.

        The amount of coverage provided by the subordinated certificates in a subordinated certificate group for Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the Mortgage Loans in the related Aggregate Loan Group may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the related subordinated certificates for related Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

        A "DEFICIENT VALUATION" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the monthly payment on the Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the servicer is pursuing any other remedies that may be available with respect to the Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                                 USE OF PROCEEDS

        We expect the proceeds to the depositor from the sale of the certificates (other than the Class PO, Class A-X, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates) to be approximately 99.805282% of the aggregate Class Certificate Balance of these classes of certificates, plus accrued interest, before deducting issuance expenses payable by the depositor.

        The depositor will apply the net proceeds of the sale of these classes of certificates against the purchase price of the Mortgage Loans.

                                LEGAL PROCEEDINGS

        There are no legal proceedings against IndyMac Bank, the depositor, the trustee, the issuing entity or the servicer, or to which any of their respective properties are subject, that is material to the certificateholders, nor is the depositor aware of any proceedings of this type contemplated by governmental authorities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        For federal income tax purposes, the issuing entity (exclusive of the Yield Maintenance Agreements and the yield maintenance reserve funds) will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the "MASTER REMIC," and each REMIC below the Master REMIC will be referred to as an "UNDERLYING REMIC." Each underlying REMIC will issue multiple classes of uncertificated interests (the "UNDERLYING REMIC REGULAR INTERESTS"), which will be designated as the regular interests in such underlying REMIC and will be held by the REMIC directly above such underlying REMIC in a tiered structure. The assets of the lowest REMIC in this tiered structure will consist of the Mortgage Loans and any other assets designated in the pooling and servicing agreement. The Master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Class A-R Certificates, the "REGULAR CERTIFICATES"). The Regular Certificates will be designated as the regular interests in the Master REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the underlying REMIC Regular Certificates (or, if there are no underlying REMICs, the Mortgage Loans and any other assets designated in the pooling and servicing agreement). If there are one or more underlying REMICs, the aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

        Each class of Regular Certificates will represent beneficial ownership of regular interests issued by the Master REMIC. In addition, the Class 1-A-4 and Class 1-A-6 Certificates will represent a beneficial interest in the right to receive payments of Yield Supplement Amounts.

        Upon the issuance of the certificates, Sidley Austin LLP ("TAX COUNSEL"), will deliver its opinion concluding, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, that each REMIC created under the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "CODE"), and that the Regular Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that any rights of the holders of the Class 1-A-4 and Class 1-A-6 Certificates to receive payments from the related yield maintenance reserve fund will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations
Section 1.860G-2(i). The term "INTEREST RATE CAP AGREEMENT" refers to the rights of the holders of the Class 1-A-4 and Class 1-A-6 Certificates to receive payments of Yield Supplement Amounts.

TAXATION OF THE REGULAR CERTIFICATES

        The following discussion assumes that the rights and obligations of the holders of the Class 1-A-4 and Class 1-A-6 Certificates under the Interest Rate Cap Agreement will be treated as rights and obligations under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights and obligations were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of Yield Supplement Amounts to holders of the Class 1-A-4 and Class 1-A-6 Certificates who are non-U.S. Persons. Prospective investors in the Regular Certificates should consult their tax advisors regarding their appropriate tax treatment.

        A holder of the Class 1-A-4 or Class 1-A-6 Certificate must allocate the purchase price for such certificate between two components--the REMIC Regular Interest component and the Interest Rate Cap Agreement component. For information reporting purposes, it will be assumed in accordance with the pooling and servicing agreement that, with respect to the Class 1-A-4 and Class 1-A-6 Certificates, the Interest Rate Cap Agreement component will have an insubstantial value relative to the value of the Regular Interest component. The IRS could, however, argue that the Interest Rate Cap Agreement component has a greater value, and if that argument were to be sustained, the Regular Interest component could be viewed as having been issued with either an additional amount of original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax Consequences--Taxation of Interests" in the prospectus.

        Upon the sale, exchange, or other disposition of the Class 1-A-4 or Class 1-A-6 Certificates, the holder must allocate the amount realized between the two components of the certificate (that is, the Regular Interest component and the Interest Rate Cap Agreement component) based on the relative fair market values of those components at the time of sale. Assuming that these certificates are held as "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Interest Rate Cap Agreement component should be capital gain or loss, and, gain or loss on the disposition of the Regular Interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the Regular Interest component of such a certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of:

        (1) the amount that would have been includible in the holder's gross income with respect to the Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the certificate over

        (2)     the amount actually included in such holder's income.

As stated above, a portion of the purchase prices paid by a holder to acquire the Class 1-A-4 or Class 1-A-6 Certificates will be attributable to the Interest Rate Cap Agreement component of such certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreement component must be amortized over the life of such certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under the level yield constant interest method discussed below the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreement component of such a certificate.

        Any payments received by a holder of the Class 1-A-4 or Class 1-A-6 Certificates from the related yield maintenance reserve fund will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceeds that year's amortized price of the Interest Rate Cap Agreement component, such excess is ordinary income to a holder of the related class of certificates. If for any year the amount of that year's amortized price exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction to a holder of such class of certificates. In the case of an individual, such deduction will be (i) an "item of preference" for purposes of the "alternative minimum tax" imposed by section 55 of the Code,
(ii) subject to the 2% floor imposed on miscellaneous itemized deductions under section 67 of the Code and (iii) may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code.

        The Regular Interest component of the Class 1-A-4 and Class 1-A-6 Certificates and the other Regular Certificates in their entirety will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the Regular Interest component of the Class 1-A-4 and Class 1-A-6 Certificates and the other Regular Certificates in their entirety must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

        The Class PO Certificates and the Notional Amount Certificates will, and the other classes of offered certificates may, be treated for federal income tax purposes as having been issued with OID. The OID on the Class PO Certificates will equal the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, the Notional Amount Certificates will be treated as having OID for federal income tax purposes in an amount equal to the excess of (1) the sum of all payments on such certificates, determined under the Prepayment Assumption over (2) the price at which such certificates are issued. The OID regulations sections suggest that OID with respect to securities similar to the Notional Amount Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, OID with respect to the uncertificated regular interests represented by the Notional Amount Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the Prepayment Assumption, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations. For purposes of determining the amount and rate of accrual of OID and market discount, the issuing entity intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 20% CPR. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. Prospective purchasers of the Regular Certificates should consult with their tax advisors regarding the treatment of the Regular Certificates under the Treasury regulations concerning OID. See "Yield, Prepayment and Maturity Considerations" and "Material Federal Income Tax Consequences" in the prospectus.

        Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates. Although unclear, a holder of a Notional Amount Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the certificateholder would be entitled if there were no further prepayments of the Mortgage Loans.

        If the holders of any Regular Certificates are treated as holding their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences--REMIC Certificates--a. Regular Certificates" in the prospectus.

TAX TREATMENT OF OFFERED CERTIFICATES FOR CERTAIN PURPOSES

        As described more fully under "Material Federal Income Tax Consequences" in the prospectus, the Regular Interest component of the Class 1-A-4 and Class 1-A-6 Certificates and the other Regular Certificates in their entirety will represent "real estate assets" under section 856(c)(5)(B) of the Code and qualifying assets under section 7701(a)(19)(C) of the Code in the same proportion or greater that the assets of the issuing entity will be so treated, and income on the Regular Interest component of the Class 1-A-1 Certificates and the other Regular Certificates in their entirety will represent "interest on obligations secured by mortgages on real property or on interests in real property" under section 856(c)(3)(B) of the Code in the same proportion or greater that the income on the assets of the issuing entity will be so treated. The Regular Interest component of the Class 1-A-4 and Class 1-A-6 Certificates and the other Regular Certificates in their entirety will represent qualifying assets under section 860G(a)(3) of the Code if acquired by a REMIC within the prescribed time periods of the Code. The Interest Rate Cap Agreement component of the Class 1-A-4 and Class 1-A-6 Certificates will not, however, qualify as an asset described in section 7701(a)(19)(C) of the Code or as a real estate asset under section 856(c)(5)(B) of the Code.

THE YIELD MAINTENANCE RESERVE FUNDS

        Each yield maintenance reserve fund will be treated as an outside reserve fund, within the meaning of Treasury Regulation Section 1.860G-2(h), that is beneficially owned by the Cap Counterparty. For tax information reporting purposes, the rights of the Class 1-A-4 and Class 1-A-6 Certificates to receive payments from the related yield maintenance reserve fund shall be treated as rights to receive payments under an interest rate cap contract written by the Cap Counterparty in favor of the beneficial owners of the Class 1-A-4 and Class 1-A-6 Certificates, respectively. Beneficial owners of the Class 1-A-4 and Class 1-A-6 Certificates should consult their tax advisors concerning the tax accounting for payments made from the related yield maintenance reserve fund.

TAXATION OF THE RESIDUAL CERTIFICATES

        The holders of the Residual Certificates must include the taxable income of each underlying REMIC and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases is subject to U.S. federal income tax.

        In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

        Purchasers of the Class A-R Certificates are encouraged to consider carefully the tax consequences of an investment in such Certificates discussed in the prospectus and consult their tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Certificates -- b. Residual Certificates" in the prospectus. In particular, prospective holders of Class A-R Certificates should consult their tax advisors regarding whether a Class A-R Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of Class A-R Certificates that are treated as "noneconomic residual interests" under the Code should be aware of REMIC regulations that govern the treatment of "inducement fees" and that may affect their ability to transfer their Class A-R Certificates. See "Material Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates," and "Material Federal Income Tax Consequences -- b. Residual Certificate," "-- Excess Inclusions" in the prospectus.

                              ERISA CONSIDERATIONS

        Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "PLAN") that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to

ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of
Section 4975 of the Code.

        Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

        Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans. It is anticipated that the certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

        The U.S. Department of Labor has granted the underwriters substantially identical administrative exemptions (each, an "EXEMPTION") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

        For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

        It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class A-X, Class PO, Class II-B-1, Class II-B-2, Class II-B-3 and Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity. The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent from at least one of S&P, Fitch, Inc. or Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

        BECAUSE THE CLASS A-X, CLASS PO, CLASS II-B-1, CLASS II-B-2 AND CLASS II-B-3 CERTIFICATES ARE NOT BEING PURCHASED BY ANY UNDERWRITER TO WHOM AN EXEMPTION SIMILAR TO THE EXEMPTION HAS BEEN GRANTED, THOSE CLASSES OF CERTIFICATES DO NOT CURRENTLY MEET THE REQUIREMENTS OF THE EXEMPTION OR ANY COMPARABLE INDIVIDUAL ADMINISTRATIVE EXEMPTION GRANTED TO ANY UNDERWRITER. CONSEQUENTLY, THE CLASS A-X, CLASS PO, CLASS II-B-1, CLASS II-B-2 AND CLASS II-B-3 CERTIFICATES MAY BE TRANSFERRED ONLY IF THE CONDITIONS IN THE FIRST OR THIRD BULLET POINTS IN THE NEXT PARAGRAPH ARE MET.

        BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION, OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A PLAN MAY HAVE ENGAGED IN A PROHIBITED TRANSACTION GIVING RISE TO EXCISE TAXES OR CIVIL PENALTIES IF IT PURCHASES AND HOLDS CLASS A-R CERTIFICATES. CONSEQUENTLY, TRANSFERS OF THE CLASS A-R CERTIFICATES (AND OF CERTIFICATES OF ANY CLASS THAT, BECAUSE OF A CHANGE OF RATING, NO LONGER SATISFY THE RATING REQUIREMENT OF THE EXEMPTION) WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

o A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS TO EFFECT THE TRANSFER;

o A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY WHICH IS PURCHASING THE CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE SATISFY THE REQUIREMENTS FOR EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF PTCE 95-60; OR

o AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE BY A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT.

THE FIRST REPRESENTATION WILL BE DEEMED TO HAVE BEEN MADE BY THE TRANSFEREE'S ACCEPTANCE OF A CLASS A-X, CLASS PO, CLASS II-B-1, CLASS II-B-2 OR CLASS II-B-3 CERTIFICATE. IF THE REPRESENTATION IS NOT TRUE, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS IS INITIATED WITHOUT THE REQUIRED OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID.

IF THE REPRESENTATION IS NOT TRUE, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS IS INITIATED WITHOUT THE REQUIRED OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID.

        Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

        The sale of offered certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

        Subject to the terms and conditions set forth in the underwriting agreement among the depositor, Morgan Stanley, the parent of the Cap Counterparty, and Goldman, Sachs & Co. Inc. ("GOLDMAN" and, together with Morgan Stanley, the "UNDERWRITERS") the depositor has agreed to sell the senior certificates (other than the Class A-X and Class PO Certificates) (the "MORGAN STANLEY UNDERWRITTEN CERTIFICATES"), to Morgan Stanley, and the Class I-B-1, Class I-B-2 and Class I-B-3 Certificates (the "GOLDMAN UNDERWRITTEN CERTIFICATES" and, together with the Morgan Stanley Underwritten Certificates, the "UNDERWRITTEN CERTIFICATES") to Goldman.

        Distribution of the Underwritten Certificates will be made by the applicable underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriters and any dealers that participate with the underwriters in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits or resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

        The depositor has been advised by each underwriter that it intends to make a market in the Underwritten Certificates purchased by it but no underwriter has any obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

        The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

        The Class A-X, Class PO, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates (the "INDYMAC CERTIFICATES") may be offered by the seller or the depositor (or an affiliate) from time to time directly or through underwriters or agents in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the IndyMac Certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 and any profit on the sale of those certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

        The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by McKee Nelson LLP.

                                     RATINGS

        It is a condition to the issuance of the senior certificates that they be rated AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and it is a condition to the issuance of the senior certificates (other than the Class 1-A-2, Class 2-A-2 and Class 3-A-5) that they be rated Aaa by Moody's Investors Service, Inc. ("MOODY'S" and, together with S&P, the "RATING AGENCIES"). It is a condition to the issuance of the Class 1-A-2, Class 2-A-2 and Class 3-A-5 Certificates that they be rated at least Aa1 by Moody's. It is a condition to the issuance of the Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates that they be rated at least AA, A, BBB, AA, A and BBB, respectively, by S&P, and that the Class I-B-1 Certificates be rated at least Aa2 by Moody's. The depositor has requested that each Rating Agency maintain ongoing surveillance of the ratings assigned to the offered certificates in accordance with their respective policies, but we cannot assure you that either Rating Agency will continue its surveillance of the ratings assigned to the offered certificates.

        The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by S&P to the Notional Amount Certificates do not address whether investors will recoup their initial investments.

        The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The rating assigned by Moody's to the Notional Amount Certificates do not address whether investors will recoup their initial investments. The rating assigned by Moody's to the Class A-R Certificates only addresses the return of its Class Certificate Balance.

        The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

        The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

        The ratings on the Class 1-A-4 and Class 1-A-6 Certificates do not address the likelihood that any Yield Supplement Amount will be paid to the holders of the Class 1-A-4 and Class 1-A-6 Certificates.

        The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                   SCHEDULE 1:
                              MORTGAGE LOAN TABLES

                                  LOAN GROUP 1

                    MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 1            PRINCIPAL         OF THE GROUP
       RANGE OF MORTGAGE             MORTGAGE             BALANCE           1 MORTGAGE
           RATES (%)                   LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
4.501 - 5.000 ................                   1   $      408,238.00                0.07%
5.001 - 5.500 ................                   1          567,676.60                0.10
5.501 - 6.000 ................                  67       39,371,859.70                6.88
6.001 - 6.500 ................                 440      265,849,270.78               46.48
6.501 - 7.000 ................                 346      196,729,778.08               34.40
7.001 - 7.500 ................                  69       38,605,228.88                6.75
7.501 - 8.000 ................                  36       21,433,328.66                3.75
8.001 - 8.500 ................                  13        6,854,530.52                1.20
8.501 - 9.000 ................                   2        1,179,236.32                0.21
9.001 - 9.500 ................                   2          941,162.60                0.16
                                 -----------------   -----------------   -----------------
        TOTAL:                                 977   $  571,940,310.14              100.00%
                                 =================   =================   =================

----------
(1) The Mortgage Rates listed in the preceding table include lender acquired mortgage insurance premiums. As of the Cut-off Date, the weighted average Mortgage Rate of the group 1 mortgage loans was approximately 6.626% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the group 1 mortgage loans net of the interest premium charged by the lender was approximately 6.319% per annum.

              CURRENT PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
   RANGE OF CURRENT GROUP 1           GROUP 1            PRINCIPAL         OF THE GROUP
    MORTGAGE LOAN PRINCIPAL          MORTGAGE             BALANCE           1 MORTGAGE
         BALANCES ($)                  LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
400,000.01 - 500,000.00 ......                 369   $  169,409,388.58               29.62%
500,000.01 - 600,000.00 ......                 283      154,688,165.44               27.05
600,000.01 - 700,000.00 ......                 177      114,407,174.09               20.00
700,000.01 - 800,000.00 ......                  63       47,682,670.90                8.34
800,000.01 - 900,000.00 ......                  31       26,607,897.93                4.65
900,000.01 - 1,000,000.00 ....                  42       40,752,316.58                7.13
1,000,000.01 - 1,500,000.00 ..                   8       10,664,475.65                1.86
Greater than 1,500,000.00 ....                   4        7,728,220.97                1.35
                                 -----------------   -----------------   -----------------
        TOTAL:                                 977   $  571,940,310.14              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the average principal balance of the group 1 mortgage loans was approximately $585,405.

             ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
      RANGE OF ORIGINAL               GROUP 1            PRINCIPAL         OF THE GROUP
     LOAN-TO-VALUE RATIOS            MORTGAGE             BALANCE           1 MORTGAGE
             (%)                       LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Less than 30.01 ..............                   5   $    3,769,731.80                0.66%
30.01 - 35.00 ................                   8        5,138,690.35                0.90
35.01 - 40.00 ................                   6        4,848,053.97                0.85
40.01 - 45.00 ................                  12        7,019,218.41                1.23
45.01 - 50.00 ................                  24       14,736,008.13                2.58
50.01 - 55.00 ................                  40       24,775,922.16                4.33
55.01 - 60.00 ................                  55       33,885,091.53                5.92
60.01 - 65.00 ................                 102       65,712,788.83               11.49
65.01 - 70.00 ................                  92       58,569,118.62               10.24
70.01 - 75.00 ................                 129       78,705,639.66               13.76
75.01 - 80.00 ................                 487      266,135,171.02               46.53
80.01 - 85.00 ................                   6        2,965,799.46                0.52
85.01 - 90.00 ................                   9        4,840,491.20                0.85
90.01 - 95.00 ................                   2          838,585.00                0.15
                                 -----------------   -----------------   -----------------
        TOTAL:                                 977   $  571,940,310.14              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 1 mortgage loans was approximately 71.10%.

            ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
      RANGE OF ORIGINAL               GROUP 1            PRINCIPAL         OF THE GROUP
       TERMS TO STATED               MORTGAGE             BALANCE           1 MORTGAGE
      MATURITY (MONTHS)                LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
241 - 360 ....................                 977   $  571,940,310.14              100.00%
                                 -----------------   -----------------   -----------------
        TOTAL:                                 977   $  571,940,310.14              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average original term to stated maturity of the group 1 mortgage loans was approximately 360 months.

           REMAINING TERM TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
      RANGE OF ORIGINAL               GROUP 1            PRINCIPAL         OF THE GROUP
       TERMS TO STATED               MORTGAGE             BALANCE           1 MORTGAGE
      MATURITY (MONTHS)                LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
241 - 360 ....................                 977   $  571,940,310.14              100.00%
                                 -----------------   -----------------   -----------------
TOTAL:                                         977   $  571,940,310.14              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 1 mortgage loans was approximately 358 months.

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE
                                  GROUP 1 MORTGAGE LOANS
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 1            PRINCIPAL         OF THE GROUP
                                     MORTGAGE             BALANCE           1 MORTGAGE
       GEOGRAPHIC AREA                 LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Alabama ......................                   1   $      885,218.30                0.15%
Arizona ......................                  15        9,748,408.13                1.70
Arkansas .....................                   1          649,217.41                0.11
California ...................                 452      268,783,741.41               47.00
Colorado .....................                   9        5,262,483.66                0.92
Connecticut ..................                  14        7,586,570.30                1.33
Delaware .....................                   1        1,600,000.00                0.28
District of Columbia .........                   5        2,844,795.98                0.50
Florida ......................                  55       31,387,100.79                5.49
Georgia ......................                  14        8,464,398.32                1.48
Hawaii .......................                   3        2,580,533.75                0.45
Idaho ........................                   1          479,248.84                0.08
Illinois .....................                   9        5,481,169.49                0.96
Indiana ......................                   2        1,209,517.85                0.21
Iowa .........................                   1          446,250.00                0.08
Kentucky .....................                   1          492,000.00                0.09
Maine ........................                   1          518,283.29                0.09
Maryland .....................                  38       19,676,897.87                3.44
Massachusetts ................                  22       13,469,949.08                2.36
Michigan .....................                  14        8,824,677.57                1.54
Minnesota ....................                   7        3,787,817.38                0.66
Mississippi ..................                   1          579,580.22                0.10
Missouri .....................                   1          681,151.57                0.12
Nevada .......................                  23       12,926,640.48                2.26
New Hampshire ................                   3        1,676,489.99                0.29
New Jersey ...................                  44       25,653,428.84                4.49
New Mexico ...................                   2        1,436,081.11                0.25
New York .....................                 133       78,151,147.28               13.66
North Carolina ...............                   9        5,240,705.22                0.92
Ohio .........................                   1          538,169.67                0.09
Oregon .......................                   6        3,261,700.99                0.57
Pennsylvania .................                  10        6,002,189.15                1.05
Rhode Island .................                   2        1,059,200.00                0.19
South Carolina ...............                   3        1,353,081.17                0.24
South Dakota .................                   1          430,877.89                0.08
Tennessee ....................                   1          431,158.10                0.08
Texas ........................                  11        6,261,127.66                1.09
Utah .........................                   1          416,957.30                0.07
Vermont ......................                   2          987,672.93                0.17
Virginia .....................                  40       20,728,650.44                3.62
Washington ...................                  12        7,185,776.79                1.26
West Virginia ................                   1          463,219.99                0.08
Wisconsin ....................                   3        1,876,730.00                0.33
Wyoming ......................                   1          420,293.93                0.07
                                 -----------------   -----------------   -----------------
TOTAL:                                         977   $  571,940,310.14              100.00%
                                 =================   =================   =================

            MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 1 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 1            PRINCIPAL         OF THE GROUP
     RANGE OF FICO CREDIT            MORTGAGE             BALANCE           1 MORTGAGE
            SCORES                     LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
601 - 625 ....................                  29   $   16,784,068.30                2.93%
626 - 650 ....................                 110       60,911,337.75               10.65
651 - 675 ....................                 155       87,709,558.20               15.34
676 - 700 ....................                 178       99,954,659.39               17.48
701 - 725 ....................                 156       97,563,646.30               17.06
726 - 750 ....................                 140       81,583,557.92               14.26
751 - 775 ....................                 117       70,796,960.54               12.38
776 - 800 ....................                  72       43,957,024.41                7.69
801 - 825 ....................                  20       12,679,497.33                2.22
                                 -----------------   -----------------   -----------------
TOTAL:                                         977   $  571,940,310.14              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group 1 mortgage loans was approximately 708.

               TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 1            PRINCIPAL         OF THE GROUP
                                     MORTGAGE             BALANCE           1 MORTGAGE
        PROPERTY TYPE                  LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Two-Four Family Residence ....                  55   $   38,448,542.23                6.72%
Planned Unit Development (PUD)                 155       88,271,961.90               15.43
Single Family Residence ......                 731      424,141,821.54               74.16
Low Rise Condominium .........                  25       14,105,999.22                2.47
High Rise Condominium ........                   5        3,179,342.42                0.56
Townhouse ....................                   6        3,792,642.83                0.66
                                 -----------------   -----------------   -----------------
TOTAL:                                         977   $  571,940,310.14              100.00%
                                 =================   =================   =================

                           PURPOSE OF THE GROUP 1 MORTGAGE LOANS
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 1            PRINCIPAL         OF THE GROUP
                                     MORTGAGE             BALANCE           1 MORTGAGE
         LOAN PURPOSE                  LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Refinance (Cash Out) .........                 483   $  281,406,651.23               49.20%
Purchase .....................                 322      188,114,005.87               32.89
Refinance (Rate/Term) ........                 172      102,419,653.04               17.91
                                 -----------------   -----------------   -----------------
TOTAL:                                         977   $  571,940,310.14              100.00%
                                 =================   =================   =================

                    OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 1            PRINCIPAL         OF THE GROUP
                                     MORTGAGE             BALANCE           1 MORTGAGE
        OCCPANCY TYPE                  LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Primary ......................                 871   $  508,421,030.26               88.89%
Investment ...................                  62       37,263,989.94                6.52
Second Home ..................                  44       26,255,289.94                4.59
                                 -----------------   -----------------   -----------------
TOTAL:                                         977   $  571,940,310.14              100.00%
                                 =================   =================   =================

----------
(1) Based upon representations of the related mortgagors at the time of origination.

                   DOCUMENTATION PROGRAMS OF THE GROUP 1 MORTGAGE LOANS
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 1            PRINCIPAL         OF THE GROUP
                                     MORTGAGE             BALANCE           1 MORTGAGE
       TYPE OF PROGRAM                 LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Stated Income ................                 460   $  274,852,078.57               48.06%
Full Doc .....................                 206      119,465,285.40               20.89
No Income No Asset ...........                 125       69,728,454.85               12.19
No Doc .......................                  94       51,978,922.98                9.09
No Ratio .....................                  84       50,920,579.80                8.90
FastForward ..................                   8        4,994,988.54                0.87
                                 -----------------   -----------------   -----------------
TOTAL:                                         977   $  571,940,310.14              100.00%
                                 =================   =================   =================

                        LOAN AGE OF THE GROUP 1 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 1            PRINCIPAL         OF THE GROUP
      RANGE OF LOAN AGES             MORTGAGE             BALANCE           1 MORTGAGE
           (MONTHS)                    LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
0 ............................                 201   $  122,653,222.27               21.45%
1 - 3 ........................                 646      375,953,926.61               65.73
4 - 6 ........................                 105       59,871,475.11               10.47
7 - 9 ........................                   6        4,114,936.59                0.72
10 - 12 ......................                   5        2,534,335.61                0.44
13 - 15 ......................                   1          559,150.90                0.10
16 - 18 ......................                   3        1,620,829.44                0.28
19 - 21 ......................                   3        1,433,665.13                0.25
28 - 30 ......................                   3        1,448,726.20                0.25
34 - 36 ......................                   1          440,998.43                0.08
37 - 39 ......................                   1          425,267.33                0.07
40 - 42 ......................                   1          481,856.63                0.08
43 - 45 ......................                   1          401,919.89                0.07
                                 -----------------   -----------------   -----------------
TOTAL:                                         977   $  571,940,310.14              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average loan age of the group 1 mortgage loans was approximately two months.

                PREPAYMENT CHARGE TERMS OF THE GROUP 1 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 1            PRINCIPAL         OF THE GROUP
      PREPAYMENT CHARGE              MORTGAGE             BALANCE           1 MORTGAGE
        TERM (MONTHS)                  LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
None .........................                 654   $  380,572,081.92               66.54%
12 ...........................                  96       56,681,531.77                9.91
24 ...........................                  12        6,838,757.84                1.20
36 ...........................                 196      116,388,142.21               20.35
60 ...........................                  19       11,459,796.40                2.00
                                 -----------------   -----------------   -----------------
TOTAL:                                         977   $  571,940,310.14              100.00%
                                 =================   =================   =================

                                  LOAN GROUP 2

                    MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 2            PRINCIPAL         OF THE GROUP
       RANGE OF MORTGAGE             MORTGAGE             BALANCE           2 MORTGAGE
           RATES (%)                   LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
4.501 - 5.000 ................                   1   $      289,244.53                0.46%
5.001 - 5.500 ................                  22        5,176,270.46                8.23
5.501 - 6.000 ................                 197       44,981,667.22               71.52
6.001 - 6.500 ................                  48       10,571,369.77               16.81
6.501 - 7.000 ................                   1          199,211.11                0.32
7.001 - 7.500 ................                   7          812,308.69                1.29
7.501 - 8.000 ................                  10          862,322.38                1.37
                                 -----------------   -----------------   -----------------
        TOTAL:                                 286   $   62,892,394.16              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the group 2 mortgage loans was approximately 5.944% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the group 2 mortgage loans net of the interest premium charged by the lender was approximately 5.649% per annum.

              CURRENT PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
   RANGE OF CURRENT GROUP 2           GROUP 2            PRINCIPAL         OF THE GROUP
    MORTGAGE LOAN PRINCIPAL          MORTGAGE             BALANCE           2 MORTGAGE
         BALANCES ($)                  LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
0.01 - 100,000.00 ............                  32   $    2,382,004.11                3.79%
100,000.01 - 200,000.00 ......                  94       13,739,994.16               21.85
200,000.01 - 300,000.00 ......                 102       25,902,722.24               41.19
300,000.01 - 400,000.00 ......                  50       17,243,224.35               27.42
400,000.01 - 500,000.00 ......                   7        3,092,449.30                4.92
500,000.01 - 600,000.00 ......                   1          532,000.00                0.85
                                 -----------------   -----------------   -----------------
        TOTAL:                                 286   $   62,892,394.16              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the average principal balance of the group 2 mortgage loans was approximately $219,903.

             ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
      RANGE OF ORIGINAL               GROUP 2            PRINCIPAL         OF THE GROUP
     LOAN-TO-VALUE RATIOS            MORTGAGE             BALANCE           2 MORTGAGE
             (%)                       LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Less than 30.01 ..............                  13   $    2,321,989.94                3.69%
30.01 - 35.00 ................                   6        1,005,106.93                1.60
35.01 - 40.00 ................                   7        1,405,549.55                2.23
40.01 - 45.00 ................                  10        1,800,362.48                2.86
45.01 - 50.00 ................                  15        3,578,620.11                5.69
50.01 - 55.00 ................                  20        4,822,476.34                7.67
55.01 - 60.00 ................                  29        7,671,204.59               12.20
60.01 - 65.00 ................                  41       10,308,206.86               16.39
65.01 - 70.00 ................                  20        4,469,845.39                7.11
70.01 - 75.00 ................                  18        4,721,915.27                7.51
75.01 - 80.00 ................                  88       18,863,520.02               29.99
80.01 - 85.00 ................                   1           49,754.50                0.08
85.01 - 90.00 ................                   9          785,496.76                1.25
90.01 - 95.00 ................                   3          360,669.02                0.57
95.01 - 100.00 ...............                   6          727,676.40                1.16
                                 -----------------   -----------------   -----------------
        TOTAL:                                 286   $   62,892,394.16              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 2 mortgage loans was approximately 64.82%.

            ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
      RANGE OF ORIGINAL               GROUP 2            PRINCIPAL         OF THE GROUP
       TERMS TO STATED               MORTGAGE             BALANCE           2 MORTGAGE
      MATURITY (MONTHS)                LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
121 - 240 ....................                   2   $      509,740.91                0.81%
241 - 360 ....................                 284       62,382,653.25               99.19
                                 -----------------   -----------------   -----------------
        TOTAL:                                 286   $   62,892,394.16              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average original term to stated maturity of the group 2 mortgage loans was approximately 359 months.

           REMAINING TERM TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
      RANGE OF ORIGINAL               GROUP 2            PRINCIPAL         OF THE GROUP
       TERMS TO STATED               MORTGAGE             BALANCE           2 MORTGAGE
      MATURITY (MONTHS)                LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
121 - 240 ....................                   2   $      509,740.91                0.81%
241 - 360 ....................                 284       62,382,653.25               99.19
                                 -----------------   -----------------   -----------------
TOTAL:                                         286   $   62,892,394.16              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 2 mortgage loans was approximately 356 months.

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE
                                  GROUP 2 MORTGAGE LOANS
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 2            PRINCIPAL         OF THE GROUP
                                     MORTGAGE             BALANCE           2 MORTGAGE
       GEOGRAPHIC AREA                 LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Alabama ......................                   1   $      117,746.28                0.19%
Arizona ......................                   7        1,660,399.19                2.64
California ...................                 120       31,155,180.56               49.54
Colorado .....................                   7        1,520,918.96                2.42
Connecticut ..................                   4          610,062.50                0.97
Delaware .....................                   1          319,016.41                0.51
Florida ......................                  28        5,060,251.77                8.05
Georgia ......................                   6          908,879.56                1.45
Hawaii .......................                   3          683,860.50                1.09
Idaho ........................                   6          846,759.89                1.35
Illinois .....................                   3          500,610.26                0.80
Kentucky .....................                   1           59,753.77                0.10
Maryland .....................                   5        1,036,557.99                1.65
Massachusetts ................                   2          440,651.56                0.70
Michigan .....................                   3          323,110.41                0.51
Minnesota ....................                   2          307,462.80                0.49
Missouri .....................                   2          187,414.46                0.30
Nevada .......................                  13        2,929,638.45                4.66
New Mexico ...................                   1          150,683.09                0.24
New York .....................                  14        4,215,850.30                6.70
North Carolina ...............                   4          376,727.46                0.60
Ohio .........................                   7          943,734.81                1.50
Oklahoma .....................                   4          526,006.83                0.84
Oregon .......................                  10        2,576,086.98                4.10
Pennsylvania .................                   5          665,397.27                1.06
South Carolina ...............                   2          189,646.82                0.30
Tennessee ....................                   3          449,631.44                0.71
Texas ........................                  10        1,776,397.02                2.82
Utah .........................                   5          718,412.23                1.14
Washington ...................                   7        1,635,544.59                2.60
                                 -----------------   -----------------   -----------------
TOTAL:                                         286   $   62,892,394.16              100.00%
                                 =================   =================   =================

            MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 2 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 2            PRINCIPAL         OF THE GROUP
     RANGE OF FICO CREDIT            MORTGAGE             BALANCE           2 MORTGAGE
            SCORES                     LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
601 - 625 ....................                   4   $      665,529.67                1.06%
626 - 650 ....................                  31        6,201,749.21                9.86
651 - 675 ....................                  44        9,437,694.87               15.01
676 - 700 ....................                  49        9,879,536.20               15.71
701 - 725 ....................                  55       12,166,903.44               19.35
726 - 750 ....................                  38        8,694,322.05               13.82
751 - 775 ....................                  33        8,082,901.64               12.85
776 - 800 ....................                  28        6,736,237.64               10.71
801 - 825 ....................                   4        1,027,519.44                1.63
                                 -----------------   -----------------   -----------------
TOTAL:                                         286   $   62,892,394.16              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group 2 mortgage loans was approximately 714.

               TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 2            PRINCIPAL         OF THE GROUP
                                     MORTGAGE             BALANCE           2 MORTGAGE
        PROPERTY TYPE                  LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Two - Four  Family Residence .                  23   $    7,099,213.87               11.29%
Planned Unit Development (PUD)                  35        7,344,685.90               11.68
Single Family Residence ......                 199       42,571,119.52               67.69
Low Rise Condominium .........                  23        4,599,380.67                7.31
High Rise Condominium ........                   4          749,077.12                1.19
Townhouse ....................                   2          528,917.08                0.84
                                 -----------------   -----------------   -----------------
TOTAL:                                         286   $   62,892,394.16              100.00%
                                 =================   =================   =================

                           PURPOSE OF THE GROUP 2 MORTGAGE LOANS
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 2            PRINCIPAL         OF THE GROUP
                                     MORTGAGE             BALANCE           2 MORTGAGE
         LOAN PURPOSE                  LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Refinance (Cash Out) .........                 164   $   36,864,224.89               58.61%
Purchase .....................                  84       17,274,988.03               27.47
Refinance (Rate/Term) ........                  38        8,753,181.24               13.92
                                 -----------------   -----------------   -----------------
TOTAL:                                         286   $   62,892,394.16              100.00%
                                 =================   =================   =================

                    OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 2            PRINCIPAL         OF THE GROUP
                                     MORTGAGE             BALANCE           2 MORTGAGE
       OCCUPANCY TYPE                  LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Primary ......................                 248   $   56,996,266.75               90.63%
Investment ...................                  33        4,560,615.76                7.25
Second Home ..................                   5        1,335,511.65                2.12
                                 -----------------   -----------------   -----------------
TOTAL:                                         286   $   62,892,394.16              100.00%
                                 =================   =================   =================

----------
(1) Based upon representations of the related mortgagors at the time of origination.

                   DOCUMENTATION PROGRAMS OF THE GROUP 2 MORTGAGE LOANS
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 2            PRINCIPAL         OF THE GROUP
                                     MORTGAGE             BALANCE           2 MORTGAGE
       TYPE OF PROGRAM                 LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Stated Income ................                  89   $   21,723,352.40               34.54%
Full Doc .....................                 100       18,830,734.41               29.94
No Doc .......................                  51       11,592,179.10               18.43
No Income No Asset ...........                  35        8,401,744.97               13.36
No Ratio .....................                   8        1,584,638.75                2.52
FastForward ..................                   3          759,744.53                1.21
                                 -----------------   -----------------   -----------------
TOTAL:                                         286   $   62,892,394.16              100.00%
                                 =================   =================   =================

                        LOAN AGE OF THE GROUP 2 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 2            PRINCIPAL         OF THE GROUP
      RANGE OF LOAN AGES             MORTGAGE             BALANCE           2 MORTGAGE
           (MONTHS)                    LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
0 ............................                  18   $    5,377,500.00                8.55%
1 - 3 ........................                 166       37,476,569.64               59.59
4 - 6 ........................                  79       17,091,772.78               27.18
7 - 9 ........................                   5        1,072,709.56                1.71
10 - 12 ......................                   9          835,779.85                1.33
13 - 15 ......................                   9        1,038,062.33                1.65
                                 -----------------   -----------------   -----------------
TOTAL:                                         286   $   62,892,394.16              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average loan age of the group 2 mortgage loans was approximately three months.

                PREPAYMENT CHARGE TERMS OF THE GROUP 2 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 2            PRINCIPAL         OF THE GROUP
      PREPAYMENT CHARGE              MORTGAGE             BALANCE           2 MORTGAGE
        TERM (MONTHS)                  LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
None .........................                  31   $    3,938,324.84                6.26%
12 ...........................                  17        4,408,694.28                7.01
24 ...........................                   4          615,382.98                0.98
36 ...........................                 223       51,261,349.15               81.51
60 ...........................                  11        2,668,642.91                4.24
                                 -----------------   -----------------   -----------------
TOTAL:                                         286   $   62,892,394.16              100.00%
                                 =================   =================   =================

                                  LOAN GROUP 3

                    MORTGAGE RATES FOR THE GROUP 3 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 3            PRINCIPAL         OF THE GROUP
       RANGE OF MORTGAGE             MORTGAGE             BALANCE           3 MORTGAGE
           RATES (%)                   LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
6.001 - 6.500 ................                 526   $  115,133,765.59               63.32%
6.501 - 7.000 ................                 352       66,690,382.43               36.68
                                 -----------------   -----------------   -----------------
        TOTAL:                                 878   $  181,824,148.02              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the group 3 mortgage loans was approximately 6.506% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the group 3 mortgage loans net of the interest premium charged by the lender was approximately 6.200% per annum.

              CURRENT PRINCIPAL BALANCES FOR THE GROUP 3 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
   RANGE OF CURRENT GROUP 3           GROUP 3            PRINCIPAL         OF THE GROUP
    MORTGAGE LOAN PRINCIPAL          MORTGAGE             BALANCE           3 MORTGAGE
         BALANCES ($)                  LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
0.01 - 100,000.00 ............                 114   $    9,477,978.80                5.21%
100,000.01 - 200,000.00 ......                 364       53,601,227.32               29.48
200,000.01 - 300,000.00 ......                 223       54,893,814.39               30.19
300,000.01 - 400,000.00 ......                 152       52,640,449.33               28.95
400,000.01 - 500,000.00 ......                  22        9,558,893.21                5.26
500,000.01 - 600,000.00 ......                   2        1,039,884.97                0.57
600,000.01 - 700,000.00 ......                   1          611,900.00                0.34
                                 -----------------   -----------------   -----------------
        TOTAL:                                 878   $  181,824,148.02              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the average principal balance of the group 3 mortgage loans was approximately $207,089.

             ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP 3 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
      RANGE OF ORIGINAL               GROUP 3            PRINCIPAL         OF THE GROUP
     LOAN-TO-VALUE RATIOS            MORTGAGE             BALANCE           3 MORTGAGE
             (%)                       LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Less than 30.01 ..............                  14   $    1,987,762.13                1.09%
30.01 - 35.00 ................                  12        2,046,039.42                1.13
35.01 - 40.00 ................                  18        3,453,092.09                1.90
40.01 - 45.00 ................                  27        4,651,121.25                2.56
45.01 - 50.00 ................                  36        7,675,002.38                4.22
50.01 - 55.00 ................                  38        8,081,662.46                4.44
55.01 - 60.00 ................                  65       14,428,195.83                7.94
60.01 - 65.00 ................                  89       21,134,879.00               11.62
65.01 - 70.00 ................                  81       19,461,598.80               10.70
70.01 - 75.00 ................                  64       15,701,087.42                8.64
75.01 - 80.00 ................                 386       74,212,674.17               40.82
80.01 - 85.00 ................                   9        1,884,861.75                1.04
85.01 - 90.00 ................                  26        4,530,990.90                2.49
90.01 - 95.00 ................                  12        2,386,421.39                1.31
95.01 - 100.00 ...............                   1          188,759.03                0.10
                                 -----------------   -----------------   -----------------
        TOTAL:                                 878   $  181,824,148.02              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the group 3 mortgage loans was approximately 69.30%.

            ORIGINAL TERM TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
      RANGE OF ORIGINAL               GROUP 3            PRINCIPAL         OF THE GROUP
       TERMS TO STATED               MORTGAGE             BALANCE           3 MORTGAGE
      MATURITY (MONTHS)                LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
121 - 240 ....................                   2   $      306,297.94                0.17%
241 - 360 ....................                 876      181,517,850.08               99.83
                                 -----------------   -----------------   -----------------
        TOTAL:                                 878   $  181,824,148.02              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average original term to stated maturity of the group 3 mortgage loans was approximately 360 months.

           REMAINING TERM TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
      RANGE OF ORIGINAL               GROUP 3            PRINCIPAL         OF THE GROUP
       TERMS TO STATED               MORTGAGE             BALANCE           3 MORTGAGE
      MATURITY (MONTHS)                LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
121 - 240 ....................                   2   $      306,297.94                0.17%
241 - 360 ....................                 876      181,517,850.08               99.83
                                 -----------------   -----------------   -----------------
TOTAL:                                         878   $  181,824,148.02              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the group 3 mortgage loans was approximately 358 months.

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE
                                  GROUP 3 MORTGAGE LOANS
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 3            PRINCIPAL         OF THE GROUP
                                     MORTGAGE             BALANCE           3 MORTGAGE
       GEOGRAPHIC AREA                 LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Alabama ......................                   2   $      163,590.31                0.09%
Alaska .......................                   1          192,434.00                0.11
Arizona ......................                  18        4,032,964.13                2.22
Arkansas .....................                   2          240,660.49                0.13
California ...................                 243       62,043,750.33               34.12
Colorado .....................                  20        4,470,335.56                2.46
Connecticut ..................                  22        4,805,157.57                2.64
Delaware .....................                   7        1,333,118.85                0.73
District of Columbia .........                   1          306,849.80                0.17
Florida ......................                 138       23,524,826.72               12.94
Georgia ......................                  13        1,975,956.43                1.09
Hawaii .......................                   6        2,263,220.98                1.24
Idaho ........................                  11        1,619,686.08                0.89
Illinois .....................                  11        2,035,237.72                1.12
Indiana ......................                   3          308,539.97                0.17
Kentucky .....................                   3          280,307.04                0.15
Louisiana ....................                   1          133,088.95                0.07
Maryland .....................                   8        1,812,964.02                1.00
Massachusetts ................                  19        5,207,022.62                2.86
Michigan .....................                  17        1,934,968.29                1.06
Minnesota ....................                   8        1,785,468.53                0.98
Mississippi ..................                   1           96,488.24                0.05
Missouri .....................                   7          768,897.16                0.42
Montana ......................                   1           86,000.00                0.05
Nebraska .....................                   2          297,349.98                0.16
Nevada .......................                  14        3,017,857.72                1.66
New Hampshire ................                   4        1,042,995.38                0.57
New Jersey ...................                  13        3,004,152.85                1.65
New York .....................                  70       19,910,769.68               10.95
North Carolina ...............                   3          485,466.31                0.27
North Dakota .................                   3          302,392.23                0.17
Ohio .........................                   7          992,379.81                0.55
Oklahoma .....................                   8        1,067,806.90                0.59
Oregon .......................                  15        2,151,030.75                1.18
Pennsylvania .................                  21        3,557,815.32                1.96
Rhode Island .................                   4          854,371.09                0.47
South Carolina ...............                   2          298,797.96                0.16
Tennessee ....................                  12        1,497,268.12                0.82
Texas ........................                  74       10,109,989.65                5.56
Utah .........................                  18        2,651,444.09                1.46
Vermont ......................                   2          350,347.27                0.19
Virginia .....................                  17        4,018,653.47                2.21
Washington ...................                  22        4,172,327.80                2.29
Wisconsin ....................                   4          619,397.85                0.34
                                 -----------------   -----------------   -----------------
TOTAL:                                         878   $  181,824,148.02              100.00%
                                 =================   =================   =================

            MORTGAGORS' FICO CREDIT SCORES FOR THE GROUP 3 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 3            PRINCIPAL         OF THE GROUP
     RANGE OF FICO CREDIT            MORTGAGE             BALANCE           3 MORTGAGE
            SCORES                     LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Not Available ................                   1   $      241,600.03                0.13%
601 - 625 ....................                  29        6,461,513.95                3.55
626 - 650 ....................                 110       22,679,597.09               12.47
651 - 675 ....................                 175       35,697,003.82               19.63
676 - 700 ....................                 201       41,275,095.46               22.70
701 - 725 ....................                 140       29,115,376.05               16.01
726 - 750 ....................                  88       19,854,019.47               10.92
751 - 775 ....................                  78       15,645,490.14                8.60
776 - 800 ....................                  45        8,623,954.80                4.74
801 - 825 ....................                  11        2,230,497.21                1.23
                                 -----------------   -----------------   -----------------
TOTAL:                                         878   $  181,824,148.02              100.00%
                                 =================   =================   =================

----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the group 3 mortgage loans (not including the Mortgage Loans for which the FICO Credit Score is not available) was approximately 696.

               TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 3 MORTGAGE LOANS
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 3            PRINCIPAL         OF THE GROUP
                                     MORTGAGE             BALANCE           3 MORTGAGE
        PROPERTY TYPE                  LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Two-Four Family Residence ....                  84   $   23,544,360.18               12.95%
Planned Unit Development (PUD)                 128       25,289,187.93               13.91
Single Family Residence ......                 585      118,802,761.58               65.34
Low Rise Condominium .........                  56        9,292,432.60                5.11
High Rise Condominium ........                   6        1,176,706.52                0.65
Townhouse ....................                  10        1,860,089.12                1.02
Cooperative ..................                   9        1,858,610.09                1.02
                                 -----------------   -----------------   -----------------
TOTAL:                                         878   $  181,824,148.02              100.00%
                                 =================   =================   =================

                           PURPOSE OF THE GROUP 3 MORTGAGE LOANS
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 3            PRINCIPAL         OF THE GROUP
                                     MORTGAGE             BALANCE           3 MORTGAGE
         LOAN PURPOSE                  LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Refinance (Cash Out) .........                 424   $   93,612,764.78               51.49%
Purchase .....................                 326       60,310,460.28               33.17
Refinance (Rate/Term) ........                 128       27,900,922.96               15.35
                                 -----------------   -----------------   -----------------
TOTAL:                                         878   $  181,824,148.02              100.00%
                                 =================   =================   =================

                    OCCUPANCY TYPES FOR THE GROUP 3 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 3            PRINCIPAL         OF THE GROUP
                                     MORTGAGE             BALANCE           3 MORTGAGE
        OCCPANCY TYPE                  LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Primary ......................                 723   $  152,770,781.09               84.02%
Investment ...................                 126       23,749,698.26               13.06
Second Home ..................                  29        5,303,668.67                2.92
                                 -----------------   -----------------   -----------------
TOTAL: .......................                 878   $  181,824,148.02              100.00%
                                 =================   =================   =================

----------
(1) Based upon representations of the related mortgagors at the time of origination.

                   DOCUMENTATION PROGRAMS OF THE GROUP 3 MORTGAGE LOANS
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 3            PRINCIPAL         OF THE GROUP
                                     MORTGAGE             BALANCE           3 MORTGAGE
       TYPE OF PROGRAM                 LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
Stated Income ................                 326   $   72,632,649.17               39.95%
Full Doc .....................                 205       36,339,623.78               19.99
No Doc .......................                 164       32,851,417.73               18.07
No Income No Asset ...........                 127       27,076,800.76               14.89
No Ratio .....................                  51       11,839,036.56                6.51
FastForward ..................                   3          733,160.38                0.40
Limited ......................                   2          351,459.64                0.19
                                 -----------------   -----------------   -----------------
TOTAL:                                         878   $  181,824,148.02              100.00%
                                 =================   =================   =================

                        LOAN AGE OF THE GROUP 3 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 3            PRINCIPAL         OF THE GROUP
      RANGE OF LOAN AGES             MORTGAGE             BALANCE           3 MORTGAGE
           (MONTHS)                    LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
0 ............................                 142   $   32,911,142.38               18.10%
1 - 3 ........................                 568      120,987,608.52               66.54
4 - 6 ........................                 154       25,484,352.07               14.02
7 - 9 ........................                   7          704,025.47                0.39
10 - 12 ......................                   2          393,653.02                0.22
16 - 18 ......................                   1          275,673.86                0.15
31 - 33 ......................                   1          241,454.69                0.13
37 - 39 ......................                   1          124,841.85                0.07
40 - 42 ......................                   2          701,396.16                0.39
                                 -----------------   -----------------   -----------------
TOTAL:                                         878   $  181,824,148.02              100.00%
                                 =================   =================   =================

----------
(2) As of the Cut-off Date, the weighted average loan age of the group 3 mortgage loans was approximately two months.

                PREPAYMENT CHARGE TERMS OF THE GROUP 3 MORTGAGE LOANS (1)
------------------------------------------------------------------------------------------
                                                                            PERCENT OF
                                                                            AGGREGATE
                                                                             PRINCIPAL
                                                                              BALANCE
                                     NUMBER OF           AGGREGATE          OUTSTANDING
                                      GROUP 3            PRINCIPAL         OF THE GROUP
      PREPAYMENT CHARGE              MORTGAGE             BALANCE           3 MORTGAGE
        TERM (MONTHS)                  LOANS            OUTSTANDING            LOANS
------------------------------   -----------------   -----------------   -----------------
None .........................                  78   $   11,047,979.01                6.08%
12 ...........................                  79       19,306,882.24               10.62
24 ...........................                  21        4,913,534.98                2.70
36 ...........................                 695      145,436,225.32               79.99
60 ...........................                   5        1,119,526.47                0.62
                                 -----------------   -----------------   -----------------
TOTAL:                                         878   $  181,824,148.02              100.00%
                                 =================   =================   =================

                                   SCHEDULE 2:
                       YIELD MAINTENANCE NOTIONAL BALANCE

                                       YIELD              YIELD
                                    MAINTENANCE        MAINTENANCE
                                  NOTIONAL BALANCE   NOTIONAL BALANCE
                                  OF CLASS 1-A-4     OF CLASS 1-A-6
MONTH OF DISTRIBUTION DATE        CERTIFICATES ($)   CERTIFICATES ($)
-------------------------------   ----------------   ----------------
April 2006                           11,812,314.10     205,550,386.11
May 2006                             11,596,353.74     202,634,646.45
June 2006                            11,352,702.81     199,310,166.04
July 2006                            11,082,022.19     195,585,256.31
August 2006                          10,785,053.75     191,469,233.44
September 2006                       10,462,618.38     186,972,397.94
October 2006                         10,115,613.76     182,106,010.02
November 2006                         9,745,011.66     176,882,260.82
December 2006                         9,351,854.84     171,314,239.57
January 2007                          8,939,719.35     165,451,722.29
February 2007                         8,536,768.76     159,702,429.50
March 2007                            8,143,460.27     154,073,720.04
April 2007                            7,759,613.62     148,563,709.67
May 2007                              7,385,051.95     143,170,543.46
June 2007                             7,019,601.66     137,892,395.37
July 2007                             6,663,092.41     132,727,467.79
August 2007                           6,315,357.02     127,673,991.10
September 2007                        5,976,231.43     122,730,223.25
October 2007                          5,645,554.64     117,894,449.30
November 2007                         5,323,168.64     113,164,981.04
December 2007                         5,008,918.37     108,540,156.53
January 2008                          4,702,651.67     104,018,339.75
February 2008                         4,404,219.21      99,597,920.13
March 2008                            4,113,474.43      95,277,312.22
April 2008                            3,830,273.52      91,054,955.25
May 2008                              3,554,475.34      86,929,312.79
June 2008                             3,285,941.39      82,898,872.33
July 2008                             3,024,535.76      78,962,144.94
August 2008                           2,770,125.05      75,117,664.91
September 2008                        2,522,578.36      71,363,989.34
October 2008                          2,281,767.25      67,699,697.85
November 2008                         2,047,565.64      64,123,392.19
December 2008                         1,819,849.83      60,633,695.91
January 2009                          1,598,498.42      57,229,254.01
February 2009                         1,383,392.27      53,908,732.63
March 2009                            1,174,414.47      50,670,818.70
April 2009                              971,450.28      47,514,219.63
May 2009                                774,387.12      44,437,663.00
June 2009                               583,114.50      41,439,896.21
July 2009                               397,523.98      38,519,686.23
August 2009                             217,509.17      35,675,819.23
September 2009                           42,965.65      32,907,100.34
October 2009                                  0.00      30,212,353.34
November 2009                                 0.00      27,590,420.32
December 2009                                 0.00      25,040,161.50
January 2010                                  0.00      22,560,454.83
February 2010                                 0.00      20,150,195.82
March 2010                                    0.00      17,808,297.18
April 2010                                    0.00      15,533,688.61
May 2010                                      0.00      13,325,316.53
June 2010                                     0.00      11,182,143.80
July 2010                                     0.00       9,103,149.47
August 2010                                   0.00       7,087,328.53
September 2010                                0.00       5,133,691.67
October 2010                                  0.00       3,241,265.05
November 2010                                 0.00       1,409,090.01
December 2010 and thereafter                  0.00               0.00

                             INDEX OF DEFINED TERMS

accredited investor ............................................ S-97 adjusted net mortgage rate ..................................... S-37 advance ........................................................ S-37
Aggregate Loan Group ........................................... S-27
Aggregate Loan Group I ......................................... S-27
Aggregate Loan Group II ........................................ S-27
Applicable Credit Support Percentage ........................... S-68
Assumed Balance ................................................ S-58
Available Funds ................................................ S-55
Bankruptcy Losses .............................................. S-72
BBA ............................................................ S-51
Book-Entry Certificates ........................................ S-47
Calculation Agent .............................................. S-51
Cap Counterparty ............................................... S-41
Certificate Account ............................................ S-51
Certificate Owners ............................................. S-47
CI ............................................................. S-48
Class A-X Component ............................................ S-46
Class B-1 Certificates ......................................... S-43
Class Certificate Balance ...................................... S-44
Class PO Component ............................................. S-46
Class PO Deferred Amount ....................................... S-71
Class Subordination Percentage ................................. S-68
Clearstream, Luxembourg ........................................ S-48
Closing Date .................................................... S-3
Code ........................................................... S-93
Compensating Interest .......................................... S-37
Component Balance .............................................. S-46
Component Notional Amount ...................................... S-46
Cooperative .................................................... S-49
CPR ............................................................ S-74
Cut-off Date .................................................... S-3
Cut-off Date Pool Principal Balance ............................ S-28
DBC ............................................................ S-48
DBNTC .......................................................... S-40
Debt Service Reduction ......................................... S-93
Deficient Valuation ............................................ S-92
Definitive Certificate ......................................... S-47
Determination Date ............................................. S-37
Discount Mortgage Loan ......................................... S-61
Distribution Account ........................................... S-51
Distribution Date .............................................. S-55
DTC ....................................................... S-47, A-1
DTC Rules ...................................................... S-47
Due Date ....................................................... S-28
Due Period ..................................................... S-45
due-on-sale .................................................... S-78
equity interests ............................................... S-97
ERISA .......................................................... S-96
Euroclear ...................................................... S-47
Euroclear Operator ............................................. S-49
Euroclear Participants ......................................... S-49
European Depositaries .......................................... S-47
excess inclusion ............................................... S-96
Excess Losses .................................................. S-72
Exchange Act ................................................... S-60
Exemption ...................................................... S-97
Expense Fee Rate ............................................... S-36
Expense Fees ................................................... S-36
FICO Credit Scores ............................................. S-29
Financial Intermediary ......................................... S-47
Fraud Loss Coverage Amount ..................................... S-92
Fraud Losses ................................................... S-72
Global Securities ................................................A-1
Goldman ........................................................ S-98
Goldman Underwritten Certificates .............................. S-98
group 1 mortgage loans ......................................... S-27
Group 1 Senior Certificates .................................... S-42
group 2 mortgage loans ......................................... S-27
Group 2 Senior Certificates .................................... S-42
group 3 mortgage loans ......................................... S-27
Group 3 Senior Certificates .................................... S-42
Group I Bankruptcy Loss Coverage Amount ........................ S-91
Group I Certificates ........................................... S-43
Group I Fraud Loss Coverage Amount ............................. S-91
group I original subordinate principal balance ................. S-66
Group I Senior Certificates .................................... S-42
Group I Senior Percentage ...................................... S-65
Group I Special Hazard Loss Coverage Amount .................... S-91
Group I Subordinated Percentage ................................ S-65
Group II Bankruptcy Loss Coverage Amount ....................... S-91
Group II Certificates .......................................... S-43
Group II Fraud Loss Coverage Amount ............................ S-91
group II original subordinate principal balance ................ S-67
Group II Senior Certificates ............................. S-42, S-43
Group II Senior Percentage ..................................... S-65
Group II Special Hazard Loss Coverage Amount ................... S-91
Group II Subordinated Percentage ............................... S-66
Indirect Participants .......................................... S-47
IndyMac Bank ............................................. S-27, S-31
IndyMac Certificates ........................................... S-99
interest accrual period ........................................ S-57
Interest Distribution Amount ................................... S-57
Interest Only Loans ............................................ S-28
Interest Rate Cap Agreement .................................... S-94
Interest Settlement Rate ....................................... S-51
LIBOR Certificates ....................................... S-43, S-51
LIBOR Determination Date ....................................... S-51

Liquidated Mortgage Loan ....................................... S-72
loan group ..................................................... S-28
Loan-to-Value Ratio ............................................ S-29
London Business Day ............................................ S-51
Master REMIC ................................................... S-93
Moneyline Telerate Page 3750 ................................... S-51
Moody's ................................................... S-6, S-99
Morgan Stanley ................................................. S-41
Morgan Stanley Underwritten Certificates ....................... S-98
Mortgage Loans ................................................. S-27
Mortgage Notes ................................................. S-27
Mortgage Rate .................................................. S-28
Mortgaged Properties ........................................... S-27
Net Interest Shortfall ......................................... S-58
New CI ......................................................... S-48
Non-Discount Mortgage Loan ..................................... S-61
Non-PO Formula Principal Amount ................................ S-62
Non-PO Percentage .............................................. S-61
Non-PO Pool Balance ............................................ S-68
Notional Amount ................................................ S-45
Notional Amount Certificates ............................. S-43, S-45
offered certificates ........................................... S-42
OID ............................................................ S-94
Original Applicable Credit Support Percentage .................. S-68
Participants ................................................... S-47
Plan ........................................................... S-96
PO Formula Principal Amount .................................... S-70
PO Percentage .................................................. S-61
pool principal balance ......................................... S-65
PPC ............................................................ S-74
Prepayment Assumption .......................................... S-74
prepayment interest shortfall .................................. S-58
Prepayment Period .............................................. S-64
Prepayment Shift Percentage .................................... S-64
Priority Amount ................................................ S-64
Priority Percentage ............................................ S-64
private certificates ........................................... S-43
PTCE 95-60 ..................................................... S-98
Rating Agencies ................................................ S-99
Realized Loss .................................................. S-72
Record Date .................................................... S-55
Regular Certificates ........................................... S-93
Regulation AB .................................................. S-60
Relevant Depositary ............................................ S-47
Relief Act Reduction ........................................... S-58
Restricted Classes ............................................. S-68
S&P ....................................................... S-6, S-99
Scheduled Payments ............................................. S-27
Scheduled Principal Distribution Amount ........................ S-64
Senior Certificate Group ....................................... S-42
Senior Certificates ............................................ S-42
Senior Credit Support Depletion Date ........................... S-64
Senior Liquidation Amount ...................................... S-64
Senior Percentage .............................................. S-66
Senior Prepayment Percentage ................................... S-66
Senior Principal Distribution Amount ........................... S-65
Senior Termination Date ........................................ S-67
Shift Percentage ............................................... S-64
Special Hazard Loss Coverage Amount ............................ S-92
Special Hazard Losses .......................................... S-72
Special Hazard Mortgage Loan ................................... S-72
Stated Principal Balance ....................................... S-65
subordinated certificate group ................................. S-43 subordinated certificates ...................................... S-43
Subordinated Percentage ........................................ S-66
Subordinated Prepayment Percentage ............................. S-66
Subordinated Principal Distribution Amount ..................... S-69
Subsequent Recoveries .......................................... S-72
Substitution Adjustment Amount ................................. S-30
Tax Counsel .................................................... S-93
Terms and Conditions ........................................... S-49
U.S. Person ......................................................A-4
Undercollateralization Distribution ............................ S-68
Undercollateralized Group ...................................... S-68
underlying REMIC ............................................... S-93
underlying REMIC Regular Interests ............................. S-93
underwriters ................................................... S-98
Underwritten Certificates ...................................... S-98
Unscheduled Principal Distribution Amount ...................... S-64
Voting Rights .................................................. S-75
Yield Maintenance Agreement .................................... S-59
Yield Maintenance Notional Balance ....................... S-59, S-60
yield maintenance reserve fund ................................. S-60
Yield Supplement Amount ........................................ S-59

                      [This page intentionally left blank]

                                    ANNEX I:
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the offered certificates, other than the Class A-R Certificates, will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through The Depository Trust Company ("DTC") and, upon request, through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

        Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary Global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

        Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year comprised of twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

        Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

        Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of a 360-day year comprised of twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System's Customary procedures;

                2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

                3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

        A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        o Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. More complex rules apply to nominees and entities treated as partnerships that are not U.S. Persons.

        o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        o Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        In each case, the Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the end of the third succeeding calendar year after the date such form is signed unless the information provided in the form changes. If information in the form changes, a new form must be provided within 30 days of such change.

The term "U.S. PERSON" means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                                INDYMAC MBS, INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN THE CERTIFICATES UNDER "RISK FACTORS" BEGINNING ON PAGE 4.

The certificates will represent obligations of the related trust fund only and will not represent an interest in or obligation of IndyMac MBS, Inc., any seller, servicer, or any of their affiliates.

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by IndyMac MBS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan,

o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.


THE CERTIFICATES

IndyMac MBS, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF CERTIFICATES

The certificates may be offered through several different methods, including offerings through underwriters.

CREDIT ENHANCEMENT

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus supplement.

                               -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

February 27, 2006

                                TABLE OF CONTENTS



                                                                           PAGE

Important Notice About Information in this
 Prospectus and Each Accompanying
 Prospectus Supplement.........................................................3
Risk Factors...................................................................4
 Limited Source of Payments -- No
  Recourse to Sellers, Depositor or
  Servicer.....................................................................4
 Credit Enhancement May Not Be Sufficient
  to Protect You from Losses...................................................5
 Losses on Balloon Payment Mortgages Are
  Borne by You.................................................................6
 Nature of Mortgages...........................................................6
 You Could Be Adversely Affected by
  Violations of Environmental Laws............................................12
 Ratings of the Certificates Do Not Assure
  Their Payment...............................................................13
 Book-Entry Registration......................................................14
 Bankruptcy or Insolvency May Affect the
  Timing and Amount of Distributions on
  the Certificates............................................................15
The Trust Fund................................................................18
 The Mortgage Loans--General..................................................19
 Agency Securities............................................................21
 Private Mortgage-Backed Securities...........................................26
 Substitution of Mortgage Assets..............................................27
 Available Information........................................................27
 Incorporation of Certain Documents by
  Reference...................................................................28
Use of Proceeds...............................................................29
The Depositor.................................................................29
Mortgage Loan Program.........................................................29
 Underwriting Process.........................................................29
 Qualifications of Sellers....................................................30
 Representations by Sellers; Repurchases......................................30
Description of the Certificates...............................................32
 General......................................................................33
 Distributions on Certificates................................................34
 Advances.....................................................................36
 Reports to Certificateholders................................................37
 Categories of Classes of Certificates........................................38
 Indices Applicable to Floating Rate and
  Inverse Floating Rate Classes...............................................40
 Book-Entry Certificates......................................................43
Credit Enhancement............................................................46
 General......................................................................46
 Subordination................................................................46
 Mortgage Pool Insurance Policies.............................................46
 Special Hazard Insurance Policies............................................48
 Bankruptcy Bonds.............................................................48
 Reserve Fund.................................................................49
 Cross Support................................................................49
 Insurance Policies, Surety Bonds and Guaranties..............................49
 Over-Collateralization.......................................................50
 Financial Instruments........................................................50
Yield and Prepayment Considerations...........................................50
The Pooling and Servicing Agreement...........................................52
 Assignment of Mortgage Assets................................................52
 Payments on Mortgage Assets; Deposits to
  Certificate Account.........................................................54
 Collection Procedures........................................................56
 Hazard Insurance.............................................................57
 Realization upon Defaulted Mortgage Loans....................................58
 Servicing and Other Compensation and
  Payment of Expenses.........................................................61
 Evidence as to Compliance....................................................62
 List of Certificateholders...................................................62
 Certain Matters Regarding the Servicer and
  the Depositor...............................................................62
 Events of Default............................................................63
 Rights upon Event of Default.................................................64
 Amendment....................................................................64
 Termination; Optional Termination............................................66
 The Trustee..................................................................66
Certain Legal Aspects of the Mortgage Loans...................................66
 General......................................................................66
 Foreclosure and Repossession.................................................67
 Rights of Redemption.........................................................69
 Anti-Deficiency Legislation and Other
   Limitations on Lenders.....................................................69
 Environmental Risks..........................................................70
 Due-on-sale Clauses..........................................................70
 Prepayment Charges...........................................................72
 Applicability of Usury Laws..................................................72
 Servicemembers Civil Relief Act..............................................72
Material Federal Income Tax Consequences......................................72
 General......................................................................73
 Non-REMIC Certificates.......................................................73
 REMIC Certificates...........................................................80
 Prohibited Transactions and Other Taxes......................................91
 Administrative Matters.......................................................92
 Tax-Exempt Investors.........................................................92
 Tax-Related Restrictions on Transfers of
   Residual Certificates......................................................92
State Tax Considerations......................................................94
ERISA Considerations..........................................................95
Legal Investment..............................................................97
Method of Distribution........................................................98
Legal Matters.................................................................99
Financial Information.........................................................99
Rating........................................................................99
INDEX OF PRINCIPAL TERMS.....................................................101

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

         Information about each series of certificates is contained in two separate documents:

         o this prospectus, which provides general information, some of which may not apply to a particular series; and

         o the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

         The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

         You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                               -------------------

         If you require additional information, the mailing address of our principal executive offices is IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund--Incorporation of Certain Documents by Reference; Reports Filed with the SEC" on page 28.

                                  RISK FACTORS

You should carefully consider the following information since it identifies significant risks associated with an investment in the certificates.

LIMITED SOURCE OF PAYMENTS -- NO                 The applicable prospectus supplement may provide that certificates will
RECOURSE TO SELLERS, DEPOSITOR OR                be payable from other trust funds in addition to their associated trust
SERVICER                                         fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a certificateholder, your yield will be impaired. The return of your principal may be impaired, and you will not have recourse to any other entity.
                                                 Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                                 You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the certificates. Unless otherwise specified in the applicable prospectus supplement, you also will not have recourse against the assets of the trust fund of any other series of certificates.

                                                 The certificates will not represent an interest in the depositor, any servicer, any seller to the depositor, or any one else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. IndyMac MBS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. If the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                                 o    funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

                                                 o    funds from a reserve fund or similar credit enhancement
                                                      established to pay for loan repurchases.

                                                 The only obligations of the servicer to a trust fund (other than its servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities.
                                                 If these representations and warranties turn out to be untrue, the servicer may be required to repurchase some of the loans. However, the servicer may not have the financial ability to make the required repurchase.

                                                 The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase some of the loans. However, the seller may not have the financial ability to make the required repurchase.


CREDIT ENHANCEMENT MAY NOT BE                    Credit enhancement is intended to reduce the effect of loan losses.
SUFFICIENT TO PROTECT YOU FROM                   Credit enhancements, however, may benefit only some classes of a series
LOSSES                                           of certificates and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement.
                                                 Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the certificates covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of a credit enhancement may be reduced, substituted for, or even eliminated, so long as the rating agencies rating the certificates indicate that the change in credit enhancement would not cause them to adversely change their rating of the certificates. Consequently, certificateholders may suffer losses even though a

                                                 credit enhancement exists and its provider does not default.

LOSSES ON BALLOON PAYMENT                        Some of the underlying loans may not be fully amortizing over their
MORTGAGES ARE BORNE BY YOU                       terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws.
                                                 Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.


NATURE OF MORTGAGES                              The value of the properties underlying the loans held in the trust fund
  Declines In Property Values                    may decline over time. Among the factors that could adversely affect
  May Adversely Affect You                       the value of the properties are:

                                                 o    an overall decline in the residential real estate market in the areas in which they are located,

                                                 o    a decline in their general condition from the failure of borrowers to maintain their property adequately, and

                                                 o    natural disasters that are not covered by insurance, such as earthquakes and floods.

                                                 If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of certificates.

  Cooperative Loans May Experience               Cooperative loans are evidenced by promissory notes secured by security
  Relatively Higher Losses                       interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements
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                                                 granting exclusive rights to occupy specific dwelling units in the corporations' buildings.

                                                 If a blanket mortgage (or mortgages) exists on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.
                                                 A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

                                                 If an underlying lease of the land exists, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations. If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual
                                                 tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.


                                                 In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its
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                                                 proportionate share of certain interest expenses and real estate taxes of the corporation.

                                                 The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

  Delays in Liquidation May                      Even if the properties underlying the loans held in the trust fund
  Adversely Affect You                           provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment to obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

                                                 In the event that:

                                                      o    the mortgaged properties fail to provide adequate security for the related loans,

                                                      o    if applicable to a series as specified in the related
                                                           prospectus supplement, excess cashflow (if any) and
                                                           overcollateralization (if any) is insufficient to cover these shortfalls,

                                                      o    if applicable to a series as specified in the related
                                                           prospectus supplement, the
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                                                           subordination of certain classes are insufficient to cover these shortfalls, and

                                                      o    with respect to the securities with the benefit of an
                                                           insurance policy as specified in the related prospectus
                                                           supplement, the credit enhancement provider fails to make the required payments under the related insurance policies,

                                                 you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

  Disproportionate Effect of                     Liquidation expenses of defaulted loans generally do not vary directly
  Liquidation Expenses May                       with the outstanding principal balance of the loan at the time of
  Adversely Affect You                           default. Therefore, if a You servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

  Consumer Protection Laws                       Federal, state and local laws extensively regulate various aspects of
  May Adversely Affect You                       brokering, originating, servicing and collecting mortgage loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect mortgage loans secured by consumers' dwellings.

                                                 Additional requirements may be imposed under federal, state or local laws on so-called "high cost" mortgage loans, which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations,
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                                                 to be asserted against persons acquiring the mortgage loans, such as the trust.

                                                 The federal laws that may apply to loans held in the trust include the following:

                                                 o    the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide property owners in non-purchase money transactions with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

                                                 o    the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure
                                                      requirements and limitations on loan terms with respect to non-purchase money mortgage loans with interest rates or
                                                      origination costs in excess of prescribed levels;

                                                 o    the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on this type of loans;

                                                 o    the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

                                                 o    the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

                                                 o    the Federal Trade Commission's Rule on Preservation of Consumer
                                                      Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit
                                                      obligation are subject to
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                                                      the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction; and

                                                 o    the Fair Credit Reporting Act, which (among other things)
                                                      regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

                                                 The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                                 Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of certificates. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the seller, will be borne by the holders of one or more classes of certificates.

IMPACT OF WORLD EVENTS                           The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any
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                                                 adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

                                                 United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the "Relief Act" ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy.
                                                 In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances, during an additional period thereafter.

YOU COULD BE ADVERSELY AFFECTED                  Federal, state, and local laws and regulations impose a wide range of
BY VIOLATIONS OF ENVIRONMENTAL LAWS              requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on "owners" or "operators" of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an "owner" or "operator" of the related property. A property
                                                 "owner" or "operator" can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

                                                 In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, under certain circumstances, a
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                                                 mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the trust fund were to be considered the "owner" or
                                                 "operator" of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATINGS OF THE CERTIFICATES DO NOT               Any class of certificates offered under this prospectus and the
ASSURE THEIR PAYMENT                             accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the certificates will be redeemed early. A rating is not a recommendation to purchase, hold, or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor.

                                                 A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating in the future. For example, the rating agency could lower or withdraw its rating due to:

                                                 o    a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                                                 o    an adverse change in the financial or other condition of a credit enhancement provider, or

                                                 o    a change in the rating of the credit enhancement provider's long-term debt.

                                                 The amount, type, and nature of credit enhancement established for a class of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates.
                                                 These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That
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                                                 analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values so that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry.
                                                 In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of certificates.

BOOK-ENTRY REGISTRATION                          Certificates issued in book-entry form may have only limited liquidity
  Limit on Liquidity                             in the resale market, since investors may be unwilling to purchase certificates for which they cannot obtain physical instruments.

  Limit on Ability to Transfer or                Transactions in book-entry certificates can be effected only through
  Pledge                                         The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge certificates issued in book-entry form may be limited.

  Delays in Distributions                        You may experience some delay in the receipt of distributions on book-entry certificates since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.
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SECONDARY MARKET FOR THE SECURITIES              The related prospectus supplement for each series will specify the
MAY NOT EXIST                                    classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

                                                 The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.
                                                 Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY OR INSOLVENCY MAY                     The seller and the depositor will take steps to structure the transfer
AFFECT THE TIMING AND AMOUNT                     of the loans held in the trust fund by the seller to the depositor as a
DISTRIBUTION ON THE CERTIFICATES                 sale. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale.
                                                 If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans.
                                                 Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy
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                                                 trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

                                                 If the servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the servicer's own funds before each distribution date for certificates will be specified in the applicable prospectus supplement. If the servicer becomes bankrupt and cash collections have been commingled with the servicer's own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the servicer might also be included in the bankruptcy estate of the servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the servicer may result in delays in payment and failure to pay amounts due on the certificates. Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. In certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

                                                 Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the certificates.
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                                                 The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Terms" on page 101.
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                                THE TRUST FUND(1)

         This prospectus relates to Mortgage Pass-Through Certificates, which may be sold from time to time in one or more series by the depositor, IndyMac
MBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement to be entered into with respect to each series. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will include certain mortgage related assets (the "MORTGAGE ASSETS") consisting of

         o a pool of first lien mortgage loans (or participation interests in them) secured by one- to four-family residential properties,

         o mortgage pass-through securities (the "AGENCY SECURITIES ") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

         o other mortgage pass-through certificates or collateralized mortgage obligations (the "PRIVATE MORTGAGE-BACKED SECURITIES") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

         The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations. The servicer will be the entity named as servicer in the related prospectus supplement, which may be an affiliate of the depositor. See "The Pooling and Servicing Agreement--Certain Matters Regarding the Servicer and the Depositor." The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

         The certificates will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the certificates as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Mortgage Assets that a trust fund will consist of, but if it does not, the Mortgage Assets of any trust fund will consist of mortgage loans, Agency
Securities or Private Mortgage-Backed Securities but not a combination of them.
Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan
Program--Underwriting Standards" or as otherwise described in a related prospectus supplement.

         The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage
Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission
(the "SEC") after the initial issuance of the related series of certificates. A maximum of 5% of the Mortgage Assets (relative to the related pool principal balance) as they will be constituted at the time that the

------------
(1)  Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund consisting primarily of the Mortgage Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificates of one specific series and the term trust fund will refer to one specific trust fund.

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

applicable detailed description of Mortgage Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

THE MORTGAGE LOANS--GENERAL

         The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement.

         The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

         o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments.
              Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o The mortgage loans generally may be prepaid at any time without the payment of any prepayment charge. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment charge, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment charge in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

         A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by


                                       19

the servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

         Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

         o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

         o the type of property securing the mortgage loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes),

         o    the original terms to maturity of the mortgage loans,

         o    the ranges of the principal balances of the mortgage loans,

         o the earliest origination date and latest maturity date of any of the mortgage loans,

         o the ranges of the Loan-to-Value Ratios of the loans at origination,

         o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%, and

         o    the geographical distribution of the mortgage loans.

         If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

         Unless otherwise specified in the related prospectus supplement, the "LOAN-TO-VALUE RATIO" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The applicable prospectus supplement may specify how the collateral value of a mortgaged property will be calculated, but if it does not, the collateral value of a mortgaged property is the lesser of the sales price for the property and the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

         We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

         The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The servicer named in the related prospectus supplement will service the mortgage loans pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement."

         The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of certificates the depositor's rights with respect to the representations and warranties. See "The Pooling and Servicing Agreement--Assignment of Mortgage Assets." The obligations of the servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement (including its obligation to enforce the obligations of the sellers, or both, as more fully described under "Mortgage Loan Program--Representations by Sellers; Repurchases" and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Certificates--Advances." The obligations of the servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

         The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

AGENCY SECURITIES

         Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

         Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

         The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

         If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

         Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

         Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

         Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment charges, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

         Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

         Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

         The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

         Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

         Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

         The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

         The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

         The prospectus supplement for a series for which the trust fund includes Private Mortgage-Backed Securities will specify

         o the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the trust fund;

         o certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

              o    the payment features of the mortgage loans,

              o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

              o the servicing fee or range of servicing fees with respect to the mortgage loans and

              o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

         o the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

         o the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

         o    the pass-through or certificate rate of the Private
              Mortgage-Backed Securities;

         o the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

         o the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private
              Mortgage-Backed Securities;

         o certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

         o the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

         o the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

         Private Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933, as amended (the "Securities Act") or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

SUBSTITUTION OF MORTGAGE ASSETS

         Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the trustee determines that the documentation with respect to any Mortgage Asset is incomplete. See "Loan Program--Representations by Sellers; Repurchases." The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.

AVAILABLE INFORMATION

         The depositor has filed with the SEC a Registration Statement under the Securities Act covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The SEC maintains an Internet Web site that contains reports, proxy and information statements, and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov. The depositor's SEC Securities Act file number is 333-127556.

         This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

         These reports include (but are not limited to):

o Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Mortgage Assets and
         (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

         Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

         The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         IndyMac MBS, Inc., a Delaware corporation, was organized on July 9, 1999 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in them or bonds secured by them. The depositor is a subsidiary of IndyMac Bank, F.S.B., a Delaware corporation. The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

         The depositor's obligations after issuance of the certificates include delivery of the Mortgage Assets and certain related documents and instruments, repurchasing Mortgage Assets in the event of certain breaches of representations and warranties made by the depositor, providing tax-related information to the trustee and maintaining the trustee's first priority perfected security interest in the Mortgage Assets.

         Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the certificates of any series.

                              MORTGAGE LOAN PROGRAM

         The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The discussion below under "Underwriting Process" contains a general description of underwriting standards that are applicable to most sellers. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

UNDERWRITING PROCESS

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Most lenders offer a number of different underwriting programs. Some programs place more emphasis on a borrower's credit standing and repayment ability while others emphasize the value and adequacy of the mortgaged property as collateral. The most comprehensive of the programs emphasize both.

         In general, where a loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. Except as described in the applicable prospectus supplement, an appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

         In the event a lender underwrites mortgage loans under programs less restrictive than the one described above, a description of those programs will be set forth in the related prospectus supplement.

         Certain of the types of mortgage loans that may be included in a trust fund may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

         Each seller must be an institution experienced in originating mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate those mortgage loans.

REPRESENTATIONS BY SELLERS; REPURCHASES

         Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of certificates. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

         o that a lender's policy of title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

         o that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

         o that each mortgage loan is secured by a valid first lien on, or a first perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement) and that, to the seller's knowledge, the mortgaged property was free of material damage;

         o that there were no delinquent tax or assessment liens against the mortgaged property; and

         o that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

         As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Because the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the servicer in its capacity as the servicer.

         The trustee, if the servicer is the seller, or the servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the servicer or the trustee, as the case may be, then the seller will be obligated to repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the servicer with respect to the mortgage loan. If an election is to be made to treat a trust fund or designated portions of it as a "real estate mortgage investment conduit" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Certificates-- General" and in the related prospectus supplement. Except in those cases in which the servicer is the seller, the servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller.

         Neither the depositor nor the servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the servicer, the servicer may have a repurchase obligation as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Assets."

                                STATIC POOL DATA

         If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for IndyMac Bank, F.S.B. or any other person specified in the related prospectus supplement will be made available through a Web site. The prospectus supplement related to each series for which the static pool data is provided through a Web site will contain the Web site address to obtain this information. Except as stated below, the static pool data provided through any Web site will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

         Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

         o with respect to information regarding prior securitized pools of IndyMac Bank, F.S.B. (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

         o with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

         Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                         DESCRIPTION OF THE CERTIFICATES

         The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

         o a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

         o the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

         o information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

         o the circumstances, if any, under which the trust fund may be subject to early termination;

         o the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

         o the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

         o    the distribution dates with respect to the series;

         o additional information with respect to the plan of distribution of the certificates;

         o whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

         o the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

         o information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

         o    information as to the seller, the servicer and the trustee.

         Each series of certificates will be issued pursuant to a pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the servicer and the trustee for the benefit of the holders of the certificates of the series. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part.

         The prospectus supplement for a series of certificates will describe any provision of the pooling and servicing agreement relating to the series that materially differs from its description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a certificate of the series addressed to IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Secretary. The following summaries describe material provisions that may appear in each pooling and servicing agreement.

GENERAL

         The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

         o the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

         o the assets required to be deposited in the related Certificate Account from time to time;

         o property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

         o any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

         If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

         Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

         The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

         As to each series, an election may be made to treat the related trust fund or designated portions of it as a real estate mortgage investment conduit or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the pooling and servicing agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the Code. All other classes of certificates in the series will constitute regular interests in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the servicer's reimbursement rights, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to the related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the servicer may be deducted from the amounts otherwise distributable to the other classes of certificates of the series.

DISTRIBUTIONS ON CERTIFICATES

         General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement" and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

         Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund. As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

         Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Certificate Account for distribution on future distribution dates.

         Distributions of Interest. Interest will accrue on the aggregate original balance of the certificates (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates (the initial "CLASS CERTIFICATE BALANCE") entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of the class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the Class Certificate Balance of the class of certificates on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual certificates in the trust fund, as reflected in the Class Certificate Balance of the class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on the class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

         Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class Certificate Balance of the class of certificates specified in the prospectus supplement,

              o reduced by all distributions reported to the holders of the certificates as allocable to principal

              o in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates,

              o in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization; and

              o if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Certificate Balance of the class of certificates.

         The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal.

         A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement--Subordination" and "Credit Enhancement--Subordination of the Subordinated Certificates" in the related prospectus supplement.

         Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Mortgage Assets, the trustee or the servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

         To the extent provided in the related prospectus supplement, the servicer will be required to advance on or before each distribution date (from its own funds or funds held in the Certificate Account for future distributions to certificateholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the servicer's determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

         In making advances, the servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses.

         If advances are made by the servicer from cash being held for future distribution to certificateholders, the servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Certificate Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the distribution date. Any advances will be reimbursable to the servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the servicer will also be reimbursable to the servicer from cash otherwise distributable to certificateholders to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

         The distribution and pool performance reports filed on Form 10-D will be forwarded to each certificateholder as specified in the related prospectus supplement. See "Description of the Certificates--Reports to Certificateholders." All other reports filed with the SEC concerning the trust fund will be forwarded to certificateholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through a Web site of the depositor, the servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also viewed electronically at the internet Web site of the SEC shown above under "--Available Information."

         The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

         o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment charges;

         o    the amount of the distribution allocable to interest;

         o    the amount of any advance;

         o the aggregate amount otherwise allocable to the subordinated certificateholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the certificateholders;

         o the Class Certificate Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

         o the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

         o the percentage of principal prepayments with respect to the Mortgage Assets, if any, which each class will be entitled to receive on the following distribution date;

         o the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

         o the number and aggregate principal balances of mortgage loans (A) delinquent (exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         o the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

         o if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

         o the pass-through rate as of the day before the preceding distribution date; and

         o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.

CATEGORIES OF CLASSES OF CERTIFICATES

         In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.


CATEGORIES OF CLASSES                                                         DEFINITION
                                                                           PRINCIPAL TYPES

Accretion Directed Class.................     A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Mortgage Assets or other assets of the trust fund for the related series.

Companion Class..........................     A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Class..........................     A class consisting of "components." The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS............     A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out)
                                              (1) principal prepayments on the underlying Mortgage Assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust fund and/or
                                              (2) scheduled principal payments on the underlying Mortgage Assets, as specified in the related prospectus supplement.  During the lock-out period, the portion of the principal distributions on the underlying
                                              Mortgage Assets of which the NAS Class is locked out will be distributed to the other classes of senior certificates.

CATEGORIES OF CLASSES                                                         DEFINITION
                                                                           PRINCIPAL TYPES

Notional Amount Class....................     A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs..........     A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class................     A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the
                                              "structuring range" for the scheduled principal class.

Sequential Pay Class.....................     Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.
                                              A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip Class..............................     A class that receives a constant proportion, or "strip," of the principal payments on the underlying Mortgage Assets or other assets of the trust fund.

Super Senior Class.......................     A class that will not bear its proportionate share of realized losses
                                              (other than excess losses) as its share is directed to another class (the
                                              "Support Class") until the class certificate balance of the Support Class is reduced to zero.

Support Class............................     A class that absorbs realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Targeted Principal Class or TACs.........     A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

                                                                         INTEREST TYPES

Fixed Rate...............................     A class with an interest rate that is fixed throughout the life of the class.

Floating Rate............................     A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate....................     A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

                                                                         INTEREST TYPES

Variable Rate............................     A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).
Interest Only............................     A class that receives some or all of the interest payments made on the underlying Mortgage Assets or other assets of the trust fund and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.
Principal Only...........................     A class that does not bear interest and is entitled to receive only distributions of principal.
Partial Accrual..........................     A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.
Accrual..................................     A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date.
                                              The accretion may continue until some specified event has occurred or until the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

         The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

         If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

         Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

                  (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

                  (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

                   o LIBOR as determined on the previous LIBOR determination date or

                   o    the reserve interest rate.

         The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

                   o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

                   o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

                  (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

         Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

         If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

         If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

         The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

         The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

         The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

         The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

         The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

         The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY CERTIFICATES

         If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

         Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates. Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

         The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository (or of a participating firm that acts as agent for the financial intermediary, whose interest will in true be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

         In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

         Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

         Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

         The applicable prospectus supplement may describe when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to the depository, only if the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor; the depositor, at its sole option, elects to terminate the book-entry system through the depository; or after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository (or a successor to it) is no longer in the best interests of the beneficial owners.

         Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, the use of a cross support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

SUBORDINATION

         If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

         If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross support mechanism or otherwise.

         As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

         If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

         In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

         o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

         o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

         o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

         Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the servicer on behalf of the trustee and certificateholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

         The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a mortgaged property in accordance with plans and specifications. A failure of coverage for one of these reasons will not ordinarily result in a breach of the seller's representations and, in that case, will not result in an obligation on the part of the seller to cure or repurchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreement--Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

         The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

BANKRUPTCY BONDS

         If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

         To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

RESERVE FUND

         If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the series of certificates. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

         The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

         Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

OVER-COLLATERALIZATION

         If so provided in the prospectus supplement for a series of certificates, a portion of the interest payment on each Loan may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage Assets will result in over-collateralization.

FINANCIAL INSTRUMENTS

         If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

o convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

o provide payments in the event that any interest rate index related to the loans or the securities issued by the trust rises above or falls below specified levels; or

o provide protection against interest rate changes, certain types of losses, including reduced market values, or the payment shortfalls to one or more classes of the related series..

         If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

                      YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment charges, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

         A number of factors may affect the prepayment experience of mortgage loans, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds.

         The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

         The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

         When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

         Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period. The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

         Under specified circumstances, the servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement--Termination; Optional Termination."

         Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

         The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

         PREPAYMENT STANDARDS OR MODELS

         Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of certificates will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of certificates of that series and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

         YIELD

         The yield to an investor who purchases certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the certificates were purchased.

         The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                       THE POOLING AND SERVICING AGREEMENT

         The following is a discussion of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

ASSIGNMENT OF MORTGAGE ASSETS

         Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and other specified information.

         In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

         o the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

         o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

         o  an assignment of the mortgage to the trustee in recordable form and

         o any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.


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

         With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

         o the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement so provides, a lost note affidavit),

         o  the original security agreement,

         o  the proprietary lease or occupancy agreement,

         o  the recognition agreement,

         o  an executed financing agreement and

         o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

         The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         The trustee (or the custodian) will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the servicer and the depositor, and the servicer will notify the seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice and the omission or defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. There can be no assurance that a seller will fulfill this purchase obligation. Although the servicer may be obligated to enforce the obligation to the extent described under "Mortgage Loan Program--Representations by Sellers; Repurchases," neither the servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the servicer or the depositor. The applicable prospectus supplement may provide other remedies but if it does not, then this purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

         Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

         Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the certificateholders if a bankruptcy court were to characterize the depositor's transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under "Risk Factors - Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Certificates." In the event that a bankruptcy court were to characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee. The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

         Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates.

Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

         Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund--Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

          PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO CERTIFICATE ACCOUNT

         The servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the trust fund (the "CERTIFICATE ACCOUNT"). The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the Certificate Account must be one of the following:

         o maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of certificates at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

         o an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained,

         o a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

         o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

         The collateral eligible to secure amounts in the Certificate Account is limited to defined permitted investments. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the servicer or its designee will be entitled to receive the interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

         The servicer will deposit or cause to be deposited in the Certificate Account for each trust fund on a daily basis, to the extent applicable and unless the related pooling and servicing agreement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

         o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment charges, on the mortgage loans;



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

         o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

         o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("INSURED EXPENSES") incurred, and unreimbursed advances made, by the servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any mortgage loan or property in respect thereof purchased by the servicer, the depositor or any seller as described under "Mortgage Loan Program--Representations by Sellers; Repurchases" or "The Pooling and Servicing Agreement--Assignment of Mortgage Assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement--Termination; Optional Termination";

         o all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance";

         o any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

         o all other amounts required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

         The servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

         o to pay to the servicer the servicing fees described in the related prospectus supplement, the servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto;

         o to reimburse the servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

         o to reimburse the servicer for any advances previously made that the servicer has determined to be nonrecoverable;

         o to reimburse the servicer from insurance proceeds not used to restore the property for expenses incurred by the servicer and covered by the related insurance policies;

         o to reimburse the servicer for (a) unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made and (b) unreimbursed out-of-costs and expenses incurred for which the advances are not recoverable from the borrower under applicable law;

         o to pay to the servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

         o to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

         o to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

         o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

         In addition, the pooling and servicing agreement will generally provide that on or before the business day preceding each distribution date, the servicer shall withdraw from the Certificate Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

         Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The servicer is required to provide an annual certification to the effect that the servicer has fulfilled its obligations under the related Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See " - Evidence as to Compliance."

COLLECTION PROCEDURES

         The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans.

         Consistent with the above and pursuant to the authority granted to the master in the pooling and servicing agreement, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulted mortgage loan, the servicer, consistent with the standards set forth in the pooling and servicing agreement, may waive, modify or vary any term of that mortgage loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that mortgage loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the certificateholders (taking into account any estimated loss that might result absent such action).

         The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

         Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

         The servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of

         o the maximum insurable value of the improvements securing the mortgage loan or

         o  the greater of

            o     the outstanding principal balance of the mortgage loan and

            o an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the servicer's normal servicing procedures) will be deposited in the related Certificate Account. If the servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies" and "Credit Enhancements--Insurance--Special Hazard Insurance Policy" in the related prospectus supplement.

         The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         Primary Mortgage Insurance Policies. The servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

         Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property, hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

         Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans; and physical damage to the mortgaged property.

         Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

         o  advance or discharge

            o     all hazard insurance policy premiums and

            o as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

         o upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

         o tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

         The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

         If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

         If the servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

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

         FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934 of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

         The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

         The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original



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

guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA guaranteed mortgage loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

         The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

         Application of Liquidation Proceeds. Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

                  first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the servicer with respect to the mortgage loan;

                  second, to reimburse the servicer for any unreimbursed advances with respect to the mortgage loan;

                  third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan; and

                  fourth, as a recovery of principal of the mortgage loan.

         If a final liquidation of a mortgage loan resulted in a realized loss and thereafter the servicer receives a recovery specifically related to that mortgage loan, the recovery (net of any reimbursable expenses) shall be distributed to the certificateholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of certificates. In addition, the class certificate balance of each class of certificates to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that subsequent recoveries are distributed as principal to any class of certificates. However, the class certificate balance of each class of certificates will not be increased by more than the amount of realized losses previously applied to reduce the class certificate balance of each class of certificates. Holders of certificates whose class certificate balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the class certificate balance of a class of certificates was previously reduced to zero. Accordingly, each class of certificates will be considered to remain outstanding until the termination of the related trust.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal servicing compensation to be paid to the servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, the servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Certificate Account.

         The servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its



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

responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sellers under certain limited circumstances. In addition, as indicated in the preceding section, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "LIQUIDATED MORTGAGE"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds (including insurance proceeds).

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

         Each pooling and servicing agreement will also provide for delivery to the depositor, the servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Mortgage Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

            o  general servicing considerations;

            o  cash collection and administration;

            o  investor remittances and reporting; and

            o  pool asset administration.

         Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

         Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by certificateholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

LIST OF CERTIFICATEHOLDERS

         Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

         The servicer under each pooling and servicing agreement will be named in the related prospectus supplement. The entity serving as servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.



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

         Each pooling and servicing agreement will provide that the servicer may not resign from its obligations and duties under the pooling and servicing agreement except

         o upon appointment of a successor servicer and receipt by the trustee of a letter from each rating agency rating the related transaction that such a resignation and appointment will not result in a downgrading of the rating of any of the certificates of the related series, or

         o upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement.

         Each pooling and servicing agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

         Any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of any series that have been rated.

EVENTS OF DEFAULT

         The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

         o any failure by the servicer to deposit in the Certificate Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

         o any failure by the servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of



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            certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

"VOTING RIGHTS" are the portion of voting rights of all of the certificates that is allocated to any certificate pursuant to the terms of the pooling and servicing agreement.

         If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates having not less than 66?% of the voting rights and under any other circumstances specified in the pooling and servicing agreement, the trustee shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement relating to the trust fund and in the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the servicer has received notice of termination, the trustee may execute and deliver, on behalf of the servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, including the transfer and endorsement or assignment of the loans and related documents. The servicer has agreed to cooperate with the trustee in effecting the termination of the servicer, including the transfer to the trustee for all cash amounts that shall at the time be credited to the Security Account, or thereafter be received with respect to the loans related to that series. Upon request of the trustee, the servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise us its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the servicer in connection with a servicing transfer.

         If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the servicer under the pooling and servicing agreement.

         No certificateholder, solely by virtue of its status as a certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

AMENDMENT

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the depositor, the servicer and the trustee, without the consent of any of the certificateholders,



                                       64
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                  (a) to cure any ambiguity or mistake;

                  (b) to correct any defective provision therein or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

                  (c) to conform the pooling and servicing agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the certificates;

                  (d) to add to the duties of the depositor, the seller or the servicer;

                  (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time;

                  (f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

                  (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

However, no action pursuant to clauses (e), (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

         In addition, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

         The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of certificates of the series evidencing a majority in interest of each class adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

                  (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

                  (b) amend, modify, add to, rescind or alter in any respect the provisions of the pooling and servicing agreement restricting the trust fund from engaging in any activity that would disqualify the trust fund from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of certificates evidencing percentage interests aggregating 66?% (provided however that no certificates held by the seller, the depositor or any affiliate shall be given effect for the purpose of the calculation), or

                  (c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.



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

TERMINATION; OPTIONAL TERMINATION

         Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the servicer and required to be paid to them pursuant to the pooling and servicing agreement following the later of

         o the final payment or other liquidation of the last of the Mortgage Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

         o the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related trust fund of all of the remaining Mortgage Assets and all property acquired in respect of the Mortgage Assets.

         Any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a series of certificates will be made at the option of the servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of the servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Code Section 860F(a)(4).

THE TRUSTEE

         The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the servicer and any of their respective affiliates.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. If more than ten percent (by principal balance) of the mortgage loans in the trust fund for any series are located in a single state, the prospectus, as supplemented by the related prospectus supplement, will disclose all material legal matters relating to the mortgage loans in that state.

GENERAL

         The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. Mortgages are used in New York instead of deeds of trust. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee



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called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE AND REPOSSESSION

         Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months, but can take longer if the borrower seeks bankruptcy protection or other events intervene.

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         In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

         Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are sometimes not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the


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lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

         Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, such as New York, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

         In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

         In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In New York, the borrower may not redeem the property after a foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California and New York, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the


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borrower. In certain other states, such as New York, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

         The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "potentially responsible parties," including "owners" or "operators." However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.



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         Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation
Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

         If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

         CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by "participating in the management" of the tank or tank system if the lender either: (a) "exercises decisionmaking control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

         In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the mortgaged properties was conducted.


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DUE-ON-SALE CLAUSES

         Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

APPLICABILITY OF USURY LAWS

         Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

SERVICEMEMBERS CIVIL RELIEF ACT

         Generally, under the terms of the Servicemembers Civil Relief Act (the "RELIEF ACT"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is the opinion of Sidley Austin LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of Sidley



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Austin LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold certificates as part of a straddle within the meaning of Section 1092 of the Code. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

GENERAL

         The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.

NON-REMIC CERTIFICATES

         If a REMIC election is not made, the trust fund will not be classified as an association taxable as a corporation and that each trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below. Sidley Austin LLP will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made.

     A.  SINGLE CLASS OF CERTIFICATES

         Characterization. The trust fund may be created with one class of certificates. In this case, each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the Pool. Any amounts received by a certificateholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by certificates, including interest, original issue discount ("OID"), if any, prepayment charges, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212 each certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment charges, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the trust fund plus their other miscellaneous itemized deductions (as defined in the Code) exceed two percent of their adjusted gross income. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

         Generally, as to each series of certificates:

         o a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans ... secured by an interest in real property which is ... residential property" within the meaning of Code
            Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;



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         o  a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

         o a certificate owned by a REMIC will represent an "obligation ... which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

         Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a certificateholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of certificates will specify whether apportionment would be required.

         Premium. The price paid for a certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium generally may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated. Amortizable bond premium will be treated as an offset to interest income on the certificate. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

         If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         Regulations dealing with amortizable bond premium (the "Amortizable Bond Premium Regulations") do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Certificates--Certificates Representing Interests in Loans Other Than ARM Loans."

         Market Discount. A certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment or any gain on disposition of a market discount bond shall generally be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time



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of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

         A holder who acquired a certificate at a market discount also may be required to defer, until the maturity date of the certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the certificate for the days during the taxable year on which the holder held the certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If an election to treat all interest as OID were to be made with respect to a certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Single Class of Certificates--Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

     B.  MULTIPLE CLASSES OF CERTIFICATES

         1. Stripped Bonds and Stripped Coupons

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "STRIPPED BOND CERTIFICATES"), while the second class of certificates



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may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Certificates").

         Servicing fees in excess of reasonable servicing fees ("EXCESS SERVICING") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Senior Certificates--Stripped Bonds and Stripped Coupons."

         Although current authority is not entirely clear, a Stripped Bond Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Certificates--Original Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the certificate was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the trust fund's mortgage loans.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

         Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

         2. Certificates Representing Interests in Loans Other Than ARM Loans

         The original issue discount rules of Code Sections 1271 through 1275 will generally be applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

         OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a certificate representing an interest in mortgage loans other than



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mortgage loans with interest rates that adjust periodically ("ARM LOANS") likely will be computed as described under "--Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued under Code Sections 1271 through 1273 and 1275 (the "OID REGULATIONS") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date the certificates are acquired. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

         Under the Code, the mortgage loans underlying the certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the certificates (the "PREPAYMENT ASSUMPTION"), and will take into account events that occur during the calculation period. The legislative history of the 1986 Act (the "LEGISLATIVE HISTORY") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the servicer intends to calculate and report OID under the method described in "--Accrual of Original Issue Discount."

         Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the certificates (or the day before each date). This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.



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         3. Certificates Representing Interests in ARM Loans

         The OID Regulations do not address the treatment of instruments, such as the certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the trustee will report OID on certificates attributable to ARM Loans ("STRIPPED ARM OBLIGATIONS") to holders in a manner it believes is consistent with the rules described under the heading "--Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the certificateholder when it accrues. Furthermore, the addition of Deferred Interest to the certificate's principal balance will result in additional income (including possibly OID income) to the certificateholder over the remaining life of the certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the certificates.

     C. SALE OR EXCHANGE OF A CERTIFICATE

         Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the certificate. The adjusted basis of a certificate generally will equal the seller's purchase price for the certificate, increased by the OID included in the seller's gross income with respect to the certificate, and reduced by principal payments on the certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period (currently more than one year).

         The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

     D.  NON-U.S. PERSONS

         Generally, to the extent that a certificate evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to an owner that is not a U.S. Person or a certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a certificate also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a certificate evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the certificateholder complies with certain identification requirements (including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a U.S. Person and providing the name and address of the certificateholder). Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by certificateholders.

         As used in this prospectus, a "U.S. Person" means

         o  a citizen or resident of the United States,

         o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

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

         o an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S. Person.

         Except where specifically discussed, the discussion below deals with a Non-U.S. Person who is not holding the certificates as part of its trade or business in the U.S., and because a Non-U.S. Person is not supposed to hold a Residual Certificate, this discussion does not address the consequences of a Non-U.S. Person holding the Residual Certificates. A Non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Security, unless such Non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in Code Section 881(c)(3)(A). To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that (i) is signed under penalties of perjury by the beneficial owner of the Security, (ii) certifies that such owner is not a U.S. Holder, and
(iii) provides the beneficial owner's name and address.

         A "WITHHOLDING AGENT" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Person (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Person who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

         A foreign Security holder whose income with respect to its investment in a Security is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

         Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

         Generally, a Non-U.S. Person will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Security, unless such Non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Person should consult its tax advisor in this regard.

         The certificates will not be includible in the estate of a Non-U.S. Person unless the individual is a direct or indirect 10% or greater shareholder of us or, at the time of such individual's death, payments in respect of the certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

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

         Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

     E.  BACKUP WITHHOLDING

         Backup withholding of United States federal income tax may apply to payments made in respect of the certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Persons who are not exempt recipients.

         In addition, upon the sale of a certificate to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

         Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

         Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

REMIC CERTIFICATES

         The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Residual Certificates" and "--Prohibited Transactions"), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC. With respect to each trust fund for which a REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the status of the trust fund as a REMIC and the status of the certificates as representing regular or residual interests in a REMIC.

         In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the


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certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

         In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Non-REMIC Certificates--Single Class of Certificates." REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

         A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications.

         Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "SUBSIDIARY REMIC" or "REMICs" and the "MASTER REMIC") for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC.

         Only REMIC Certificates, other than the residual interest in any Subsidiary REMIC, issued by the Master REMIC will be offered under this prospectus. All Subsidiary REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Code Section 856(c)(4)(A); whether the REMIC Certificates will be "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and whether the income on the certificates is interest described in Code Section 856(c)(3)(B).

     A.  REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The Regular Certificates may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. Holders of Regular Certificates (the "REGULAR CERTIFICATEHOLDERS") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations



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have not yet been issued. The Legislative History provides, however, that
Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         Regulations governing the calculation of OID on instruments having contingent interest payments (the "Contingent Regulations") specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

         In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period before the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all or a portion of the interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID Regulations.

         Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular Certificate is held as



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a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "SUPER-PREMIUM CERTIFICATES"). The income tax treatment of Super-Premium Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Certificates should be limited to their principal amount (subject to the discussion under "--Accrued Interest Certificates"), so that the Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "--Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Certificate. Absent further guidance, the trustee intends to treat the Super-Premium Certificates as described in this prospectus.

         Under the REMIC Regulations, if the issue price of a Regular Certificate (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, the Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described under "--Regular Certificates--Premium" should apply. However, it is possible that certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

         Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Regular Certificate for each day a certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by

         o  adding

            o The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption and

            o any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of the same accrual period.

The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual



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period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Regular Certificate exceeds the following amount:

         o the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less

         o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

         The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate certificates. In such case, the weighted average rate used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Regular Certificates. Additionally, if some or all of the mortgage loans are subject to "teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that these certificates may not have been issued with "true" non-de minimis original issue discount.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates. If such an election were to be made with respect to a Regular Certificate with market discount, a certificateholder would be deemed to have made an election to include in income currently



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market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Regular Certificates--Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

         Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder) over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder of a Regular Certificate that acquires the Regular Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market



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discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or thereafter.

         Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificates and will be applied as an offset against the interest payment. Prospective purchasers of the Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of the certificates before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate the inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of the certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Regular Certificates.

         Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the certificates. Subordinated certificateholders nevertheless will be required to report income with respect to their certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated certificateholders are urged to consult their own tax advisors on this point.

         Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code



                                       86
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Section 1221. Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income (a) to the extent the gain constitutes "Market Discount," and (b) to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder s income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includible in the holder's income. In addition, the Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Certain of the Regular Certificates ("PAYMENT LAG CERTIFICATES") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag Certificates and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued before the issue date ("pre-issuance accrued interest") and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

         Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC under Residual Certificates."

         Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

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         Subsequent Recoveries. The Class Certificate Balances of Certificates
that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans--Application of Liquidation Proceeds." An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the certificateholder as ordinary (or capital) income to the extent that the certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries. "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

         Non-U.S. Persons. A non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a certificate, unless such non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Non-REMIC Certificates--d. Non-U.S. Persons" above.

         Backup Withholding. Backup withholding of United States federal income tax may apply to payments made in respect of the certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. To qualify for the exemption from back-up withholding, the certificateholder must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Non-REMIC Certificates--d. Non-U.S. Persons" above.

     B.  RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Certificates and, except as described under "--Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally



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determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of certificates is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC s basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates."

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in a way described under the caption "Subsequent Recoveries."

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         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

         In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "APPLICABLE AMOUNT") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to these limitations may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

         Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons."

         Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter.

         In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

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         Payments. Any distribution made on a Residual Certificate to a Residual
Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

         Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

         Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

         Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Certificates -- b. Residual Certificates." Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of noneconomic Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences -- Tax Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates," "Material Federal Income Tax Consequences --
b. Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and "Material Federal Income Tax Consequences -- Tax Related Restrictions on Transfers of Residual Certificates -- Foreign Investors."

         Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" and "-- REMIC Certificates -- a. Regular Certificates -- Treatment of Realized Losses" in the prospectus.

         As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act"), the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their own tax advisors with respect to both statutes.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "PROHIBITED TRANSACTIONS TAX") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not



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anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "CONTRIBUTIONS TAX"). No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

         In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

         o a breach of the related servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the servicer, trustee or

         o seller, as the case may be, out of its own funds or the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

         Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

TAX-EXEMPT INVESTORS

         Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "--Residual Certificates--Excess Inclusions."

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "DISQUALIFIED ORGANIZATION." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless



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the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

         To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the servicer. The servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

         Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Certain Federal Income Tax Consequences--Non-REMIC Certificates--Non-U.S. Persons," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

         Any transfer of the Residual Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. As set forth in Treasury Regulations, a significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign



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permanent establishment or fixed base of a U.S. taxpayer (an "offshore location"), (c) the transferee represents that it will not cause income from the Residual Certificate to be attributable to an offshore location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied.

         Under the first alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of: (a) any consideration given to the purchaser to acquire the interest; (b) the expected future distributions on the interest; and
(c) the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this test, the transferee generally must use the highest corporate tax rate and the discount rate must be equal to the Federal short-term rate prescribed by section 1274(d) for the month of the transfer. Under the second alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if: (a) the price paid by the transferee for the Residual Certificate would not cause a reasonable person to believe the transferee does not intend to pay the taxes associated with such certificate,
(b) the transferee is an "eligible corporation" and (c) for the two fiscal years preceding the transfer, the transferee's gross assets for financial reporting purposes exceeded $100 million and its net assets for financial reporting purposes exceeded $10 million (excluding certain related party transactions).

         The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

         As a result of the 2001 Act, limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificate. In addition, the backup withholding rate has been reduced to 28%. Unless the statute is amended, all provisions of the 2001 and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. Investors are encouraged to consult their own tax advisors with respect to the acquisition, ownership and disposition of the Certificates.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA CONSIDERATIONS

         The following describes certain considerations under ERISA and the Code, which apply to certificates of a series that are not divided into subclasses. If certificates are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to them.

         ERISA imposes requirements on employee benefit plans subject to ERISA (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest") including fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in certificates without regard to the described ERISA considerations, subject to the provisions of applicable state law. However, any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

         On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101) (the "Plan Assets Regulation"). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the servicer and other persons exercising management or discretionary control over the assets of the issuer, or providing services with respect to those assets, could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Certificates issued by a trust are treated as equity interests under the Plan Assets Regulation.

         In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be or result in a prohibited transaction under ERISA Sections 406 and 407 subject to an excise tax under Code
Section 4975 unless a statutory, regulatory or administrative exemption applies.

         The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions, and with respect to transactions in connection with the servicing, management and operation of the entity.

         While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

         o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the entity holds only certain types of assets, such as fully-secured mortgage loans on real property (a "Designated Transaction");

         o the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch Ratings ("Fitch");

         o the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

         o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

         o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

         The issuer must also meet the following requirements:

         o the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

         o securities in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of S&P, Moody's or Fitch for at least one year before the Plan's acquisition of securities; and

         o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

         Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

         o in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the securities in the aggregate are acquired by persons independent of the Restricted Group;

         o the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

         o the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

         The Underwriter Exemptions extend exemptive relief to specified mortgage-backed and asset-backed securities transactions using pre-funded accounts for trusts issuing pass-through certificates. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions.

         The Underwriter Exemptions extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided any swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Certificates of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the certificate.

         The prospectus supplement for each series of certificates will indicate the classes of certificates offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

         Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of certificates that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security").

         All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         Certificates are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

         o by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any certificates of any series by the depositor or any of its affiliates;

         o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

         o  by placement directly by the depositor with institutional investors.

         A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

         Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

         In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

         (a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

         (b) to any legal entity that has two or more of (1) an average of at least 250 employees during the last fiscal year; (2) total assets of more than (euro)43,000,000 and (3) an annual net revenue of more than (euro)50,000,000, as shown in its last annual or consolidated financial statements; or

         (c) in any other circumstances that do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any class of certificates of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

         If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

                                  LEGAL MATTERS

         The validity of the certificates, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

                                                  PAGE                                                        PAGE
                                                  ----                                                        ----
1986 Act...........................................77       OID................................................73
2001 Act...........................................91       OID Regulations....................................77
2003 Act...........................................91       OTS................................................42
Agency Securities..................................18       Parties in Interest................................95
Amortizable Bond Premium Regulations...............74       Payment Lag Certificates...........................87
Applicable Amount..................................90       phantom income.....................................88
ARM Loans..........................................77       Plan Assets Regulation.............................95
Asset Conservation Act.............................71       Plans..............................................95
CERCLA.............................................70       pre-issuance accrued interest......................87
Certificate Account................................54       Prepayment Assumption..............................77
Class Certificate Balance..........................35       Private Mortgage-Backed Securities.................18
Code...............................................31       Prohibited Transactions Tax........................91
Contingent Regulations.............................82       RCRA...............................................71
Contributions Tax..................................92       Regular Certificateholders.........................81
Deferred Interest..................................78       Regular Certificates...............................80
Designated Transaction.............................96       Relief Act.....................................11, 72
DOL................................................95       REMIC Certificates.................................80
Eleventh District..................................42       REMICs.............................................81
excess inclusion...................................90       Residual Certificates..............................80
excess servicing...................................76       Restricted Group...................................97
FHLBSF.............................................42       S&P................................................96
Fitch..............................................96       secured creditor exemption.........................70
Garn-St Germain Act................................72       SMMEA..............................................97
Insured Expenses...................................55       Stripped ARM Obligations...........................78
Legislative History................................77       Stripped Bond Certificates.........................75
Liquidated Mortgage................................62       STRIPPED COUPON CERTIFICATES.......................76
Loan-to-Value Ratio................................20       Subsidiary REMIC...................................81
Master REMIC.......................................81       Super-Premium Certificates.........................83
Moody's............................................96       Title V............................................72
Mortgage Assets....................................18       U.S. Person....................................78, 93
National Cost of Funds Index.......................42       Underwriter Exemptions.............................95
Non-U.S. Person....................................79       W-8BEN.............................................79
offshore location..................................94

                     [This page intentionally left blank.]

                 RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1
                                 ISSUING ENTITY


                               INDYMAC MBS, INC.
                                   DEPOSITOR



                            [INDYMAC BANK F.S.B LOGO]


                                SELLER AND SERVICER



                                  $806,528,039
                                 (APPROXIMATE)



               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-A

                              --------------------
                             PROSPECTUS SUPPLEMENT
                              --------------------



MORGAN STANLEY                                             GOLDMAN, SACHS & CO.


   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the Mortgage Pass-Through Certificates, Series 2006-A in any state where the offer is not permitted.

   Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass-Through Certificates, Series 2006-A and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Mortgage Pass-Through Certificates, Series 2006-A will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.


                               FEBRUARY 27, 2006

                                    EXHIBIT B

                      SEPTEMBER 25, 2006 REMITTANCE REPORT

                     [This page intentionally left blank.]

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

EXTERNAL PARTIES

SELLER
IndyMac Bank

SERVICER(S)
IndyMac Bank

UNDERWRITER(S)
Morgan Stanley
Goldman Sachs & Co.

TABLE OF CONTENTS

                                                                            Page

1. Certificate Payment Report                                                  2
2. Collection Account Report                                                   6
3. Credit Enhancement Report                                                   8
4. Collateral Report                                                           9
5. Delinquency Report                                                         12
6. REO Report                                                                 16
7. Foreclosure Report                                                         17
8. Prepayment Report                                                          18
9. Prepayment Detail Report                                                   21
10. Realized Loss Report                                                      22
11. Realized Loss Detail Report                                               25
12. Triggers and Adj. Cert. Report                                            26
13. Additional Reports                                                        27
14. Other Related Information                                                 28

Total Number of Pages                                                         28

DATES

Cut-Off Date:                                                  February 01, 2006
Close Date:                                                    February 27, 2006
First Distribution Date:                                          March 27, 2006
Distribution Date:                                            September 25, 2006
Record Date:                                                     August 31, 2006
                                                              September 22, 2006
Determination Date:                                           September 18, 2006

CONTACTS

Jennifer Hermansader
Administrator
(714) 247-6258
Jennifer.Vandyne@db.com

Address:
1761 East St. Andrew Place, Santa Ana, CA 92705

Factor Information:                                               (800) 735-7777
Main Phone Number:                                                (714) 247-6000

https://www.tss.db.com/invr


Page 1 of 28                                         Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

CERTIFICATE PAYMENT REPORT

Current Period Distribution - REMIC III

                                             PRIOR PRINCIPAL
                            ORIGINAL FACE        BALANCE         INTEREST
 CLASS   CLASS TYPE   CUR        VALUE             (1)              (2)
------   ----------   ---   --------------   ---------------   ------------
1-A-1        SR        $    100,000,000.00     95,674,549.84     478,372.75
1-A-2        SR        $      7,125,000.00      6,816,811.68      34,084.06
1-A-3        SR        $    165,608,000.00    158,444,708.48     792,223.54
1-A-4        SR        $     12,000,000.00     10,660,598.74      53,515.26
1-A-5      SR/NTL      $              0.00              0.00           0.00
1-A-6        SR        $    208,050,000.00    184,828,130.40     897,091.06
1-A-7      SR/NTL      $              0.00              0.00      27,049.60
1-A-8        SR        $     38,000,000.00     38,000,000.00     190,000.00
2-A-1        SR        $     55,784,000.00     54,349,766.51     260,425.96
2-A-2        SR        $      2,782,000.00      2,710,473.44      12,987.69
3-A-1        SR        $     75,000,000.00     71,498,047.13     357,490.24
3-A-2        SR        $     67,496,000.00     64,707,396.64     323,536.98
3-A-3        SR        $     10,850,000.00     10,850,000.00      54,250.00
3-A-4        SR        $     11,770,000.00     11,770,000.00      58,850.00
3-A-5        SR        $      8,049,000.00      8,049,000.00      40,245.00
PO           SR        $      4,483,939.00      4,287,382.10           0.00
A-X        SR/NTL      $              0.00              0.00     175,027.48
A-R        SR/RES      $            100.00              0.00           0.00
I-B-1       SUB        $     13,154,000.00     13,105,233.61     65,526.171
I-B-2       SUB        $     14,013,000.00     13,961,049.01     69,805.251
I-B-3       SUB        $      3,431,000.00      3,418,280.12      17,091.40
I-B-4       SUB        $      3,146,000.00      3,134,336.70      15,671.68
I-B-5       SUB        $      2,574,000.00      2,564,457.30      12,822.29
I-B-6       SUB        $      1,716,114.00      1,709,751.77       8,548.76
II-B-1      SUB        $      5,262,000.00      5,233,388.79      26,281.28
II-B-2      SUB        $      2,202,000.00      2,190,027.00      10,997.98
II-B-3      SUB        $      1,468,000.00      1,460,018.00       7,331.99
II-B-4      SUB        $      1,102,000.00      1,096,008.07       5,503.99
II-B-5      SUB        $        856,000.00        851,345.64       4,275.33
II-B-6      SUB        $        734,698.00        730,703.21       3,669.48
P           NOF        $            100.00            100.00      63,504.00
                            --------------    --------------   ------------
Total                       816,656,951.00    772,101,564.18   4,066,179.22
                            ==============    ==============   ============

                                             REALIZED   DEFERRED
           PRINCIPAL    TOTAL DISTRIBUTION     LOSS     INTEREST   CURRENT PRINCIPAL BALANCE
 CLASS        (3)           (4)=(2)+(3)         (5)        (6)        (7)=(1)-(3)-(5)+(6)
------   ------------   ------------------   --------   --------   -------------------------
1-A-1      720,908.36       1,199,281.11       0.00       0.00            94,953,641.48
1-A-2       51,364.72          85,448.78       0.00       0.00             6,765,446.96
1-A-3    1,193,881.92       1,986,105.46       0.00       0.00           157,250,826.56
1-A-4      193,474.16         246,989.42       0.00       0.00            10,467,124.58
1-A-5            0.00               0.00       0.00       0.00                     0.00
1-A-6    3,354,358.28       4,251,449.34       0.00       0.00           181,473,772.12
1-A-7            0.00          27,049.60       0.00       0.00                     0.00
1-A-8            0.00         190,000.00       0.00       0.00            38,000,000.00
2-A-1      168,532.45         428,958.41       0.00       0.00            54,181,234.06
2-A-2        8,404.87          21,392.56       0.00       0.00             2,702,068.57
3-A-1    1,891,309.91       2,248,800.15       0.00       0.00            69,606,737.22
3-A-2      486,555.00         810,091.98       0.00       0.00            64,220,841.64
3-A-3            0.00          54,250.00       0.00       0.00            10,850,000.00
3-A-4            0.00          58,850.00       0.00       0.00            11,770,000.00
3-A-5            0.00          40,245.00       0.00       0.00             8,049,000.00
PO          10,996.93          10,996.93       0.00       0.00             4,276,385.17
A-X              0.00         175,027.48       0.00       0.00                     0.00
A-R              0.00               0.00       0.00       0.00                     0.00
I-B-1       16,942.17          82,468.34       0.00       0.00            13,088,291.44
I-B-2       18,048.55          87,853.80       0.00       0.00            13,943,000.46
I-B-3        4,419.08          21,510.48       0.00       0.00             3,413,861.04
I-B-4        4,052.00          19,723.68       0.00       0.00             3,130,284.70
I-B-5        3,315.28          16,137.57       0.00       0.00             2,561,142.02
I-B-6        2,210.33          10,759.09       0.00       0.00             1,707,541.44
II-B-1       4,444.42          30,725.70       0.00       0.00             5,228,944.37
II-B-2       1,859.86          12,857.84       0.00       0.00             2,188,167.14
II-B-3       1,239.91           8,571.90       0.00       0.00             1,458,778.09
II-B-4         930.78           6,434.77       0.00       0.00             1,095,077.29
II-B-5         723.00           4,998.33       0.00       0.00               850,622.64
II-B-6         620.54           4,290.02       0.00       0.00               730,082.67
P                0.00          63,504.00       0.00       0.00                   100.00
         ------------      -------------       ----       ----           --------------
Total    8,138,592.52      12,204,771.74       0.00       0.00           763,962,971.66
         ============      =============       ====       ====           ==============


Page 2 of 28                                         Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

Interest Accrual Detail   Current Period Factor Information per $1,000 of
                          Original Face-

                                                      Orig. Principal
          Period     Period                           (with Notional)
 Class   Starting    Ending     Method      Cusip         Balance
------   --------   --------   --------   ---------   ---------------
                                                            (1)
------   --------   --------   --------   ---------   ---------------
 1-A-1   08/01/06   08/30/06   F-30/360   45660L6H7    100,000,000.00
 1-A-2   08/01/06   08/30/06   F-30/360   45660L6J3      7,125,000.00
 1-A-3   08/01/06   08/30/06   F-30/360   45660L6K0    165,608,000.00
 1-A-4   08/25/06   09/24/06   F-30/360   45660L6L8     12,000,000.00
 1-A-5   08/25/06   09/24/06   F-30/360   45660L6M6     12,000,000.00
 1-A-6   08/25/06   09/24/06   F-30/360   45660L6N4    208,050,000.00
 1-A-7   08/25/06   09/24/06   F-30/360   45660L6P9    208,050,000.00
 1-A-8   08/01/06   08/30/06   F-30/360   45660L6Q7     38,000,000.00
 2-A-1   08/01/06   08/30/06   F-30/360   45660L6R5     55,784,000.00
 2-A-2   08/01/06   08/30/06   F-30/360   45660L6S3      2,782,000.00
 3-A-1   08/01/06   08/30/06   F-30/360   45660L6T1     75,000,000.00
 3-A-2   08/01/06   08/30/06   F-30/360   45660L6U8     67,496,000.00
 3-A-3   08/01/06   08/30/06   F-30/360   45660L6V6     10,850,000.00
 3-A-4   08/01/06   08/30/06   F-30/360   45660L6W4     11,770,000.00
 3-A-5   08/01/06   08/30/06   F-30/360   45660L6X2      8,049,000.00
  PO     08/01/06   08/30/06   A-30/360   45660L6Y0      4,483,939.00
  A-X    08/01/06   08/30/06   A-30/360   45660L6Z7    619,201,814.00
  A-R    08/01/06   08/30/06   A-30/360   45660L7A1            100.00
 I-B-1   08/01/06   08/30/06   F-30/360   45660L7B9     13,154,000.00
 I-B-2   08/01/06   08/30/06   F-30/360   45660L7C7     14,013,000.00
 I-B-3   08/01/06   08/30/06   F-30/360   45660L7D5      3,431,000.00
 I-B-4   08/01/06   08/30/06   F-30/360   45660L7J2      3,146,000.00
 I-B-5   08/01/06   08/30/06   F-30/360   45660L7K9      2,574,000.00
 I-B-6   08/01/06   08/30/06   F-30/360   45660L7L7      1,716,114.00
II-B-1   08/01/06   08/30/06   A-30/360   45660L7E3      5,262,000.00
II-B-2   08/01/06   08/30/06   A-30/360   45660L7F0      2,202,000.00
II-B-3   08/01/06   08/30/06   A-30/360   45660L7G8      1,468,000.00
II-B-4   08/01/06   08/30/06   A-30/360   45660L7M5      1,102,000.00
II-B-5   08/01/06   08/30/06   A-30/360   45660L7N3        856,000.00
II-B-6   08/01/06   08/30/06   A-30/360   45660L7P8        734,698.00
   P     08/01/06   08/30/06   A-30/360   45660L7H6            100.00

             Prior                                                       Current
           Principal                                      Total         Principal
 Class      Balance         Interest     Principal    Distribution       Balance
------   ------------   --------------   ---------   --------------   ------------
             (1)             (2)           (3)        (4)=(2)+(3)          (5)
------   ------------   --------------   ---------   --------------   ------------
 1-A-1     956.745498         4.783728    7.209084        11.992811     949.536415
 1-A-2     956.745499         4.783728    7.209084        11.992811     949.536415
 1-A-3     956.745498         4.783727    7.209084        11.992811     949.536415
 1-A-4     888.383228         4.459605   16.122847        20.582452     872.260382
 1-A-5     888.383228         0.000000    0.000000         0.000000     872.260382
 1-A-6     888.383227         4.311901   16.122847        20.434748     872.260380
 1-A-7     888.383227         0.130015    0.000000         0.130015     872.260380
 1-A-8   1,000.000000         5.000000    0.000000         5.000000   1,000.000000
 2-A-1     974.289519         4.668471    3.021161         7.689632     971.268358
 2-A-2     974.289518         4.668472    3.021161         7.689633     971.268357
 3-A-1     953.307295         4.766537   25.217465        29.984002     928.089830
 3-A-2     958.684909         4.793424    7.208649        12.002074     951.476260
 3-A-3   1,000.000000         5.000000    0.000000         5.000000   1,000.000000
 3-A-4   1,000.000000         5.000000    0.000000         5.000000   1,000.000000
 3-A-5   1,000.000000         5.000000    0.000000         5.000000   1,000.000000
  PO       956.164234         0.000000    2.452516         2.452516     953.711719
  A-X      937.549578         0.282666    0.000000         0.282666     927.578285
  A-R        0.000000         0.000000    0.000000         0.000000       0.000000
 I-B-1     996.292657         4.981463    1.287986         6.269450     995.004671
 I-B-2     996.292658         4.981464    1.287986         6.269450     995.004671
 I-B-3     996.292661         4.981463    1.287986         6.269449     995.004675
 I-B-4     996.292657         4.981462    1.287985         6.269447     995.004673
 I-B-5     996.292657         4.981465    1.287988         6.269452     995.004670
 I-B-6     996.292653         4.981464    1.287986         6.269449     995.004668
II-B-1     994.562674         4.994542    0.844626         5.839168     993.718048
II-B-2     994.562670         4.994541    0.844623         5.839164     993.718047
II-B-3     994.562670         4.994544    0.844625         5.839169     993.718045
II-B-4     994.562677         4.994546    0.844628         5.839174     993.718049
II-B-5     994.562664         4.994544    0.844626         5.839171     993.718037
II-B-6     994.562677         4.994542    0.844619         5.839161     993.718058
   P     1,000.000000   635,040.000000    0.000000   635,040.000000   1,000.000000


Page 3 of 28                                         Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

Distribution to Date - REMIC III

            Original                       Unscheduled      Scheduled       Total
 Class     Face Value        Interest       Principal       Principal      Principal
------   --------------   -------------   -------------   ------------   -------------
              (1)              (2)             (3)            (4)         (5)=(3)+(4)
------   --------------   -------------   -------------   ------------   -------------
1-A-1    100,000,000.00    3,424,304.62    4,574,973.29     471,385.23    5,046,358.52
l-A-2      7,125,000.00      243,981.71      325,966.84      33,586.20      359,553.04
l-A-3    165,608,000.00    5,670,922.39    7,576,521.78     780,651.66    8,357,173.44
l-A-4     12,000,000.00      380,718.65    1,406,004.27     126,871.15    1,532,875.42
l-A-5              0.00       17,308.02            0.00           0.00            0.00
l-A-6    208,050,000.00    6,371,644.77   24,376,599.20   2,199,628.66   26,576,227.88
l-A-7              0.00      508,711.91            0.00           0.00            0.00
l-A-8     38,000,000.00    1,330,000.00            0.00           0.00            0.00
2-A-1     55,784,000.00    1,853,742.25    1,196,117.28     406,648.66    1,602,765.94
2-A-2      2,782,000.00       92,447.86       59,651.48      20,279.94       79,931.43
3-A-1     75,000,000.00    2,582,399.15    3,862,491.26   1,530,771.52    5,393,262.78
3-A-2     67,496,000.00    2,315,193.52    2,003,707.32   1,271,451.04    3,275,158.36
3-A-3     10,850,000.00      379,750.00            0.00           0.00            0.00
3-A-4     11,770,000.00      411,950.00            0.00           0.00            0.00
3-A-5      8,049,000.00      281,715.00            0.00           0.00            0.00
  PO       4,483,939.00            0.00            0.00           0.00      207,552.83
 A-X               0.00    1,294,840.07            0.00           0.00            0.00
 A-R             100.00            0.50           76.62          23.38          100.00
I-B-1     13,154,000.00      459,354.37            0.00      65,708.56       65,708.56
I-B-2     14,013,000.00      489,351.74            0.00      69,999.54       69,999.54
I-B-3      3,431,000.00      119,814.88            0.00      17,138.96       17,138.96
I-B-4      3,146,000.00      109,862.31            0.00      15,715.30       15,715.30
I-B-5      2,574,000.00       89,887.35            0.00      12,857.98       12,857.98
I-B-6      1,716,114.00       59,928.88            0.00       8,572.56        8,572.56
II-B-1     5,262,000.00      185,220.91            0.00      33,055.63       33,055.63
II-B-2     2,202,000.00       77,509.77            0.00      13,832.86       13,832.86
II-B-3     1,468,000.00       51,673.18            0.00       9,221.91        9,221.91
II-B-4     1,102,000.00       38,790.10            0.00       6,922.71        6,922.71
II-B-5       856,000.00       30,130.96            0.00       5,377.36        5,377.36
II-B-6       734,698.00       25,861.17            0.00       4,615.33        4,615.33
  P              100.00      302,541.91            0.00           0.00            0.00
         --------------   -------------   -------------   ------------   -------------
Total    816,656,951.00   29,199,557.95   45,382,109.34   7,104,316.14   52,693,978.34
         ==============   =============   =============   ============   =============

                                                      Current
             Total       Realized   Deferred         Principal
 Class    Distribution     Loss     Interest          Balance
------   -------------   --------   --------   -------------------
           (6)=(2)+(5)      (7)        (8)     (9)=(1)-(5)-(7)+(8)
------   -------------   --------   --------   -------------------
1-A-1     8,470,663.14     0.00       0.00         94,953,641.48
l-A-2       603,534.75     0.00       0.00          6,765,446.96
l-A-3    14,028,095.83     0.00       0.00        157,250,826.56
l-A-4     1,913,594.07     0.00       0.00         10,467,124.58
l-A-5        17,308.02     0.00       0.00                  0.00
l-A-6    32,947,872.65     0.00       0.00        181,473,772.12
l-A-7       508,711.91     0.00       0.00                  0.00
l-A-8     1,330,000.00     0.00       0.00         38,000,000.00
2-A-1     3,456,508.19     0.00       0.00         54,181,234.06
2-A-2       172,379.29     0.00       0.00          2,702,068.57
3-A-1     7,975,661.93     0.00       0.00         69,606,737.22
3-A-2     5,590,351.88     0.00       0.00         64,220,841.64
3-A-3       379,750.00     0.00       0.00         10,850,000.00
3-A-4       411,950.00     0.00       0.00         11,770,000.00
3-A-5       281,715.00     0.00       0.00          8,049,000.00
  PO        207,552.83     0.00       0.00          4,276,385.17
 A-X      1,294,840.07     0.00       0.00                  0.00
 A-R            100.50     0.00       0.00                  0.00
I-B-1       525,062.93     0.00       0.00         13,088,291.44
I-B-2       559,351.28     0.00       0.00         13,943,000.46
I-B-3       136,953.84     0.00       0.00          3,413,861.04
I-B-4       125,577.61     0.00       0.00          3,130,284.70
I-B-5       102,745.33     0.00       0.00          2,561,142.02
I-B-6        68,501.44     0.00       0.00          1,707,541.44
II-B-1      218,276.54     0.00       0.00          5,228,944.37
II-B-2       91,342.63     0.00       0.00          2,188,167.14
II-B-3       60,895.09     0.00       0.00          1,458,778.09
II-B-4       45,712.81     0.00       0.00          1,095,077.29
II-B-5       35,508.32     0.00       0.00            850,622.64
II-B-6       30,476.50     0.00       0.00            730,082.67
  P         302,541.91     0.00       0.00                100.00
         -------------     ----       ----        --------------
Total    81,893,536.29     0.00       0.00        763,962,971.66
         =============     ====       ====        ==============


Page 4 of 28                                         Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

Interest Detail - REMIC III

                                                         Non-      Prior
            Pass      Prior Principal     Accrued     Supported    Unpaid
          Through     (with Notional)    Interest    Interest SF  Interest
 Class      Rate          Balance           (1)          (2)         (3)
------  -----------  ----------------  ------------  -----------  --------
 1-A-1      6.00000%    95,674,549.84    478,372.75      0.00       0.00
 1-A-2      6.00000%     6,816,811.68     34,084.06      0.00       0.00
 1-A-3      6.00000%   158,444,708.48    792,223.54      0.00       0.00
 1-A-4      6.00000%    10,660,598.74     53,302.99      0.00       0.00
 1-A-5      0.00000%    10,660,598.74          0.00      0.00       0.00
 1-A-6      5.82438%   184,828,130.40    897,091.06      0.00       0.00
 1-A-7      0.17562%   184,828,130.40     27,049.60      0.00       0.00
 1-A-8      6.00000%    38,000,000.00    190,000.00      0.00       0.00
 2-A-1      5.75000%    54,349,766.51    260,425.96      0.00       0.00
 2-A-2      5.75000%     2,710,473.44     12,987.69      0.00       0.00
 3-A-1      6.00000%    71,498,047.13    357,490.24      0.00       0.00
 3-A-2      6.00000%    64,707,396.64    323,536.98      0.00       0.00
 3-A-3      6.00000%    10,850,000.00     54,250.00      0.00       0.00
 3-A-4      6.00000%    11,770,000.00     58,850.00      0.00       0.00
 3-A-5      6.00000%     8,049,000.00     40,245.00      0.00       0.00
  PO        0.00000%     4,287,382.10          0.00      0.00       0.00
  A-X       0.36179%   580,532,399.32          0.00      0.00       0.00
  A-R       0.00000%             0.00          0.00      0.00       0.00
 I-B-1      6.00000%    13,105,233.61     65,526.17      0.00       0.00
 I-B-2      6.00000%    13,961,049.01     69,805.25      0.00       0.00
 I-B-3      6.00000%     3,418,280.12     17,091.40      0.00       0.00
 I-B-4      6.00000%     3,134,336.70     15,671.68      0.00       0.00
 I-B-5      6.00000%     2,564,457.30     12,822.29      0.00       0.00
 I-B-6      6.00000%     1,709,751.77      8,548.76      0.00       0.00
II-B-1      6.02622%     5,233,388.79     26,281.28      0.00       0.00
II-B-2      6.02622%     2,190,027.00     10,997.98      0.00       0.00
II-B-3      6.02622%     1,460,018.00      7,331.99      0.00       0.00
II-B-4      6.02622%     1,096,008.07      5,503.99      0.00       0.00
II-B-5      6.02622%       851,345.64      4,275.33      0.00       0.00
II-B-6      6.02622%       730,703.21      3,669.48      0.00       0.00
   P    2,048.00000%           100.00          0.00      0.00       0.00
                     ----------------  ------------      ----       ----
 Total               1,548,122,692.64  3,827,435.47      0.00       0.00
                     ================  ============      ====       ====

        Unscheduled                          Paid or      Current
          Interest          Optimal         Deferred       Unpaid
         Adjustment        Interest         Interest      Interest
 Class      (4)      (5)=(l)-(2)+(3)+(4)       (6)      (7)=(5)-(6)
------  -----------  -------------------  ------------  -----------
 1-A-1      0.00           478,372.75       478,372.75      0.00
 1-A-2      0.00            34,084.06        34,084.06      0.00
 1-A-3      0.00           792,223.54       792,223.54      0.00
 1-A-4      0.00            53,302.99        53,515.26      0.00
 1-A-5      0.00                 0.00             0.00      0.00
 1-A-6      0.00           897,091.06       897,091.06      0.00
 1-A-7      0.00            27,049.60        27,049.60      0.00
 1-A-8      0.00           190,000.00       190,000.00      0.00
 2-A-1      0.00           260,425.96       260,425.96      0.00
 2-A-2      0.00            12,987.69        12,987.69      0.00
 3-A-1      0.00           357,490.24       357,490.24      0.00
 3-A-2      0.00           323,536.98       323,536.98      0.00
 3-A-3      0.00            54,250.00        54,250.00      0.00
 3-A-4      0.00            58,850.00        58,850.00      0.00
 3-A-5      0.00            40,245.00        40,245.00      0.00
  PO        0.00                 0.00             0.00      0.00
  A-X       0.00                 0.00       175,027.48      0.00
  A-R       0.00                 0.00             0.00      0.00
 I-B-1      0.00            65,526.17        65,526.17      0.00
 I-B-2      0.00            69,805.25        69,805.25      0.00
 I-B-3      0.00            17,091.40        17,091.40      0.00
 I-B-4      0.00            15,671.68        15,671.68      0.00
 I-B-5      0.00            12,822.29        12,822.29      0.00
 I-B-6      0.00             8,548.76         8,548.76      0.00
II-B-1      0.00            26,281.28        26,281.28      0.00
II-B-2      0.00            10,997.98        10,997.98      0.00
II-B-3      0.00             7,331.99         7,331.99      0.00
II-B-4      0.00             5,503.99         5,503.99      0.00
II-B-5      0.00             4,275.33         4,275.33      0.00
II-B-6      0.00             3,669.48         3,669.48      0.00
   P        0.00                 0.00        63,504.00      0.00
            ----         ------------     ------------      ----
 Total      0.00         3,827,435.47     4,066,179.22      0.00
            ====         ============     ============      ====


Page 5 of 28                                         Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

COLLECTION ACCOUNT REPORT

SUMMARY

                                            GROUP 3        GROUP 2        GROUP 1         TOTAL
                                         ------------   ------------   ------------   -------------
Principal Collections                     187,250.60    5,030,233.82   5,565,323.54    8,138,592.52
Principal Withrawals                            0.00            0.00           0.00            0.00
Principal Other Accounts                        0.00            0.00           0.00            0.00
TOTAL NET PRINCIPAL                       187,250.60    5,030,233.82   5,565,323.54    8,138,592.52
Interest Collections                      292,866.01    2,319,032.05   2,835,202.06    4,043,624.03
Interest Withdrawals                            0.00            0.00           0.00            0.00
Interest Other Accounts                    47,281.27            0.00      16,222.73       63,716.27
Interest Fees                              (9,265.17)      (4,326.04)    (27,569.88)     (41,161.08)
TOTAL NET INTEREST                        288,539.97    2,295,786.08   2,807,632.17    4,065,966.95
TOTAL AVAILABLE FUNDS FOR DISTRIBUTION    475,790.57    7,326,019.90   8,372,955.71   12,204,771.73

PRINCIPAL - COLLECTIONS

                                            GROUP 3        GROUP 2        GROUP 1         TOTAL
                                         ------------   ------------   ------------   -------------
Scheduled Principal Received               151,094.89      49,856.79     326,592.46     527,544.14
Prepayments In Full                      2,221,644.03     122,220.17   4,439,389.52   6,783,253.72
Curtailments                                13,279.46      15,173.64     183,341.56     211,794.66
Liquidations                                     0.00           0.00           0.00           0.00
Insurance Principal                              0.00           0.00           0.00           0.00
Repurchased Principal Amounts                    0.00           0.00     616,000.00     616,000.00
Other Principal                                  0.00           0.00           0.00           0.00
Total Realized Loss Of Principal                 0.00           0.00           0.00           0.00
Delinquent Principal                      (122,736.47)    (40,530.26)   (268,208.85)   (431,475.58)
Advanced Principal                         122,736.47      40,530.26     268,208.85     431,475.58
TOTAL PRINCIPAL COLLECTED                  187,250.60   5,030,233.82   5,565,323.54   8,138,592.52

PRINCIPAL - WITHDRAWALS

                         SPACE INTENTIONALLY LEFT BLANK

PRINCIPAL - OTHER ACCOUNTS

                                            GROUP 3        GROUP 2        GROUP 1         TOTAL
                                         ------------   ------------   ------------   -------------
TOTAL OTHER ACCOUNTS PRINCIPAL               0.00           0.00           0.00            0.00


Page 6 of 28                                         Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

INTEREST - COLLECTIONS

                                   GROUP 3        GROUP 2        GROUP 1          TOTAL
                                 -----------   ------------   -------------   -------------
Scheduled Interest                951,497.58     303,745.10    2,942,001.31    4,197,243.99
Liquidation Interest                    0.00           0.00            0.00            0.00
Repurchased Interest                    0.00           0.00        3,785.83        3,785.83
Insurance Interest                      0.00           0.00            0.00            0.00
Other Interest                          0.00           0.00            0.00            0.00
Relief Act Interest Shortfalls          0.00           0.00            0.00            0.00
Prepayment Interest Shortfalls     (2,714.59)          0.00         (953.58)      (3,668.17)
Compensating Interest               2,714.59           0.00          953.58        3,668.17
Delinquent Interest              (765,774.81)   (246,223.27)  (2,388,077.57)  (3,400,075.65)
Interest Advanced                 729,833.19     235,344.18    2,277,492.48    3,242,669.85
Interest Loss                           0.00           0.00            0.00            0.00
TOTAL INTEREST COLLECTED          292,866.01   2,319,032.05    2,835,202.06    4,043,624.03

INTEREST - WITHDRAWALS

                                   GROUP 3        GROUP 2        GROUP 1          TOTAL
                                 -----------   ------------   -------------   -------------
TOTAL INTEREST WITHDRAWALS           0.00          0.00            0.00            0.00

INTEREST - OTHER ACCOUNTS

                                   GROUP 3        GROUP 2        GROUP 1          TOTAL
                                 -----------   ------------   -------------   -------------
Prepayment Charges                47,281.27        0.00         16,222.73       63,504.00
Class l-A-4 Cap Payment                                                            212.27
Class l-A-6 Cap Payment                                                              0.00
TOTAL INTEREST OTHER ACCOUNTS     47,281.27        0.00         16,222.73       63,716.27

INTEREST FEES

                                   GROUP 3        GROUP 2        GROUP 1          TOTAL
                                 -----------   ------------   -------------   -------------
Current Servicing Fees             8,711.24      2,573.66       25,953.95       37,238.85
Current Trustee Fees                 511.84        178.94        1,561.18        2,251.96
PMI Fees                                                                         1,670.27
TOTAL INTEREST FEES                9,265.17      4,326.04       27,569.88       41,161.08


Page 7 of 28                                         Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

CREDIT ENHANCEMENT REPORT

ACCOUNTS

CLASS l-A-4 YIELD MAINTENANCE ACCOUNT
Beginning Account Balance                                                   0.00
Account Deposit                                                           212.27
Account Payment Due                                                       212.27
Account Withdrawal                                                        212.27
Ending Account Balance                                                      0.00

CLASS l-A-6 YIELD MAINTENANCE ACCOUNT
Beginning Account Balance                                                   0.00
Account Deposit                                                             0.00
Account Payment Due                                                         0.00
Account Withdrawal                                                          0.00
Ending Account Balance                                                      0.00

INSURANCE

                         SPACE INTENTIONALLY LEFT BLANK

STRUCTURAL FEATURES

                         SPACE INTENTIONALLY LEFT BLANK


Page 8 of 28                                         Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

COLLATERAL REPORT

COLLATERAL

                                 GROUP 3         GROUP 2          GROUP 1           TOTAL
                             --------------   -------------   --------------   --------------
LOAN COUNT:
Original                                878             286              977            2,141
Prior                                   852             279              919            2,050
Prefunding                                0               0                0                0
Scheduled Paid Offs                       0               0                0                0
Full Voluntary Prepayments               (9)             (1)              (8)             (18)
Repurchases                               0               0               (1)              (1)
Liquidations                              0               0                0                0
Current                                 843             278              910            2,031
PRINCIPAL BALANCE:
Original                     181,824,148.02   62,892,394.16   571,940,310.14   816,656,852.32
Prior                        175,489,098.59   61,349,183.70   535,263,181.89   772,101,464.18
Prefunding                             0.00            0.00             0.00             0.00
Scheduled Principal             (151,094.89)     (49,856.79)     (326,592.46)     (527,544.14)
Partial Prepayments              (13,279.46)     (15,173.64)     (183,341.56)     (211,794.66)
Full Voluntary Prepayments    (2,221,644.03)    (122,220.17)   (4,439,389.52)   (6,783,253.72)
Repurchases                            0.00            0.00      (616,000.00)     (616,000.00)
Liquidations                           0.00            0.00             0.00             0.00
Current                      173,103,080.21   61,161,933.10   529,697,858.35   763,962,871.66

PREFUNDING

                         SPACE INTENTIONALLY LEFT BLANK

                       CURRENT PRINCIPAL BALANCE BY GROUPS

                                    [GRAPHIC]

                         TOTAL CURRENT PRINCIPAL BALANCE

                                    [GRAPHIC]


Page 9 of 28                                         Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

CHARACTERISTICS

                                                    GROUP 3   GROUP 2   GROUP 1    TOTAL
                                                    -------   -------   -------   -------
Weighted Average Coupon Original                    6.50553%  5.94355%  6.62570%  6.54641%
Weighted Average Coupon Prior                       6.50542%  5.94367%  6.60637%  6.53077%
Weighted Average Coupon Current                     6.50637%  5.94130%  6.60412%  6.52924%
Weighted Average Months to Maturity Original            356       355       357       357
Weighted Average Months to Maturity Prior               351       350       351       351
Weighted Average Months to Maturity Current             350       348       350       350
Weighted Avg Remaining Amortization Term Original       356       355       357       357
Weighted Avg Remaining Amortization Term Prior          351       350       351       351
Weighted Avg Remaining Amortization Term Current        350       348       350       350
Weighted Average Seasoning Original                    3.03      4.04      2.96      3.06
Weighted Average Seasoning Prior                       8.02      9.03      7.88      8.00
Weighted Average Seasoning Current                     9.03     10.03      8.88      9.01

                        WEIGHTED AVERAGE COUPON BY GROUPS

                                    [GRAPHIC]

                          TOTAL WEIGHTED AVERAGE COUPON

                                    [GRAPHIC]

                  WEIGHTED AVERAGE AMORTIZATION TERM BY GROUPS

                                    [GRAPHIC]

                    TOTAL WEIGHTED AVERAGE AMORTIZATION TERM

                                    [GRAPHIC]


Page 10 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

ARM CHARACTERISTICS
                                       GROUP 3   GROUP 2   GROUP 1    TOTAL
                                       -------   -------   -------   -------
Weighted Average Margin Original       0.00000%  0.00000%  0.00000%  0.00000%
Weighted Average Margin Prior          0.00000%  0.00000%  0.00000%  0.00000%
Weighted Average Margin Current        0.00000%  0.00000%  0.00000%  0.00000%
Weighted Average Max Rate Original     0.00000%  0.00000%  0.00000%  0.00000%
Weighted Average Max Rate Prior        0.00000%  0.00000%  0.00000%  0.00000%
Weighted Average Max Rate Current      0.00000%  0.00000%  0.00000%  0.00000%
Weighted Average Min Rate Original     0.00000%  0.00000%  0.00000%  0.00000%
Weighted Average Min Rate Prior        0.00000%  0.00000%  0.00000%  0.00000%
Weighted Average Min Rate Current      0.00000%  0.00000%  0.00000%  0.00000%
Weighted Average Cap Up Original       0.00000%  0.00000%  0.00000%  0.00000%
Weighted Average Cap Up Prior          0.00000%  0.00000%  0.00000%  0.00000%
Weighted Average Cap Up Current        0.00000%  0.00000%  0.00000%  0.00000%
Weighted Average Cap Down Original     0.00000%  0.00000%  0.00000%  0.00000%
Weighted Average Cap Down Prior        0.00000%  0.00000%  0.00000%  0.00000%
Weighted Average Cap Down Current      0.00000%  0.00000%  0.00000%  0.00000%

SERVICING FEES & ADVANCES

                                         GROUP 3      GROUP 2       GROUP 1         TOTAL
                                       ----------   ----------   ------------   ------------
Current Servicing Fees                   8,711.24     2,573.66      25,953.95      37,238.85
Delinquent Servicing Fees               35,941.62    10,879.09     110,585.09     157,405.80
TOTAL SERVICING FEES                    44,652.86    13,452.75     136,539.04     194,644.65
Compensating Interest                   (2,714.59)        0.00        (953.58)     (3,668.17)
Delinquent Servicing Fees              (35,941.62)  (10,879.09)   (110,585.09)   (157,405.80)
COLLECTED SERVICING FEES                 5,996.66     2,573.66      25,000.37      33,570.68
Total Advanced Interest                729,833.19   235,344.18   2,277,492.48   3,242,669.85
Total Advanced Principal               122,736.47    40,530.26     268,208.85     431,475.58
Aggregate Advances with respect
   to this Distribution                852,569.66   275,874.44   2,545,701.33   3,674,145.43

ADDITIONAL COLLATERAL INFORMATION

                                        GROUP 3     GROUP 2    GROUP 1     TOTAL
                                       ---------   --------   --------   ---------
Prepayment Interest Shortfall (PPIS)    2,714.59       0.00     953.58    3,668.17
Compensating Interest                  (2,714.59)      0.00    (953.58)  (3,668.17)
Net Prepayment Interest Shortfall           0.00       0.00       0.00        0.00
Weighted Average Net Mortgage Rate      6.197245%  5.643889%  6.294396%   6.220627%


Page 11 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

DELINQUENCY REPORT

                           (less than)
TOTAL                       1 PAYMENT      1 PAYMENT      2 PAYMENTS     3+ PAYMENTS        TOTAL
-----------------------   ------------   -------------   ------------   ------------   -------------
DELINQUENT    Balance                    10,171,010.96   1,475,160.90   1,631,500.00   13,277,671.86
              % Balance                           1.33%          0.19%          0.21%           1.74%
              # Loans                               32             3               3              38
              % # Loans                           1.58%          0.15%          0.15%           1.87%

FORECLOSURE   Balance             0.00            0.00           0.00   2,902,282.54    2,902,282.54
              % Balance           0.00%           0.00%          0.00%          0.38%           0.38%
              # Loans                0               0              0              6               6
              % # Loans           0.00%           0.00%          0.00%          0.30%           0.30%

BANKRUPTCY    Balance     1,085,168.21            0.00           0.00           0.00    1,085,168.21
              % Balance           0.14%           0.00%          0.00%          0.00%           0.14%
              # Loans                2               0              0              0               2
              % # Loans           0.10%           0.00%          0.00%          0.00%           0.10%

REO           Balance             0.00            0.00           0.00           0.00            0.00
              % Balance           0.00%           0.00%          0.00%          0.00%           0.00%
              # Loans                0               0              0              0               0
              % # Loans           0.00%           0.00%          0.00%          0.00%           0.00%

TOTAL         Balance     1,085,168.21   10,171,010.96   1,475,160.90   4,533,782.54   17,265,122.61
              % Balance           0.14%           1.33%          0.19%          0.59%           2.26%
              # Loans                2              32              3              9              46
              % # Loans           0.10%           1.58%          0.15%          0.44%           2.26%

                           1 OR 2 PAYMENTS DELINQUENT
                                    [GRAPHIC]

                          3 OR MORE PAYMENTS DELINQUENT
                                    [GRAPHIC]

                                TOTAL FORECLOSURE
                                    [GRAPHIC]

                            TOTAL BANKRUPTCY AND REO
                                    [GRAPHIC]


Page 12 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

                          (less than)
GROUP 1                    1 PAYMENT     1 PAYMENT     2 PAYMENTS     3+ PAYMENTS       TOTAL
-----------------------   ----------   ------------   ------------   ------------   -------------
DELINQUENT    Balance                  6,488,430.90   1,213,992.13   1,631,500.00    9,333,923.03
              % Balance                        1.22%          0.23%          0.31%           1.76%
              # Loans                            11              2              3              16
              % # Loans                        1.21%          0.22%          0.33%           1.76%

FORECLOSURE   Balance           0.00           0.00           0.00   2,759,294.12    2,759,294.12
              % Balance         0.00%          0.00           0.00%          0.52%           0.52%
              # Loans              0              0              0              5               5
              % # Loans         0.00%          0.00%          0.00%          0.55%           0.55%

BANKRUPTCY    Balance     993,142.68           0.00           0.00           0.00      993,142.68
              % Balance         0.19%          0.00%          0.00%          0.00%           0.19%
              # Loans              1              0              0              0               1
              % # Loans         0.11%          0.00%          0.00%          0.00%           0.11%

REO           Balance           0.00           0.00           0.00           0.00            0.00
              % Balance         0.00%          0.00%          0.00%          0.00%           0.00%
              # Loans              0              0              0              0               0
              % # Loans         0.00%          0.00%          0.00%          0.00%           0.00%

TOTAL         Balance     993,142.68   6,488,430.90   1,213,992.13   4,390,794.12   13,086,359.83
              % Balance         0.19%          1.22%          0.23%          0.83%           2.47%
              # Loans              1             11              2              8              22
              % # Loans         0.11%          1.21%          0.22%          0.88%           2.42%

                           1 OR 2 PAYMENTS DELINQUENT

                                    [GRAPHIC]

                          3 OR MORE PAYMENTS DELINQUENT

                                    [GRAPHIC]

                                TOTAL FORECLOSURE

                                    [GRAPHIC]

                            TOTAL BANKRUPTCY AND REO

                                    [GRAPHIC]


Page 13 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

                          (less than)
GROUP 2                    1 PAYMENT    1 PAYMENT   2 PAYMENTS   3+ PAYMENTS      TOTAL
-----------------------   ----------   ----------   ----------   -----------   ----------
DELINQUENT    Balance                  773,031.42         0.00          0.00   773,031.42
              % Balance                      1.26%        0.00%         0.00%        1.26%
              # Loans                           5            0             0            5
              % # Loans                      1.80%        0.00%         0.00%        1.80%

FORECLOSURE   Balance           0.00         0.00         0.00          0.00         0.00
              % Balance         0.00%        0.00%        0.00%         0.00%        0.00%
              # Loans              0            0            0             0            0
              % # Loans         0.00%        0.00%        0.00%         0.00%        0.00%

BANKRUPTCY    Balance           0.00         0.00         0.00          0.00         0.00
              % Balance         0.00%        0.00%        0.00%         0.00%        0.00%
              # Loans              0            0            0             0            0
              % # Loans         0.00%        0.00%        0.00%         0.00%        0.00%

REO           Balance           0.00         0.00         0.00          0.00         0.00
              % Balance         0.00%        0.00%        0.00%         0.00%        0.00%
              # Loans              0            0            0             0            0
              % # Loans         0.00%        0.00%        0.00%         0.00%        0.00%

TOTAL         Balance           0.00   773,031.42         0.00          0.00   773,031.42
              % Balance         0.00%        1.26%        0.00%         0.00%        1.26%
              # Loans              0            5            0             0            5
              % # Loans         0.00%        1.80%        0.00%         0.00%        1.80%

                           1 OR 2 PAYMENTS DELINQUENT

                                    [GRAPHIC]

                          3 OR MORE PAYMENTS DELINQUENT

                                    [GRAPHIC]

                                TOTAL FORECLOSURE

                                    [GRAPHIC]

                            TOTAL BANKRUPTCY AND REO

                                    [GRAPHIC]


Page 14 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

                           (less than)
GROUP 3                     1 PAYMENT   1 PAYMENT      2 PAYMENTS   3+ PAYMENTS       TOTAL
------------------------   ----------   ------------   ----------   -----------   ------------
DELINQUENT    Balance                   2,909,548.64   261,168.77          0.00   3,170,717.41
              % Balance                         1.68%        0.15%         0.00%          1.83%
              # Loans                             16            1             0             17
              % # Loans                         1.90%        0.12%         0.00%          2.02%

FORECLOSURE   Balance           0.00            0.00         0.00    142,988.42     142,988.42
              % Balance         0.00%           0.00%        0.00%         0.08%          0.08%
              # Loans              0               0            0             1              1
              % # Loans         0.00%           0.00%        0.00%         0.12%          0.12%

BANKRUPTCY    Balance      92,025.53            0.00         0.00          0.00      92,025.53
              % Balance         0.05%           0.00%        0.00%         0.00%          0.05%
              # Loans              1               0            0             0              1
              % # Loans         0.12%           0.00%        0.00%         0.00%          0.12%

REO           Balance           0.00            0.00         0.00          0.00           0.00
              % Balance         0.00%           0.00%        0.00%         0.00%          0.00%
              # Loans              0               0            0             0              0
              % # Loans         0.00%           0.00%        0.00%         0.00%          0.00%

TOTAL         Balance      92,025.53    2,909,548.64   261,168.77    142,988.42   3,405,731.36
              % Balance         0.05%           1.68%        0.15%         0.08%          1.97%
              # Loans              1              16            1             1             19
              % # Loans         0.12%           1.90%        0.12%         0.12%          2.25%

                           1 OR 2 PAYMENTS DELINQUENT

                                    [GRAPHIC]

                          3 OR MORE PAYMENTS DELINQUENT

                                    [GRAPHIC]

                                TOTAL FORECLOSURE

                                    [GRAPHIC]

                            TOTAL BANKRUPTCY AND REO

                                    [GRAPHIC]


Page 15 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

REO REPORT

                Original     Stated              Current     State &                 First
 Loan Number   Principal   Principal   Paid to     Note       LTV at     Original   Payment
& Loan Group    Balance     Balance      Date      Rate    Origination     Term       Date
------------   ---------   ---------   -------   -------   -----------   --------   -------


Page 16 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

FORECLOSURE REPORT

Loan Number     Original        Stated                    Current     State &                   First
     &          Principal      Principal      Paid to       Note       LTV at     Original     Payment
Loan Group       Balance        Balance         Date        Rate    Origination     Term         Date
-----------   ------------   ------------   -----------   -------   -----------   --------   -----------
BECAME FORECLOSURE PROPERTY THIS PERIOD:

122529911 3     144,000.00     142,988.42   01-Mar-2006   6.750%    CO - 90.00%      360     01-Feb-2006
122567263 1     559,000.00     559,000.00   01-Jan-2006   7.250%    NV - 79.97%      360     01-Jan-2006
122647956 1     503,395.00     499,861.70   01-Jan-2006   7.375%    CA - 80.00%      360     01-Jan-2006
   TOTAL      1,206,395.00   1,201,850.12

BECAME FORECLOSURE PROPERTY IN A PRIOR PERIOD:

120389129 1     560,000.00     546,432.42   01-Feb-2006   6.375%    NY - 52.09%      360     01-Sep-2004
122299541 1     504,000.00     504,000.00   01-Jan-2006   7.500%    CA - 74.67%      360     01-Jan-2006
122555866 1     650,000.00     650,000.00   01-Jan-2006   7.750%    NV - 73.70%      360     01-Jan-2006
   TOTAL      1,714,000.00   1,700,432.42
              ------------   ------------
   TOTAL      2,920,395.00   2,902,282.54
              ============   ============


Page 17 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

PREPAYMENT REPORT

VOLUNTARY PREPAYMENTS

                                           GROUP 3        GROUP 2        GROUP 1          TOTAL
                                        ------------   ------------   -------------   -------------
CURRENT

Number of Paid in Full Loans                       9              1               8              18
Number of Repurchased Loans                        0              0               1               1
Total Number of Loans Prepaid in Full              9              1               9              19
Curtailments Amount                        13,279.46      15,173.64      183,341.56      211,794.66
Paid in Full Balance                    2,221,644.03     122,220.17    4,439,389.52    6,783,253.72
Repurchased Loans Balance                       0.00           0.00      616,000.00      616,000.00
Total Prepayment Amount                 2,234,923.49     137,393.81    5,238,731.08    7,611,048.38

CUMULATIVE

Number of Paid in Full Loans                      35              7              64             106
Number of Repurchased Loans                        0              1               3               4
Total Number of Loans Prepaid in Full             35              8              67             110
Paid in Full Balance                    7,416,714.37   1,219,707.17   35,538,816.44   44,175,237.98
Repurchased Loans Balance                       0.00     114,106.65    1,511,718.02    1,625,824.67
Curtailments Amount                       242,719.31      49,207.61    2,889,680.74    3,181,607.66
Total Prepayment Amount                 7,659,433.68   1,383,021.43   39,940,215.20   48,982,670.31

                           TOTAL PREPAYMENTS BY GROUPS

                                    [GRAPHIC]

                                TOTAL PREPAYMENTS

                                    [GRAPHIC]


Page 18 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

VOLUNTARY PREPAYMENTS RATES

                                        GROUP 3   GROUP 2   GROUP 1    TOTAL
                                        -------   -------   -------   ------
SMM                                       1.27%     0.22%     0.98%     0.99%
3 Months Avg SMM                          1.00%     0.60%     0.94%     0.93%
12 Months Avg SMM                         0.62%     0.32%     1.03%     0.88%
Avg SMM Since Cut-off                     0.62%     0.32%     1.03%     0.88%

CPR                                      14.27%     2.66%    11.14%    11.22%
3 Months Avg CPR                         11.35%     6.97%    10.71%    10.56%
12 Months Avg CPR                         7.14%     3.75%    11.70%    10.09%
Avg CPR Since Cut-off                     7.14%     3.75%    11.70%    10.09%

PSA                                     789.59%   132.40%   627.26%   622.62%
3 Months Avg PSA Approximation          706.78%   385.92%   678.54%   659.09%
12 Months Avg PSA Approximation         592.66%   266.81%   988.09%   836.29%
Avg PSA Since Cut-off Approximation     592.66%   266.81%   988.09%   836.29%

                                  CPR BY GROUPS

                                    [GRAPHIC]

                                    TOTAL CPR

                                    [GRAPHIC]

                                  PSA BY GROUPS

                                    [GRAPHIC]

                                    TOTAL PSA

                                    [GRAPHIC]


Page 19 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

                         CPR AVG SINCE CUT-OFF BY GROUPS

                                    [GRAPHIC]

                           TOTAL CPR AVG SINCE CUT-OFF

                                    [GRAPHIC]

                         PSA AVG SINCE CUT-OFF BY GROUPS

                                    [GRAPHIC]

                           TOTAL PSA AVG SINCE CUT-OFF

                                    [GRAPHIC]

PREPAYMENT CALCULATION METHODOLOGY

Single Monthly Mortality (SMM): (Voluntary partial and full prepayments + Repurchases + LIQUIDATION BALANCE)/(Beg Principal Balance - Sched Principal)

Conditional Prepayment Rate (CPR): 1-((1-SMM)^12)

PSA Standard Prepayment Model: CPR/(0.02*min(30,WAS))

Average SMM over period between nth month and mth month (AvgSMMn,m):
[(1-SMMn)*(1-SMMn+1)*...*(1-SMMm)]^(1/months in period n,m)

Average CPR over period between the nth month and mth month (AvgCPRn,m):
1-((1-AvgSMMn,m)^12)

Average PSA Approximation over period between the nth month and mth month:
AvgCPRn,m/(0.02*Avg WASn,m))

Average WASn,m: (min(30,WASn)+min(30,WASn+1)+...+min(30,WASm)/(number of months in the period n,m)

Weighted Average Seasoning (WAS)

Note: Prepayment rates are calculated since deal issue date and include partial and full voluntary prepayments and repurchases. Dates correspond to distribution dates.


Page 20 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

PREPAYMENT DETAIL REPORT

Prepayment Detail Report - Mortgage Loans Prepaid in Full During Current Distribution

Loan Number              Original                                    Current      State &      Type Prepayment      First
     &         Loan      Principal     Prepayment     Prepayment      Note         LTV at             &            Payment
Loan Group    Status      Balance        Amount          Date         Rate      Origination     Original Term       Date
-----------   ------   ------------   ------------   -----------   ----------   -----------   ----------------   -----------
122312727 3              296,000.00     293,626.35   16-Aug-2006     6.250%     NY - 80.00%       Paid Off-360   0l-Jan-2006
122356379 3              128,800.00     128,029.44   21-Aug-2006     6.875%     FL - 80.00%       Paid Off-360   0l-Feb-2006
122402735 1              536,000.00     536,000.00   30-Aug-2006     6.990%     NJ - 80.00%       Paid Off-360   0l-Nov-2005
122402916 3              147,000.00     145,806.61   06-Sep-2006     6.625%     UT - 55.47%       Paid Off-360   0l-Dec-2005
122405436 1              730,000.00     729,506.42   12-Sep-2006     6.875%     CA - 62.93%       Paid Off-360   0l-Feb-2006
122408898 1              450,000.00     446,914.22   31-Aug-2006     6.875%     MA - 58.82%       Paid Off-360   0l-Jan-2006
122408899 1              452,000.00     448,364.48   22-Aug-2006     6.250%     DC - 80.00%       Paid Off-360   0l-Jan-2006
122410307 1              574,000.00     570,992.78   0l-Sep-2006     6.750%     CA - 70.00%       Paid Off-360   0l-Mar-2006
122448616 3              148,500.00     147,378.97   12-Sep-2006     6.375%     CA - 48.69%       Paid Off-360   0l-Jan-2006
122518055 1              436,000.00     435,656.74   30-Aug-2006     6.500%     NY - 80.00%       Paid Off-360   0l-Dec-2005
122552691 3              195,000.00     195,000.00   17-Aug-2006     6.250%     CA - 61.90%       Paid Off-360   0l-Feb-2006
122596215 3              240,000.00     238,772.75   28-Aug-2006     6.875%     NJ - 80.00%       Paid Off-360   0l-Mar-2006
122637182 3              344,750.00     342,269.16   24-Aug-2006     6.625%     CA - 80.00%       Paid Off-360   0l-Jan-2006
122675578 3              280,000.00     278,385.03   28-Aug-2006     6.250%     CA - 53.33%       Paid Off-360   0l-Mar-2006
122678081 1              640,000.00     635,783.89   30-Aug-2006     6.375%     CA - 80.00%       Paid Off-360   0l-Feb-2006
122694658 3              455,000.00     452,375.72   23-Aug-2006     6.250%     NY - 65.00%       Paid Off-360   0l-Mar-2006
122716422 1              640,000.00     636,170.99   0l-Sep-2006     6.875%     CA - 80.00%       Paid Off-360   0l-Feb-2006
122851187 2              123,000.00     122,220.17   15-Sep-2006     5.750%     FL - 64.74%       Paid Off-360   0l-Mar-2006
122678778 1              616,000.00     616,000.00   31-Aug-2006     7.375%     CA - 80.00%   Repur/Subs - 360   0l-Feb-2006
                       ------------   ------------
TOTAL                  7,432,050.00   7,399,253.72
                       ============   ============


Page 21 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

REALIZED LOSS REPORT

COLLATERAL REALIZED LOSSES

                                                   GROUP 3   GROUP 2   GROUP 1       TOTAL
                                                   -------   -------   -------   -------------
CURRENT

Number of Loans Liquidated                              0         0         0                0
Collateral Principal Realized Loss/(Gain) Amount     0.00      0.00      0.00             0.00
Collateral Interest Realized Loss/(Gain) Amount      0.00      0.00      0.00             0.00
Net Liquidation Proceeds                             0.00      0.00      0.00             0.00

CUMULATIVE

Number of Loans Liquidated                              0         0         0                0
Collateral Realized Loss/(Gain) Amount               0.00      0.00      0.00             0.00
Net Liquidation Proceeds                             0.00      0.00      0.00             0.00

Special Hazard Loss Coverage Amt Group 1                                          5,719,403.00
Fraud Loss Coverage Amt Group 1                                                  17,158,209.00
Bankrupt Loss Coverage Amt Group 1                                                  163,556.00
Special Hazard Loss Coverage Amt Group 2                                          2,447,165.00
Fraud Loss Coverage Amt Group 2                                                   7,341,496.00
Bankrupt Loss Coverage Amt Group 2                                                  150,000.00

                COLLATERAL LOSS SEVERITY APPROXIMATION BY GROUPS

                                   [GRAPHIC]

                     COLLATERAL LOSS SEVERITY APPROXIMATION

                                   [GRAPHIC]


Page 22 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

DEFAULT SPEEDS

                                                 GROUP 3   GROUP 2   GROUP 1   TOTAL
                                                 -------   -------   -------   -----
MDR                                               0.00%     0.00%     0.00%    0.00%
3 Months Avg MDR                                  0.00%     0.00%     0.00%    0.00%
12 Months Avg MDR                                 0.00%     0.00%     0.00%    0.00%
Avg MDR Since Cut-off                             0.00%     0.00%     0.00%    0.00%

CDR                                               0.00%     0.00%     0.00%    0.00%
3 Months Avg CDR                                  0.00%     0.00%     0.00%    0.00%
12 Months Avg CDR                                 0.00%     0.00%     0.00%    0.00%
Avg CDR Since Cut-off                             0.00%     0.00%     0.00%    0.00%

SDA                                               0.00%     0.00%     0.00%    0.00%
3 Months Avg SDA Approximation                    0.00%     0.00%     0.00%    0.00%
12 Months Avg SDA Approximation                   0.00%     0.00%     0.00%    0.00%
Avg SDA Since Cut-off Approximation               0.00%     0.00%     0.00%    0.00%

Loss Severity Approximation for Current Period    0.00%     0.00%     0.00%    0.00%
3 Months Avg Loss Severity Approximation          0.00%     0.00%     0.00%    0.00%
12 Months Avg Loss Severity Approximation         0.00%     0.00%     0.00%    0.00%
Avg Loss Severity Approximation Since Cut-off     0.00%     0.00%     0.00%    0.00%

                                  CDR BY GROUPS

                                    [GRAPHIC]

                                    TOTAL CDR

                                    [GRAPHIC]

                                  SDA BY GROUPS

                                    [GRAPHIC]

                                    TOTAL SDA

                                    [GRAPHIC]


Page 23 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

                         CDR AVG SINCE CUT-OFF BY GROUPS

                                    [GRAPHIC]

                           TOTAL CDR AVG SINCE CUT-OFF

                                    [GRAPHIC]

                         SDA AVG SINCE CUT-OFF BY GROUPS

                                    [GRAPHIC]

                           TOTAL SDA AVG SINCE CUT-OFF

                                    [GRAPHIC]

COLLATERAL REALIZED LOSS CALCULATION METHODOLOGY

Monthly Default Rate (MDR): (Beg Principal Balance of Liquidated Loans)/(Total Beg Principal Balance)

Conditional Default Rate (CDR): 1-((1-MDR)^12)

SDA Standard Default Assumption:
CDR/IF(WAS<61,MIN(30,WAS)*0.02,MAX(0.03,MIN(30,WAS)*0.02-0.0095*(WAS-60)))

Average MDR over period between nth month and mth month (AvgMDRn,m):
[(l-MDRn)*(l-MDRn+l)*...*(l-MDRm)]^(l/months in period n,m)

Average CDR over period between the nth month and mth month (AvgCDRn,m): l-((l-AvgMDRn,m)^12)

Average SDA Approximation over period between the nth month and mth month:

     AvgCDRn,m/IF(Avg WASn,m<61,MIN(30,Avg WASn,m)*0.02,MAX(0.03,MIN(30,Avg
WASn,m)*0.02-0.0095*(Avg WASn,m-60)))

Average WASn,m: (WASn + WASn+1 +...+ WASm)/(number of months in the period n,m)

Loss Severity Approximation for current period: sum(Realized Loss
Amount)/sum(Beg Principal Balance of Liquidated Loans)

Average Loss Severity Approximation over period between nth month and mth month:
Avg(Loss Severityn,m)

Note: Default rates are calculated since deal issue date and include realized gains and additional realized losses and gains from prior periods. Dates correspond to distribution dates.


Page 24 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

REALIZED LOSS DETAIL REPORT

Loan Number            Current     State &                  Prior      Realized                    Cumulative
     &         Loan      Note       LTV at     Original   Principal   Loss/(Gain)     Realized      Realized
 Loan Group   Status     Rate    Origination     Term      Balance      Revision    Loss/(Gain)   Loss/(Gain)
-----------   ------   -------   -----------   --------   ---------   -----------   -----------   -----------

              ------   -------   -----------   --------   ---------   -----------   -----------   -----------
TOTAL
              ======   =======   ===========   ========   =========   ===========   ===========   ===========


Page 25 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

TRIGGERS AND ADJ. CERT. REPORT

TRIGGER EVENTS

                                               GROUP 3   GROUP 2   GROUP 1   TOTAL
                                               -------   -------   -------   -----
Has Optional Termination Date Been Reached?                                     No
Has Sr. Prepay Stepdown Condition Occurred?                                     No
Has Sr. Credit Supp. Depletion Date Occured?                                    No
Have all Prepayment Penalties Expired?                                          No
Has Special Haz. Cov. Term Date Occured?                                        No
Has Fraud Loss Coverage Term Date Occured?                                      No
Has BK Loss Cov. Term Date Occured?                                             No

ADJUSTABLE RATE CERTIFICATE INFORMATION

                         SPACE INTENTIONALLY LEFT BLANK

ADDITIONAL INFORMATION

                                                 GROUP 3       GROUP 2       GROUP 1        TOTAL
                                               ----------    ----------    ----------    ----------
Current Senior Percentage                       95.086822%    95.086822%    94.793520%    93.559040%
Next Senior Percentage                          95.044405%    95.044405%    92.815474%    93.497871%
Current Subordinate Percentage                   4.913178%     4.913178%     5.206480%     6.440960%
Next Subordinate Percentage                      4.955595%     4.955595%     7.184526%     6.502129%
Senior Prepayment Percentage                   100.000000%   100.000000%   100.000000%   100.000000%
Next Senior Prepayment Percentage              100.000000%   100.000000%   100.000000%   100.000000%
Subordinate Prepayment Percentage                0.000000%     0.000000%     0.000000%     0.000000%
Next Subordinate Prepayment Percentage           0.000000%     0.000000%     0.000000%     0.000000%
Current LIBOR Rate                                                                         5.324380%
Libor For Next Period                                                                      5.330000%


Page 26 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTIONS

ADDITIONAL REPORTS

ADDITIONAL CERTIFICATE REPORT

CLASS


Page 27 of 28                                        Trust & Securities Services

IndyMac RESIDENTIAL ASSET SECURITIZATION TRUST 2006-A1      [Deutsche Bank LOGO]
MORTGAGE PASS-THROUGH CERTIFICATES
SEPTEMBER 25, 2006 DISTRIBUTION

OTHER RELATED INFORMATION

ADDITIONAL INFORMATION

                                                        GROUP 3   GROUP 2   GROUP 1       TOTAL
                                                        -------   -------   -------   ------------
Current Scheduled Payments                                                            4,724,788.14
Current Scheduled Payments 1 Month Prior                                              4,777,651.99
Current Scheduled Payments 2 Month Prior                                              4,815,428.92
Current Scheduled Payments 3 Month Prior                                              4,867,797.31
Current Scheduled Payments 4 Month Prior                                              4,907,770.07
Current Scheduled Payments 5 Month Prior                                              4,954,210.19
Current Scheduled Payments 6 Month Prior                                              4,983,264.61
Current Scheduled Payments 7 Month Prior                                                      0.00
Current Scheduled Payments 8 Month Prior                                                      0.00
Current Scheduled Payments 9 Month Prior                                                      0.00
Current Scheduled Payments 10 Month Prior                                                     0.00
Current Scheduled Payments 11 Month Prior                                                     0.00
Current Scheduled Payments 12 Month Prior

Sched. Payments for 60+Day Delinquent Loans                                              46,577.76
Sched. Pmts - 60+Day Delinquent Loans, 1 Month Prior                                     40,879.67
Sched. Pmts - 60+Day Delinquent Loans, 2 Month Prior                                     44,493.06
Sched. Pmts - 60+Day Delinquent Loans, 3 Month Prior                                     27,861.83
Sched. Pmts - 60+Day Delinquent Loans, 4 Month Prior                                     24,984.14
Sched. Pmts - 60+Day Delinquent Loans, 5 Month Prior                                     20,367.66
Sched. Pmts - 60+Day Delinquent Loans, 6 Month Prior                                        395.24
Sched. Pmts - 60+Day Delinquent Loans, 7 Month Prior                                          0.00
Sched. Pmts - 60+Day Delinquent Loans, 8 Month Prior                                          0.00
Sched. Pmts - 60+Day Delinquent Loans, 9 Month Prior                                          0.00
Sched. Pmts - 60+Day Delinquent Loans, 10 Month Prior                                         0.00
Sched. Pmts - 60+Day Delinquent Loans, 11 Month Prior                                         0.00


Page 28 of 28                                        Trust & Securities Services

PROSPECTUS

                                IndyMac MBS, INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                           MORTGAGE PASS-THROUGH NOTES
                              (ISSUABLE IN SERIES)

PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 5.

The securities will represent obligations of the related issuing entity only and will not represent an interest in or obligation of IndyMac MBS, Inc., any originator, servicer, or any of their affiliates.

THE TRUSTS

Each issuing entity will be established to hold assets transferred to it by IndyMac MBS, Inc. The assets in each issuing entity will be specified in the prospectus supplement for the particular trust and will generally consist of:

o first and/or subordinate lien mortgage loans secured by one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests issued by cooperative housing corporations or participations in that type of loan,

o loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

o closed-end second lien loans, secured in whole or in part by subordinate liens on one- to four-family residential properties,

o loans secured by first and/or subordinate liens on mixed residential and commercial properties (mixed use loans),

o home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

o loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans), including loans to finance the construction of a dwelling (construction loans) and construction loans which by their terms convert into a permanent loan upon the completion of construction (construction-to-permanent loans),

o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties,

o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac,

o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan, or

o mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one- to four-family residential properties, by lot loans or by participations in these types of loans.

THE SECURITIES

IndyMac MBS, Inc. will offer either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the issuing entity to which the series relates. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

CREDIT ENHANCEMENT

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus supplement.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

October 26, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Important Notice About Information in this Prospectus and Each
   Accompanying Prospectus Supplement....................................      4
Risk Factors.............................................................      5
   Limited Source of Payments -- No Recourse to Sellers, Depositor or
      Servicer...........................................................      5
   Credit Enhancement May Not Be Sufficient to Protect You from Losses...      6
   Losses on Balloon Payment Mortgages Are Borne by You..................      6
   Multifamily Lending...................................................      6
   Junior Liens..........................................................      7
   Partially Unsecured Loans.............................................      8
   Home Equity Lines of Credit...........................................      8
   Nature of Mortgages...................................................      9
   Your Risk of Loss May Be Higher Than You Expect If Your Securities Are
      Backed by Partially Unsecured Home Equity Loans....................     13
   Impact of World Events................................................     13
   You Could Be Adversely Affected by Violations of Environmental Laws...     14
   Ratings of the Securities Do Not Assure Their Payment.................     14
   Book-Entry Registration...............................................     15
   Pre-Funding Accounts Will Not Be Used to Cover Losses on the Loans....     15
   Unused Amounts on Deposit in Any Pre-Funding Account Will Be Paid as
      Principal to Securityholders.......................................     16
   Secondary Market for the Securities May Not Exist.....................     16
   Bankruptcy or Insolvency May Affect the Timing and Amount of
      Distributions on the Securities....................................     16
   Holders of Original Issue Discount Securities Are Required to Include
      Original Issue Discount in Ordinary Gross Income as It Accrues.....     18
   The Principal Amount of Securities May Exceed the Market Value of the
      Issuing Entity Assets..............................................     18
The Issuing Entity.......................................................     19
   The Mortgage Loans--General...........................................     20
   Agency Securities.....................................................     26
   Private Mortgage-Backed Securities....................................     30
   Substitution of Issuing Entity Assets.................................     32
   Available Information.................................................     32
   Incorporation of Certain Documents by Reference;  Reports Filed with
      the SEC............................................................     32
   Reports to Securityholders............................................     33
Use of Proceeds..........................................................     34
The Depositor............................................................     34
Mortgage Loan Program....................................................     35
   Underwriting Standards................................................     35
   Underwriting Process..................................................     35
   Qualifications of Sellers.............................................     36
   Representations by Sellers; Repurchases...............................     36
Static Pool Data.........................................................     37
Description of the Securities............................................     38
   General...............................................................     39
   Distributions on Securities...........................................     40
   Advances..............................................................     42
   Mandatory Auction.....................................................     43
   Categories of Classes of Securities...................................     43
   Indices Applicable to Floating Rate and Inverse Floating Rate
      Classes............................................................     45
   Book-Entry Securities.................................................     49
   Global Clearance, Settlement And Tax Documentation Procedures.........     52
Credit Enhancement.......................................................     55
   General...............................................................     55
   Subordination.........................................................     56
   Letter of Credit......................................................     57
   Mortgage Pool Insurance Policies......................................     57
   Special Hazard Insurance Policies.....................................     58
   Bankruptcy Bonds......................................................     59
   Reserve Fund..........................................................     59
   Cross Support.........................................................     60
   Insurance Policies, Surety Bonds and Guaranties.......................     60
   Over-Collateralization................................................     60
   Financial Instruments.................................................     61
   Deposit Agreements....................................................     61
Yield and Prepayment Considerations......................................     61
   Prepayment Standards or Models........................................     64
   Yield.................................................................     64
The Agreements...........................................................     64
   Assignment of Issuing Entity Assets...................................     64
   Payments on Issuing Entity Assets; Deposits to Security Account.......     67
   Pre-Funding Account...................................................     69
   Collection Procedures.................................................     69
   The Surety Provider...................................................     70
   Hazard Insurance......................................................     71
   Realization upon Defaulted Mortgage Loans.............................     72
   Servicing and Other Compensation and Payment of Expenses..............     75
   Evidence as to Compliance.............................................     75
   List of Securityholders...............................................     76
   Certain Matters Regarding the Servicer and the Depositor..............     76
   Events of Default.....................................................     77
   Amendment.............................................................     79
   Termination; Optional Termination.....................................     81

   The Trustee...........................................................     82
Certain Legal Aspects of the Mortgage Loans..............................     82
   General...............................................................     82
   Foreclosure and Repossession..........................................     83
   Rights of Redemption..................................................     85
   Anti-Deficiency Legislation and Other Limitations on Lenders..........     85
   Environmental Risks...................................................     86
   Due-on-sale Clauses...................................................     87
   Prepayment Charges....................................................     87
   Applicability of Usury Laws...........................................     88
   Servicemembers Civil Relief Act.......................................     88
Material Federal Income Tax Consequences.................................     88
   General...............................................................     88
   Taxation of Debt Securities...........................................     89
   REMIC Securities......................................................     95
   Tax Status as a Grantor Trust.........................................    103
   Final Trust Reporting Regulations.....................................    110
   Tax Characterization of the Issuing Entity as a Partnership...........    111
   Tax Consequences to Holders of the Notes..............................    111
   Tax Consequences to Holders of the Certificates.......................    113
State Tax Considerations.................................................    117
ERISA Considerations.....................................................    117
   Exemptions Available to Debt Instruments..............................    117
   Underwriter Exemption.................................................    118
Legal Investment.........................................................    121
Method of Distribution...................................................    121
Legal Matters............................................................    123
Financial Information....................................................    123
Rating...................................................................    123
INDEX OF PRINCIPAL TERMS.................................................    124

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

          Information about each series of securities is contained in two separate documents:

          o this prospectus, which provides general information, some of which may not apply to a particular series; and

          o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

          The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

          You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

          If you require additional information, the mailing address of our principal executive offices is IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The Issuing Entity--Available Information" and "--Incorporation of Certain Documents by Reference; Reports Filed with the SEC" on page 33.

                                  RISK FACTORS

          You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.

LIMITED SOURCE OF PAYMENTS --    The applicable prospectus supplement may
NO RECOURSE TO SELLERS,          provide that securities will be payable from
DEPOSITOR OR SERVICER            other issuing entities in addition to their
                                 associated issuing entity, but if it does not, they will be payable solely from their associated issuing entity. If the issuing entity does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired.
                                 The return of your principal may be impaired, and you will not have recourse to any other entity. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the issuing entity may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the issuing entity. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                 You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Unless otherwise specified in the applicable prospectus supplement, you also will not have recourse against the assets of the issuing entity of any other series of securities.

                                 The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the issuing entity. The only obligation of the depositor to an issuing entity comes from certain representations and warranties made by it about assets transferred to the issuing entity. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase or substitute for some of the transferred assets. IndyMac MBS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. If the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                 o    funds obtained from enforcing a
                                      corresponding obligation of a seller or
                                      originator of the loan, or

                                 o    funds from a reserve fund or similar
                                      credit enhancement established to pay for loan repurchases.

                                 The only obligations of the servicer to an issuing entity (other than its servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the servicer may be required to repurchase some of the loans. However, the servicer may not have the financial ability to make the required repurchase.

                                 The only obligations to an issuing entity of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase some of the loans. However, the seller may not have the financial ability to make the required repurchase.

CREDIT ENHANCEMENT MAY NOT BE    Credit enhancement is intended to reduce the
SUFFICIENT TO PROTECT YOU FROM   effect of loan losses. Credit enhancements,
LOSSES                           however, may benefit only some classes of a
                                 series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement.
                                 Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of a credit enhancement may be reduced, substituted for, or even eliminated, so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to adversely change their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

LOSSES ON BALLOON PAYMENT        Some of the underlying loans may not be fully
MORTGAGES ARE BORNE BY YOU       amortizing over their terms to maturity and,
                                 thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

MULTIFAMILY LENDING              Multifamily lending may expose the lender to a
                                 greater risk of loss than single family
                                 residential lending. Owners of multifamily residential properties rely on monthly rent payments from tenants to:

                                 o    pay for maintenance and other operating
                                      expenses of those properties,

                                 o    fund capital improvements, and

                                 o service any loan or other debt that may be secured by those properties.

                                 Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

                                 Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We cannot determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

                                 The location and construction quality of a particular property may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

JUNIOR LIENS                     The mortgages and deeds of trust securing the
                                 closed-end second-lien loans will be, the home equity line of credit loans and home improvement contracts will primarily be, and other loans may be junior liens subordinate to the rights of the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance policy or condemnation proceeding will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, the junior mortgagee will have to foreclose subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

                                 o    pay the senior mortgage in full at or
                                      prior to the foreclosure sale, or

                                 o assume the payments on the senior mortgage if the mortgagor is in default under that mortgage.

                                 Unless the servicer is obligated under the applicable agreement to advance such funds, the issuing entity may effectively be prevented from foreclosing on the related property because it will not have sufficient funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

                                 Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                 o the aggregate amount owed under both the senior and junior loans, over

                                 o the proceeds of any sale under a deed of trust or other foreclosure proceedings.

                                 See "Certain Legal Aspects of the
                                 Loans-Anti-Deficiency Legislation; Bankruptcy
                                 Laws; Tax Liens."

PARTIALLY UNSECURED LOANS        The issuing entity for any series may include
                                 closed-end second-lien loans, home equity line of credit loans and home improvement contracts that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related property.

                                 Under these circumstances, the issuing entity for the related series could be treated as a general unsecured creditor as to any unsecured portion of any related loan. If a borrower defaults under a loan that is unsecured in part, the related issuing entity generally will have recourse only against the borrower's assets for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on a partially unsecured loan, the borrower's unsecured obligation on that loan will be treated as an unsecured loan and may be discharged by the bankruptcy court. Losses on any partially unsecured loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities of the related series.

HOME EQUITY LINES OF CREDIT      Generally, a home equity line of credit has a
                                 draw period that lasts for the first ten years
                                 (during which no principal or minimal amount of principal is due) and, unless otherwise specified in the related prospectus supplement, a repayment term following the draw period of zero, ten, fifteen or twenty years. As a result, there may be limited collections available to make payments to related securityholders or payments of principal may be received more slowly than anticipated, which will affect the yield on one or more classes of securities of the related series.

                                 Home equity lines of credit that do not have a repayment term following the draw period are effectively balloon loans that pose an additional risk because a borrower must make a large lump sum payment of principal at the end of the draw period. If the borrower is unable to pay the lump sum or refinance such amount, holders of one or more classes of securities of the related series may suffer a loss if the related credit enhancement is not sufficient to cover such shortfall.

      NATURE OF MORTGAGES        The value of the properties underlying the
   Declines In Property Values   loans held in the issuing entity may decline
   May Adversely Affect You      over time.  Among the factors that could
                                 adversely affect the value of the properties are:

                                 o an overall decline in the residential real estate market in the areas in which they are located,

                                 o a decline in their general condition from the failure of borrowers to maintain their property adequately, and

                                 o natural disasters that are not covered by insurance, such as earthquakes and floods.

                                 If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

   Cooperative Loans May         Cooperative loans are evidenced by promissory
   Experience Relatively         notes secured by security interests in shares
   Higher Losses                 issued by private corporations that are
                                 entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings.

                                 If a blanket mortgage (or mortgages) exists on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

                                 If an underlying lease of the land exists, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations. If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

                                 In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

                                 The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

   Delays in Liquidation May     Even if the properties underlying the loans
   Adversely Affect You          held in the issuing entity provide adequate
                                 security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment to obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

                                 In the event that:

                                      o    the mortgaged properties fail to
                                           provide adequate security for the
                                           related loans,

                                      o    if applicable to a series as
                                           specified in the related prospectus
                                           supplement, excess cashflow (if any)
                                           and overcollateralization (if any) is
                                           insufficient to cover
                                           these shortfalls,

                                      o    if applicable to a series as
                                           specified in the related prospectus
                                           supplement, the subordination of
                                           certain classes are insufficient to
                                           cover these shortfalls, and

                                      o    with respect to the securities with
                                           the benefit of an insurance policy as
                                           specified in the related prospectus
                                           supplement, the credit enhancement
                                           provider fails to make the required
                                           payments under the related insurance
                                           policies,

                                 you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

   Disproportionate Effect of    Liquidation expenses of defaulted loans
   Liquidation Expenses May      generally do not vary directly with the
   Adversely Affect You          outstanding principal balance of the loan at
                                 the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

   Consumer Protection Laws      Federal, state and local laws extensively
   May Adversely Affect You      regulate various aspects of brokering,
                                 originating, servicing and collecting mortgage loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect mortgage loans secured by consumers' dwellings.

                                 Additional requirements may be imposed under federal, state or local laws on so-called "high cost" mortgage loans, which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust.

                                 The federal laws that may apply to loans held in the trust include the following:

                                 o    the Truth in Lending Act and its
                                      regulations, which (among other things)
                                      require disclosures to borrowers regarding the terms of mortgage loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

                                 o the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

                                 o the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on this type of loans;

                                 o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

                                 o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

                                 o    the Federal Trade Commission's Rule on
                                      Preservation of Consumer Claims and
                                      Defenses, which generally provides that
                                      the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction; and

                                 o    the Fair Credit Reporting Act, which
                                      (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

                                 The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                 Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the seller, will be borne by the holders of one or more classes of securities.

YOUR RISK OF LOSS MAY BE         The issuing entity may also include home equity
HIGHER THAN YOU EXPECT IF YOUR   loans that were originated with loan-to-value
SECURITIES ARE BACKED BY         ratios or combined loan-to-value ratios in
PARTIALLY UNSECURED HOME         excess of the value of the related mortgaged
EQUITY LOANS                     property. Under these circumstances, the
                                 issuing entity could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the issuing entity will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

IMPACT OF WORLD EVENTS           The economic impact of the United States'
                                 military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by issuing entity. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

                                 United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the "Relief Act" ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower's period of active duty status, and, under some circumstances, during an additional period thereafter.

YOU COULD BE ADVERSELY           Federal, state, and local laws and regulations
AFFECTED BY VIOLATIONS OF        impose a wide range of requirements on
ENVIRONMENTAL LAWS               activities that may affect the environment,
                                 health, and safety. In certain circumstances, these laws and regulations impose obligations on "owners" or "operators" of residential properties such as those that secure the loans held in the issuing entity. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an "owner" or "operator" of the related property. A property "owner" or "operator" can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

                                 In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, under certain circumstances, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the issuing entity were to be considered the "owner" or "operator" of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

RATINGS OF THE                   Any class of securities offered under this
SECURITIES DO NOT ASSURE         prospectus and the accompanying prospectus
THEIR PAYMENT                    supplement will be rated in one of the four
                                 highest rating categories of at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and, in the case of surety bonds, insurance policies, letters of credit or guarantees, primarily on the claims paying ability of any related surety provider, insurer, letter of credit provider or guarantor, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                 A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating in the future. For example, the rating agency could lower or withdraw its rating due to:

                                 o a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                                 o    an adverse change in the financial or
                                      other condition of a credit enhancement
                                      provider, or

                                 o    a change in the rating of the credit
                                      enhancement provider's long-term debt.

                                 The amount, type, and nature of credit
                                 enhancement established for a class of
                                 securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular issuing entity and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans regardless of whether the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any issuing entity. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

BOOK-ENTRY REGISTRATION          Securities issued in book-entry form may have
   Limit on Liquidity            only limited liquidity in the resale market,
                                 since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

   Limit on Ability to
   Transfer or Pledge            Transactions in book-entry securities can be
                                 effected only through The Depository Trust
                                 Company, its participating organizations, its indirect participants, and certain banks.
                                 Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

   Delays in Distributions       You may experience some delay in the receipt of
                                 distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

PRE-FUNDING ACCOUNTS WILL NOT    The prospectus supplement for a series of
BE USED TO COVER LOSSES ON THE   securities may provide that on the closing date
LOANS                            for that series, the depositor will deposit
                                 cash into a pre-funding account. The amount deposited into the pre-funding account will never exceed 50% of the initial aggregate principal amount of the certificates and/or notes of the related series. The pre-funding account will only be used to purchase additional loans from the depositor during the period beginning with the related closing date and ending not more than one year after the closing date. The depositor will acquire these additional loans from the seller or sellers specified in the related prospectus supplement. The trustee for the related series will maintain the pre-funding account. Amounts on deposit in the pre-funding account will not be used to cover losses on or in respect of the related loans.

UNUSED AMOUNTS ON DEPOSIT IN     Any amounts remaining in a pre-funding account
ANY PRE-FUNDING ACCOUNT WILL     at the end of the period specified in the
BE PAID AS PRINCIPAL TO          applicable prospectus supplement will be
SECURITYHOLDERS                  distributed as a prepayment of principal to the
                                 related securityholders on the first
                                 distribution date after the end of that period.
                                 Any such distribution will be made in the amounts and according to the priorities specified in the related prospectus supplement.
                                 The holders of one or more classes of the related series of securities will bear the entire reinvestment risk resulting from that prepayment.

SECONDARY MARKET FOR THE         The related prospectus supplement for each
SECURITIES MAY NOT EXIST         series will specify the classes in which the
                                 underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield.
                                 If only a portion of a class of offered
                                 certificates has been sold to the public, the market for the offered certificates could be illiquid because of the small amount of these certificates held by the public. In addition, the market overhang created by the existence of offered certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell your certificates. The market values of the securities are likely to fluctuate.
                                 Fluctuations may be significant and could result in significant losses to you.

                                 The secondary markets for asset backed
                                 securities have experienced periods of
                                 illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY OR INSOLVENCY MAY     The seller and the depositor will take steps to
AFFECT THE TIMING AND AMOUNT     structure the transfer of the loans held in the
OF DISTRIBUTIONS ON THE SEC      issuing entity by the seller to the depositor
SECURITIES                       as a sale. The depositor and the issuing entity
                                 will take steps to structure the transfer of the loans from the depositor to the issuing entity as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                 If the servicer becomes bankrupt, the
                                 bankruptcy trustee may have the power to prevent the appointment of a successor servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the servicer becomes bankrupt and cash collections have been commingled with the servicer's own funds, the issuing entity will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled but still in an account of the servicer might also be included in the bankruptcy estate of the servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the servicer may result in delays in payment and failure to pay amounts due on the securities. Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. In certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

HOLDERS OF ORIGINAL ISSUE        Debt securities that are compound interest
DISCOUNT SECURITIES ARE          securities will be, and certain other debt may
REQUIRED TO INCLUDE ORIGINAL     be, securities issued with original issue
ISSUE DISCOUNT IN ORDINARY       income discount for federal tax purposes. A
GROSS INCOME AS IT ACCRUES       holder of debt securities issued with original
                                 issue discount is required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, before receiving the cash attributable to that income. Accrued but unpaid interest on the debt securities that are compound interest securities generally will be treated as original issue discount for this purpose.

                                 See "Federal Income Tax Consequences-Taxation of Debt Securities-Interest and Acquisition Discount" and "-Market Discount."

THE PRINCIPAL AMOUNT OF          The market value of the assets relating to a
SECURITIES MAY EXCEED THE        series of securities at any time may be less
MARKET VALUE OF THE ISSUING      than the principal amount of the securities of
ENTITY ASSETS                    that series then outstanding, plus accrued
                                 interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

                                 Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Terms" on page 124.

                              THE ISSUING ENTITY(1)

          This prospectus relates to either Mortgage Pass-Through Certificates or Mortgage Pass-Through Notes, or a combination of those, which may be sold from time to time in one or more series by the depositor, IndyMac MBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate agreement to be entered into with respect to each series. The securities of each series will represent interests in the assets of the related issuing entity, and the notes of each series will be secured by the pledge of the assets of the related issuing entity. The issuing entity for each series will be held by the trustee for the benefit of the related securityholders. Each issuing entity will consist of the issuing entity assets (the "ISSUING ENTITY ASSETS") consisting of:

          o a pool of mortgage loans of the type or types specified in the related prospectus supplement, together with payments relating to those loans,

          o mortgage pass-through securities (the "AGENCY SECURITIES") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

          o other mortgage pass-through certificates or collateralized mortgage obligations (the "PRIVATE MORTGAGE-BACKED SECURITIES") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

          The depositor will cause the Issuing Entity Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The servicer named in the related prospectus supplement will service the Issuing Entity Assets pursuant to:

          o a pooling and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of certificates,

          o a servicing agreement between the trustee and the servicer, in the case of a series consisting of certificates and notes, or

          o a sale and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of notes.

          The servicer will receive a fee for its services. See "Loan Program" and "The Agreements" in this prospectus. With respect to loans serviced by the servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related agreement as if the servicer alone were servicing those loans.

          In the case of a series consisting of certificates, the term "AGREEMENT" means the related pooling and servicing agreement. In the case of a series consisting of certificates and notes, the term "AGREEMENT" means the related trust agreement, indenture and servicing agreement, as the context requires. In the case of a series consisting of notes, the term "AGREEMENT" means the related trust agreement, sale and servicing agreement or indenture, as the context requires.

          If specified in the related prospectus supplement, an issuing entity for a series may be a business trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the related trustee.

          Before the initial offering of a series of securities, the issuing entity for that series will have no assets or liabilities. The issuing entity for a series is not expected to engage in any activities other than:

----------
(1) Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single issuing entity consisting primarily of the Issuing Entity Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificates of one specific series and the term issuing entity will refer to one specific issuing entity.

          o acquiring, holding and managing the related Issuing Entity Assets and any other assets specified in this prospectus and the related prospectus supplement (including any proceeds of those assets),

          o    issuing securities and making distributions on them, and

          o    certain other related activities.

          The issuing entity for a series is not expected to have any source of capital other than its assets and any related credit enhancement.

          The related prospectus supplement may provide for additional obligations of the depositor, but if it does not, the depositor's only obligations with respect to a series of securities will be to obtain certain representations and warranties from the seller and to assign to the related trustee the depositor's rights with respect to those representations and warranties. See "The Agreements- Assignment of the Issuing Entity Assets." The servicer's obligations with respect to the loans will consist mainly of its contractual servicing obligations under the related agreement (including its obligation to enforce the obligations of the sellers, as described in this prospectus under "Loan Program-Representations by Seller; Repurchases" and "-Assignment of the Issuing Entity Assets"), and any obligation to make cash advances in the event of delinquent payments on the loans, as described under "Description of the Securities-Advances" in this prospectus. The servicer's obligation to make advances may be limited, as described in this prospectus and the related prospectus supplement.

          The securities will be entitled to payment from the assets of the related issuing entity or other assets pledged for the benefit of the holders of the securities as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other issuing entity established by the depositor. The applicable prospectus supplement may specify the Issuing Entity Assets that an issuing entity will consist of, but if it does not, the Issuing Entity Assets of any issuing entity will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program--Underwriting Standards" or as otherwise described in a related prospectus supplement.

          The following is a brief description of the Issuing Entity Assets expected to be included in the issuing entities. If specific information about the Issuing Entity Assets is not known at the time the related series of securities initially is offered, the related prospectus supplement will contain more general information of the nature described below, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the "SEC") after the initial issuance of the related series of securities. A maximum of 5% of the Issuing Entity Assets (relative to the related pool principal balance) as they will be constituted at the time that the applicable detailed description of Issuing Entity Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement. A schedule of the Issuing Entity Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS--GENERAL

          The mortgage loans will be secured by first and, if so specified in the related prospectus supplement, subordinate mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Issuing Entity Assets of the related issuing entity may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

          The mortgage loans will consist of single family loans, multifamily loans, mixed-use loans, closed-end second-lien loans, home equity line of credit loans, lot loans or home improvement contracts. If specified in the


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

related prospectus supplement, the loans may include cooperative apartment loans ("COOPERATIVE LOANS") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("COOPERATIVES") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

          The real property that secures repayment of the mortgage loans is referred to collectively as "MORTGAGED PROPERTIES." The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement. The mortgaged properties will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination.

          The applicable prospectus supplement may specify the day or days on which bi-weekly or monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in an issuing entity will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

          o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate borne by that loan (the "LOAN RATE") for a period of time or for the life of the loan; the amount of the difference may be contributed by the seller of the property or another source.

          o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment (referred to as a "BALLOON PAYMENT") of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

          o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period, including periods in which payments are interest only. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          o The mortgage loans generally may be prepaid at any time without the payment of any prepayment charge. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment charge, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment charge in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

          An issuing entity may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate initially paid by the mortgagor, on annual increases in the interest rate and on the length of the buydown period.

          The real properties securing repayment of the loans are referred to as the properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination. The properties and the home improvements are collectively referred to in this prospectus as the "PROPERTIES" and are individually referred to as a "PROPERTY." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

          Loans with certain Loan-to-Value Ratios (defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

          The related prospectus supplement will disclose the aggregate principal balance of loans secured by owner-occupied properties. The related prospectus supplement also may state the basis for representations relating to Single Family Properties (defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by owner-occupied Single Family Properties will be the borrower's representation at origination that the borrower intends to use the Property as a primary residence.

          Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("SINGLE FAMILY PROPERTIES"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

          Multifamily Loans. Properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Issuing Entity Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

          Mixed-Use Loans. The properties securing mixed-use loans will be improved by structures that have both residential and commercial units. No more than 10% of the aggregate Issuing Entity Assets for any series, as constituted at the applicable cut-off date (measured by principal balance), will be comprised of mixed-use loans.

          Closed-End Second-Lien Loans. The mortgaged properties relating to closed-end second-lien loans will be Single Family Properties. The full amount of a closed-end second-lien loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end second-lien loans will not exceed 360 months. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

          Home Equity Line of Credit Loans. The mortgaged properties relating to home equity line of credit loans will be Single Family Properties. As more fully described in the related prospectus supplement, interest on each home equity line of credit loan (excluding introductory rates offered from time to time during promotional periods) is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a home equity line of credit loan may be drawn down (up to a maximum amount specified in the related prospectus supplement) or repaid under each home equity line of credit loan from time to time, but may be subject to a minimum periodic payment. Except as provided in the related prospectus supplement, the Issuing Entity Assets will not include any amounts borrowed under a home equity line of credit loan after the cut-off date. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

          Lot Loans. These loans provide short-term financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street and utilities such as sewer, electricity and water have been brought to the parcel or are available in the street, but a dwelling has not yet been built thereon. Lot loans may include loans to finance the construction of a dwelling on such a parcel and construction loans which convert into permanent loans upon the completion of construction.

          Home Improvement Contracts. The Issuing Entity Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

          Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

          o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of securities or another date referred to in the related prospectus supplement as a cut-off date,

          o the type of property securing the mortgage loans (e.g., single family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes, small multi-family properties or other real property or home improvements),

          o    the original terms to maturity of the mortgage loans,

          o    the ranges of the principal balances of the mortgage loans,

          o the earliest origination date and latest maturity date of any of the mortgage loans,

          o the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (each as defined below), as applicable, of the loans at origination,

          o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APRs borne by the loans,

          o    the maximum and minimum per annum mortgage rates and

          o    the geographical distribution of the mortgage loans.

          If the depositor does not know specific information about the mortgage loans at the time the related securities are initially offered, the related prospectus supplement will contain more general information of the type described above.

          Unless otherwise specified in the related prospectus supplement, the "LOAN-TO-VALUE RATIO" of a loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related Property.

          Unless otherwise specified in the related prospectus supplement, the "COMBINED LOAN-TO-VALUE RATIO" of a loan at any given time is the ratio, expressed as a percentage, of

          (x) the sum of

          o the original principal balance of the loan (or, in the case of a home equity line of credit loan, the maximum amount available at origination), and

          o the outstanding principal balance at the date of origination of the loan of any senior loan(s) (or, in the case of any open-ended senior loan, the maximum available line of credit with respect to that loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the loan, to

          (y) the collateral value of the related Property.

          The applicable prospectus supplement may specify how the collateral value of a Property will be calculated, but if it does not, the collateral value of a Property (other than with respect to certain loans the proceeds of which were used to refinance an existing loan), is the lesser of:

          o    the sales price for the property, and

          o the appraised value determined in an appraisal obtained by the originator at origination of the loan.

In the case of refinance loans, the collateral value of the related Property is generally the appraised value determined in an appraisal obtained at the time of refinancing.

          We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market were to experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any primary or secondary financing on the Properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

          The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the securityholders of the related series. The servicer named in the related prospectus supplement will service the mortgage loans pursuant to the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and will receive a fee for its services. See "Mortgage Loan Program" and "The Agreements."

          The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of securities the depositor's rights with respect to the representations and warranties. See "The Agreements--Assignment of Issuing Entity Assets." The obligations of the servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable (including its obligation to enforce the obligations of the sellers, as more fully described under "Mortgage Loan Program--Representations by Sellers; Repurchases") and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities--Advances." The obligations of the servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

          The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first and, if so specified in the related prospectus supplement, subordinate, liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, Issuing Entity Assets of the related issuing entity may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

AGENCY SECURITIES

          Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

          Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

          Ginnie Mae Certificates. Each Ginnie Mae certificate held in an issuing entity will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

          The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

          If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in an issuing entity, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

          All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

          Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

          Regular monthly installment payments on each Ginnie Mae certificate held in an issuing entity will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in an issuing entity or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

          Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of securities may be held in book-entry form.

          The Ginnie Mae certificates included in an issuing entity, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

          Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

          Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

          Mortgage loans underlying the Freddie Mac certificates held by an issuing entity will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

          Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, regardless of whether received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of securities, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

          Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

          Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac securityholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment charges, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

          Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

          Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

          Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

          Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

          Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

          Mortgage loans underlying Fannie Mae certificates held by an issuing entity will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

          Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, regardless of whether received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, regardless of whether the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

          Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

          The Fannie Mae certificates included in an issuing entity, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

          Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

          Other Agency Securities. If specified in the related prospectus supplement, an issuing entity may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in an issuing entity.

PRIVATE MORTGAGE-BACKED SECURITIES

          Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

          The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related issuing entity. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related issuing entity or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

          Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

          The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first and/or subordinate liens on single family property or residential lot or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative or small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

          The prospectus supplement for a series for which the issuing entity includes Private Mortgage-Backed Securities will specify

          o the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the issuing entity;

          o certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

               o    the payment features of the mortgage loans,

               o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

               o the servicing fee or range of servicing fees with respect to the mortgage loans and

               o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

          o the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

          o the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

          o the pass-through or certificate rate of the Private Mortgage-Backed Securities;

          o the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

          o the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

          o certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

          o the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities;

          o the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities; and

          o as appropriate, shall indicate whether the information required to be presented with respect to the Private Mortgage-Backed Securities as a "significant obligor" is either incorporated by referenced, provided directly by the issuer or provided by reference to the Exchange Act filing of another entity.

          Private Mortgage-Backed Securities included in the issuing entity for a series of certificates that were issued by an issuer of Private
Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

SUBSTITUTION OF ISSUING ENTITY ASSETS

          Substitution of Issuing Entity Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the trustee determines that the documentation with respect to any Mortgage Asset is incomplete. See "Loan Program--Representations by Sellers; Repurchases." The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Issuing Entity Assets may be substituted for Issuing Entity Assets initially included in the issuing entity.

AVAILABLE INFORMATION

          The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports and information statements, and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov. The depositor's SEC Securities Act file number is 333-132042.

          This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

          All documents filed for the issuing entity referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

          The depositor or servicer on behalf of the issuing entity of the related series will file the reports required under the Securities Act and under
Section 13(a), 13(c) 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

o Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related issuing entity, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Issuing Entity Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event; and

o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement.

          Neither the depositor nor the servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to an issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each issuing entity formed by the depositor will have a separate file number assigned by the SEC. Reports filed with respect to an issuing entity with the SEC after the final prospectus supplement is filed will be available under issuing entity's specific number, which will be a series number assigned to the file number of the depositor shown above.

          The trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO SECURITYHOLDERS

          The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. All other reports filed with the SEC concerning the issuing entity will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any issuing entity, but will not be made available through a website of the depositor, the servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also viewed electronically at the internet Web site of the SEC shown above under "--Available Information."

          The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the series of securities, among other things:

          o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment charges;

          o    the amount of the distribution allocable to interest;

          o    the amount of any advance;

          o the aggregate amount otherwise allocable to the subordinated securityholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the securityholders;

          o the Class Security Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

          o the percentage of principal payments on the Issuing Entity Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

          o the percentage of principal prepayments with respect to the Issuing Entity Assets, if any, which each class will be entitled to receive on the following distribution date;

          o the related amount of the servicing compensation retained or withdrawn from the Security Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

          o the number and aggregate principal balances of mortgage loans (A) delinquent (exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

          o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          o the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

          o if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

          o the pass-through rate as of the day before the preceding distribution date; and

          o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

          Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

          In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a securityholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for securityholders to prepare their tax returns.

                                 USE OF PROCEEDS

          The depositor will apply the net proceeds from the sale of the securities to the purchase of Issuing Entity Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of securities offerings will depend on a number of factors, including the volume of Issuing Entity Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

          IndyMac MBS, Inc., a Delaware corporation, was organized on July 9, 1999 for the limited purpose of acquiring, owning and transferring Issuing Entity Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of IndyMac Bank, F.S.B., a federal savings bank organized under the laws of the United States. The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.


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

          The depositor's obligations after issuance of the securities include delivery of the Issuing Entity Assets and certain related documents and instruments, repurchasing Issuing Entity Assets in the event of certain breaches of representations and warranties made by the depositor, providing tax-related information to the trustee and maintaining the trustee's first and/or subordinate priority perfected security interest in the Issuing Entity Assets.

          Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                              MORTGAGE LOAN PROGRAM

          The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The discussion below under "Underwriting Process" contains a general description of underwriting standards that are applicable to most sellers. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

UNDERWRITING STANDARDS

          The applicable prospectus supplement may provide for the seller's representations and warranties relating to the mortgage loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting police of the FHA or the VA, as the case may be.

UNDERWRITING PROCESS

          Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. Most lenders offer a number of different underwriting programs. Some programs place more emphasis on a borrower's credit standing and repayment ability while others emphasize the value and adequacy of the Property as collateral. The most comprehensive of the programs emphasize both.

          In general, where a loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

          In determining the adequacy of the Property as collateral, an appraisal is made of each property considered for financing. Except as described in the applicable prospectus supplement, an appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

          Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the


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

mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

          In the event a lender underwrites mortgage loans under programs less restrictive than the one described above, a description of those programs will be set forth in the related prospectus supplement.

          Certain of the types of mortgage loans that may be included in an issuing entity may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

          Each seller must be an institution experienced in originating mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate those mortgage loans.

REPRESENTATIONS BY SELLERS; REPURCHASES

          Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of securities. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

          o that a lender's policy of title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

          o that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

          o that each mortgage loan is secured by a valid first lien on, or a first perfected security interest with respect to, the Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement or sale and servicing agreement, as applicable) and that the Property was free of material damage;

          o that there were no delinquent tax or assessment liens against the Property; and

          o that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

          As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

          As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of securities, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of securities evidencing an interest in the mortgage loan. Because the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, the representations concerning fraud in the origination of the mortgage loan will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the issuing entity for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of securities. If the servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the servicer in its capacity as the servicer.

          The trustee, if the servicer is the seller, or the servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the servicer or the trustee, as the case may be, then the seller will be obligated to either

               o repurchase the mortgage loan from the issuing entity at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the servicer with respect to the mortgage loan or

               o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

          If an election is to be made to treat an issuing entity or designated portions of it as a "real estate mortgage investment conduit" as defined in the Internal Revenue Code of 1986, as amended (the "CODE"), the servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the issuing entity to lose its status as a REMIC or otherwise subject the issuing entity to a prohibited transaction tax. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the related issuing entity or from any holder of the related residual certificate. See "Description of the Securities-- General" and in the related prospectus supplement. Except in those cases in which the servicer is the seller, the servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a seller.

          Neither the depositor nor the servicer (unless the servicer is the seller) will be obligated to purchase or substitute a mortgage loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the servicer, the servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of Issuing Entity Assets."

                                STATIC POOL DATA

          If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for IndyMac Bank, F.S.B. or any other person specified in the related prospectus supplement will be made available through a website. The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any Web site will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

          Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

          o with respect to information regarding prior securitized pools of IndyMac Bank, F.S.B. (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

          o with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

          Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                          DESCRIPTION OF THE SECURITIES

          The prospectus supplement relating to the securities of each series to be offered under this prospectus will, among other things, set forth for the securities, as appropriate:

          o a description of the class or classes of securities and the rate at which interest will be passed through to holders of each class of securities entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

          o the initial aggregate principal balance of each class of securities included in the series, the dates on which distributions on the securities will be made and, if applicable, the initial and final scheduled distribution dates for each class;

          o information as to the assets comprising the issuing entity, including the general characteristics of the Issuing Entity Assets included in the issuing entity and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the issuing entity, and the amount and source of any reserve fund;

          o the circumstances, if any, under which the issuing entity may be subject to early termination;

          o the method used to calculate the amount of principal to be distributed with respect to each class of securities;

          o the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

          o    the distribution dates with respect to the series;

          o additional information with respect to the plan of distribution of the securities;

          o whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

          o the aggregate original percentage ownership interest in the issuing entity to be evidenced by each class of securities;

          o information as to the nature and extent of subordination with respect to any class of securities that is subordinate in right of payment to any other class; and

          o    information as to the seller, the servicer and the trustee.

          Each series of certificates will be issued pursuant to a separate Pooling and Servicing Agreement. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, will be among the depositor, the servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the "INDENTURE") between the related issuing entity and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the cut-off date and the Issuing Entity Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

          A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related issuing entity. The following are descriptions of the material provisions which may appear in each agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Transaction Management. The following summaries describe material provisions that may appear in each agreement.

GENERAL

          The securities of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement. In the case of certificates, the securities will evidence specified beneficial ownership interests in the related issuing entity. In the case of notes, the securities will be secured by the assets of the related issuing entity. In both cases, the securities will not be entitled to payments in respect of the assets included in any other issuing entity established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Issuing Entity Assets will not be insured or guaranteed by any governmental entity or other person. Each issuing entity will consist of, to the extent provided in the related agreement,

          o the Issuing Entity Assets that from time to time are subject to the related agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

          o the assets required to be deposited in the related Security Account from time to time;

          o property that secured a mortgage loan and that is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

          o any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

          If specified in the related prospectus supplement, an issuing entity may also include one or more of the following: reinvestment income on payments received on the Issuing Entity Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

          Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Issuing Entity Assets in the related issuing entity. These specified percentages may be 0%. Each class of notes of a series will be secured by the related Issuing Entity Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under"--Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Issuing Entity Assets in the related issuing entity, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

          The trustee will make distributions of either or both of principal and interest on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the addresses appearing in the security register maintained for securityholders; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

          The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

          Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code of certain classes of securities may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the servicer or the depositor to any obligation or liability in addition to those undertaken in the applicable agreement.

          As to each series, an election may be made to treat the related issuing entity or designated portions of it as a real estate mortgage investment conduit or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute regular interests in the related REMIC, as defined in the Code. As to each series for which a REMIC election is to be made, the servicer or a holder of the related residual interest or ownership will be obligated to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the servicer's reimbursement rights, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the issuing entity or from any holder of the related residual certificate or ownership interest. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to the related residual securities are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the servicer may be deducted from the amounts otherwise distributable to the other classers of securities of the series.

DISTRIBUTIONS ON SECURITIES

          General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, for that series. See "Credit Enhancement" in this prospectus and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

          The trustee will make distributions allocable to principal of and interest on the securities out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

          Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the related agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related issuing entity) other than amounts to be held in the Security Account for distribution on future distribution dates.

          Distributions of Interest. Interest will accrue on the aggregate original balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "CLASS SECURITY BALANCE") entitled to interest at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Security Balance of the class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributable until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

          Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If the interest accrual period for a security ends two or more days before a distribution date, the effective yield will be lower than the yield obtained if interest on the security were to accrue through the day immediately preceding that distribution date. In addition, the effective yield (at par) to securityholders will be less than the indicated coupon rate.

          With respect to any class of accrual securities, any interest that has accrued but is not paid on a given distribution date will be added to the Class Security Balance of the class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual securities in the issuing entity, as reflected in the Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. A class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

          Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The Class Security Balance of any class of securities entitled to distributions of principal will be the original Class Security Balance of the class of securities specified in the prospectus supplement,

               o reduced by all distributions reported to the holders of the securities as allocable to principal

               o in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities,

               o in the case of adjustable rate securities, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization, and

               o if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

          A series of securities may include one or more classes of senior securities and one or more classes of subordinate securities. If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the issuing entity. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See "Credit Enhancement--Subordination" and "Credit Enhancement--Subordination of the Subordinated Securities" in the related prospectus supplement.

          Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Issuing Entity Assets, the trustee or the servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

ADVANCES

          To the extent provided in the related prospectus supplement, the servicer will be required to advance on or before each distribution date (from its own funds or funds held in the Security Account for future distributions to securityholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the servicer's determination that the advances will be recoverable out of late payments by obligors on the Issuing Entity Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

          In making advances, the servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses.

          If the servicer makes advances from funds being held for future distribution to securityholders, the servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Security

Account on the distribution date would be less than the amount required to be available for distributions to securityholders on the distribution date. Any advances will be reimbursable to the servicer out of recoveries on the specific Issuing Entity Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor or a seller pursuant to the related pooling and servicing agreement or sale and servicing agreement, as applicable). In addition, advances by the servicer also will be reimbursable to the servicer from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable. If specified in the related prospectus supplement, the obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

          In the event that the servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the servicer is entitled to be reimbursed for advances. See "Description of the Securities-Distributions on Securities."

MANDATORY AUCTION

          The applicable prospectus supplement for a series of notes may provide for a Dutch auction of such notes to be held on a specified date, provided that certain conditions are met. The prospectus supplement may further provide for adjustments to the terms of the notes, including but not limited to, acceleration of principal repayments, reset of interest rate and/or payment by a credit enhancement provider, and such adjustments may be determined by the results of the Dutch auction.

CATEGORIES OF CLASSES OF SECURITIES

          In general, classes of pass-through securities fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

                                                      DEFINITION
CATEGORIES OF CLASSES                               PRINCIPAL TYPES

Accretion Directed Class...........   A class that receives principal payments
                                      from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying
                                      Issuing Entity Assets or other assets of the issuing entity for the related series.

Companion Class....................   A class that receives principal payments
                                      on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Class....................   A class consisting of "components." The
                                      components of a class of component
                                      securities may have different principal
                                      and interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

                                                      DEFINITION
CATEGORIES OF CLASSES                               PRINCIPAL TYPES

Non-Accelerated Senior or NAS......   A class that, for the period of time
                                      specified in the related prospectus
                                      supplement, generally will not receive (in other words, is locked out) (1) principal prepayments on the underlying Issuing
                                      Entity Assets that are allocated
                                      disproportionately to the senior
                                      securities because of the shifting
                                      interest structure of the securities in
                                      the issuing entity and/or (2) scheduled
                                      principal payments on the underlying
                                      Issuing Entity Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying
                                      Issuing Entity Assets of which the NAS
                                      Class is locked out will be distributed to the other classes of senior securities.

Notional Amount Class..............   A class having no principal balance and
                                      bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs....   A class that is designed to receive
                                      principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Issuing Entity Assets.
                                      These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories
                                      (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class..........   A class that is designed to receive
                                      principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Issuing Entity Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay Class...............   Classes that receive principal payments in
                                      a prescribed sequence, that do not have
                                      predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.
                                      A single class that receives principal
                                      payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip Class........................   A class that receives a constant
                                      proportion, or "strip," of the principal payments on the underlying Issuing Entity
                                      Assets or other assets of the issuing
                                      entity.

Super Senior Class.................   A class that will not bear its
                                      proportionate share of realized losses
                                      (other than excess losses) as its share is directed to another class (the "Support
                                      Class") until the Class Security Balance of the Support Class is reduced to zero.

Support Class......................   A class that absorbs realized losses other
                                      than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated securities are no longer outstanding.

                                                      DEFINITION
CATEGORIES OF CLASSES                               PRINCIPAL TYPES

Targeted Principal Class or TACs...   A class that is designed to receive
                                      principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Issuing Entity Assets.

                                                    INTEREST TYPES

Fixed Rate.........................   A class with an interest rate that is
                                      fixed throughout the life of the class.

Floating Rate......................   A class with an interest rate that resets
                                      periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate..............   A class with an interest rate that resets
                                      periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate......................   A class with an interest rate that resets
                                      periodically and is calculated by
                                      reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only......................   A class that receives some or all of the
                                      interest payments made on the underlying
                                      Issuing Entity Assets or other assets of the issuing entity and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only.....................   A class that does not bear interest and is
                                      entitled to receive only distributions of principal.

Partial Accrual....................   A class that accretes a portion of the
                                      amount of accrued interest on it, which
                                      amount will be added to the principal
                                      balance of the class on each applicable
                                      distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual............................   A class that accretes the amount of
                                      accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

     INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

          The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

          If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

          Under this method the calculation agent will establish LIBOR on each LIBOR determination date as follows:

                    (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

                    (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

                    o LIBOR as determined on the previous LIBOR determination date or

                    o    the reserve interest rate.

          The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

                    o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

                    o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

                    (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

          Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and will have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

          If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

          If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the LIBOR method described under "LIBO Method."

          The calculation agent's determination of LIBOR on each LIBOR determination date and its calculation of the rate of interest for the applicable classes for the related interest accrual period will (in the absence of manifest error) be final and binding.

COFI

          The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "ELEVENTH DISTRICT"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

          A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

          The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

          The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

          The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "NATIONAL COST OF FUNDS INDEX") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

          The calculations agent's determination of COFI and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

          The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

          Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, relating to the particular series of securities. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

          The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the applicable agreement relating to the particular series of securities. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY SECURITIES

          If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities. Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

          o directly through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of these systems, or

          o indirectly through organizations that are participants in these systems.

          Each class of book-entry securities will be issued in one or more securities that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's name, on the books of their respective depositaries. These depositaries will in turn hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

          The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

          Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

          Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC's rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

          Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant (described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

          Transfers between DTC participants will be governed by DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the DTC Rules.

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

          Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

          On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

          Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical transfer of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 30 currencies, including United States dollars.


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

Clearstream, Luxembourg provides its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

          Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with each system's rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See "Federal Income Tax Consequences-Tax Treatment of Foreign Investors" and "-Tax Consequences to Holders of the Notes-Backup Withholding" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the a beneficial owner's ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

          Until definitive securities are issued, it is anticipated that the only "securityholder" of the book-entry securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related


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

issuing entity will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

          Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

          The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

          o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

          o the depositor, at its sole option, elects to terminate the book-entry system through DTC;

          o or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

          Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

          The servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the securities offered by a prospectus supplement, other than any residual securities, will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC and, upon request, through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.


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

          Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream or Euroclear and Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

          Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective European Depositaries, which in turn will hold such positions in accounts as Participants.

          Investors electing to hold their Global Securities through DTC or through Clearstream or Euroclear accounts will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary Global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a Participant to the account of a Clearstream participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on each class of Global Securities according to the interest accrual method specified in the related prospectus supplement. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.


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

          Clearstream participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear Participant's particular cost of funds.

          Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities according to the interest accrual method specified in the related prospectus supplement. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from Participants for delivery to Clearstream participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                    1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

                    2. borrowing the Global Securities in the United States from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

                    3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear Participant.


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

          Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. More complex rules apply to nominees and entities treated as partnerships that are not U.S. Persons.

o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

o Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          In each case, the Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the end of the third succeeding calendar year after the date such form is signed unless the information provided in the form changes. If information in the form changes, a new form must be provided within 30 days of such change.

          The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                               CREDIT ENHANCEMENT

GENERAL

          Credit enhancement may be provided for one or more classes of a series of securities or with respect to the Issuing Entity Assets in the related issuing entity. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more


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

classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross support feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

          If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more other classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Issuing Entity Assets and losses with respect to the Issuing Entity Assets will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Issuing Entity Assets over the lives of the securities or at any time, the aggregate losses on Issuing Entity Assets which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Issuing Entity Assets or aggregate losses on the Issuing Entity Assets were to exceed the amount specified in the related prospectus supplement, senior securityholders would experience losses on the securities.

          In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

          If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

          As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to senior securityholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

          With respect to any series with classes of senior and subordinated securities, the terms and priorities of the subordination may vary from those described in the preceding paragraphs. Any such variation will be described in the related prospectus supplement.


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

LETTER OF CREDIT

          Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

          o    the mortgage loans on the related cut-off date, or

          o    one or more classes of securities.

          If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a mortgage loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the issuing entity. See "The Agreements-Termination: Optional Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

MORTGAGE POOL INSURANCE POLICIES

          If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

          In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

          o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

          o hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

          o if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

          o the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances.

          Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the Property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the servicer on behalf of the trustee and


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

securityholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any Property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

          The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a Property in accordance with plans and specifications. A failure of coverage for one of these reasons will not ordinarily result in a breach of the related seller's representations and, in that case, will not result in an obligation on the part of the seller to cure or repurchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

          The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

SPECIAL HAZARD INSURANCE POLICIES

          If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Agreements--Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

          The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor


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or the servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

          To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

BANKRUPTCY BONDS

          If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

          To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

RESERVE FUND

          If so specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by one or more reserve funds held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether a reserve fund will be included in the issuing entity for a series.

          The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

          Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified


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commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

          Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

          If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in an issuing entity may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same issuing entity. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

          If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related issuing entities. If applicable, the related prospectus supplement will identify the issuing entities to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified issuing entities.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

          If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, an issuing entity may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the issuing entity, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the issuing entity may include a guaranteed investment contract pursuant to which the issuing entity is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

OVER-COLLATERALIZATION

          If provided in the prospectus supplement for a series, a portion of the interest payment on each mortgage loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying mortgage loans will result in over-collateralization and additional protection to the securityholders as specified in the related prospectus supplement. If so specified in the related prospectus supplement, overcollateralization may also be provided for on the date of issuance of securities by the issuance of all classes of securities in an initial aggregate principal amount that is less than the aggregate principal amount of the Issuing Entity Assets in the related issuing entity. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

          If provided in the prospectus supplement for a series, during a revolving period designated therein, the portion of interest payments collected on home equity line of credit loans may be applied to purchase additional


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home equity line of credit loans so that the level of overcollateralization represented by the amount by which the outstanding principal balances of the home equity line of credit loans exceed the outstanding principal balances of the securities will be maintained at a level specified in the prospectus supplement.

FINANCIAL INSTRUMENTS

          If specified in the related prospectus supplement, the issuing entity may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the issuing entity and whose primary purpose is not to provide credit enhancement related to the assets in the issuing entity or the securities issued by the issuing entity. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the issuing entity from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

o convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

o provide payments in the event that any interest rate index related to the loans or the securities issued by the trust rises above or falls below specified levels; or

o provide protection against interest rate changes, certain types of losses, including reduced market values, or the payment shortfalls to one or more classes of the related series..

          If an issuing entity includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

DEPOSIT AGREEMENTS

          If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

          The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Issuing Entity Assets included in the related issuing entity. The original terms to maturity of the underlying mortgage loans of the Issuing Entity Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the loans in the related pool or securing Mortgage-Backed Securities. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment charges or limit prepayments thereof, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Issuing Entity Assets will affect the weighted average lives of the related securities.

          The rate of prepayment on the mortgage loans cannot be predicted. Closed-end second-lien loans, home equity line of credit loans and home improvement contracts have been originated in significant volume only during


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the past few years and, with respect to any such loans originated by an affiliate thereof, the depositor is not aware of any publicly available studies or statistics on the respective prepayment rates of such loans. Generally, borrowers do not view closed-end second-lien loans, home equity line of credit loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first-lien mortgage loans. On the other hand, because home equity line of credit loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first-lien mortgage loans.

          A number of factors may affect the prepayment experience of the mortgage loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any home equity lines of credit. Other factors that might affect the prepayment rate of closed-end second-lien loans, home equity line of credit loans or home improvement contracts include the amount of, and interest rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers' right to deduct interest payments on closed-end second-lien loans, home equity line of credit loans or any other type of mortgage loan for federal income tax purposes may further increase the rate of prepayments of the mortgage loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

          Collections on home equity line of credit loans may vary because, among other things, borrowers may:

          o make payments as low as the minimum monthly payment for any month,

          o make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain home equity line of credit loans (and, in more limited circumstances, in the case of closed-end second-lien loans for which an interest-only payment option has been selected), or

          o make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that mortgage loan.

          In addition, borrowers may fail to make the required periodic payments. Collections on the mortgage loans also may vary due to seasonal purchasing and borrowers' payment habits.

          The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying Property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law. However, the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

          The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the


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mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

          When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

          Even if the Properties underlying the mortgage loans held in the issuing entity or securing Mortgage-Backed Securities provide adequate security for the mortgage loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the servicer's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

          Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

          State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the servicer to collect all or part of the principal or interest on the underlying loans held in the issuing entity or securing Mortgage-Backed Securities. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the servicer.

          If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month (unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual. In the case of securities backed by Mortgage-Backed Securities, the interest accrued on loans securing such Mortgage-Backed Securities will generally not be distributed until several months following the month of accrual on such underlying mortgage loans.

          Under specified circumstances, the servicer or the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of an issuing entity thereby effecting earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination."

          Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Issuing Entity Assets at any time or over the lives of the securities.


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          The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

PREPAYMENT STANDARDS OR MODELS

          Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related issuing entity are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

          We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related issuing entity will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

YIELD

          The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

          The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

          The following is a discussion of the material provisions of each agreement that are not described elsewhere in this prospectus. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the related agreement.

ASSIGNMENT OF ISSUING ENTITY ASSETS

          Assignment of the Mortgage Loans. At the time of issuance of the securities of a series, the depositor will cause the mortgage loans comprising the related issuing entity to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and other specified information.

          In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

          o the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,


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          o    the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

          o an assignment of the mortgage to the trustee in recordable form and

          o any other security documents specified in the related prospectus supplement or the related agreement, including security documents relating to any senior interests in the property.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

          With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

          o the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, so provides, a lost note affidavit),

          o    the original security agreement,

          o    the proprietary lease or occupancy agreement,

          o    the recognition agreement,

          o    an executed financing agreement and

          o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

          The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

          For any loans that are closed-end second-lien loans or home equity line of credit loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the servicer will retain them.

          For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders' interest in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans-The Home Improvement Contracts."

          The trustee (or the custodian) will review the loan documents after receiving them, within the time period specified in the related prospectus supplement, and will hold the documents in trust for the benefit of the securityholders. Generally, if a document is found to be missing or defective in any material respect, the trustee (or


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custodian) will notify the servicer and the depositor, and the servicer will notify the related seller. If, after receiving notice, the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement, and such omission or defect materially and adversely affects the interests of the securityholders in the related mortgage loan, it will be obligated to:

          o purchase the related mortgage loan from the issuing entity at the Purchase Price or,

          o if specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements.

          There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the servicer may be obligated to enforce the seller's obligation, the servicer will not be obligated to purchase or replace the loan if the seller defaults on its obligation (nor will the servicer otherwise be obligated to purchase or replace any loan for any other reason). See "Loan Program-Representations by Sellers; Repurchases" in this prospectus. The applicable prospectus supplement may provide other remedies, but if it does not, then this obligation of the seller constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

          Notwithstanding the repurchase obligations described above, no purchase or substitution of a loan will be made with respect to an issuing entity for which a REMIC election is to be made if the purchase or substitution would result in a prohibited transaction tax under the Code (unless the servicer or a holder of the related residual certificate otherwise pays that tax from its own funds). See "Loan Program-Representations by Sellers; Repurchases."

          The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

          Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from an issuing entity for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

          Although the depositor has expressed in the agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor's transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under "Risk Factors - Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities." In the event that a bankruptcy court were to characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee. The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

          Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

          Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Issuing Entity--Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.


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PAYMENTS ON ISSUING ENTITY ASSETS; DEPOSITS TO SECURITY ACCOUNT

          The servicer will establish and maintain or cause to be established and maintained for the related issuing entity a separate account or accounts for the collection of payments on the related Issuing Entity Assets in the issuing entity (the "SECURITY ACCOUNT"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, then the Security Account must be one of the following:

          o maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

          o an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained,

          o a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

          o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities at the request of the depositor.

          The collateral eligible to secure amounts in the Security Account is limited to defined permitted investments. A Security Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the servicer or its designee will be entitled to receive the interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

          Unless otherwise indicated in the applicable prospectus supplement, the servicer will deposit or cause to be deposited in the Security Account for each issuing entity on a daily basis, to the extent applicable and unless the related prospectus supplement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

          o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment charges, on the mortgage loans;

          o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

          o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("INSURED EXPENSES") incurred, and unreimbursed advances made, by the servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;


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          o    all proceeds of any mortgage loan or property in respect thereof purchased by the servicer, the depositor or any seller as described under "Mortgage Loan Program--Representations by Sellers; Repurchases" or "The Agreements--Assignment of Issuing Entity Assets" above and all proceeds of any mortgage loan repurchased as described under "The Agreements--Termination; Optional Termination";

          o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance";

          o any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

          o all other amounts required to be deposited in the Security Account pursuant to the pooling and servicing agreement.

          Unless otherwise specified in the related prospectus supplement, the servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

          o to pay to the servicer the servicing fees described in the related prospectus supplement, the servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

          o to reimburse the servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

          o to reimburse the servicer for any advances previously made that the servicer has determined to be nonrecoverable;

          o to reimburse the servicer from insurance proceeds not used to restore the property for expenses incurred by the servicer and covered by the related insurance policies;

          o to reimburse the servicer for (a) unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made and (b) unreimbursed out-of-costs and expenses incurred for which such advances are not recoverable from the borrower under applicable law;

          o to pay to the servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

          o to reimburse the servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the related agreement;

          o    to pay any lender-paid primary mortgage insurance premium;

          o to withdraw any amount deposited in the Security Account that was not required to be deposited in it; and

          o to clear and terminate the Security Account upon termination of the related agreement.


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

          In addition, the related prospectus supplement will generally provide that on or before the business day preceding each distribution date, the servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

          Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The servicer is required to provide an annual certification to the effect that the servicer has fulfilled its obligations under the related agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See "- Evidence as to Compliance."

PRE-FUNDING ACCOUNT

          If specified in the related prospectus supplement, the servicer will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit the pre-funded amount in cash on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds that the trustee will use during the funding period to pay the purchase price for subsequent loans to the depositor. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The pre-funded amount will not exceed 50% of the offering proceeds of the certificates and notes of the related series. The applicable trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period. Each funding period will begin on the related closing date and will end on the date specified in the related prospectus supplement (or at the latest, one year after the related closing date). Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Investment earnings on funds in a pre-funding account will be deposited into the related Security Account or other trust account specified in the related prospectus supplement. Any investment losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

          In addition, if provided in the related prospectus supplement, on the closing date for the related series, the depositor will deposit in an account (the "CAPITALIZED INTEREST ACCOUNT") cash in an amount needed to cover shortfalls in interest on the related series of securities that may arise by using the pre-funding account as described above. The Capitalized Interest Account will be maintained with the trustee for the related series of securities and is designed solely to cover those interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. If the entire amount on deposit in a Capitalized Interest Account has not been used to cover shortfalls in interest on the related series of securities by the end of the related funding period, any amounts remaining in that Capitalized Interest Account will be paid to the depositor.

COLLECTION PROCEDURES

          The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans.

          Consistent with the above and pursuant to the authority granted to the servicer in the related agreement, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulted mortgage loan, the servicer, consistent with the standards set forth in the pooling and servicing agreement, sale and servicing agreement


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

or servicing agreement, as applicable, may waive, modify or vary any term of that mortgage loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that mortgage loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the securityholders (taking into account any estimated loss that might result absent such action).

          The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

          Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the issuing entity's ability to sell and realize the value of shares securing a cooperative loan.

          In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

THE SURETY PROVIDER

          The related prospectus supplement may provide that a surety provider will irrevocably and unconditionally guarantee payment to, or at the direction of, the related trustee for the benefit of the related investor of that portion of any guaranteed interest or principal payments or any other covered amounts due and payable pursuant to the terms of the related pooling and servicing agreement, sale and servicing agreement, servicing agreement or sale agreement, as applicable, and unpaid by reason of nonpayment (as defined in the applicable policies).


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HAZARD INSURANCE

          The related prospectus supplement may provide otherwise, but the servicer will generally require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. The coverage will be in an amount that is at least equal to the lesser of

          o the maximum insurable value of the improvements securing the mortgage loan or

          o    the greater of

               o    the outstanding principal balance of the mortgage loan and

               o an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor in accordance with the servicer's normal servicing procedures) will be deposited in the related Security Account. If the servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of an issuing entity, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited therein but for the clause.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the Property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor to obtain and maintain flood insurance.

          The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies" and "Credit Enhancements--Insurance--Special Hazard Insurance Policy" in the related prospectus supplement.

          The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative


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

dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

          Primary Mortgage Insurance Policies. The servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

          Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

          Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; and physical damage to the Property.

          Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

          o    advance or discharge

               o    all hazard insurance policy premiums and

               o as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

          o upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

          o tender to the primary insurer good and merchantable title to and possession of the Property.

          The servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the servicer under any primary mortgage insurance policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.


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

          If the Property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the servicer is not required to expend its own funds to restore the damaged Property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

          If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the Property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the issuing entity will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

          If the servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the servicer has expended its own funds to restore the damaged Property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the issuing entity may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no insurance payment or recovery will result in a recovery to the issuing entity that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

          FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934 of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

          The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts


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due under the mortgage loan (which payments are to be repaid by the mortgagor to
HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

          HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

          The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

          Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

          The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

          With respect to a defaulted VA guaranteed mortgage loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Property.

          The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

          Application of Liquidation Proceeds. Unless the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

               first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with respect to the mortgage loan;


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               second, to reimburse the servicer for any unreimbursed advances with respect to the mortgage loan;

               third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan; and

               fourth, as a recovery of principal of the mortgage loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a mortgage loan will be retained by the servicer as additional servicing compensation.

          If specified in the related prospectus supplement, if a final liquidation of a mortgage loan resulted in a realized loss and thereafter the servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the securityholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of securities. In addition, the Class Security Balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the Class Security Balance of each such class of securities will not be increased by more than the amount of realized losses previously applied to reduce the Class Security Balance of each such class of securities. Holders of securities whose Class Security Balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the Class Security Balance of a class of securities was previously reduced to zero. Accordingly, each class of securities will be considered to remain outstanding until the termination of the related trust.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related issuing entity. As compensation for its servicing duties, the servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related prospectus supplement).

          The servicer will, to the extent provided in the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, pay or cause to be paid certain ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of the servicer and the seller. In addition, as indicated in the preceding section, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "LIQUIDATED MORTGAGE"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of securityholders to receive any related liquidation proceeds (including insurance proceeds).

EVIDENCE AS TO COMPLIANCE

          Each agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, throughout the preceding year.

          Each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, will also provide for delivery to the depositor, the servicer and the trustee, on or before a specified date in each year,


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of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Issuing Entity Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

               o    general servicing considerations;

               o    cash collection and administration;

               o    investor remittances and reporting; and

               o    pool asset administration.

          Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

          Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by securityholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

LIST OF SECURITYHOLDERS

          Each agreement will provide that three or more holders of securities of any series may, by written request to the trustee, obtain access to the list of all securityholders maintained by the trustee for the purpose of communicating with other securityholders with respect to their rights under the applicable agreement and the securities.

CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

          The servicer under each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, will be named in the related prospectus supplement. The entity serving as servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

          Each agreement will provide that the servicer may not resign from its obligations and duties under the agreement except

          o upon appointment of a successor servicer and receipt by the trustee of a letter from each rating agency rating the related transaction that such a resignation and appointment will not result in a downgrading of the rating of any of the securities of the related series, or

          o upon a determination that the performance by it of its duties under the agreement is no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement.

          Each agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related issuing entity or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the applicable agreement, or for errors in judgment. However, neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be protected against any liability that would


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otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, or for reckless disregard of obligations and duties under the applicable agreement. Each agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific Mortgage Asset or Issuing Entity Assets (except any loss, liability or expense otherwise reimbursable pursuant to the related agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the related agreement or for reckless disregard of obligations and duties under the related agreement. In addition, each agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under that agreement and that in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to that agreement and the rights and duties of the parties to the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the issuing entity, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

          Any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of any series that have been rated.

EVENTS OF DEFAULT

          Pooling and Servicing Agreement; Sale and Servicing Agreement; Servicing Agreement. The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each agreement will consist of

          o any failure by the servicer to deposit in the Security Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities having not less than 25% of the voting rights evidenced by the securities;

          o any failure by the servicer to make an advance as required under the agreement, unless cured as specified therein;

          o any failure by the servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, which failure materially affects the rights of securityholders that continues unremedied for sixty days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the voting rights evidenced by the securities; and

          o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

          Unless otherwise provided in the related prospectus supplement, so long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class and under other circumstances specified in the agreement, the trustee will terminate all of the rights and obligations of the servicer under the agreement relating to the issuing entity and in and to the related Issuing Entity Assets, upon which the


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trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the servicer has received notice of termination, the trustee may execute and deliver, on behalf of the servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, including the transfer and endorsement or assignment of the loans and related documents. The servicer has agreed to cooperate with the trustee in effecting the termination of the servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. No additional funds have been reserved to pay for any expenses not paid by the servicer in connection with a servicing transfer.

          If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution with a net worth of a least $15,000,000 to act as successor to the servicer under the agreement. Pending any appointment, the trustee is obligated to act as servicer. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the agreement.

          Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interest constituting such class have made a written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

          If specified in the related prospectus supplement, the agreement will permit the trustee to sell the Issuing Entity Assets and the other assets of the issuing entity described under "Credit Enhancement" if payments on them are insufficient to make payments required in the agreement. The assets of the issuing entity will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

          Indenture. The applicable prospectus supplement may provide for other events of default, but if it does not, then the events of default under each indenture will consist of:

          o a default in the payment of any principal of or interest on any note of any series which continues unremedied for a specified number of days after the written notice of the default is given as specified in the related prospectus supplement;

          o failure to perform in any material respect any other covenant of the depositor or the issuing entity in the indenture which continues for a specified number of days after notice is given in accordance with the procedures described in the related prospectus supplement;

          o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuing entity; or

          o any other event of default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

          If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the notes of such series.


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          If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for a specified number of days, unless

          o the holders of 100% of the percentage interests of the notes of such series consent to the sale,

          o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

          o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

          If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related securityholders.

          If the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

          Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

          Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to them, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected by that default. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following and event of default.

AMENDMENT

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may be amended by the depositor, the servicer and the trustee, without the consent of any of the securityholders,


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               (a) to cure any ambiguity or mistake;

               (b) to correct any defective provision in the agreement or to supplement any provision in the agreement that may be inconsistent with any other provision in it;

               (c) to conform the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, to the final prospectus supplement provided to investors in accordance with the initial offering of the securities;

               (d) to add to the duties of the depositor, the seller or the servicer;

               (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, to comply with any rules or regulations promulgated by the SEC from time to time;

               (f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable; or

               (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable.

However, no action pursuant to clauses (e), (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

          In addition, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the issuing entity, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful ensure the proper operation of the master REMIC, to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of securities of the series evidencing a majority in interest of each class adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities. However, no amendment may

               (a) reduce in any manner the amount of, or delay the timing of, payments received on Issuing Entity Assets that are required to be distributed on any security without the consent of the holder of the security,

               (b) amend, modify, add to, rescind or alter in any respect the provisions of the agreement restricting the issuing entity from engaging in any activity that would disqualify the issuing entity from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of securities evidencing percentage interests aggregating 66 2/3% (provided however that no securities held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

               (c) reduce the aforesaid percentage of securities of any class of holders that is required to consent to the amendment without the consent of the holders of all securities of the class covered by the agreement then outstanding.

If a REMIC election is made with respect to an issuing entity, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the


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amendment will not cause the issuing entity to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

TERMINATION; OPTIONAL TERMINATION

          Pooling and Servicing Agreement, Sale and Servicing Agreement or Servicing Agreement. Generally, the obligations created by each agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the servicer and required to be paid to them pursuant to the agreement following the later of

          o the final payment or other liquidation of the last of the Issuing Entity Assets subject to it or the disposition of all property acquired upon foreclosure of the Issuing Entity Assets remaining in the issuing entity and

          o the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related issuing entity of all of the remaining Issuing Entity Assets and all property acquired in respect of the Issuing Entity Assets.

          Any purchase of Issuing Entity Assets and property acquired in respect of Issuing Entity Assets evidenced by a series of securities will be made at the option of the servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of the servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Issuing Entity Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Issuing Entity Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to an issuing entity, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Code Section 860F(a)(4).

          Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

          In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of them in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

          The applicable prospectus supplement for a series of notes may also provide that when the principal balance of such notes is reduced to a specified percentage of the original principal balance as of the cut-off date, the depositor, the indenture trustee or the holder of a call right may, at its option, redeem one or more classes of notes at a price equal to 100% of the outstanding principal balance of the notes plus accrued interest thereon plus the amount due and owing to the surety provider, if any. Such redemption will have the same effect as a prepayment on the notes.


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THE TRUSTEE

          The trustee under each agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the servicer and any of their respective affiliates.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

          The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. If more than ten percent (by principal balance) of the mortgage loans in the issuing entity for any series are located in a single state, the prospectus, as supplemented by the related prospectus supplement, will disclose all material legal matters relating to the mortgage loans in that state.

GENERAL

          The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. Mortgages are used in New York instead of deeds of trust. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

          Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of an issuing entity including cooperative loans, the collateral securing the cooperative loans.


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          The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE AND REPOSSESSION

          Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months, but can take longer if the borrower seeks bankruptcy protection or other events intervene.

          In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

          Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are sometimes not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

          Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the


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property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

          Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower. When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

          Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

          Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

          In some states, such as New York, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds


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remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

          In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

          In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In New York, the borrower may not redeem the property after a foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

          Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California and New York, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

          Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, such as New York, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

          In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.


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          The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

          Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

          Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien against the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

          Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "potentially responsible parties," including "owners" or "operators." However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "SECURED CREDITOR EXEMPTION") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

          Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("ASSET CONSERVATION ACT"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

          If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those


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persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

          CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by "participating in the management" of the tank or tank system if the lender either: (a) "exercises decisionmaking control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

          While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

          In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the mortgaged properties was conducted.

DUE-ON-SALE CLAUSES

          Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

          Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this restraint on


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prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

APPLICABILITY OF USURY LAWS

          Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

SERVICEMEMBERS CIVIL RELIEF ACT

          Generally, under the terms of the Servicemembers Civil Relief Act or similar state and local laws (the "RELIEF ACT"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular issuing entity, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the securities. In addition, the Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is the opinion of Sidley Austin LLP, Heller Ehrman LLP, Mayer, Brown, Rowe & Maw LLP or Thacher Proffitt & Wood LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of securities. The opinion of the applicable law firm is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold securities as part of a straddle within the meaning of Section 1092 of the Code. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of securities.

GENERAL

          The federal income tax consequences to Holders will vary depending on whether

o    the securities of a series are classified as indebtedness;

o an election is made to treat the issuing entity relating to a particular series of securities as a real estate mortgage investment conduit ("REMIC") under the Code;

o the securities represent an ownership interest in some or all of the assets included in the issuing entity for a series; or

o an election is made to treat the issuing entity relating to a particular series of certificates as a partnership.


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          The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related issuing entity containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

          Debt Securities. For purposes of the discussion that follows, securities characterized as debt for federal income tax purposes and securities representing REMIC regular interests ("REGULAR INTEREST SECURITIES") will be referred to hereinafter collectively as "DEBT SECURITIES."

TAXATION OF DEBT SECURITIES

          Original Issue Discount and Premium. The Debt Securities may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Debt Security and its "issue price." Holders of any class of securities issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. Holders of Debt Securities (the "DEBT SECURITYHOLDERS") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

          Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Debt Securities and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Debt Securities. The prospectus supplement for each series of Debt Securities will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Debt Securities will prepay at the Prepayment Assumption or at any other rate.

          Regulations governing the calculation of OID on instruments having contingent interest payments (the "CONTINGENT REGULATIONS") specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we can give no assurance that this methodology represents the correct manner of calculating OID.

          In general, each Debt Security will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Debt Security also includes the amount paid by an initial securityholder for accrued interest that relates to a period before the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Debt Security. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Debt Securities includes all distributions of interest as well as principal thereon.

          Where the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the security exceeds its issue price for purposes of the de minimis rule described below. The


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OID Regulations suggest that all or a portion of the interest on a long first period Debt Security that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the securities' stated redemption price at maturity. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Debt Securities is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Debt Securities to accrue income on the securities under the OID Regulations.

          Under the de minimis rule, OID on a Debt Security will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Debt Security will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

          The prospectus supplement with respect to an issuing entity may provide for certain Debt Securities to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "SUPER-PREMIUM SECURITIES"). The income tax treatment of Super-Premium Securities is not entirely certain. For information reporting purposes, the issuing entity intends to take the position that the stated redemption price at maturity of Super-Premium Securities is the sum of all payments to be made on these Debt Securities determined under the Prepayment Assumption, with the result that these Debt Securities would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities. However, if the Super-Premium Securities were treated as contingent payment obligations, it is unclear how holders of those securities would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Securities should be limited to their principal amount (subject to the discussion under "--Accrued Interest Securities"), so that the Debt Securities would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "--Debt Securities --Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Security. It is possible that a holder of a Super-Premium Security may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Security. Absent further guidance, the trustee intends to treat the Super-Premium Securities as described in this prospectus.

          Under the REMIC Regulations, if the issue price of a Regular Interest Security (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such a Debt Security generally should not be treated as a Super-Premium Security and the rules described under "--Debt Securities--Premium" should apply. However, it is possible that Regular Interest Securities issued at a premium, even if the premium is less than 25% of the security's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under section 171 of the Code is made to amortize the premium.

          Generally, a Debt Securityholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Debt Security for each day a securityholder holds the Debt Security, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day


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in an accrual period the ratable portion of OID allocable to the accrual period.
Accrual periods may be of any length and may vary in length over the term of the Debt Securities, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by

          o    adding

               o The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Debt Securities as calculated under the Prepayment Assumption) of all remaining payments to be received on the Debt Securities under the Prepayment Assumption and

               o any payments included in the stated redemption price at maturity received during the same accrual period, and

          o subtracting from that total the adjusted issue price of the Debt Securities at the beginning of the same accrual period.

The adjusted issue price of a Debt Security at the beginning of the first accrual period is its issue price; the adjusted issue price of a Debt Security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

          A subsequent purchaser of a Debt Security issued with OID who purchases the Debt Security at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Debt Security. In computing the daily portions of OID for a subsequent purchaser of a Debt Security (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Debt Security exceeds the following amount:

          o the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Debt Securityholder (who purchased the Debt Security at its issue price), less

          o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Debt Security for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

          Variable Rate Debt Securities. Debt Securities may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated


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

interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

          The amount of OID with respect to a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the security. Appropriate adjustments are made for the actual variable rate.

          Although unclear at present, the depositor intends to treat Debt Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate securities. In such case, the weighted average rate used to compute the initial pass-through rate on the Debt Securities will be deemed to be the index in effect through the life of the Debt Securities. It is possible, however, that the IRS may treat some or all of the interest on Debt Securities with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Debt Securities. Additionally, if some or all of the mortgage loans are subject to "teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Debt Securities may be subject to accrual using a constant yield method notwithstanding the fact that these securities may not have been issued with "true" non-de minimis original issue discount.

          Election to Treat All Interest as OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for securities. If such an election were to be made with respect to a Debt Security with market discount, a securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter. Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Debt Securities --Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

          Market Discount. A purchaser of a Debt Security may also be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, "MARKET DISCOUNT" equals the excess, if any, of a Debt Security's stated principal amount or, in the case of a Debt Security with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Debt Security from an original holder) over the price for the Debt Security paid by the purchaser. A securityholder that purchases a Debt Security at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing securityholder on or after the first day of the first taxable year to which the election applies.

          Market discount with respect to a Debt Security will be considered to be zero if the amount allocable to the Debt Security is less than 0.25% of the Debt Security's stated redemption price at maturity multiplied by the Debt Security's weighted average maturity remaining after the date of purchase. If market discount on a Debt Security is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Debt Security, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

          The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.


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

          The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Debt Securities issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Debt Securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Debt Securities) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

          A holder of a Debt Security that acquires the Debt Security at a market discount also may be required to defer, until the maturity date of the Debt Security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Debt Security in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Debt Security. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Debt Security for the days during the taxable year on which the holder held the Debt Security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Security matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Debt Securityholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Debt Securityholder in that taxable year or thereafter.

          Premium. A purchaser of a Debt Security that purchases the Debt Security at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Debt Security at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Debt Security for this purpose. The trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Debt Securities without regard to whether the securities have
OID) will also apply in amortizing bond premium. The Code provides that amortizable bond premium will be allocated among the interest payments on the Debt Securities and will be applied as an offset against the interest payment. Prospective purchasers of the Debt Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

          Deferred Interest. Certain classes of Debt Securities will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Debt Securities will constitute income to the holders of the securities before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the securities will constitute qualified stated interest or whether all or a portion of the interest payable on the securities must be included in the stated redemption price at maturity of the securities and accounted for as OID (which could accelerate the inclusion). Interest on Debt Securities must in any event be accounted for under an accrual method by the holders of the securities and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Debt Securities.

          Effects of Defaults and Delinquencies. Certain series of securities may contain one or more classes of subordinated securities, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated securities may instead be distributed on the senior securities. Subordinated securityholders nevertheless will be required to report income with respect to their securities under an accrual method without giving effect to delays and reductions in distributions on the subordinated securities


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

attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated securityholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated security is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated securityholders are urged to consult their own tax advisors on this point.

          Sale, Exchange or Redemption. If a Debt Security is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Debt Security. The adjusted basis generally will equal the cost of the Debt Security to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Debt Security, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Debt Security will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Debt Security. A Debt Securityholder who receives a final payment that is less than the holder's adjusted basis in the Debt Security will generally recognize a loss. Any gain or loss will be capital gain or loss, provided that the Debt Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code. Gain from the sale or other disposition of a Debt Security that might otherwise be capital gain will be treated as ordinary income (a) to the extent the gain constitutes market discount and (b) in the case of Regular Interest Securities, to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder s income with respect to the Debt Security had income accrued on it at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of the Regular Interest Security, over the amount actually includible in the holder's income. In addition, the Debt Securities will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Debt Security by a bank or a thrift institution to which this section applies will be ordinary income or loss.

          The Debt Security information reports will include a statement of the adjusted issue price of the Debt Security at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Debt Securities. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

          Accrued Interest Securities. Certain of the Debt Securities ("PAYMENT LAG SECURITIES") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag Securities and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Securities for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Debt Securities accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Debt Security is allocable to interest that has accrued before the issue date ("PRE-ISSUANCE ACCRUED INTEREST") and the Debt Security provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular v issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Debt Security. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Securities. Therefore, in the case of a Payment Lag Security, the issuing entity intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the securityholder has held the Payment Lag Security during the first accrual period.

          Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Securities.

          Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year


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on account of the securities becoming wholly or partially worthless, and that, in general, holders of securities that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the securities becoming wholly worthless. Although the matter is unclear, non-corporate holders of securities may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related issuing entity have been liquidated or the securities of the related series have been otherwise retired. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their securities, including any loss resulting from the failure to recover previously accrued interest or discount income.

          Subsequent Recoveries. The Class Security Balance of securities that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The Agreements--Realization Upon Defaulted Mortgage Loans--Application of Liquidation Proceeds." An increase in a principal balance caused by a Subsequent Recovery should be treated by the securityholder as ordinary (or capital) income to the extent that the securityholder claimed an ordinary (or capital) deduction for any decrease in the principal balance caused by Realized Losses. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their securities as a result of Subsequent Recoveries. "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

          Non-U.S. Persons. A non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf other than in connection with a United States trade or business carried on by such non-U.S. Person will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a debt security, unless such non-U.S. Person is a direct or indirect 10% or greater shareholder of the issuing entity in a particular transaction, a controlled foreign corporation related to the issuing entity in a particular transaction or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Status as a Grantor Trust--d. Non-U.S. Persons."

          Backup Withholding. Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Status as a Grantor Trust--d. Non-U.S. Persons."

          In addition, upon the sale of a security to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

          Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

          Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

          Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

REMIC SECURITIES

          The issuing entity relating to a series of securities may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally


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subject to federal income tax (see, however "--Residual Certificates" and
"--Prohibited Transactions"), if an issuing entity with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," the Code provides that an issuing entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related securities (the "REMIC SECURITIES") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of an issuing entity as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, as applicable, each issuing entity that elects REMIC status will qualify as a REMIC, and the related securities will be considered to be regular interests ("REGULAR SECURITIES") or residual interests ("RESIDUAL CERTIFICATES") in the REMIC. The related prospectus supplement for each series of securities will indicate whether the issuing entity will make one or more REMIC elections and whether a class of securities will be treated as a regular or residual interest in the REMIC. With respect to each issuing entity for which a REMIC election is to be made, tax counsel will issue an opinion confirming the conclusions expressed above concerning the status of the issuing entity as a REMIC and the status of the securities as representing regular or residual interests in a REMIC.

          In general, with respect to each series of securities for which a REMIC election is made, securities held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on securities held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the securities will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Securities will be considered to be real estate assets for purposes of Code Section 856(c).

          In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Non-REMIC Securities--Single Class of Securities." REMIC Securities held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Securities held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Securities held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

          A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications.

          Tiered REMIC Structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related issuing entity as separate REMICs (respectively, the "SUBSIDIARY REMIC" or "REMICS" and the "MASTER REMIC") for federal income tax purposes. Upon the issuance of such a series of securities, assuming compliance with all provisions of the related agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Securities issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Securities or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each issuing entity for which more than one REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a REMIC and the status of the securities as regular or residual interests in a REMIC.

          To the extent more than one REMIC election is made with respect to portions of an issuing entity, only the REMIC Securities issued by the Master REMIC will be offered under this prospectus. Solely for purposes of


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determining whether the REMIC Securities issued by an issuing entity will be
"real estate assets" within the meaning of Code Section 856(c)(4)(A); whether the REMIC Securities will be "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and whether the income on the securities is interest described in Code Section 856(c)(3)(B), all related Subsidiary REMICs and the Master REMIC will be treated as one REMIC.

     A.   REGULAR SECURITIES

          General. Except as otherwise stated in this discussion, Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Interest Securities under an accrual method. For a general discussion of the tax consequences of investing in Regular Interest Securities, see the discussion above under "Taxation of Debt Securities."

          Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Securityholders that are "pass-through interest holders." securityholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Securities. See "Pass-Through of Non-Interest Expenses of the REMIC under Residual Certificates."

     B.   RESIDUAL CERTIFICATES

          Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the securities or as debt instruments issued by the REMIC.

          A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "PHANTOM INCOME"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

          Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Securities and, except as described under "--Regular Securities--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income


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earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Securities due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Securities. The REMIC's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.

          For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Securities and the Residual Certificates (or, if a class of securities is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC s basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Securities. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

          The REMIC will be allowed a deduction for interest and OID on the Regular Securities. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Securities except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

          A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Securities will be added to the issue price of the Regular Securities in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates."

          Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

          For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in a way described under the caption "Subsequent Recoveries."

          Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the Regular Securityholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each securityholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be


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classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Securities, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Securities.

          In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Security or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "APPLICABLE AMOUNT") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to these limitations may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

          Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "EXCESS INCLUSION") will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons."

          Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter.

          In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common issuing entities and certain cooperatives are subject to similar rules.

          Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.


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          Sale or Exchange of Residual Certificates. If a Residual Certificate
is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

          Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

          Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Securities -- b. Residual Certificates." Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of noneconomic Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences--Tax Restrictions on Transfer of Residual Certificates-- Noneconomic Residual Certificates," "Material Federal Income Tax Consequences--
b. Residual Certificates--Mark to Market Rules," "--Excess Inclusions" and "Material Federal Income Tax Consequences--Tax Related Restrictions on Transfers of Residual Certificates--Foreign Investors."

          Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences-- Prohibited Transactions and Other Taxes" and "--REMIC Securities--a. Regular Securities--Treatment of Realized Losses" in the prospectus.

          As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 ACT"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 ACT"), the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their own tax advisors with respect to both statutes.

     C. PROHIBITED TRANSACTIONS AND OTHER TAXES

          The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "PROHIBITED TRANSACTIONS TAX") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the securities. It is not anticipated that the issuing entity for any series of securities will engage in any prohibited transactions in which it would recognize a material amount of net income.

          In addition, certain contributions to an issuing entity as to which an election has been made to treat the issuing entity as a REMIC made after the day on which the issuing entity issues all of its interest could result in the


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imposition of a tax on the issuing entity equal to 100% of the value of the contributed property (the "CONTRIBUTIONS TAX"). No issuing entity for any series of securities will accept contributions that would subject it to a Contributions Tax.

          In addition, an issuing entity as to which an election has been made to treat the issuing entity as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

          Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of securities results from a breach of the related servicer's, trustee's or seller's obligations under the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, for the series, the tax will be borne by the servicer, trustee or seller, as the case may be, out of its own funds or the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

          If the servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the issuing entity for the series and will result in a reduction in amounts available to be distributed to the securityholders of the series.

     D. ADMINISTRATIVE MATTERS

          Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

          Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

     E. TAX-EXEMPT INVESTORS

          Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "--Residual Certificates--Excess Inclusions."

     F. TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

          Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "DISQUALIFIED ORGANIZATION." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal


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income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

          A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common issuing entity; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

          To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the servicer. The servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

          Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Certain Federal Income Tax Consequences--Non-REMIC Certificates--Non-U.S. Persons," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

          Any transfer of the Residual Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. As set forth in Treasury Regulations, a significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "OFFSHORE LOCATION"), (c) the transferee represents that it will not cause income from the Residual Certificate to be attributable to an offshore location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied.

          Under the first alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of: (a) any


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consideration given to the purchaser to acquire the interest; (b) the expected future distributions on the interest; and (c) the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this test, the transferee generally must use the highest corporate tax rate and the discount rate must be equal to the Federal short-term rate prescribed by section 1274(d) for the month of the transfer. Under the second alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if:
(a) the price paid by the transferee for the Residual Certificate would not cause a reasonable person to believe the transferee does not intend to pay the taxes associated with such certificate, (b) the transferee is an "eligible corporation" and (c) for the two fiscal years preceding the transfer, the transferee's gross assets for financial reporting purposes exceeded $100 million and its net assets for financial reporting purposes exceeded $10 million (excluding certain related party transactions).

          The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

          As a result of the 2001 Act, limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificate. In addition, the backup withholding rate has been reduced to 28%. Unless the statute is amended, all provisions of the 2001 and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. Investors are encouraged to consult their own tax advisors with respect to the acquisition, ownership and disposition of the securities.

TAX STATUS AS A GRANTOR TRUST

          If a REMIC election is not made, the issuing entity will not be classified as an association taxable as a corporation and that each issuing entity will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, owners of securities will be treated for federal income tax purposes as owners of a portion of the issuing entity's assets as described below. Sidley Austin LLP will issue an opinion confirming the above-stated conclusions for each issuing entity for which no REMIC election is made.

     A. SINGLE CLASS OF SECURITIES

          Characterization. The issuing entity may be created with one class of securities. In this case, each securityholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuing entity represented by the securities and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the issuing entity. Any amounts received by a securityholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Each securityholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the issuing entity represented by securities, including interest, original issue discount ("OID"), if any, prepayment charges,


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assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212 each securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment charges, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that the amounts are reasonable compensation for services rendered to the issuing entity. Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the issuing entity plus their other miscellaneous itemized deductions (as defined in the Code) exceed two percent of their adjusted gross income. A securityholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A securityholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

          Generally, as to each series of securities:

          o a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans ... secured by an interest in real property which is ... residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

          o a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

          o a certificate owned by a REMIC will represent an "obligation ... which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

          Buydown Loans. Certain issuing entities may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a securityholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of securities that includes buydown loans will specify whether apportionment would be required.

          Premium. The price paid for a security by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A securityholder that acquires an interest in mortgage loans at a premium generally may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated. Amortizable bond premium will be treated as an offset to interest income on the security. The basis for the security will be reduced to the extent that amortizable premium is applied to offset interest payments.

          If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.


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          Regulations dealing with amortizable bond premium (the "AMORTIZABLE
BOND PREMIUM REGULATIONS") do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

          Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a securityholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Securities--Securities Representing Interests in Loans Other Than ARM Loans."

          Market Discount. A securityholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a market discount. The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a security will be considered to be zero if the amount allocable to the security is less than 0.25% of the security's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment or any gain on disposition of a market discount bond shall generally be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a security is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

          A holder who acquired a security at a market discount also may be required to defer, until the maturity date of the security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the security in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the security. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the security for the days during the taxable year on which the holder held the security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the security matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the securityholder elects to include the market discount in income


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currently as it accrues on all market discount obligations acquired by the securityholder in that taxable year or thereafter.

          Election to Treat All Interest As OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If an election to treat all interest as OID were to be made with respect to a security with market discount, the securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter. Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Single Class of Securities--Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

     B.   MULTIPLE CLASSES OF SECURITIES

          1. Stripped Bonds and Stripped Coupons

          Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If an issuing entity is created with two classes of securities, one class of securities may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "STRIPPED BOND SECURITIES"), while the second class of securities may represent the right to some or all of the interest on the same mortgage loans (the "STRIPPED COUPON SECURITIES").

          Servicing fees in excess of reasonable servicing fees ("EXCESS SERVICING") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the securities are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Securities" and "Multiple Classes of Senior Securities--Stripped Bonds and Stripped Coupons."

          Although current authority is not entirely clear, a Stripped Bond Security should be treated as an interest in mortgage loans issued on the day the security is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the security will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Securities" and "--Single Class of Securities--Original Issue Discount." However, a purchaser of a Stripped Bond Security will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the security was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the issuing entity's mortgage loans.

          The precise tax treatment of Stripped Coupon Securities is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, it appears that all payments from a mortgage loan underlying a Stripped Coupon Security should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Security under the OID rules of the Code.

          Based on current authority under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Security purchased at a premium or a Stripped Coupon Security is unclear. If the security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the


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effect of prepayments is taken into account in computing yield with respect to the security, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a security is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any security so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the security that is allocable to the mortgage loan.

          Holders of Stripped Bond Securities and Stripped Coupon Securities are encouraged to consult with their own tax advisors regarding the proper treatment of these securities for federal income tax purposes.

          2. Securities Representing Interests in Loans Other Than ARM Loans

          The original issue discount rules of Code Sections 1271 through 1275 will generally be applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

          OID on each security must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a security representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM LOANS") likely will be computed as described under "--Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued under Code Sections 1271 through 1273 and 1275 (the "OID REGULATIONS") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 ACT"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Securities or Stripped Coupon Securities, the date the securities are acquired. The holder of a securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

          Under the Code, the mortgage loans underlying the securities will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the securities calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the securities (the "PREPAYMENT ASSUMPTION"), and will take into account events that occur during the calculation period. The legislative history of the 1986 Act (the "LEGISLATIVE HISTORY") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the security. No representation is made that any security will prepay at the Prepayment Assumption or at any other rate. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the servicer intends to calculate and report OID under the method described in "--Accrual of Original Issue Discount."

          Accrual of Original Issue Discount. Generally, the owner of a security must include in gross income the sum of the "daily portions," as defined below, of the OID on any security for each day on which it owns the security, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the securities (or the day before each date). This will be done, in the case of each full month accrual period, by


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adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a security at the beginning of the first accrual period is its issue price; the adjusted issue price of a security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

          Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

          3. Securities Representing Interests in ARM Loans

          The OID Regulations do not address the treatment of instruments, such as the securities, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the trustee will report OID on securities attributable to ARM Loans ("STRIPPED ARM OBLIGATIONS") to holders in a manner it believes is consistent with the rules described under the heading "--Securities Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization ("DEFERRED INTEREST") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the securityholder when it accrues. Furthermore, the addition of Deferred Interest to the security's principal balance will result in additional income (including possibly OID income) to the securityholder over the remaining life of the securities.

          Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the securities.

     C.   SALE OR EXCHANGE OF A SECURITY

          Sale or exchange of a security before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the security. The adjusted basis of a security generally will equal the seller's purchase price for the security, increased by the OID included in the seller's gross income with respect to the security, and reduced by principal payments on the security previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a security is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the security has been owned for the long-term capital gain holding period (currently more than one year).

          The securities will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a security by a bank or a thrift institution to which that section applies will be ordinary income or loss.


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     D.   NON-U.S. PERSONS

          Generally, to the extent that a security evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to an owner that is not a U.S. Person or a securityholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a security also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a security evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the securityholder complies with certain identification requirements (including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a U.S. Person and providing the name and address of the securityholder). Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by securityholders.

          As used in this prospectus, a "U.S. PERSON" means

          o    a citizen or resident of the United States,

          o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

          o an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

          o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "NON-U.S. PERSON" is a person other than a U.S. Person.

          Except where specifically discussed, the discussion below deals with a Non-U.S. Person who is not holding the securities as part of its trade or business in the U.S., and because a Non-U.S. Person is not supposed to hold a Residual Certificate, this summary does not address the consequences of a Non-U.S. Person holding the Residual Securities. A Non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Security, unless such Non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in Code Section 881(c)(3)(A). To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that (i) is signed under penalties of perjury by the beneficial owner of the Security, (ii) certifies that such owner is not a U.S. Holder, and
(iii) provides the beneficial owner's name and address.

          A "WITHHOLDING AGENT" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Person (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Person who is not an individual or


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corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf may have substantially increased reporting requirements. In particular, in the case of securities held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

          A foreign Security holder whose income with respect to its investment in a Security is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

          Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

          Generally, a Non-U.S. Person will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Security, unless such Non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Person should consult its tax advisor in this regard.

          The securities will not be includible in the estate of a Non-U.S. Person unless the individual is a direct or indirect 10% or greater shareholder of us or, at the time of such individual's death, payments in respect of the securities would have been effectively connected with the conduct by such individual of a trade or business in the United States.

          Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

     E.   BACKUP WITHHOLDING

          Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the securities to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Persons who are not exempt recipients.

          In addition, upon the sale of a security to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

          Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

          Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

          Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

FINAL TRUST REPORTING REGULATIONS

          On January 23, 2006, the IRS issued final regulations effective January 1, 2007, affecting the information reporting obligations of trustees of "widely-held mortgage trusts" (that is, any grantor trust in which any interests are


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held by "middlemen", and whose assets are mortgages or regular interests in a
REMIC, amounts received thereon and reasonably required reserve funds) and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street name).

          Under the final regulations, the trustee would be required to report to the IRS with respect to each beneficial owner of a grantor trust fractional interest certificate who is not an "exempt recipient" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, the gross income of the trust and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to such beneficial owner. The same requirements would be imposed on middlemen holding on behalf of beneficial owners of grantor trust fractional interest certificates.

          The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) beneficial owners of grantor trust fractional interest certificates who do not hold such certificates through a middleman. The information must be provided to parties specified in part (i) by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.

TAX CHARACTERIZATION OF THE ISSUING ENTITY AS A PARTNERSHIP

          Tax counsel will deliver its opinion that an issuing entity that is intended to be treated as a partnership will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the issuing entity will not be characterized as a publicly traded partnership taxable as a corporation.

          If the issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity's taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the issuing entity.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

          Treatment of the Notes as Indebtedness. The issuing entity will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

          OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

          Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the


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OID in income, on a pro rata basis, as principal payments are made on the note.
It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

          A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

          Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

          Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "FOREIGN PERSON") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

o is not actually or constructively a "10 percent shareholder" of the issuing entity or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the issuing entity or the seller is a "related person" within the meaning of the Code and

o provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "WITHHOLDING AGENT") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.


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          If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

          Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

          Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the issuing entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the issuing entity's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

          Treatment of the Issuing Entity as a Partnership. The issuing entity and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes, the issuing entity and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

          A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the issuing entity. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

          Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

          Partnership Taxation. As a partnership, the issuing entity will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's distributive share of


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income, gains, losses, deductions and credits of the issuing entity. The issuing entity's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The issuing entity's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the issuing entity for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any issuing entity income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the issuing entity of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the issuing entity will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating issuing entity income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on issuing entity income even if they have not received cash from the issuing entity to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuing entity.

          All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

          An individual taxpayer's share of expenses of the issuing entity (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the issuing entity.

          The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the issuing entity might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

          Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the issuing entity should not have OID income. However, the purchase price paid by the issuing entity for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

          If the issuing entity acquires the loans at a market discount or premium, the issuing entity will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

          Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "OLD PARTNERSHIP") to a new partnership (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Those interests would


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be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the issuing entity were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder's basis in its certificates would remain the same.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of issuing entity income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the issuing entity. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

          Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.

          If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

          Allocations Among Transferors and Transferees. In general, the issuing entity's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

          The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the issuing entity might be reallocated among the certificateholders. The issuing entity's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

          Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity's assets will not be adjusted to reflect that higher (or lower) basis unless the issuing entity were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of issuing entity income than would be appropriate based on their own purchase price for certificates.

          Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the issuing entity. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuing entity and will report each certificateholder's allocable share of items of issuing entity income and expense to holders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-l information to nominees that fail to provide the issuing entity with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.


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          Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

          The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the issuing entity.

          Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for those purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a holder's withholding status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

          Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the issuing entity's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the issuing entity. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.


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          Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities.

                              ERISA CONSIDERATIONS

          Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code, and entities deemed to hold "plan assets" of any of the foregoing under the Plan Assets Regulation (as defined below) (each such entity a "PLAN") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Plan. In addition, Title I of ERISA also requires fiduciaries of a Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

EXEMPTIONS AVAILABLE TO DEBT INSTRUMENTS

          Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities if assets of the issuer were deemed to be assets of the Plan. Under a regulation issued by the United State Department of Labor (the "PLAN ASSETS REGULATION"), the assets of the issuer would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the issuer and none of the exceptions to plan asset treatment contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the securities constitute debt for local law purposes, the issuer believes that, at the time of their issuance, the security should not be treated an equity interest in the issuer for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the securities, including the reasonable expectation of purchasers of securities that the securities will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the securities for ERISA purposes could change if the issuer incurred losses. This risk of recharacterization is enhanced for securities that are subordinated to other classes of securities.

          However, without regard to whether the securities are treated as equity interests for purposes of the Plan Assets Regulation, the acquisition or holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the servicer, the trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of securities by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such securities. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a security, each purchaser will be deemed to represent that either (i) it is not acquiring the securities with the assets of a Plan or (ii) the acquisition and holding of the securities will not give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any substantially similar applicable law.


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

          Governmental plans, as defined in the Code and ERISA, are not subject to Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective state pension codes with respect to investments in the securities, and the considerations discussed above, to the extent applicable.

          The issuing entity, the servicer, the trustee and the underwriter of the securities of any series may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the securities, the purchase of securities using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, any plan for which the issuing entity, the servicer, the trustee or the underwriter of the notes, or any of their respective affiliates:

               o has investment or administrative discretion with respect to plan assets to be invested in the securities;

               o has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decision with respect to those plan assets, and (ii) will be based on the particular investment needs for the plan; or

               o    is an employer maintaining or contributing to the plan,

may not invest in the securities unless an appropriate administrative prohibited transaction exemption applies to the investment.

UNDERWRITER EXEMPTION

          The United States Department of Labor ("DOL") has granted to certain underwriters individual administrative exemptions (the "UNDERWRITER EXEMPTIONS") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions, and with respect to transactions in connection with the servicing, management and operation of the entity.

          While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

          o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the entity holds only certain types of assets, such as fully-secured mortgage loans on real property (a "DESIGNATED TRANSACTION");

          o the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("MOODY'S"), or Fitch Ratings ("FITCH"). However, the certificates must have been rated in one of the two highest generic rating categories by at least one of rating agency and may not be subordinated to any other security of the issuer if the loan-to value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% on the date of issuance of the certificate;


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

          o the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

          o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

          o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

          The Underwriter Exemptions will not apply to any of the certificates if any mortgage loan or other asset held in the trust (other than a single family mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% on the date of issuance of the certificates or if any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% on the date of issuance of the certificates. As noted above, when the trust contains single-family residential mortgage loans or home equity loans with a loan-to-value ratio that exceeds 100% (but does not exceed 125%) on the date of issuance, only certificates that are rated in one of the two highest rating categories by a rating agency and that are not subordinated are eligible for relief under the Underwriter Exemptions.

          The issuer must also meet the following requirements:

          o the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

          o securities in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of S&P, Moody's or Fitch for at least one year before the Plan's acquisition of securities; and

          o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

          In addition, if the issuer is a legal entity of certain types, the legal document establishing the issuer must contain restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the seller in the event of its bankruptcy or insolvency.

          Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

          o in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the securities in the aggregate are acquired by persons independent of the Restricted Group;

          o the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

          o the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

          o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.


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

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the issuing entity, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "RESTRICTED GROUP").

          The Underwriter Exemptions extend exemptive relief to specified mortgage-backed and asset-backed securities transactions using pre-funded accounts for trusts issuing pass-through securities. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions, including, without limitation, (a) all additional loans must meet the same terms and conditions for determining eligibility as the initial loans;
(b) the additional loans may not result in a lower credit rating; and (c) the characteristics of the additional loans must be substantially similar to those of the loans described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional loans must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the seller.

          The Underwriter Exemptions extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided any swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Securities of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the security.

          The rating of a security may change. If a class of securities no longer has a required rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it.) A security that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of PTCE 95-60 are met. If the ratings decline below one of the four highest generic rating categories from S&P, Moody's or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the securities and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

          The prospectus supplement for each series of securities will indicate the classes of securities offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

          Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

          The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.


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

                                LEGAL INVESTMENT

          The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

          SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (regardless of whether the class of securities under consideration for purchase constitutes a "mortgage related security").

          All depository institutions considering an investment in the securities (regardless of whether the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

          There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

          Securities are being offered hereby in series from time to time (each series evidencing a separate issuing entity) through any of the following methods:

          o by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;


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

          o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

          o by placement directly by the depositor with institutional investors.

          A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

          Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

          In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "RELEVANT MEMBER STATE"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "RELEVANT IMPLEMENTATION DATE") and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

          (a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity that has two or more of (1) an average of at least 250 employees during the last fiscal year; (2) total assets of more than (euro)43,000,000 and (3) an annual net revenue of more than (euro)50,000,000, as shown in its last annual or consolidated financial statements; or

          (c) in any other circumstances that do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of securities to the public" in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.


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

                                  LEGAL MATTERS

          The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin LLP, New York, New York; Heller Ehrman LLP, New York, New York; Mayer, Brown, Rowe & Maw LLP, New York, New York; or Thacher Proffitt & Wood LLP, New York, New York.

                              FINANCIAL INFORMATION

          A new issuing entity will be formed for each series of securities and no issuing entity will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any issuing entity will be included in this prospectus or in the related prospectus supplement.

                                     RATING

          It is a condition to the issuance of the securities of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

          Ratings on mortgage pass-through securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through securities in extreme cases might fail to recoup their underlying investments.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


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                            INDEX OF PRINCIPAL TERMS

                                                                            PAGE
                                                                            ----
1986 Act.........................................................            107
2001 Act.........................................................            100
2003 Act.........................................................            100
Agency Securities................................................             19
Amortizable Bond Premium Regulations.............................            105
Applicable Amount................................................             99
APR..............................................................             24
ARM Loans........................................................            107
Asset Conservation Act...........................................             86
Capitalized Interest Account.....................................             69
CERCLA...........................................................             86
CI...............................................................             50
Class Security Balance...........................................             41
Clearstream, Luxembourg..........................................             50
Code.............................................................         37, 88
Contingent Regulations...........................................             89
Contributions Tax................................................            101
Cooperative......................................................             51
cooperative loans................................................             21
cooperatives.....................................................             21
DBC..............................................................             50
Debt Securities..................................................             89
Deferred Interest................................................            108
Designated Transaction...........................................            118
DOL..............................................................            118
DTC..............................................................             49
Eleventh District................................................             47
ERISA............................................................            117
Euroclear Operator...............................................             51
excess inclusion.................................................             99
excess servicing.................................................            106
Exchange AcT.....................................................             32
FHA..............................................................             21
FHLBSF...........................................................             47
Fitch............................................................            118
foreign person...................................................            112
Garn-St Germain Act..............................................             87
Global Securities................................................             52
Indenture........................................................             39
Insured Expenses.................................................             67
Issuing Entity Assets............................................             19
Legislative History..............................................            107
Liquidated Mortgage..............................................             75
market discount..................................................             92
Master REMIC.....................................................             96
Moody's..........................................................            118
National Cost of Funds Index.....................................             48
New CI...........................................................             50
new partnership..................................................            114
Non-U.S. Person..................................................            109
offshore location................................................            102
OID..............................................................            103
OID Regulations..................................................            107
old partnership..................................................            114
OTS..............................................................             48
Payment Lag Securities...........................................             94
phantom income...................................................             97
Plan.............................................................            117
Plan Assets Regulation...........................................            117
pre-issuance accrued interest....................................             94
Prepayment Assumption............................................            107
Private Mortgage-Backed Securities...............................             19
Prohibited Transactions Tax......................................            100
PTCE.............................................................            117
RCRA.............................................................             87
Regular Interest Securities......................................             89
Regular Securities...............................................             96
Regular Securityholders..........................................             89
Relevant Implementation Date.....................................            122
Relevant Member State............................................            122
Relief Act.......................................................         13, 88
REMIC............................................................             88
REMIC Securities.................................................             96
REMICs...........................................................             96
Residual Certificates............................................             96
Restricted Group.................................................            120
S&P..............................................................            118
SEC..............................................................             20
secured creditor exemption.......................................             86
Securities Act...................................................             32
Security Account.................................................             67
Short-Term Note..................................................            112
Single Family Properties.........................................             22
SMMEA............................................................            121
Stripped ARM Obligations.........................................            108
Stripped Bond Securities.........................................            106
Stripped Coupon Securities.......................................            106
Subsequent Recoveries............................................             95
Subsidiary REMIC.................................................             96
Super-Premium Securities.........................................             90
Terms and Conditions.............................................             51
Title V..........................................................             88
U.S. Person......................................................   55, 102, 109
Underwriter Exemptions...........................................            118
VA...............................................................             21
W-8BEN...........................................................       109, 112
Withholding Agent................................................            112

                 RESIDENTIAL ASSET SECURITIZATION TRUST 2006-R2
                                 ISSUING ENTITY

                                IndyMac MBS, INC.
                                    DEPOSITOR

                        MORGAN STANLEY & CO. INCORPORATED
                               SPONSOR AND SELLER

                                  $187,059,513
                                  (APPROXIMATE)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-R2

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                                 MORGAN STANLEY

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Mortgage Pass-Through Certificates, Series 2006-R2 in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass-Through Certificates, Series 2006-R2 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Mortgage Pass-Through Certificates, Series 2006-R2 will be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

                                OCTOBER 30, 2006